UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MJ HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

nevada	20-8235905
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2580 S. Sorrel St, Las Vegas, NV 89146

(Address of principal executive offices)

(702) 879-4440

(Registrant’s telephone number, including area code)

Law Offices of Byron Thomas

3275 S. Jones Blvd

Las Vegas, NV 89146

(702) 747-3103

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Law Offices of Gary L. Blum

3278 Wilshire Boulevard, Suite 603

Los Angeles, CA 90010

(213) 381-7450

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

Calculation of Registration Fee

Title of Each Class of Securities To Be Registered	Amount to be Registered (1)(4)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common stock, par value $.001 per share	9,537,498 shares	$0.39	$3,719,624	$405.81

(1)

Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average high and low sales price of the Registrant’s common stock as reported by the OTC Markets on September 13, 2021. The shares offered hereunder may be sold by the Selling Shareholders from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices.

(3)	Paid herewith. The fee is calculated by multiplying the aggregate offering amount by 0.0001091 pursuant to Section 6(b) of the Securities Act.

(4)	This Registration Statement covers the resale by our selling shareholders of up to 9,537,498 shares of common stock previously issued to such selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS - SUBJECT TO COMPLETION Dated September 15, 2021

MJ HOLDINGS, INC.

9,537,498

Shares of

Common Stock

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). This prospectus relates to the offering of up to 9,537,498 shares of our common stock, par value $0.001 per share (“Common Stock”) by selling shareholders. This registration statement covers the resale by our selling shareholders of up to 9,537,498 shares of common stock previously issued to such selling shareholders. The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Our Common Stock is subject to quotation on OTCQB Marketplace under the symbol “MJNE.” On September 13, 2021, the last reported sales price for our Common Stock was $0.39 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock. We will not receive proceeds from the sale of shares from the selling shareholders.

The selling shareholders may offer, sell or distribute all or a portion of the shares of common stock registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. There are no underwriting commissions involved in this offering. We have agreed to pay all the costs and expenses of this offering. Selling shareholders will pay no offering expenses. As of the date of this prospectus, our common stock is quoted under the symbol “MJNE.”

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Additionally, our auditor has expressed substantial doubt as to our Company’s ability to continue as a going concern. Our common stock involves a high degree of risk. You should read the “RISK FACTORS” section beginning on page 28 before you decide to purchase any of our Common Stock.

The Company has minimal revenues to date and there can be no assurance that the Company will be successful in furthering its operations and/or revenues. Persons should not invest unless they can afford to lose their entire investment. Investing in our securities involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 28 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 15, 2021.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on behalf of the Selling Shareholders with the United States Securities and Exchange Commission (the “SEC”) to permit the Selling Shareholders to sell the shares described in this prospectus in one or more transactions. The Selling Shareholders and the plan of distribution of the shares being offered by them are described in this prospectus under the headings “Selling Shareholders” and “Plan of Distribution.”

You should rely only on the information contained in this document and any free writing prospectus we provide to you. Neither we nor the Selling Shareholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We and the Selling Shareholders take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Use of Industry and Market Data

This prospectus includes market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management has developed its knowledge of such industries through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Furthermore, internally prepared and third-party market prospective information, in particular, are estimates only and there will usually be differences between the prospective and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. Also, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events including, without limitation, the terms, timing and closing of our proposed acquisitions or our future financial performance. We have attempted to identify forward-looking statements by using terminology such as “anticipates,” “believes,” “expects,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predict,” “should,” “will,” or the negative of these terms or other comparable terminology. These statements are only predictions; uncertainties and other factors may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels or activity, performance, or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Our expectations are as of the date this prospectus is filed, and we do not intend to update any of the forward-looking statements after the date this prospectus is filed to confirm these statements to actual results, unless required by law.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this prospectus identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

Our ability to effectively execute our business plan;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to protect our brands and reputation;

●	Our ability to repay our debts;

●	Our ability to rely on third-party suppliers outside of the United States;

●	Our ability to evaluate and measure our business, prospects and performance metrics;

●	Our ability to compete and succeed in a highly competitive and evolving industry;

●	Our ability to respond and adapt to changes in technology and customer behavior;

●	Risks in connection with completed or potential acquisitions, dispositions and other strategic growth opportunities and initiatives;

●	Risks related to the anticipated timing of the closing of any potential acquisitions;

●	Risks related to the integration with regards to potential or completed acquisitions;

●	Various risks related to health epidemics, pandemics and similar outbreaks, such as the coronavirus disease 2019 (“COVID-19”) pandemic, which may have material adverse effects on our business, financial position, results of operations and/or cash flows; and

●	Our ability to take advantage of opportunities under the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, and the potential impact of the CARES Act on our business, results of operations, financial condition or liquidity.

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness, though we do generally believe the data to be reliable. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including, but not limited to, the possibility that we may fail to preserve our expertise in consumer product development; that existing and potential distribution partners may opt to work with, or favor the products of, competitors if our competitors offer more favorable products or pricing terms; that we may be unable to maintain or grow sources of revenue; that we may be unable maintain profitability; that we may be unable to attract and retain key personnel; or that we may not be able to effectively manage, or to increase, our relationships with customers; and that we may have unexpected increases in costs and expenses. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider prior to investing. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include in this prospectus, especially the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” If you invest in our securities, you are assuming a high degree of risk.

Unless we have indicated otherwise or the context otherwise requires, references in the prospectus to “MJ Holdings,” the “Company,” “we,” “us” and “our” or similar terms are to MJ Holdings, Inc.

DESCRIPTION OF BUSINESS

Company Overview

MJ Holdings, Inc. (OTCQB: MJNE) is a highly-diversified cannabis holding company providing cultivation management, asset and infrastructure development – currently concentrated in the Las Vegas market. It is the Company’s intention to grow its business and provide a 360-degree spectrum of infrastructure, including, cannabis cultivation, production of cannabis related products, management services, dispensaries and consulting services. The Company intends to grow its business through joint ventures with existing companies possessing complementary subject matter expertise, acquisition of existing companies and through the development of new opportunities. The Company intends to “prove the concept” profitably in the rapidly expanding Las Vegas market and then use that anticipated success as a template for replicating the concept in other developing states through a combination of strategic partnerships, acquisitions and opening new operations.

Current Initiatives include:

●	a three-acre, hybrid, outdoor, marijuana-cultivation facility (the “Cultivation Facility”) located in the Amargosa Valley of Nevada. The Company has the contractual right to manage and cultivate marijuana on this property until 2026, for which it will receive eighty-five percent (85%) of the net revenues realized from its management of this facility. The licensed facility is owned by Acres Cultivation, LLC, a wholly owned subsidiary of Curaleaf Holdings, Inc. The Company completed its second harvest on this property in November of 2019 and had anticipated generating revenue from this harvest until late Q4 of 2020. The impact of COVID-19 greatly impacted the continuing sale of inventory from this harvest. In April of this year, the Company planted a one acre auto-flower crop, which it began harvesting in late June of 2020 and completed in January of 2021. On January 21, 2021, the Company received a Notice of Termination, effective immediately, from Acres Cultivation, LLC. The Company does not anticipate that it will generate any further revenue under the Acres relationship.

●	260 acres of farmland for the purpose of cultivating additional marijuana (the “260 Acres”) purchased in January of 2019. The Company intends to utilize the state-of-the-art Cravo® cultivation system for growing an additional five acres of marijuana on this property, that is contiguous to the three-acre property that it manages in Amargosa. The Cravo® system will allow multiple harvests per year and should result in higher annual yields per acre. The land has more than 180-acre feet of permitted water rights, which will provide more than sufficient water to markedly increase the Company’s marijuana cultivation capabilities. This facility, upon receipt of required funding, is expected to become operational in the summer of 2021. Subsequent to year end, the Company elected to relocate all of its equipment utilized on the Acres lease to its 260 acres adjacent to the Acres lease. The Company will utilize the 260 Acres for its own harvest along with additional harvests under any Cultivation and Sales Agreements.

●	a nearby commercial trailer and RV park (THC Park – Tiny Home Community) was purchased in April of 2019 to supply necessary housing for the Company’s farm employees. After the Company’s 2018 harvest, it came to realize that it would need to find a more efficient method of housing and to bring its cultivation team to its facilities. The Company purchased the 50-acre plus THC Park for $600,000 in cash and $50,000 of the Company’s restricted common stock. The Company has elected to reinitiate renovations and/or additions at its Tiny Home Community so that workers on the 260 Acres will be afforded housing.

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●	an agreement to acquire an additional cultivation license and production license, both currently located in Nye County Nevada. On February 5, 2021, the Company (the “Purchaser”) executed a Membership Interest Purchase Agreement (“MIPA3”) with MJ Distributing, Inc. (the “Seller”) to acquire all of the outstanding membership interests of MJ Distributing C202, LLC and MJ Distributing P133, LLC, each the holder of a State of Nevada provisional medical and recreational cultivation license and a provisional medical and recreational production license. In consideration of the sale, transfer, assignment and delivery of the Membership Interests to Purchaser, and the covenants made by Seller under the MIPA3, Purchaser agrees to pay a combination of cash, promissory notes, and stock in the amount of One-Million-Two-Hundred-Fifty Thousand Dollars ($1,250,000.00) in cash and/or promissory notes and 200,000 shares of the Company’s restricted common stock, all of which constitutes the consideration agreed to herein for (the “Purchase Price”), payable as follows: (i) a non-refundable down payment in the amount of $300,000 was made on January 15, 2021, (ii) the second payment in the amount of $200,000 was made on February 5, 2021, (iii) a deposit in the amount of $310,000 was paid on February 22, 2021 ($210,000 was a pre-payment against the June 12, 2021 payment due under the MIPA3), (iv) $200,000 was deposited on June 24, 2021, and (v) $250,000 shall be deposited within five (5) business days after the Nevada Cannabis Compliance Board (“CCB”) provides notice on its agenda that the Licenses are set for hearing to approve the transfer of ownership from the Seller to the Purchaser.

●	indoor cultivation facility build-out in the city of Las Vegas (the “Indoor Facility”). Through its subsidiary, Red Earth, LLC, the Company holds a Medical Marijuana Establishment Registration Certificate, Application No. C012. In August of 2019, the Company entered into a Membership Interest Purchase Agreement (the “Agreement”) with Element NV, LLC (“Element”), to sell a 49% interest in the license. Under the terms of the Agreement, Element was required to invest more than $3,500,000 into this Indoor Facility. Element paid the monthly rent on the facility from December 2019 through March 2020 but failed to make any additional payments. On June 11, 2020, the Company entered into the First Amendment (“First Amendment”) to the Agreement. Under the terms of the First Amendment, the Closing Purchase Price was adjusted to $441,000, and Element was required to make a capital contribution (the “Initial Contribution Payment”) to the Target Company in the amount of $120,000 and was required to make an additional cash contribution (the Final Contribution Payment”) in the amount of $240,000. Due to the ongoing impact of COVID-19 on the Company’s respective business operations, the Company has not been able to pay the monthly rent. As of the date of this filing, the Company is in active negotiations with the landlord to find an acceptable resolution regarding the payment of past due rent. The Company has terminated its discussions with Element regarding its past due payments and has elected to place the Certificate up for sale.

Acquisition of Cultivation and Production licenses

On February 5, 2021 (the “Effective Date”), the Company (as “Purchaser”) entered into a Membership Interest Purchase Agreement of MJ Distributing C202, LLC (hereinafter “C202”) and MJ Distributing P133, LLC (hereinafter “P133”)(hereinafter, the “MIPA3”) with MJ Distributing, Inc., a Nevada corporation (the “Seller”), Mark Zobrist, an individual resident of the State of Nevada (“Zobrist”), and John Goss, an individual resident of the State of Nevada (“Goss”, and collectively, with Zobrist, “Owners”).

Under the terms of the MIPA3, the Purchaser has agreed to acquire all of the issued and outstanding Membership Interests of C202 and P133 that are each a holder of certain cultivation and production certificates: (i) medical marijuana registration certificate for Cultivation (C202 – Cert. No. 48306359790925315497)(the “Medical Cultivation Certificate”), (ii) Recreational Use marijuana facility license and certificate for Cultivation (RC202 – cert. # 43160131583347244176)(the “Recreational Cultivation Certificate”), (iii) medical marijuana registration certificate for Production (P133 – Cert. No. 08705048067480042809)(the “Medical Production Certificate”), and (iv) Recreational Use marijuana facility license and certificate for Production (RP133 – cert. #07793712489874595708)(the “Recreational Production Certificate”).

In consideration of the sale, transfer, assignment and delivery of the Membership Interests to Purchaser, and the covenants made by Seller under the Agreement, Purchaser agrees to pay a combination of cash, promissory notes, and stock as consideration in the amount of One-Million-Two-Hundred-Fifty Thousand Dollars ($1,250,000.00) in cash and/or promissory notes and 200,000 shares of MJ Holdings, Inc. restricted common stock, all of which constitutes the consideration agreed to herein for (the “Purchase Price”), payable as follows: (i) a non-refundable down payment in the amount of $300,000 was made on January 15, 2021, (ii) the second payment in the amount of $200,000 was made on February 5, 2021, (iii) a deposit in the amount of $310,000 was paid on February 22, 2021 ($210,000 was a pre-payment against the June 12, 2021 payment due under the MIPA3), (iv) $200,000 was deposited on June 24, 2021, and (v) $250,000 shall be deposited within five (5) business days after the Nevada Cannabis Compliance Board (“CCB”) provides notice on its agenda that the Licenses are set for hearing to approve the transfer of ownership from the Seller to the Purchaser.

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The closing of the Contemplated Transactions (the “Closing”) shall take place as soon as practicable, but no later than five (5) Business Days after the satisfaction or waiver of each of the conditions set forth in the MIPA3, inclusive of the Purchaser having obtained Ownership Approval. The transactions contemplated by this MIPA3 require privilege licensing and approvals by certain regulatory authorities (“Regulatory Authorities”) including, without limitation, the CCB and Nye County, Nevada (collectively “Ownership Approval”). Purchaser and Seller shall submit applications for the Ownership Approval within fifteen (15) days of the Effective Date.

Cultivation and Sales Agreements

MKC Development Group, LLC Agreement

On January 22, 2021 (the “effective Date”), MJ Holdings, Inc. (“MJNE”) entered into a Cultivation and Sales Agreement (the “Agreement”) with MKC Development Group, LLC (the “Company”). Under the terms of the Agreement, MJNE shall retain the Company to provide oversight and management of MJNE’s cultivation and sale of products at MJNE’s Amargosa Valley, NV farm. The Agreement shall commence on the Effective Date, continue for a period of ten (10) years and automatically renew for a period of five (5) years.

As deposits, security and royalty, the Company shall pay to MJNE:

(i)	a $600,000 non-refundable deposit upon execution of the Agreement;
(ii)	a security deposit of $10,000 to be applied against the last month’s obligations and a $10,000 payment to be applied against the first month’s rent;
(iii)	$10,000 on the first of each month for security and compliance;
(iv)	a royalty of 10% of gross revenue less applicable taxes (hereinafter “Net Sales Revenue”) on all sales of product by the Company; and
(v)	the Company shall, after the first two (2) years from execution of the Agreement, be responsible to pay to MJNE a minimum royalty of $83,000.00 per month.

As compensation, MJNE shall pay to the Company:

(i)	90% of Net Sales Revenue to the Company as the Management Fee.

The transaction closed on January 27, 2021.

Natural Green, LLC Agreement

On March 26, 2021 (the “effective Date”), MJ Holdings, Inc. (“MJNE”) entered into a Cultivation and Sales Agreement (the “Agreement”) with Natural Green, LLC (the “Company”). Under the terms of the Agreement, MJNE shall retain the Company to provide oversight and management of MJNE’s cultivation and sale of products at MJNE’s Amargosa Valley, NV farm. The Agreement shall commence on the Effective Date, continue for a period of ten (10) years and automatically renew for a period of five (5) years. The Company shall be responsible for compliance, standard of care, packaging, insurance, labor matters, policies and procedures, testing, record keeping, security and marketing.

As deposits, security and royalty, the Company shall pay to MJNE:

(i)	a $500,000 Product Royalty deposit to be applied to the first Product Royalty or Product Royalties;
(ii)	a deposit of $20,000 to be applied against the first and last month’s Security and Compliance fee;
(iii)	$10,000 on the first of each month for Security and Compliance;
(iv)	a royalty of 10% of gross revenue less applicable taxes (hereinafter “Net Sales Revenue”) on all sales of product by the Company; and
(v)	the Company shall, after the first two (2) years from execution of the Agreement, be responsible to pay to MJNE a minimum royalty of $50,000.00 per month.

As compensation, MJNE shall pay to the Company:

(i)	90% of Net Sales Revenue to the Company as the Management Fee.

On March 26, 2021, MJNE and the Company entered into an Amendment to the Agreement whereby MJNE waived the Company’s requirement to obtain liability insurance and required the Company to pay MJNE $40,000 for capital expenditures costs. The transaction closed on April 7, 2021.

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Green Grow Investments Agreement

On May 7, 2021 (the “Effective Date”), MJ Holdings, Inc. (“MJNE”) entered into a Cultivation and Sales Agreement (the “Agreement”) with Green Grow Investments Corporation (the “Company”). Under the terms of the Agreement, MJNE shall retain the Company to provide oversight and management of MJNE’s cultivation and sale of products at MJNE’s Amargosa Valley, NV farm. The Agreement shall commence on the Effective Date, continue for a period of ten (10) years and automatically renew for a period of five (5) years. The Company shall be responsible for compliance, standard of care, packaging, insurance, labor matters, policies and procedures, testing, record keeping, security and marketing.

As deposits, security and royalty, the Company shall pay to MJNE:

(i)	a $600,000 Product Royalty of which $50,000 is due upon signing, $150,000 upon MJNE obtaining the licenses from MJ Distributing, Inc. and affiliates and $200,000 for each of the first and second years’ harvests;
(ii)	a deposit of $20,000 to be applied against the first and last month’s Security and Compliance fee;
(iii)	$10,000 on the first of each month for Security and Compliance;
(iv)	a royalty of 10% of gross revenue less applicable taxes (hereinafter “Net Sales Revenue”) on all sales of product by the Company; and
(v)	the Company shall, after the first two (2) years from execution of the Agreement, be responsible to pay to MJNE a minimum royalty of $50,000.00 per month.

As compensation, MJNE shall pay to the Company:

(i)	a Management Fee that is based upon the net sales price (after taxes) and further subject to all contractual expenses.

RK Grow, LLC Agreement

On June 22, 2021 (the “Effective Date”), MJ Holdings, Inc. (“MJNE”) entered into a Cultivation and Sales Agreement (the “Agreement”) with RK Grow, LLC (the “Company”). Under the terms of the Agreement, MJNE shall retain the Company to provide oversight and management of MJNE’s cultivation and sale of products at MJNE’s Amargosa Valley, NV farm. The Agreement shall commence on the Effective Date, continue for a period of fifteen (15) years and automatically renew for one fifteen (15) year period. The Company shall be responsible for compliance, standard of care, packaging, insurance, labor matters, policies and procedures, testing, record keeping, security and marketing. The Agreement is for a designated 40 acres for cultivation.

As deposits, security and royalty, the Company shall pay to MJNE:

(i)	a Product Royalty Deposit of $3,000,000.00 to be applied to the first Product Royalty or Product Royalties;
(ii)	a deposit of $20,000 to be applied against the first and last month’s Security and Compliance fee;
(iii)	$10,000 on the first of each month for Security and Compliance;
(iv)	a royalty of 10% of gross revenue less applicable taxes (hereinafter “Net Sales Revenue”) on all sales of product by the Company;
(v)	Minimum Monthly Product Royalty: Minimum Monthly Product Royalty (MMPR) shall be calculated on a per annum basis. Therefore, Company will have satisfied all MMPR obligations for the year upon remitting $1,080,000.00 to MJNE; and
(vi)	MJNE agrees to provide access to water for the Designated Acreage without charge to the Company. However, Company will be responsible for any construction required to have the water actually delivered to its Designated Acreage from the source.

As compensation, MJNE shall pay to the Company:

(i)	a Management Fee that is based upon the net sales price (after taxes) and further subject to all contractual expenses.

The Company may also continue to seek to identify potential acquisitions of revenue producing assets and licenses within legalized cannabis markets that can maximize shareholder value.

The Company may face substantial competition in the operation of cultivation facilities in Nevada. Numerous other companies have also been granted cultivation licenses, and, therefore, the Company anticipates that it will face competition from these other companies. The Company’s management team has experience in successfully developing, implementing, and operating marijuana cultivation and related businesses in other legal cannabis markets. The Company believes its experience in outdoor cultivation provides it with a distinct competitive advantage over its competitors, and it will continue to focus on this area of its operations. The Company still faces challenges engaging and retaining senior managers.

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COVID-19

The novel coronavirus commonly referred to as “COVID-19” was identified in December 2019 in Wuhan, China. On January 30, 2020, the World Health Organization declared the outbreak a global health emergency, and on March 11, 2020, the spread of COVID-19 was declared a pandemic by the World Health Organization. On March 13, 2020, the spread of COVID-19 was declared a national emergency by former President Donald Trump. The outbreak has spread throughout Europe, the Middle East and North America, causing companies and various international jurisdictions to impose restrictions such as quarantines, business closures and travel restrictions. While these effects are expected to be temporary, the duration of the business disruptions internationally and related financial impact cannot be reasonably estimated at this time. The rapid development of the COVID-19 pandemic and the measures being taken by governments and private parties to respond to it are extremely fluid. While the Company has continuously sought to assess the potential impact of the pandemic on its financial and operating results, any assessment is subject to extreme uncertainty as to probability, severity and duration of the pandemic as reflected by infection rates at local, state, and regional levels. The Company has attempted to assess the impact of the pandemic by identifying risks in the following principal areas:

● Mandatory Closures. In response to the pandemic, many states and localities implemented mandatory closures of, or limitations to, businesses to prevent the spread of COVID-19; this impacted the Company’s operations. More recently, the mandatory closures that impacted the Company’s operations were lifted and the Company resumed full operations, albeit subject to various COVID-19 related precautions and changes in local infection rates. The Company’s ability to generate revenue would be materially impacted by any future shut down of its operations.

● Customer Impact. While the Company has not experienced an overall downturn in demand for its products in connection with the pandemic, if its customers become ill with COVID-19, are forced to quarantine, decide to self-quarantine or not to visit stores where its products may be sold or distribution points to observe “social distancing”, it may have material negative impact on demand for its products while the pandemic continues. While the Company has implemented measures, to reduce infection risk to its customers, regulators may not permit such measures, or such measures may not prevent a reduction in demand.

● Supply Chain Disruption. The Company relies on third party suppliers for equipment and services to produce its products and keep its operations going. If its suppliers are unable to continue operating due to mandatory closures or other effects of the pandemic, it may negatively impact its own ability to continue operating. At this time, the Company has not experienced any failure to secure critical supplies or services. However, disruptions in the Company’s supply chain may affect its ability to continue certain aspects of the Company’s operations or may significantly increase the cost of operating its business and significantly reduce its margins.

● Staffing Disruption. The Company is, for the time being, implementing among its staff where feasible “social distancing” measures recommended by such bodies as the Centers for Disease Control (CDC), the Presidential Administration, as well as state and local governments. The Company has cancelled non-essential travel by employees, implemented remote meetings where possible, and permitted all staff who can work remotely to do so. For those whose duties require them to work on-site, measures have been implemented to reduce infection risk, such as reducing contact with customers, mandating additional cleaning of workspaces and hand disinfection, providing masks and gloves to certain personnel, and contact tracing following reports of employee infection. Nevertheless, despite such measures, the Company may find it difficult to ensure that its operations remain staffed due to employees falling ill with COVID-19, becoming subject to quarantine, or deciding not to come to come to work on their own volition to avoid infection. At certain locations, the Company has experienced increased absenteeism due to increased COVID-19 infection rates in certain locales. If such absenteeism increases, the Company may not be able, including through replacement and temporary staff, to continue to operate at desired levels in some or all locations.

● Regulatory Backlog. Regulatory authorities, including those that oversee the cannabis industry on the state level, are heavily occupied with their response to the pandemic. These regulators as well as other executive and legislative bodies in the states in which the Company operates may not be able to provide the level of support and attention to day-to-day regulatory functions as well as to needed regulatory development and reform that they would otherwise have provided. Such regulatory backlog may materially hinder the development of the Company’s business by delaying such activities as product launches, facility openings and approval of business acquisitions, thus materially impeding development of its business. The Company is actively addressing the risk to business continuity represented by each of the above factors through the implementation of a broad range of measures throughout its structure and is reassessing its response to the COVID-19 pandemic on an ongoing basis. The above risks individually or collectively may have a material impact on the Company’s ability to generate revenue. Implementing measures to remediate the risks identified above may materially increase the Company’s costs of doing business, reduce its margins and potentially result in losses. While the Company has not to date experienced any overall material negative impact on its operations or financial results related to the impact of the pandemic, so long as the pandemic and measures taken in response to the pandemic are not abated, substantial risk of such impact remains, which could negatively impact the Company’s ability to generate revenue and/or profits, raise capital and complete its development plans.

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● Limited availability of vaccine. On December 11, 2020, the federal Food and Drug Administration (FDA) issued an emergency use authorization (EUA) for the Pfizer BioN-Tech COVID-19 vaccine, the first such approval. Additional EUAs were issued on December 18, 2020 for a vaccine created by Moderna, and on February 27, 2021 for a vaccine created by Janssen Biotech (a Johnson & Johnson affiliate). As of April 4, 2021, the CDC reports that approximately 168 million doses of the various vaccines have been administered in the U.S., although both the Pfizer and Moderna vaccines require the administration of two doses for full effectiveness. On March 2, 2021, President Biden stated that the U.S. will have sufficient vaccine supply for all adults by the end of May 2021. Actual delivery of the vaccines to individuals, however, is controlled by state and local governments using various prioritization criteria and states continue to impose activity limitations and other precautions on businesses during this period until the vaccine is widely disseminated. In addition, there can be no assurance of when the Company’s employees in any particular jurisdiction will be able to access the vaccine. Moreover, there can be no assurance that all employees will choose to avail themselves of the vaccine or, if so, when they will choose to do so. The same applies to the Company’s, customers, regulators, and suppliers. Consequently, the COVID-19 risk factors described above continue to be applicable.

Corporate History

The Company was incorporated on November 17, 2006, as Securitas EDGAR Filings, Inc. under the laws of the State of Nevada. Prior to the formation of Securitas EDGAR Filings Inc., the business was operated as Xpedient EDGAR Filings, LLC, a Florida Limited Liability Company, formed on October 31, 2005. On November 21, 2005, Xpedient EDGAR Filings LLC amended its Articles of Organization to change its name to Securitas EDGAR Filings, LLC. On January 21, 2009, Securitas EDGAR Filings LLC merged into Securitas EDGAR Filings, Inc., a Nevada corporation. On February 14, 2014, the Company amended and restated its Articles of Incorporation and changed its name to MJ Holdings, Inc.

On November 22, 2016, in connection with a plan to divest the Company of its real estate business, the Company submitted to its stockholders an offer to exchange (the “Exchange Offer”) its common stock for shares in MJ Real Estate Partners, LLC, (“MJRE”) a newly formed LLC formed for the sole purpose of effecting the Exchange Offer. On January 10, 2017, the Company accepted for exchange 1,800,000 shares of its Common Stock in exchange for 1,800,000 shares of MJRE’s common units, representing membership interests in MJRE. Effective February 1, 2017, the Company transferred its ownership interests in the real estate properties and its subsidiaries, through which the Company held ownership of the real estate properties, to MJRE. MJRE also assumed the senior notes and any and all obligations associated with the real estate properties and business, effective February 1, 2017.

Acquisition of Red Earth

On December 15, 2017, the Company acquired all of the issued and outstanding membership interests of Red Earth, LLC, a Nevada limited liability company (“Red Earth”) established in October 2016, in exchange for 52,732,969 shares of its Common Stock and a promissory note in the amount of $900,000. The acquisition was accounted for as a “Reverse Merger”, whereby Red Earth was considered the accounting acquirer and became its wholly owned subsidiary. Upon the consummation of the acquisition, the now former members of Red Earth became the beneficial owners of approximately 88% of the Company’s Common Stock, obtained controlling interest of the Company, and retained certain of its key management positions. In accordance with the accounting treatment for a “reverse merger” or a “reverse acquisition”, the Company’s historical financial statements prior to the reverse merger will be replaced with the historical financial statements of Red Earth prior to the reverse merger in all future filings with the SEC. Red Earth is the holder of a Nevada Marijuana Establishment Certificate for the cultivation of marijuana.

On July 27, 2021, the Subsidiary entered into a Stipulation and Order for Settlement of Disciplinary Action (the “Stipulation Order”) with the CCB. Under the terms of the Stipulation Order, the Subsidiary agreed to present to the CCB, by not later than August 31, 2021, a plan (the “Plan”) pursuant to which the ownership of the Subsidiary will be returned to the original owners. The Company presented the Plan to the CCB on August 31, 2021, and the Plan was subsequently approved by the CCB. The Parties to the Stipulation Order resolved the matter without the necessity of taking formal action. In addition, the Subsidiary agreed to pay a civil penalty of $10,000, which was paid on July 29, 2021.

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The consolidated financial statements after completion of the reverse merger included: the assets, liabilities, and results of operations of the combined company from and after the closing date of the reverse merger, with only certain aspects of pre-consummation stockholders’ equity remaining in the consolidated financial statements. In February of 2019, the Company repurchased, from the Company’s largest shareholder, 20,000,000 of the 26,366,484 shares of common stock that this shareholder originally received in connection with the Reverse Merger - for a total purchase price of $20,000.

Our Business History

In April 2018, the Company entered into a management agreement with Acres Cultivation, LLC, a Nevada limited liability company (the “Licensed Operator”) that holds a license for the legal cultivation of marijuana for sale under the laws of the State of Nevada. In January of 2019, the Company entered into a revised agreement, which replaced the April 2018 agreement, with the Licensed Operator in order to be more stringently aligned with Nevada marijuana laws. The material terms of the agreement remain unchanged. The Licensed Operator is contractually obligated to pay over to the Company sixty percent (60%) of the net revenues realized from its management of this facility and twenty-five percent (25%) of the net revenues from equipment rental. The agreement is to remain in force until April 2026. In April 2019, the Licensed Operator was acquired by Curaleaf Holdings, Inc., a publicly traded Canadian cannabis company. The acquisition was subject to all of the contractual obligations between the Company and the Licensed Operator. On January 21, 2021, Acres terminated the agreement.

In April 2018, the State of Nevada finalized and approved the transfer of provisional Medical Marijuana Establishment Registration Certificate No. 012 (the “Certificate”) from Acres Medical, LLC (“Acres”) to the Company’s wholly owned subsidiary, Red Earth, LLC (“Red Earth”). HDGLV, LLC (“HDGLV”), a wholly owned subsidiary of Red Earth, holds a triple-net leasehold interest in a 17,298 square-foot commercial building located on Western Avenue in the city of Las Vegas, which will be home to the Company’s indoor cultivation facility (the “Western Facility”). The initial term of the lease is for a period of ten years with two additional five-year lease options. HDGLV also possesses an option to purchase the building for $2,607,880 which is exercisable between months 25 and 60 of the initial term of the lease. In August of 2018, the Company received final approval from the State of Nevada, Department of Taxation, to commence cultivation activities with respect to the Certificate. Contemporaneously therewith, Red Earth was issued a Business License by the city of Las Vegas to operate a marijuana cultivation facility at the Western Facility. In October of 2018, the Company was requested by the city of Las Vegas Department of Building & Safety to make additional modifications to the building, specifically the removal and remediation of all asbestos materials in the building, which was completed in June of 2019 at a cost of approximately $140,000. In July of 2019, the city of Las Vegas asked the Company to amend its Business License and modify its Special Use Permit (“SUP”) to conform with updated marijuana cultivation requirements within the city. A new SUP was granted on October 9, 2019. The Company expects to receive its new business license in Q4 of 2020, which will then allow the Company to commence legal marijuana cultivation activities within the city of Las Vegas. Due to the failure of Element NV, LLC to make the required payments and the impact of the COVID-19 pandemic on the Company’s operations, the Company is eight months in arrears on rent payable on the Western Facility and has received a Notice of Default from the Lessor. As of the date of this filing, the Company is in active negotiations with the landlord to find an acceptable resolution regarding the payment of past due rent. In the event the Company is not able to make payment arrangements, there is the likelihood that the Company’s lease will be terminated.

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On August 13, 2018 (the “Effective Transaction Date”), the Company closed the transaction contemplated by an Exclusive Distribution Agreement (the “Distribution Agreement”). The Agreement is between the Company and Healthier Choices Management Corp., a designer and seller (the “Seller” or “HCMC”) of a series of integrated products, all of which are designed to be utilized to consume cannabis products by vaporizing oil and other related products (the “Goods”). The Company has the exclusive right to distribute the Goods in the territory of Nevada (the “Territory”). The Distribution Agreement further requires the Company to advertise and market the Goods in the Territory. Pursuant to the terms of the Distribution Agreement, the Company purchased certain of the Goods from the Seller and paid the sum of two million dollars ($2,000,000). The funds were transferred to HCMC on the Effective Transaction Date. The Seller has applied for and received patent protection in respect of one of the products. The Distribution Agreement is subject to standard termination provisions; however, the Seller has the option to terminate the Distribution Agreement, on 30 days’ written notice, if the Company fails to purchase a sufficient minimum quantity of Goods from the Seller. The Company has met its obligations for the first year of the Agreement. Thereafter, for each renewal term, the Company’s minimum purchase obligation for the Goods is $500,000, subject to good faith negotiation at the end of each contract year. In connection with the transactions contemplated by the Agreement, the Seller granted to the Company a non-exclusive, non-transferrable, and non-sub licensable fully paid license agreement. The Company and HCMC entered into a Termination and Mutual Release Agreement (the “Termination Agreement”) dated November 15, 2019. Under the terms of the Termination Agreement, HCMC agreed to (i) make an initial purchase from the Company of 500,000 Q-Cups at $0.125 per Q-Cup for an aggregate purchase price of $62,500 (the “Initial Purchase”), and (ii) purchase up to a total of 1,600,000 Q-Cups (inclusive of the Initial Purchase) on an as needed basis at the same price of $0.125 at any time after the Effective Date of the Termination Agreement.

On August 13, 2018, the Company entered into a Stock Exchange Agreement (the “Agreement”) with HCMC to acquire 1,500,000,000 shares of their common stock in exchange for 85,714 shares of the Company’s common stock. The value of the stock exchanged by each party on the date of exchange was $150,000. The number of shares exchanged represents less than a 5% ownership interest for each company, and the shares issued are restricted pursuant to Rule 144 of the Securities Act of 1933 (the “Act”). The Company recorded the 85,714 shares of HCMC common stock as an available for sale security and intends to mark the value to market each reporting period based on the current market value of its held shares in HCMC. As of the transaction date, the price as quoted on the OTC Markets for HCMC common stock was $0.0001 per share.

In August of 2018, the Company executed a letter of intent (“LOI”) for the acquisition of all of the membership units of Farm Road, LLC, a Wyoming limited liability company (“Farm Road”). Farm Road was the owner of five parcels of farmland in the Amargosa Valley of Nevada totaling 260 acres and the concomitant 180 acre-feet of water rights. Pursuant to the terms of a Membership Interest Purchase Agreement (“MIPA”) executed between the Company and Farm Road in November of 2018, the Company was to acquire Farm Road for $1,000,000 on the following terms: a deposit of $50,000 in cash and $50,000 of the Company’s restricted common stock upon execution of the LOI, was to be held in escrow until closing, $150,000 in cash payable at closing and a promissory note bearing 5% simple annual interest (the “Promissory Note”) in the amount of $750,000.00 payable to FR Holdings, LLC (an unrelated third party) (“FRH”) in 36 equal monthly interest only payments of three thousand one hundred twenty five ($3,125.00) dollars commencing on the March 1, 2019. On January 18, 2019, pursuant to the terms of the MIPA, the Company acquired a 100% interest in Farm Road. The terms of the Promissory Note include a balloon payment to be made on January 17, 2022 of any of the then remaining principal balance and accrued interest. The MIPA further provides that FRH shall be entitled to receive a consulting fee of five per cent (5%) of the gross sales from any commercial use of the property up to a maximum of five hundred thousand ($500,000.00) dollars payable to FRH within two years of the January 18, 2019 closing date. The land acquired in Amargosa Valley will be the home of the Company’s Nye County cultivation facility upon closing of the purchase of the cultivation and production certificates in the MIPA3.

In September of 2018, the Company, through its wholly owned subsidiary Red Earth, applied for five Recreational Marijuana Establishment Licenses to operate up to five retail marijuana stores within the state of Nevada. The Company’s goal was to open a store within the city of Las Vegas, as well as additional dispensaries in Washoe County near Lake Tahoe, in North Las Vegas, unincorporated Clark County and Henderson, Nevada. The Company received notice in early December 2018 that none of the submitted applications received sufficiently high enough scores after being graded by the Nevada Department of Taxation (“NVDOT”). In connection with the license applications, the Company entered into a Memorandum of Understanding (“MOU”) with a third party (the “Party”). Pursuant to the terms of the MOU, the Party made payments to the Company totaling $232,500, which was paid during the year ended December 31, 2018. The Party was entitled to receive shares of the Company’s restricted common stock with a fair market value as of the trading day immediately preceding the date the first license application was submitted to NVDOT (September 20, 2018) equal to $232,500. The Company issued 91,177 shares of common stock to the Party in connection with this transaction. Subsequent to December 31, 2018, the Company entered into an agreement with the Party to relieve the Company and the Party of any further obligations under the MOU in exchange for an additional 373,823 shares of the Company’s restricted common stock. The additional shares were issued to the Party on July 19, 2019.

The Company has joined with more than 15 other plaintiffs in an action against the State of Nevada in regard to how the applications were scored and as to why licenses were granted to other applicants in contravention of the guidelines published by the State of Nevada. On August 23, 2019, a Nevada District Court judge issued a preliminary injunction enjoining any of the entities that were granted licenses from opening new dispensaries based upon the failure of NVDOT (the administrative body tasked with adopting and enforcing marijuana regulations within the State of Nevada) to enforce a provision of Ballot Question 2 (“BQ2”), that was approved by Nevada voters in 2016 and adopted by the Nevada legislature and codified as NRS 453D, which legalized the sale and distribution of recreational use marijuana. The law requires that “each prospective owner, officer and board member of a marijuana establishment license applicant” undergo a background check. The judge found that many of the successful license applicants failed to comply with this requirement. On August 29, 2019, the judge modified the ruling and is allowing thirteen of the successful license applicants who the State of Nevada have certified as having complied with the requirements of BQ2 to open new dispensaries as granted in December of 2018. The plaintiffs shall now continue to trial on the merits of the pending litigation against the State of Nevada. In March of 2020, counsel for Red Earth withdrew from its representation of Red Earth. Red Earth is actively trying to retain substitute counsel, which as of the date of this filing Red Earth remains unrepresented in this matter. The trial, which was scheduled to commence in April of 2020, has been postponed by the State of Nevada as part of their implementation measures to stop the spread of COVID-19, as of the date of this filing the trial has not commenced.

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In October of 2018, the Company entered into a Revenue Participation Rights Agreement (the “Agreement”) with Let’s Roll NV, LLC and Blue Sky Companies, LLC (together, the “Subscribers”). Under the terms of the Agreement, the Company transferred its ownership interest in 3.95% of the gross revenue from the “Amargosa Outdoor Grow” to the Subscribers in exchange for $100,000 cash payment and a Subscription Agreement in the amount of $1,142,100. On or before April 30th for the next 8 years (2019-2026), the Company shall calculate the pro rata gross revenue due to the Subscribers with payments being made on or before May 31st of each year. As of the date of this filing, the Subscribers have agreed to forgo any payments required under the Agreement until May of 2021.

In January of 2019, the Company formed Coachill-Inn, LLC (“Coachill-Inn”), a subsidiary of Alternative Hospitality (“AH”), to develop a proposed hotel in Desert Hot Springs, CA. From January through June of 2019, the Company was actively engaged in negotiations with the property owner of the proposed location. In June of 2019, Coachill-Inn executed a purchase and sale agreement with Coachillin’ Holdings, LLC (“CHL”) to acquire a 256,132 sq. ft. parcel of land within a 100-acre industrial cannabis park in Desert Hot Springs, CA (the “Property”) to develop its first hotel project. The purchase price for the property was $5,125,000. CHL was to contribute $3,000,000 toward the purchase price of this property in exchange for a twenty-five percent (25%) ownership interest in Coachill-Inn. AH made an initial non-refundable deposit in the amount of $150,000 toward the purchase of the Property. As of the date of this filing, the Company has terminated its participation in the development due to financing issues. The $150,000 deposit was classified as an impaired asset as of December 31, 2019. Please see Note 7 —Asset Impairment within the Company’s financial statements for the twelve months ended December 31, 2020 for further information.

In February of 2019, the Company’s largest shareholder, Red Dot Development, LLC (“Red Dot”), returned 20,000,000 shares of its common stock for cancellation in exchange for a payment of $20,000, which as of December 31, 2019 has been accrued as a payable by the Company. Beginning in March of 2019, pursuant to the filing of a Form D with the SEC, the Company offered for sale 15,000,000 of these shares at a per share price of $0.50 per share. As of December 31, 2019, the Company sold 12,330,000 shares for total proceeds of $6,165,000.

On February 15, 2019, the Company entered into a Licensing Agreement (the “Agreement”) with Highland Brothers, LLC, (“HB”) an entity controlled by the Company’s former Chief Executive Officer and current director. Under the terms of the Agreement, HB granted the Company an exclusive license to use any and all branding materials of HB including, without limitation, its name, logo, and any and all intellectual property rights. In consideration of the license, the Company agreed to compensate HB seven percent (7%) of the net sales generated by the Company for any products utilizing and/or integrating property rights, brands or logos of HB commencing in 2020. The Agreement has a term of ten (10) years.

On March 8, 2019, the Company entered into a fifteen-year Suite License Agreement (the “Agreement”) with LV Stadium Events Company, LLC (“LV Stadium”) for the lease of a suite within the multipurpose stadium (the “Stadium”) constructed in Clark County, Nevada that is intended to be the home stadium for the Raiders National Football League team. Under the terms of the Agreement, the Company paid the initial deposit of $75,000, the second payment of $150,000 and the final payment on approximately October 15, 2020. Commencing with year 6 of the Term, the License Fee for each year of the Term shall be increased by an amount not to exceed three percent (3%) of the License Fee payable for the immediately preceding year. On October 16, 2020, LV Stadium, informed the Company that it would extend the term of the lease agreement by one (1) year, waive all unfulfilled payment obligations for the 2020 season and credit all prepaid sums for the 2020 season towards amounts that would be owed for the 2021 season.

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In April of 2019, Roger Bloss was appointed to the Board of Directors of the Company.

In April of 2019, the Company executed a Membership Interest Purchase Agreement (the “MIPA”) to acquire all of the membership interests in two Nevada limited liability companies that are each the holder of a State of Nevada marijuana license. Marijuana Establishment Registration Certificate, Application No. C202 and Marijuana Establishment Registration Certificate, Application No. P133 (collectively the “Certificates”). The terms of the MIPA required the Company to purchase the licenses for the total sum of $1,250,000 each - $750,000 in cash per license and $500,000 of the Company’s restricted common stock per license. The terms of the MIPA provide for a $250,000 non-refundable down payment and include a short term note in the amount of $500,000 carrying an annual interest rate of two percent (2%) that was due and payable on or before October 18, 2019. On October 17, 2019, the State of Nevada’s Governor issued an executive order restricting the transfer of all Nevada marijuana licenses (the “Moratorium”). As of the date of this filing, the Company has made deposits totaling $550,000 and has reduced the principal of the aforementioned note to $250,000. It is expected that the Company will receive all of the necessary regulatory approvals during the fourth quarter of 2020. The Company is required to issue $1,000,000 of shares of its restricted common stock in fulfillment of its obligations in the MIPA. As of the date of this filing, these shares have not been issued and the parties are renegotiating the pricing of these shares to more accurately reflect the anticipated value at closing. The Company also executed a $750,000 long term note (the “LT Note”) in favor of the current license holders that becomes due and payable upon the earliest of a) six months after the transfer of the Certificates to the Company, or b) six months after the production/cultivation is declared fully operational by the applicable regulatory agencies, or c) March 10, 2020. On February 19, 2020, the Company was put on notice by the Seller that it is in default under the terms of the MIPA, however, the parties are continuing to act in good faith towards a mutually satisfactory resolution. The LT Note carries an 8% annual interest rate and there is no penalty for any prepayment. Additionally, the Sellers shall receive, at closing, warrants to purchase up to 1,500,000 additional shares of the Company’s common stock; 1,000,000 warrants shall be exercisable for a period of three years from the closing date at an exercise price of $2.00 per share and 500,000 warrants shall be exercisable for a period of two years from the closing date at an exercise price of $1.50 per share (collectively the “Warrants”). The LT Note, Warrants and the restricted common shares issued will be held in escrow until the transaction closes. Additionally, pursuant to the terms of the MIPA, the Company was required to enter into a $15,000 per month sub-lease (retroactive to March 1, 2019) for the 10-acre cultivation/production facility located in Pahrump, Nye County, NV and install a mobile production trailer. The Company acquired the production trailer from Solaris Farms, a related party, in April 2020 at a cost of $120,000. It is the intention of the Company, upon receipt of all necessary regulatory approvals, to move the cultivation license and production trailer from its current location to the Company’s 260-acre facility. Please see Note 7 —Asset Impairment within the Company’s financial statements for the twelve months ended December 31, 2020 for further information.

In April of 2019, the Company consummated its purchase of an approximately 50-acre, commercial trailer and RV park (the “Trailer Park”) in close proximity to its Amargosa Valley cultivation facilities. The Trailer Park can accommodate up to 90 trailers and RV’s. There presently are 17 occupied trailers in the Trailer Park, and the Company is making the necessary upgrades to bring additional units to the facility to provide housing for its farm personnel. The Company purchased the Trailer Park for a total of $600,000 in cash and $50,000 of the Company’s restricted common stock, resulting in the issuance of 66,667 shares. The Sellers hold a $250,000 note, bearing interest at six and one-half percent resulting in monthly payments in the amount of $2,178 based upon a 15-year amortization schedule (the “TP Note”). The TP Note requires additional principal reduction payments in the amount of $50,000 on or before April 5, 2020 and April 5, 2021, respectively. As of the date of this filing, the Company has failed to make the required principal reduction payment that was due on April 5, 2020. Additionally, due to the ongoing effects of COVID-19, the Company has been unable to make its monthly payments of $2,178 pursuant to the terms of the TP Note. The Company is in arrears to the holders of the TP Note in the amount of $58,711. The principal and interest payments will be recalculated based on a 15-year a amortization schedule upon each principal reduction payment. A final balloon payment of any and all outstanding principal and accrued interest is due and payable on or before April 5, 2022. There are no prepayment penalties should the Company elect to retire the note prior to its maturity date.

On June 25, 2019, the Company entered into a Series Post Seed Preferred Stock and Series Post Seed Preferred Unit Investment Agreement (the “Agreement”) with Innovation Labs, Ltd. and Innovation Shares, LLC. Under the terms of the Agreement, the Company purchased 238,096 Series Post Seed Preferred Stock Shares and 238,096 Series Post Seed Preferred Units for a purchase price of $250,000. Please see Note 7 —Asset Impairment within the Company’s financial statements for the twelve months ended December 31, 2020 for further information.

On August 28, 2019, the Company entered into a Membership Interest Purchase Agreement (the “Agreement”) with Element NV, LLC, an Ohio limited liability company (the “Buyer”), to sell forty-nine percent (49%) of the membership interests in the Company’s wholly owned subsidiary, Red Earth, LLC (“Red Earth”) for $441,000. The $441,000 was paid to the Company on August 30, 2019. The Agreement required the Buyer to make an additional payment, in the amount of $3,559,000, to be utilized for the improvement and build-out of the Company’s Western Avenue leasehold in Las Vegas, Nevada. The payment was due within ten (10) days of the receipt by Red Earth of a special use permit (“SUP”) from the city of Las Vegas for its Western Avenue cultivation facility. The Company received the SUP on October 9, 2019. The Buyer, in conjunction with the Company, will jointly manage and operate the facility upon completion. The Agreement also requires the Buyer to make a final payment to the Company of $1,000,000 between 90 and 180 days of issuance of the SUP or no later than April 9, 2020. On June 11, 2020, the Company entered into the First Amendment (“First Amendment”) to the Agreement. Under the terms of the First Amendment, the Closing Purchase Price was adjusted to $441,000, the Buyer was required to make a capital contribution (the “Initial Contribution Payment”) to the Target Company in the amount of $120,000 and the Buyer was required to make an additional cash contribution (the Final Contribution Payment”) in the amount of $240,000. As of the date of this filing, the Buyer has failed to make the Final Contribution Payment. The Company is currently in discussions with the Buyer regarding the past due payments. There is no guarantee that the Buyer will agree to remit the required funds to bring them current under the terms of the Agreement. In the event that the Buyer fails to make the required payment, the Company may elect to remit a Notice of Default to the Buyer, terminate the Agreement, fund the development of the facility through additional sources or sale the license.

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On January 22, 2020, the Company’s President, Richard S. Groberg, tendered his resignation to the Company’s Board of Directors (the “Board”). The Board accepted Mr. Groberg’s resignation effective immediately. The Company and Mr. Groberg executed a mutual Separation Agreement. On May 12, 2021, the Company entered into a Cooperation and Release Agreement (the “Agreement”) with Richard S. Groberg and RSG Advisors, LLC. Under the terms of the Agreement, Mr. Groberg agreed to relinquish all common stock of the Company issued to or owned by him and waived any right to any future stock issuances except for 100,000 shares to be retained by Mr. Groberg.

On January 22, 2020 the Board appointed the Company’s Secretary and Chief Administrative Officer, Terrence M. Tierney, JD, age 58, to the additional position of interim President. Mr. Tierney was a consultant to the Company from July 1, 2018 until September 18, 2018 when he was appointed Secretary of the Company. On October 15, 2018, Mr. Tierney became the Chief Administrative Officer of the Company and signed a three-year employment agreement with the Company (which agreement has been previously filed with the SEC) that expires on September 30, 2021. There were no changes to Mr. Tierney’s current employment agreement other than his additional duties as President. Mr. Tierney had day-to-day oversight of the Company’s operations and continue to advise the Board on strategic initiatives and business development.

On February 19, 2020, the Company received a Demand for Payment (the “Demand”) from MJ Distributing (the “Seller”) as it related to the Membership Interest Purchase Agreement of MJ Distributing C 2020, LLC and MJ Distributing P133, LLC, the Amendment to the Membership Interest Purchase Agreement (the “First Amendment) and Amendment No. 2 to the Membership Interest Purchase Agreement (the “Second Amendment”). Under the terms of the Demand, the Company was to make payment in the amount of $261,533 and enter into a Third Amendment to the Membership Interest Purchase Agreement (the “Third Amendment”) on or before March 11, 2020. As of the date of this filing, the Company has failed to make the required payment under the Demand nor has it entered into a Third Amendment.

On February 20, 2020, the Company’s subsidiary, Alternative Hospitality, Inc. (the “Borrower”), issued a Short-Term Promissory Note (the “Note”) to Pyrros One, LLC (the “Holder”), an entity controlled by a relative of a director of the Company, in the amount of $110,405 that matures on February 19, 2021. The Note shall bear interest at a rate of 9% per annum with interest-only payments in the amount of $825 due on or before the twentieth day of each month commencing on April 20, 2020. The Borrower was required to make an interest and principal reduction payment in the amount of $1,233 on or before March 20, 2020. The Holder is granted a security interest in that certain real property located at 1300 S. Jones Blvd, Las Vegas, NV 89146, which is owned by the Borrower.

On March 2, 2020, Mr. Ruhe tendered his resignation to the Company’s Board of Directors (the “Board”). The Board accepted Mr.Ruhe’s resignation effective immediately. Mr. Ruhe also stepped down as an advisor to the Company’s Audit Committee. Additionally, pursuant to the terms of Mr. Ruhe’s employment contract with the Company Mr. Ruhe shall forfeit 11,709 shares of invested common stock previously issued to Mr. Ruhe. The Board has commenced a search to find a suitable individual to replace Mr. Ruhe.

On March 31, 2020, the Company’s subsidiary, Condo Highrise Management, LLC (the “Borrower”), issued a Short-Term Promissory Note (the “Note”) to Pyrros One, LLC (the “Holder”), an entity controlled by a relative of a director of the Company, in the amount of $90,000 that matures on March 30, 2021. The Note shall bear interest at a rate of 9% per annum with interest-only payments in the amount of $675 due on or before the first day of each month commencing on May 1, 2020. The Holder is granted a security interest in that certain real property located at 4295 Hwy 343, Amargosa, NV 89020 which is owned by the Borrower.

On July 22, 2020, the Company entered into a Securities Purchase Agreement (the “Agreement”) with an accredited investor (the “Investor”). Under the terms of the Agreement, the Investor agreed to purchase 4,500,000 shares of the Company’s common stock at $0.088808889 per share for a total purchase price of $400,000. The Investor was also to be issued a warrant granting the Investor the right to acquire 1,000,000 shares of the Company’s common stock at an exercise price of $0.10. The warrant was to be dated August 3, 2020 and have a term of three years. The Investor funded $250,000 of the purchase amount on July 31, 2020. On August 10, the Company returned $125,465 of the funds to the Investor for a net investment of $124,535. The Company issued the Investor 1,402,279 shares of common stock and a warrant granting the Investor the right to purchase 250,000 shares of common stock under the revised terms of the Agreement.

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On August 7, 2020, the Company’s Board of Directors terminated, with cause, the employment of Terrence M. Tierney, JD, effective immediately. At the time of termination, Mr. Tierney served as the Company’s Secretary, Chief Administrative Officer and interim President. Under the terms of Mr. Tierney’s Employment Agreement, the Company shall be under no further obligation to the Executive, except to pay all accrued but unpaid base salary and accrued vacation to the date of termination thereof. Subsequent to Mr. Tierney’s termination, Mr. Tierney filed a lien in Clark County, Nevada in the net amount of $501,085 against the Company’s property located at 1300 S. Jones Blvd, Unit 110, Las Vegas, NV 89146 for unpaid compensation, expense reimbursement, accrued leave, severance pay and penalties. Additionally, on November 6, 2020, Mr. Tierney filed two liens in Nye County, NV in the net amount of $501,085 against the Company’s property located at 4295 Highway 73, Armagosa, NV 89020, also known as the Company’s THC park, and one lien in Nye County, NV in the net amount of $501,085 against the property owned by Acres Cultivation, LLC and the site of the Company’s three (3) acre grow. On March 12, 2021, Mr. Tierney released the lien against the property owned by Acres Cultivation, LLC.

On August 25, 2020, the Company entered into a Consulting Agreement (the “Agreement”) with Sylios Corp (the “Consultant”). Under the terms of the Agreement, the Consultant shall prepare the Company’s filings with the Securities and Exchange Commission (the “SEC”) including its Annual report on Form 10-K and Quarterly Reports on Form 10-Q. The Consultant shall receive $20,000 in cash compensation plus 100,000 shares of the Company’s common stock. The Agreement has a term of six (6) months or until the Company’s Quarterly report for the period ended September 30, 2020 is filed with the SEC.

On September 1, 2020, the Company entered into an Employment Agreement (the “Agreement”) with Paris Balaouras (the “Employee”). Under the terms of the Agreement, the Employee shall serve as the Company’s Chief Cultivation Officer for a term of three (3) years (the “Term”) commencing on September 15, 2020. The Employee shall receive a base salary of $105,000 annually, shall be eligible to receive an annual discretionary bonus during the Term, based on performance criteria determined by the board of directors of the Company in its sole discretion, in amount equal to up to 100% of Employee’s base salary for the then current fiscal year, shall be eligible to receive an annual discretionary stock grant during the Term which shall be vested in equal increments of 1/3rd each over a three year period beginning on the first anniversary of employment, shall be eligible to receive a compensatory stock grant of 667,000 shares for and in consideration of past compensation (approximately $500,000 over the past 2.5 years) foregone by Employee; such grant exercisable at Employee’s option as such time as Employer is profitable at the NOI level on a trailing twelve (12) month basis or upon other commercial reasonable terms as the Board may determine and shall be awarded options to purchase 500,000 shares of the Company’s common stock, exercisable at a price of $.75 per share.

On September 1, 2020, the Company entered into an Employment Agreement (the “Agreement”) with Roger Bloss. Under the terms of the Agreement, the Employee shall serve as the Company’s Interim Chief Executive Officer for a term of six (6) months and the Chief Executive Officer and for an additional two (2) years and six (6) months as the Chief Executive Officer for a total of three (3) years (the “Term”) commencing on September 15, 2020. The Employee shall receive a base salary of $105,000 annually, shall be eligible to receive an annual discretionary bonus during the Term, based on performance criteria determined by the board of directors of the Company in its sole discretion, in amount equal to up to 100% of Employee’s base salary for the then current fiscal year, shall be eligible to receive an annual discretionary stock grant during the Term which shall be vested in equal increments of 1/3rd each over a three year period beginning on the first anniversary of employment and shall be awarded options to purchase 500,000 shares of the Company’s common stock, exercisable at a price of $.75 per share.

On September 1, 2020, the Company entered into an Employment Agreement (the “Agreement”) with Bernard Moyle. Under the terms of the Agreement, the Employee shall serve as the Company’s Secretary/Treasurer for a term of three (3) years (the “Term”) commencing on September 15, 2020. The Employee shall receive a base salary of $60,000 annually, shall be eligible to receive an annual discretionary bonus during the Term, based on performance criteria determined by the board of directors of the Company in its sole discretion, in amount equal to up to 200% of Employee’s base salary for the then current fiscal year, shall, at commencement of the Term receive a grant of stock of 500,000 shares and shall be eligible to receive an annual discretionary stock grant during the Term which shall be vested in equal increments of 1/3rd each over a three year period beginning on the first anniversary of employment and shall be awarded options to purchase 500,000 shares of the Company’s common stock, exercisable at a price of $.75 per share.

On September 15, 2020, the Company entered into a Board of Directors Services Agreement (the “Agreement”) with Messrs. Bloss, Dear and Balaouras (collectively, the “Directors”). Under the terms of the Agreement, each of the Directors shall provide services to the Company as a member of the Board of Directors for a period of not less than one year. Each of the Directors shall receive compensation as follows: (i) Fifteen Thousand and no/100 dollars ($15,000.00), paid in four (4) equal installments on the last calendar day of each quarter, and (ii) Fifteen Thousand (15,000) shares of the Company’s common stock on the last calendar day of each quarter. The Agreement for each of the Directors is effective as of October 1, 2020.

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On October 1, 2020, the Company entered into an Employment Agreement (the “Agreement”) with Jim Kelly. The Agreement became effective as of October 1, 2020. Under the terms of the Agreement, the Employee shall serve as the Company’s Interim Chief Financial Officer for a term of (i) the sooner of six (6) months, or (ii) the completion of all regulatory filings, including but not limited to the Company’s 2019 Annual Report on Form 10-K, the March 31, 2020 Quarterly Report on Form 10-Q, the June 30, 2020 Quarterly Report on Form 10-Q, the September 30, 2020 Quarterly Report on Form 10-Q and all required Current Reports on Form 8-K, with the Securities and Exchange Commission (“SEC”) to bring the Company current with the SEC. The Employee shall receive a base salary of $24,000 annually, shall be eligible to receive an annual discretionary bonus during the Term, based on performance criteria determined by the C-Suite of the Company in its sole discretion, in an amount equal to up to 400% of the Employee’s base salary for the then current fiscal year, and at commencement of the Term the Employee shall receive a grant of stock of 500,000 restricted shares of the Company’s common stock. On March 16, 2021, Mr. Kelly resigned in his position as Interim Chief Financial Officer.

On December 8, 2020, the Company entered into Amendment No. 1 (the “Amendment”) to the Revenue Participation Rights Agreement previously entered into with Blue Sky Companies, LLC and Let’s Roll NV, LLC. Under the terms of the Amendment, the new effective Date of the Agreement shall be revised to the date that the first payment shall be due in 2021 from the 2020 3-acre grow. In addition, (i) the Company’s 2020 obligation under the original Agreement for the 2019 grow is deemed satisfied in full, (ii) on or before April 30, 2027, the Company shall pay a $26,000 exit fee.

On January 12, 2021, the Company completed the sale of its commercial building for $1,627,500. On December 12, 2020, the Company, through its wholly owned subsidiary (Prescott Management, LLC), entered into a sales contract with Helping Hands Support, Inc. for the sale of the Company’s commercial building located at 1300 South Jones Boulevard, Las Vegas, Nevada 89146.

On January 14, 2021, the Company entered into a Debt Conversion and Stock Purchase Agreement (the “Agreement”) with David Dear (the “Investor”), a director of the Company. Under the terms of the Agreement, the Company shall issue 526,316 shares of common stock to the Investor in satisfaction of the $100,000 short term loan made to the Company by the Investor on December 10, 2020. In addition, the Investor elected to purchase an additional 263,148 shares of common stock at a per share price of $0.19 for a total of $50,000.

On January 17, 2021, the Company increased its accounts payable by $500,000 as per the terms of the Note Secured By Deed Of Trust (the “Note”) issued by the Company on January 17, 2019 for the purchase of the 260 acres located in Amargosa Valley, NV. Under the terms of the Note, the Company shall pay to FR Holding, LLC a consulting fee in an amount equal to five percent (5%) of the gross proceeds from any agricultural or other use of the property up to a maximum aggregate of five hundred thousand dollars ($500,000) within two years of the date of the Note. In the event the Company does not utilize the land for any purpose or fails to generate sufficient revenue to fulfill the obligation, the Company shall pay to FR Holding, LLC the sum of $500,000 as liquidated damages. As of the date of this filing, the Company, the Company has generated no revenue on the 260 acres nor has it paid to FR Holding, LLC the $500,000 in liquidated damages.

On January 21, 2021, the Company received a Notice of Termination (the “Notice”), effective immediately, from Acres Cultivation, LLC (“Acres”) on the following three (3) agreements (collectively, herein the “Cooperation Agreement”):

1)	The Cultivation and Sales Agreement entered into by and between MJNE and Acres, dated as of January 1, 2019 (the “Cultivation and Sales Agreement” or “CSA”), pursuant to Sections 5.3, and 16.20 (cross-default);

2)	The Consulting Agreement, by and between Acres and MJNE, made as of January 1, 2019 (the “Consulting Agreement”), pursuant to Sections 10 and 11.10 (cross-default); and

3)	The Equipment Lease Agreement between Acres and MJNE, dated as of January 1, 2019 (the “Equipment Lease Agreement”), pursuant to Sections 8(ii), 8(iv), and 29 (cross-default).

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On April 7, 2021, the Company (the “Holder”) was issued a Convertible Promissory Note (the “Note”) by GeneRx (the “Borrower”), a Delaware corporation, in the amount of $200,000. The Note has a term of one year (April 7, 2022 Maturity Date) and accrues interest at two percent (2%) per annum. The Note is convertible, at the option of the Holder, into shares of common stock of the Borrower at a fixed conversion price of $1.00 per share. Upon an Event of Default, the Conversion Price shall equal the Alternate Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Alternate Conversion Price” shall equal the lesser of (i) 80% multiplied by the average of the three lowest daily volume weighted average prices (“VWAP”) during the previous twenty (20) Trading Days (as defined below) before the Issue Date of this Note (representing a discount rate of 20%) or (ii) 80% multiplied by the Market Price (as defined herein) (representing a discount rate of 20%). “Market Price” means the average of the three lowest daily VWAPs for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty-four percent (24%) per annum from the due date thereof until the same is paid (the “Default Interest”). The Company funded $300,000 on March 15, 2021, $150,000 on April 5, 2021 and $50,000 on April 7, 2021.

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On May 12, 2021, the Company entered into a Cooperation and Release Agreement (the “Agreement”) with Richard S. Groberg and RSG Advisors, LLC. Under the terms of the Agreement, Mr. Groberg agreed to relinquish all common stock of the Company issued to or owned by him and waived any right to any future stock issuances except for 100,000 shares to be retained by Mr. Groberg.

On June 17, 2021, the Company entered into a Consulting Agreement (the “Agreement”) with Wolfpack Consulting, LLC (the “Consultant”). Under the terms of the Agreement, the Consultant shall use its commercially reasonable efforts and adequate business time and attention to identify various properties that may fit into Client’s business model to develop, cultivate, and produce marijuana related products. The Consultant shall receive $25,000 in cash compensation. The Agreement shall begin on the Effective date and end upon the earlier of: (a) the first anniversary of the Effective Date (i.e., one year), or (b) either parties receipt of written notice from the other party of its intent to terminate this Agreement after the expiration of the first anniversary (the “Term”).

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The Company intends to continue to grow its business through the acquisition of existing companies and/or through the development of new opportunities and joint ventures that can maximize shareholder value while providing a 360-degree spectrum of infrastructure (dispensaries), cultivation, production, management, and consulting services in the regulated cannabis industry.

Marijuana Industry Overview

The Company currently operates a marijuana business in the State of Nevada. Although the possession, cultivation and distribution of marijuana is permitted in Nevada, provided compliance with applicable state and local laws, rules, and regulations, marijuana is illegal under federal law. The Company believes it operates its business in compliance with applicable state laws and regulations. Any changes in federal, state, or local law enforcement regarding marijuana may affect its ability to operate its business. Strict enforcement of federal law regarding marijuana would likely result in the inability to proceed with its business plans, could expose the Company to potential criminal liability, and could subject its properties to civil forfeiture. Any changes in banking, insurance, or other business services may also affect the Company’s ability to operate its business.

Marijuana cultivation refers to the planting, tending, improving and harvesting of the flowering plant Cannabis, primarily for the production and consumption of cannabis flowers, often referred to as “buds”. The cultivation techniques for marijuana cultivation differ than for other purposes such as hemp production. Generally, references to marijuana cultivation and production do not include hemp production.

Cannabis belongs to the genus Cannabis in the family Cannabaceae and for the purposes of production and consumption, includes three species, C. sativa (“Sativa”), C. Indica (“Indica”), and C. ruderalis (“Ruderalis”). Sativa and Indica generally grow tall with some varieties reaching approximately 4 meters. The female plants produce flowers rich in tetrahydrocannabinol (“THC”). Ruderalis is a short plant and produces trace amounts of THC but is very rich in cannabidiol (“CBD”), which is an antagonist (inhibits the physiological action) to THC.

As of April 2021, there are a total of 35 states, plus the District of Columbia, with legislation passed as it relates to medicinal cannabis. These state laws are in direct conflict with the United States Federal Controlled Substances Act (21 U.S.C. § 811) (“CSA”), which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I drug, which is viewed as having a high potential for abuse, has no currently accepted use for medical treatment in the U.S., and lacks acceptable safety for use under medical supervision. These 35 states, plus the District of Columbia, have adopted laws that exempt patients who use medicinal cannabis under a physician’s supervision from state criminal penalties. These are collectively referred to as the states that have de-criminalized medicinal cannabis, although there is a subtle difference between de-criminalization and legalization, and each state’s laws are different.

As of April 2021, 16 states and the District of Columbia now allow for the recreational use and possession of small amounts of marijuana and marijuana products. Decriminalization of marijuana varies by state. Decriminalization generally means that violators of local marijuana laws may be subject to civil penalty rather than face criminal prosecution. Fifteen states have decriminalized the possession of small amounts of marijuana but have not legalized possession. In these states decriminalization can mean possession of as little as ten grams of marijuana up to one-hundred grams of marijuana that will not result in any criminal prosecution but may result in civil fines. In three states, Idaho, South Dakota, and Kansas, the cultivation, possession or use of marijuana is strictly prohibited and violators may be subject to criminal prosecution. In Nevada, where the Company is headquartered and has focused most of its activities, legalized marijuana for recreational use was effective as of July 1, 2017, which made it legal for adults over the age of 21 to use marijuana and to possess up to one ounce of marijuana flowers and one-eighth of an ounce of marijuana concentrates. Individuals are also permitted to grow up to six marijuana plants for personal use. In addition, businesses can legally, pursuant to state regulations, cultivate, process, dispense, distribute, and test marijuana products under certain conditions.

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The dichotomy between federal and state laws has limited the access to banking and other financial services by marijuana businesses. Recently the U.S. Department of Justice (the “DOJ”) and the U.S. Department of Treasury issued guidance for banks considering conducting business with marijuana dispensaries in states where those businesses are legal, pursuant to which banks must now file a Marijuana Limited Suspicious Activity Report that states the marijuana business is following the government’s guidelines with regard to revenue that is generated exclusively from legal sales. However, since the same guidance noted that banks could still face prosecution if they provide financial services to marijuana businesses, it has led to the widespread refusal of the banking industry to offer banking services to marijuana businesses operating within state and local laws. In March of this year, U.S. Congressman Ed Perlmutter (D – Colorado) introduced house bill H.R. 1595, known as the Secure and Fair Enforcement (SAFE) Banking Act to allow legally operating cannabis related businesses to utilize traditional banking services without fear of federal agencies taking legal action against the banks or their customers. The SAFE bill has strong bipartisan support in the House of Representatives and many industry observers anticipate it will be ratified within the next year.

The DOJ has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property but has relied on state and local law enforcement to address marijuana activity.

In the event the DOJ reverses its stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and recreational marijuana in small amounts, there may be a direct and adverse impact to the Company’s business and its revenue and profits.

Furthermore, H.R. 83, known as the Rohrabacher-Farr amendment, is a rider to the annual appropriations bill that prohibits the DOJ from using federal funds to prevent certain states, including Nevada and California, from implementing their own laws that authorized the use, distribution, possession, or cultivation of medical marijuana. This prohibition was in place until November 21, 2019.

The Company is monitoring the Biden administration’s, the DOJ’s and Congress’ positions on federal marijuana law and policy. Based on public statements and reports, the Company understands that certain aspects of those laws and policies are currently under review, but no official changes have been announced. It is possible that certain changes to existing laws or policies could have a negative effect on its business and results of operations.

Corporate Entities

MJ Holdings, Inc.	This entity, the Company, serves as a holding company for all of the operating businesses/assets.

Prescott Management, LLC	Prescott Management is a wholly owned subsidiary of the Company that provides day-to-day management and operational oversight to the Company’s operating subsidiaries.

Icon Management, LLC	Icon is a wholly owned subsidiary of the Company that provides Human Resource Management (“HR”) services to the Company. Icon is responsible for all payroll activities and administration of employee benefit plans and programs.

Farm Road, LLC	Farm Road, LLC is a wholly owned subsidiary of the Company that owns 260 acres of farmland in Amargosa, NV. The Company acquired all of the membership interests of Farm Road in January of 2019.

Condo Highrise Management, LLC	Condo Highrise Management is a wholly owned subsidiary of the Company that manages the Company owned Trailer Park in Amargosa, Nevada.

Red Earth Holdings, LLC	Red Earth Holdings, LLC is a wholly owned subsidiary of the Company that will eventually be the holder of the Company’s primary cannabis license assets. As of the date of this report, Red Earth Holdings has no operations and holds no assets.

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Red Earth, LLC

Red Earth, established in 2016, was a wholly owned subsidiary of the Company from December 15, 2017 until August 30, 2019 prior to the Company selling a forty-nine percent (49%) interest in Red Earth to Element NV, LLC, an unrelated third party (See further description of the transaction hereinabove). Red Earth’s assets consist of: (i) a cultivation license to grow marijuana within the city of Las Vegas in the State of Nevada, and (ii) all of the outstanding membership interests in HDGLV, which holds a triple net leasehold interest in a 17,298 square-foot building in Las Vegas, Nevada, which it expects to operate as an indoor marijuana cultivation facility. In July 2018, the Company completed the first phase of construction on this facility, and it received a city of Las Vegas Business License to operate a marijuana cultivation facility. The Company expects to obtain final approval towards perfecting the cultivation license from the State of Nevada regulatory authorities in the fourth quarter of 2021, but it can provide no assurances on the receipt and/or timing of the final approvals.

HDGLV, LLC	HDGLV is a wholly owned subsidiary of Red Earth, LLC and is the holder of a triple net lease on a commercial building in Las Vegas, Nevada which is being developed to house the Company’s indoor grow facility.

Alternative Hospitality, Inc.	Alternative Hospitality is a Nevada corporation formed in November of 2018. MJ Holdings owns fifty-one percent (51%) of the company and the remaining forty-nine percent (49%) is owned by TVK, LLC, a Florida limited liability company.

MJ International Research Company Limited	MJ International is a wholly owned subsidiary of the Company that is headquartered in Dublin, Ireland. MJ International is the sole shareholder of MJ Holdings International Single Member S.A. and Gioura International Single Member Private Company.

Corporate Information

The Company’s corporate headquarters is located at 2580 S. Sorrel St., Las Vegas, NV 89146 and its telephone number is (702) 879-4440. The Company’s website address is: www.mjholdingsinc.com. Information on or accessed through its website is not incorporated into this Form 10-K.

The Company’s Common Stock is not listed on any national stock exchange but is quoted on the OTCQB Marketplace under the symbol “MJNE.”

Licenses:

The Company, through its wholly owned subsidiary Red Earth, LLC, holds a cultivation license to grow marijuana within the City of Las Vegas in the State of Nevada.

On February 5, 2021, the Company (the “Purchaser”) executed a Membership Interest Purchase Agreement (“MIPA3”) with MJ Distributing, Inc. (the “Seller”) to acquire all of the outstanding membership interests of MJ Distributing C202, LLC and MJ Distributing P133, LLC, each the holder of a State of Nevada provisional medical and recreational cultivation license and a provisional medical and recreational production license. At present, the Company is waiting for the Nevada Cannabis Compliance Board (“CCB”) to provide notice that the licenses are set for hearing to approve the transfer of ownership from the Seller to the Purchaser.

Patents/Trademarks:

We currently hold no patents or trademarks.

Research & Development

We had no expenses in Research and Development costs during the six months ended June 30, 2021 or for the years ended December 31, 2020 and 2019.

Compliance Expenses

Our company incurs annual expenses to comply with state corporate governance and business licensing requirements. We estimate these costs to be under $20,000 per year for the establishment of foreign corporations in other states that we plan to operate.

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Principal Products or Services and Markets

The principal markets for the Company’s future and recycling services will comprise property management companies, construction and demolition companies, restaurants and retail stores, industrial and manufacturing businesses, and healthcare.

Seasonality

The Company does not consider its business to be seasonal.

Leases

The Company anticipates its most significant lease obligations will be classified as fixed assets that will be used in the normal course of its business.  Some lease obligations may include renewal or purchase options, escalation clauses, restrictions, penalties or other obligations that we will consider in determining minimum lease payments. The leases will be classified as either operating leases or capital leases, as appropriate.

Governmental Regulation

General

Cannabis is currently a Schedule I controlled substance under the Controlled Substances Act (“CSA”) and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the CSA in those states which have legalized medicinal and/or recreational use of cannabis, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

Notwithstanding the CSA, as of the date of this prospectus, 36 states and the District of Columbia have legalized medical marijuana in some capacity. Additionally, 17 states and the District of Colombia have approved the implementation of legal recreational marijuana use. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level.

In light of such conflict between federal laws and state laws regarding cannabis, the previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. For example, the prior DOJ Deputy Attorney General of the Obama administration, James M. Cole, issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA. In addition, the Financial Crimes Enforcement Network (“FinCEN”) provided guidelines (the “FinCEN Guidelines”) on February 14, 2014, regarding how financial institutions can provide services to cannabis-related businesses consistent with their Bank Secrecy Act obligations (.

During the Trump administration, there had been indications of potential change in cannabis-related policies, including a memo issued by then Attorney General Jeff Sessions in January 2018, although no formal action was ever taken. Although we expect this policy to continue under the Biden administration, there can be no assurance that will be the case. Accordingly, until there are formal changes in Federal cannabis-related enforcement policies, we intend to remain within the guidelines outlined in the Cole Memo and the FinCEN Guidelines where applicable; however, we cannot provide assurance that we are in full compliance with the Cole Memo, the FinCEN Guidelines or any applicable federal laws or regulations.

Cole Memo

Because of the discrepancy between the laws in some states, which permit the distribution and sale of medical and recreational cannabis, from federal law that prohibits any such activities, DOJ Deputy Attorney General James M. Cole issued the Cole Memo concerning cannabis enforcement under the CSA. The Cole Memo guidance applies to all of the DOJ’s federal enforcement activity, including civil enforcement and criminal investigations and prosecutions, concerning cannabis in all states.

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The Cole Memo reiterates Congress’s determination that cannabis is a dangerous drug and that the illegal distribution and sale of cannabis is a serious crime that provides a significant source of revenue to large-scale criminal enterprises, gangs, and cartels. The Cole Memo notes that the DOJ is committed to enforcement of the CSA consistent with those determinations. It also notes that the DOJ is committed to using its investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. In furtherance of those objectives, the Cole Memo provides guidance to DOJ attorneys and law enforcement to focus their enforcement resources on persons or organizations whose conduct interferes with any one or more of the following important priorities (the “Enforcement Priorities”) in preventing:

●	the distribution of cannabis to minors;

●	revenue from the sale of cannabis from going to criminal enterprises, gangs, and cartels;

●	the diversion of cannabis from states where it is legal under state law in some form to other states;

●	state-authorized cannabis activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

●	violence and the use of firearms in the cultivation and distribution of cannabis;

●	drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use;

●	the growing of cannabis on public lands and the attendant public safety and environmental dangers posed by cannabis production on public lands; and

●	cannabis possession or use on federal property.

We intend to conduct rigorous due diligence to verify the legality of all activities that we engage in and ensure that our activities do not interfere with any of the Enforcement Priorities set forth in the Cole Memo.

The Cole Memo is meant only as a guide for United States Attorneys and does not alter in any way the Department of Justice’s authority to enforce Federal law, including Federal laws relating to cannabis, regardless of state law.

Agriculture Improvement Act of 2018

The federal Agricultural Improvement Act of 2018, signed into law on December 20, 2018, along with the Agricultural Act of 2014, the corresponding Consolidated Appropriations Act of 2016 provisions (as extended by resolution into 2018) and related state law, provide for the cultivation, processing, manufacturing and sale of hemp-derived products, as part of agricultural pilot programs and/or state plans adopted by individual states, including Colorado. However, there can be no assurance that new legislation or regulations may be introduced at either the federal and/or state level which, if passed, would impose substantial new regulatory requirements on the manufacture, packaging, labeling, advertising and distribution and sale of hemp-derived products. New legislation or regulations may require the reformulation, elimination or relabeling of certain products to meet new standards and revisions to certain sales and marketing materials and it is possible that the costs of complying with these new regulatory requirements could be material.

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Environmental Regulation

Upon the completion of an acquisition of a waste and recycling service business, the Company will become subject to federal, state or provincial and local environmental, health, safety and transportation laws and regulations. These laws and regulations are administered by the EPA, Environment Canada, and various other federal, state, provincial and local environmental, zoning, transportation, land use, health and safety agencies in the U.S. and Canada. Many of these agencies will examine our subsidiary operations to monitor compliance with these laws and regulations and have the power to enforce compliance, obtain injunctions or impose civil or criminal penalties in case of violations.  Because the primary mission of our business is to collect, manage and recycle waste in an environmentally sound manner, a significant portion of our capital expenditures will be related, either directly or indirectly, to supporting the Company’s subsidiary operations as they relate to compliance with federal, state, provincial and local rules.

Competition

The Company may face substantial competition in the operation of cultivation facilities in Nevada. Numerous other companies have also been granted cultivation licenses, and, therefore, the Company anticipates that it will face competition from these other companies. The Company’s management team has experience in successfully developing, implementing, and operating marijuana cultivation and related businesses in other legal cannabis markets. The Company believes its experience in outdoor cultivation provides it with a distinct competitive advantage over its competitors and it will continue to focus on this area of its operations.

Competitors include private and public companies such as: Acres Cultivation, LLC, 8lFold, The Apothecary Shoppe, Bond Road Cannabis Company, Floravega, Remedy Cultivation and Flower One.

Joint Venture/Acquisition Interest

The Company intends to continue to grow its business through the acquisition of existing companies and/or through the development of new opportunities and joint ventures that can maximize shareholder value while providing a 360-degree spectrum of infrastructure (dispensaries), cultivation, production, management, and consulting services in the regulated cannabis industry.

Employees

As of the date of this Report, we have twelve full-time employees inclusive of a Chief Executive Officer, Chief Financial Officer, Secretary and Chief Cultivation Officer and two part-time employees. We contract all labor for public company governance services, website development, accounting, legal and daily activities outside of management. Please see DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS for additional information.

Report to Shareholders

The public may read and copy these reports, statements, or other information we file at the SEC’s public reference room at 100 F Street, NE., Washington, DC 20549 on official business days during the hours of 10 a.m. to 3 p.m. State that the public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at (http://www.sec.gov).

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Going Concern

The Company has recurring net losses, which have resulted in an accumulated deficit of $13,598,949 as of June 30, 2021. The Company had negative cash flows from operations of $3,849,327 for the six months ended June 30, 2021. These factors raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the financial statements.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights.

Company Information

We are a Nevada for-profit corporation. Our corporate address is 2580 S. Sorrel St, Las Vegas, NV 89146 our telephone number is (702) 879-4440 and our website address is www.mjholdingsinc.com. The information on our website is not a part of this prospectus. The Company’s stock is quoted under the symbol “MJNE” on the OTCQB Marketplace. The Company’s transfer agent is Transhare Corporation whose address is Bayside Center 1, 17755 North US Highway 19, Suite #140, Clearwater, FL 33764 and phone number is (303) 662-1112.

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Smaller Reporting Company

We also qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as a company with a public equity float of less than $75 million. To the extent that we remain a smaller reporting company at such time as we are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings some of which are similar to those of an emerging growth company, including having to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

SUMMARY OF THE OFFERING

Securities offered	Up to 9,537,498 shares of our Common Stock

Offering Amount	$3,719,624

Terms of the Offering	The Selling Shareholders will determine when and how they sell the shares offered in this prospectus, as described in “Plan of Distribution” beginning on page 45.

Use of Proceeds	We are not selling any of the shares of common stock being offered by this prospectus and will receive no proceeds from the sale of the shares by the Selling Shareholders.

Common Stock Issued and Outstanding Before This Offering	71,078,333 (1)

Common Stock Issued and Outstanding After This Offering	71,078,333 (2)

Risk Factors	See “Risk Factors” beginning on page 28 and the other information set forth in this prospectus for a discussion of factors you should consider before deciding to invest in our securities.

Market for Common Stock	Our Common Stock is subject to quotation on the OTCQB Marketplace under the symbol “MJNE.”

Dividends	We have not declared or paid any cash dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Transfer agent and registrar	Transhare Corporation

(1)	The number of shares of our common stock outstanding before this Offering is 71,078,333 as of September 13, 2021.

(2)	Shares of our common stock that will be outstanding after this offering is based on 71,078,333 shares of common stock outstanding as of September 13, 2021, but excludes:

●	1,500,000 shares of common stock issuable upon exercise of the options issued to our Chief Executive Officer, Chief Financial Officer and Chief Cultivation Officer.
●	250,000 shares of common stock issuable upon exercise of the warrant issued in connection with the July 2020 Securities Purchase Agreement.

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SUMMARY FINANCIAL DATA

The following summary of our financial data should be read in conjunction with, and is qualified in its entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, appearing elsewhere in this prospectus.

Statements of Operations Data

	For the six months ended June 30, 2021	For the year-ended December 31, 2020	For the year-ended December 31, 2019
Revenue	$516,381	$822,845	$897,696
Loss from operations	$(4,499,370)	$(3,825,250)	$(7,452,103)
Total other income (expense)	$11,180,381	$(147,878)	$(819,749)
Net income (loss)	$6,404,011	$(3,973,128)	$(8,271,852)

Balance Sheet Data

	As of June 30, 2021	As of December 31, 2020	As of December 31, 2019
Cash	$5,899,684	$117,536	$22,932
Total assets	$13,182,688	$7,490,452	$8,175,755
Total liabilities	$6,738,352	$8,788,580	$6,064,878
Total stockholders’ equity (deficiency)	$6,444,336	$(1,298,128)	$2,110,877

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RISK FACTORS

You should carefully consider the risks, uncertainties and other factors described below, in addition to the other information set forth in this Annual Report on Form 10-K, including our consolidated financial statements and the related notes thereto. Any of these risks, uncertainties and other factors could materially and adversely affect our business, financial condition, results of operations, cash flows, or prospects. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment. An investment in our securities is speculative and involves a high degree of risk. You should not invest in our securities if you cannot bear the economic risk of your investment for an indefinite period of time and cannot afford to lose your entire investment. There may be additional risks that we do not presently know of or that we currently believe are immaterial which could also impair our business and financial position. See also “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to Our Business and Industry

The report of our independent registered public accounting firm that accompanies our audited consolidated financial statements includes a going concern explanatory paragraph in which such firm expressed substantial doubt about our ability to continue as a going concern.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. However, we are a development stage company with current operations established in October 2016. The Company’s primary asset is a Medical Marijuana Establishment Registration Certificate, Application No. C012 (the “License”) issued by the State of Nevada for the cultivation of marijuana. As of June 30, 2021, our accumulated deficit was $13,598,949. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unknown. If we cannot continue as a viable entity, we may be unable to continue our operations and you may lose some or all of your investment in our common stock. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

We have a limited operating history, which may make it difficult for investors to predict future performance based on current operations.

We have a limited operating history upon which investors may base an evaluation of our potential future performance. In particular, we have not proven that we can sell cannabis products in a manner that enables us to be profitable and meet customer requirements, obtain the necessary permits and/or achieve certain milestones to develop our cultivation businesses, enhance our line of cannabis products, develop and maintain relationships with customers and strategic partners, to raise sufficient capital in the public and/or private markets, or respond effectively to competitive pressures. As a result, there can be no assurance that we will be able to develop or maintain consistent revenue sources, or that our operations will be profitable and/or generate positive cash flow.

Any forecasts we make about our operations may prove to be inaccurate. We must, among other things, determine appropriate risks, rewards, and level of investment in our product lines, respond to economic and market variables outside of our control, respond to competitive developments and continue to attract, retain, and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on our business, results of operations, and financial condition. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stage of development. As a result of these risks, challenges, and uncertainties, the value of your investment could be significantly reduced or completely lost.

We will likely need additional capital to sustain our operations and will likely need to seek further financing, which we may not be able to obtain on acceptable terms or at all. If we fail to raise additional capital, as needed, our ability to implement our business model and strategy could be compromised.

As of December 31, 2020, we had limited capital resources and operations. Through that date, our operations had been funded primarily from the proceeds of equity financings. We may require additional capital in the near future to develop business operations at our proposed production facilities in Las Vegas, Nevada, to expand our production of our future franchise production lines, to develop our intellectual property base, and establish our targeted levels of commercial production. We may not be able to obtain additional financing on terms acceptable to us, or at all. In particular, because marijuana is illegal under federal law, we may have difficulty attracting investors.

We have incurred losses in prior periods, and losses in the future could cause the quoted price of our Common Stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

We have incurred losses in prior periods. For the six months ended June 30, 2021, we had net income of $6,404,011 and, as of that date, we had an accumulated deficit of $13,598,949. For the year ended December 31, 2020, we incurred a net loss of $3,973,128 and, as of that date, we had an accumulated deficit of $20,002,960. We had a net loss of $8,271,852 for the year ended December 31, 2019 and, as of that date, we had an accumulated deficit of approximately $16,038,345. Any losses in the future could cause the quoted price of our Common Stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flow.

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Even if we obtain financing for our near-term operations, we expect that we will require additional capital thereafter. Our capital needs will depend on numerous factors including: (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development, and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by our existing stockholders will be reduced and our stockholders may experience significant dilution. In addition, new securities may contain rights, preferences, or privileges that are senior to those of our Common Stock. If we raise additional capital by incurring debt, this will result in increased interest expense. If we raise additional funds through the issuance of securities, market fluctuations in the price of our shares of Common Stock could limit our ability to obtain equity financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to raise capital when needed, our business, financial condition, and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

We face intense competition and many of our competitors have greater resources that may enable them to compete more effectively.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

If we fail to protect our intellectual property, our business could be adversely affected.

Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our intellectual property to distinguish our products from our competitors’ products. We rely on copyrights, trademarks, trade secrets, and confidentiality provisions to establish and protect our intellectual property.

Any infringement or misappropriation of our intellectual property could damage its value and limit our ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time. In addition, our ability to enforce and protect our intellectual property rights may be limited in certain countries outside the United States, which could make it easier for competitors to capture market position in such countries by utilizing technologies that are similar to those developed or licensed by us.

Competitors may also harm our sales by designing products that mirror our products or processes without infringing on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights or prevent other parties from developing similar products or processes or designing around our intellectual property.

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Although we believe that our products and processes do not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur, which could have a material adverse effect on our business.

We are not aware of any infringement by us of any person’s or entity’s intellectual property rights. In the event that products we sell or processes we employ are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products or processes or obtain a license for the manufacture and/or sale of such products or processes or cease selling such products or employing such processes. In such event, there can be no assurance that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business.

There can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If our products or processes are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have a material adverse effect on our business and our financial condition.

Our trade secrets may be difficult to protect.

Our success depends upon the skills, knowledge, and experience of our scientific and technical personnel, our consultants and advisors, as well as our licensors and contractors. Because we operate in several highly competitive industries, we rely in part on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality or non-disclosure agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers, and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties’ confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property, and we enter into assignment agreements to perfect our rights.

These confidentiality, inventions, and assignment agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive, and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Our business, financial condition, results of operations, and cash flow may in the future be negatively impacted by challenging global economic conditions.

Future disruptions and volatility in global financial markets and declining consumer and business confidence could lead to decreased levels of consumer spending. These macroeconomic developments could negatively impact our business, which depends on the general economic environment and levels of consumer spending. As a result, we may not be able to maintain our existing customers or attract new customers, or we may be forced to reduce the price of our products. We are unable to predict the likelihood of the occurrence, duration, or severity of such disruptions in the credit and financial markets and adverse global economic conditions. Any general or market-specific economic downturn could have a material adverse effect on our business, financial condition, results of operations, and cash flow.

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Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our executive officers and management team. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our stock.

Our continuing ability to attract and retain highly qualified personnel will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industries. In particular, if the marijuana industry continues to grow, demand for personnel may become more competitive. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

We may not be able to effectively manage our growth or improve our operational, financial, and management information systems, which would impair our results of operations.

In the near term, we intend to expand the scope of our operations activities significantly. If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, finances, management, and other resources. The factors that may place strain on our resources include, but are not limited to, the following:

●	The need for continued development of our financial and information management systems;

●	The need to manage strategic relationships and agreements with manufacturers, customers, and partners, and

●	Difficulties in hiring and retaining skilled management, technical, and other personnel necessary to support and manage our business

Additionally, our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage, and retain qualified management and other personnel. There can be no assurance that we will be successful in recruiting and retaining new employees or retaining existing employees.

We cannot provide assurances that our management will be able to manage this growth effectively. Our failure to successfully manage growth could result in our sales not increasing commensurately with capital investments or otherwise materially adversely affecting our business, financial condition, or results of operations.

If we are unable to continually innovate and increase efficiencies, our ability to attract new customers may be adversely affected.

In the area of innovation, we must be able to develop new technologies and products that appeal to our customers. This depends, in part, on the technological and creative skills of our personnel and on our ability to protect our intellectual property rights. We may not be successful in the development, introduction, marketing, and sourcing of new technologies or innovations, that satisfy customer needs, achieve market acceptance, or generate satisfactory financial returns.

We are dependent on the popularity of consumer acceptance of our current and future product lines.

Our ability to generate revenue and be successful in the implementation of our business plan is dependent on consumer acceptance and demand of our current and future product lines. During the first quarter of 2018, we began accepting customer deposits for the sale, design, installation, and/or construction of greenhouse solutions to be used in the cultivation process in the cannabis industry. In the near term, we expect to begin operating a cultivation facility in Nevada at which we expect to grow and sell marijuana on a commercial basis. Acceptance of our greenhouse solutions and, in the future, acceptance of our marijuana products, will depend on several factors, including availability, cost, ease of use, familiarity of use, convenience, effectiveness, safety, and reliability. If customers do not accept our products, or if we fail to meet customers’ needs and expectations adequately, our ability to continue generating revenues could be reduced.

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A drop in the retail price of medical marijuana and recreational (adult use) marijuana products may negatively impact our business.

In the future, the demand for the marijuana we intend to cultivate will depend in part on the market price of commercially grown marijuana. Fluctuations in economic and market conditions that impact the prices of commercially grown marijuana, such as increases in the supply of such marijuana and the decrease in the price of products using commercially grown marijuana, could cause the demand for our marijuana products to decline, which would have a negative impact on our business.

Federal regulation and enforcement may adversely affect the implementation of cannabis laws and regulations may negatively impact our revenues and profits.

Currently, there are 33 states plus the District of Columbia that have laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment, as well as, in some cases, the legalization of cannabis for adult use. Many other states are considering similar legislation. Conversely, under the CSA, the policies and regulations of the federal government and its agencies are that cannabis has no medical benefit and a range of activities including cultivation and the personal use of cannabis is prohibited. Unless and until Congress amends the CSA with respect to marijuana, as to the timing or scope of any such potential amendments there can be no assurance, there is a risk that federal authorities may enforce current federal law, and we may be deemed to be producing, cultivating, or dispensing marijuana in violation of federal law. Thus, active enforcement of the current federal regulatory position on cannabis may indirectly and adversely affect our revenues and profits. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain. In February 2017, the Trump administration announced that there may be “greater enforcement” of federal laws regarding marijuana. Any such enforcement actions could have a negative effect on our business and results of operations.

On January 4, 2018, Attorney General Jeff Sessions issued a Marijuana Enforcement Memorandum that rescinded guidance previously issued to federal law enforcement in a memorandum known as the “Cole Memo”. The Cole Memo provided that the DOJ is committed to the enforcement of the CSA, but the DOJ is also committed to using its limited investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. On April 10, 2019, U.S. Attorney General William Barr, during testimony before the U.S, Senate Appropriations sub-committee, stated “I am accepting the Cole Memorandum for now, but I have generally left it up to the U.S. Attorneys in each state to determine what the best approach is in that state,” A.G. Barr further testified during the hearing. “I haven’t heard any complaints from the states that have legalized marijuana.”

The guidance in the “Cole Memo” sets forth certain enforcement priorities that are important to the federal government:

●	Distribution of marijuana to children;

●	Revenue from the sale of marijuana going to criminals;

●	Diversion of medical marijuana from states where it is legal to states where it is not;

●	Using state authorized marijuana activity as a pretext of another illegal drug activity;

●	Preventing violence in the cultivation and distribution of marijuana;

●	Preventing drugged driving;

●	Growing marijuana on federal property; and

●	Preventing possession or use of marijuana on federal property.

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The DOJ historically has not devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property but has relied on state and local law enforcement to address marijuana activity. In the event the DOJ reverses its stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and recreational marijuana in small amounts, there may be a direct and adverse impact to our business and our revenue and profits. Furthermore, H.R. 83, known as the Rohrabacher-Farr amendment, is a rider to the annual appropriations bill that prohibits the DOJ from using federal funds to prevent certain states, including Nevada and California, from implementing their own laws that authorized the use, distribution, possession, or cultivation of medical marijuana.

On September 27, 2018, the U.S. Drug Enforcement Agency announced that drugs, including “finished dosage formulations” of CBD with THC below 0.1%, will be considered Schedule 5 drugs as long as the medications have been approved by the U.S. Food and Drug Administration. The Agriculture Improvement Act of 2018 generally referred to as the 2018 Farm Bill included provisions to greatly expand the ability to grow industrial hemp in the United States and declassified hemp as a Schedule 1 controlled substance under the Controlled Substances Act. By definition hemp must have a less than .03% concentration of THC or it is then considered marijuana. While the U.S. Department of Agriculture (“USDA”) has primary jurisdiction over the cultivation of industrial hemp, the U.S. Food and Drug Administration (“FDA”) continues to have responsibility to regulate cannabis products under the Food, Drug and Cosmetics Act (“FD&C Act”). Therefore, any product, including hemp derived products, that make any claims as to the therapeutic benefit of the product must be approved by the FDA in advance of any sales to the public.

We could be found to be violating laws related to cannabis.

Currently, there are 33 states plus the District of Columbia that have laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment, as well as, in some cases, the legalization of cannabis for adult use. Many other states are considering similar legislation. Conversely, under the CSA, the policies and regulations of the federal government and its agencies are that cannabis has no medical benefit and a range of activities including cultivation and the personal use of cannabis is prohibited. Unless and until Congress amends the CSA with respect to medical marijuana, as to the timing or scope of any such amendments there can be no assurance, there is a risk that federal authorities may enforce current federal law. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain. With respect to our greenhouse products, we intend to market and sell our greenhouse solutions to marijuana growers. Should it be determined under the CSA that our greenhouse products or equipment are deemed to fall under the definition of drug paraphernalia because its products could be determined to be primarily intended or designed for use in manufacturing or producing cannabis, we could be found to be in violation of federal drug paraphernalia laws and there may be a direct and adverse effect on our business, revenues, and profits. With respect to Red Earth, we do not currently cultivate, produce, sell, or distribute any marijuana, and, therefore, have no risk that we will be deemed to cultivate, produce, sell, or distribute any marijuana in violation of federal law. However, if we obtain the necessary final governmental approvals and permits in Nevada to commence the cultivation and production of marijuana, as to the successfully achievement of any or all of such objectives there can be no assurance, we could be found in violation of the CSA. This would cause a direct and adverse effect on our subsidiaries’ businesses, or intended businesses, and on our revenue and prospective profits.

Variations in state and local regulation, and enforcement in states that have legalized cannabis, may restrict marijuana-related activities, including activities related to medical cannabis, which may negatively impact our revenues and prospective profits.

Individual state laws do not always conform to the federal standard or to other states laws. A number of states have decriminalized marijuana to varying degrees, other states have created exemptions specifically for medical cannabis, and several have both decriminalization and medical laws. As of October 2019, eleven states and the District of Columbia have legalized the recreational use of cannabis. Variations exist among states that have legalized, decriminalized, or created medical marijuana exemptions. For example, certain states have limits on the number of marijuana plants that can be homegrown. In most states, the cultivation of marijuana for personal use continues to be prohibited except for those states that allow small-scale cultivation by the individual in possession of medical marijuana needing care or that person’s caregiver. Active enforcement of state laws that prohibit personal cultivation of marijuana may indirectly and adversely affect our business and our revenue and profits.

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Prospective customers may be deterred from doing business with a company with a significant nationwide online presence because of fears of federal or state enforcement of laws prohibiting possession and sale of medical or recreational marijuana.

Our website is visible in jurisdictions where medicinal and/or recreational use of marijuana is not permitted and, as a result, we may be found to be violating the laws of those jurisdictions.

Marijuana remains illegal under federal law.

Marijuana is a Schedule-I controlled substance and is illegal under federal law. Even in those 33 states in which the use of marijuana has been legalized, its use remains a violation of federal law. Since federal law criminalizing the use of marijuana preempts state laws that legalize its use, strict enforcement of federal law regarding marijuana would likely result in our inability to proceed with our business plan, especially in respect of our marijuana cultivation, production and dispensaries. In addition, our assets, including real property, cash, equipment, and other goods, could be subject to asset forfeiture because marijuana is still federally illegal.

In February 2017, the Trump administration announced that there may be “greater enforcement” of federal laws regarding marijuana. In January 2018, Attorney General Jeff Sessions rescinded previously issued guidance. Any such enforcement actions or changes in federal policy or guidance could have a negative effect on our business and results of operations. On November 7, 2018, Jeff Sessions resigned as the Attorney General of the United States. Mr. Sessions was succeeded by William Barr who has publicly stated that he would not prosecute legal marijuana businesses that rely on the Cole memo.

In the future, we will not be able to deduct some of our business expenses.

Section 280E of the Internal Revenue Code prohibits any business engaged in the trafficking of controlled substances (within the meaning of schedule I and II of the Controlled Substances Act) from deducting their ordinary and necessary business expenses, which may force us to pay higher effective federal tax rates than similar companies in other industries. The effective tax rate on a marijuana business depends on how large its ratio of nondeductible expenses is to its total revenues. Therefore, our marijuana business may be less profitable than it could otherwise be.

We may not be able to attract or retain any independent directors.

Our board of directors (the “Board”) is not currently comprised of a majority of independent directors. We may have difficulty attracting and retaining independent directors because, among other things, we operate in the marijuana industry.

We may not be able to successfully execute on our merger and acquisition strategy.

Our business plan depends in part on merging with or acquiring other businesses in the marijuana industry. The success of any acquisition will depend upon, among other things, our ability to integrate acquired personnel, operations, products and technologies into our organization effectively, to retain and motivate key personnel of acquired businesses, and to retain their customers. Any acquisition may result in diversion of management’s attention from other business concerns, and such acquisition may be dilutive to our financial results and/or result in impairment charges and write-offs. We might also spend time and money investigating and negotiating with potential acquisition or investment targets, but not complete the transaction.

Although we expect to realize strategic, operational, and financial benefits as a result of our acquisitions, we cannot predict whether and to what extent such benefits will be achieved. There are significant challenges to integrating an acquired operation into our business.

Any future acquisition could involve other risks, including the assumption of unidentified liabilities for which we, as a successor owner, may be responsible. These transactions typically involve a number of risks and present financial and other challenges, including the existence of unknown disputes, liabilities, or contingencies and changes in the industry, location, or regulatory or political environment in which these investments are located, that our due diligence review may not adequately uncover and that may arise after entering into such arrangements.

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Laws and regulations affecting the medical and adult use marijuana industry are constantly changing, which could detrimentally affect our proposed cultivation and production operations and greenhouse products.

Local, state, and federal medical and adult use marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of our business plan and result in a material adverse effect on certain aspects of our planned operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to certain aspects of our proposed cultivation and production businesses, as well as our greenhouse solutions business. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

We may not obtain the necessary permits and authorizations to operate our proposed marijuana business.

We may not be able to obtain or maintain the necessary licenses, permits, authorizations, or accreditations for our proposed cultivation and production businesses and greenhouse solutions business, or may only be able to do so at great cost. In addition, we may not be able to comply fully with the wide variety of laws and regulations applicable to the medical and adult use marijuana industry. Failure to comply with or to obtain the necessary licenses, permits, authorizations, or accreditations could result in restrictions on our ability to operate the medical and adult use marijuana business, which could have a material adverse effect on our business.

If we incur substantial liability from litigation, complaints, or enforcement actions, our financial condition could suffer.

Our participation in the medical and adult use marijuana industry may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or local governmental authorities against us. Litigation, complaints, and enforcement actions could consume considerable amounts of financial and other corporate resources, which could have a negative impact on our sales, revenue, profitability, and growth prospects. We have not been, and are not currently, subject to any material litigation, complaint, or enforcement action regarding marijuana (or otherwise) brought by any federal, state, or local governmental authority. Certain of our operating subsidiaries, may in the future engage in the distribution of marijuana; however, we have not been, and are not currently, subject to any material litigation, complaint, or enforcement action regarding marijuana (or otherwise) brought by any federal, state, or local governmental authority with respect to the business of any our subsidiaries.

We may have difficulty accessing the service of banks, which may make it difficult for us to operate.

Since the use of marijuana is illegal under federal law, many banks will not except for deposit funds from businesses involved with the marijuana industry. Consequently, businesses involved in the marijuana industry often have difficulty finding a bank willing to accept their business. The inability to open or maintain bank accounts may make it difficult for us to operate our proposed marijuana businesses. If any of our bank accounts are closed, we may have difficulty processing transactions in the ordinary course of business, including paying suppliers, employees and landlords, which could have a significant negative effect on our operations. In March of 2019, U.S. Congressman Ed Perlmutter (D – Colorado) introduced house bill H.R. 1595, known as the Secure and Fair Enforcement (SAFE) Banking Act to allow legally operating cannabis related businesses to utilize traditional banking services without fear of federal agencies taking legal action against the banks or their customers. On September 25, 2019, the SAFE bill was passed with strong bipartisan support in the House of Representatives. On April 19, 2021, the House passed an updated bill titled the “Secure and Fair Enforcement (SAFE) Banking Act of 2021” and nicknamed Safe Act 2.0.

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Litigation may adversely affect our business, financial condition, and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims could adversely affect our business and the results of our operations.

Our officers and directors have substantial equity ownership in the Company and substantial control over certain corporate actions.

As of June 30, 2021, our officers and directors owned approximately 35.15% of our outstanding Common Stock and thus exercise substantial control over stockholder matters, such as election of directors, amendments to the Articles of Incorporation, and approval of significant corporate transactions.

If we fail to implement and maintain proper and effective internal controls and disclosure controls and procedures pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, our ability to produce accurate and timely financial statements and public reports could be impaired, which could adversely affect our operating results, our ability to operate our business, and investors’ views of us.

Our internal controls and procedures were not effective to detect the inappropriate application of U.S. GAAP rules. Our internal controls were adversely affected by deficiencies in the design or operation of our internal controls, which management considered to be material weaknesses. These material weaknesses include the following:

●	lack of a majority of independent members and a lack of a majority of outside directors on our Board, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures;

●	inadequate segregation of duties consistent with control objectives;

●	ineffective controls over period end financial disclosure and reporting processes;

●	beginning in July of 2019 the Company’s executive management team began convening weekly meetings to review expenditures and provide cash flow analysis, and

●	the Company intends to add additional external accounting support. On October 1, 2019, the Company established an audit committee which is chaired by Roger Bloss, the Company’s Interim Chief Executive Officer and a Director of the Company and established a compensation committee which is chaired by Paris Balaouras, the Company’s Chief Cultivation Officer and a Director of the Company.

The failure to implement and maintain proper and effective internal controls and disclosure controls could result in material weaknesses in our financial reporting, such as errors in our financial statements and in the accompanying footnote disclosures that could require restatements. Investors may lose confidence in our reported financial information and disclosure, which could negatively impact our stock price.

We do not expect that our internal controls over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. Over time, controls may become inadequate because changes in conditions or deterioration in the degree of compliance with policies or procedures may occur. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

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Our insurance coverage may be inadequate to cover all significant risk exposures.

We will be exposed to liabilities that are unique to the products we provide. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. In particular, we may have difficulty obtaining insurance because we intend to operate in the marijuana industry. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, and results of operations. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

If our products are contaminated, we may have litigation and products liability exposure.

We source some of our products from third-party suppliers. Although we are required by Nevada law to test the products we receive from third-party suppliers, we may not identify all contamination in those products. Possible contaminates include pesticides, molds, and fungus. If a customer suffers an injury from our products, they may sue us in addition to the supplier and we may not have adequate insurance to cover any such claims, which could result in a negative effect on our results of operations.

Some of our lines of business rely on our third-party service providers to host and deliver services and data, and any interruptions or delays in these hosted services, security or privacy breaches, or failures in data collection could expose us to liability and harm our business and reputation.

Some of our lines of business and services rely on services hosted and controlled directly by third-party service providers. We do not have redundancy for all of our systems, many of our critical applications reside in only one of our data centers and our disaster recovery planning may not account for all eventualities. If our business relationship with a third-party provider of hosting or software services is negatively affected, or if one of our service providers were to terminate its agreement with us, we might not be able to deliver access our data, which could subject us to reputational harm and cause us to lose customers and future business, thereby reducing our revenue.

We may hold large amounts of customer data, some of which will likely be hosted in third-party facilities. A security incident at those facilities or ours may compromise the confidentiality, integrity or availability of customer data. Unauthorized access to customer data stored on our computers or networks may be obtained through break-ins, breaches of our secure network by an unauthorized party, employee theft or misuse or other misconduct. It is also possible that unauthorized access to customer data may be obtained through inadequate use of security controls by customers. Accounts created with weak passwords could allow cyber-attackers to gain access to customer data. If there were an inadvertent disclosure of customer information, or if a third party were to gain unauthorized access to the information we possess on behalf of our customers, our operations could be disrupted, our reputation could be damaged, and we could be subject to claims or other liabilities. In addition, such perceived or actual unauthorized disclosure of the information we collect, or breach of our security could damage our reputation, result in the loss of customers and harm our business.

Because of the data we expect to collect and manage using our hosted solutions, it is possible that hardware or software failures or errors in our systems (or those of our third-party service providers) could result in data loss or corruption, cause the information that we collect to be incomplete or contain inaccuracies that our customers regard as significant or cause us to fail to meet committed service levels. Furthermore, our ability to collect and report data may be delayed or interrupted by a number of factors, including access to the Internet, the failure of our network or software systems or security breaches. In addition, computer viruses or other malware may harm our systems, causing us to lose data, and the transmission of computer viruses or other malware could expose us to litigation. We may also find, on occasion, that we cannot deliver data and reports in near real time because of a number of factors, including failures of our network or software. If we supply inaccurate information or experience interruptions in our ability to capture, store and supply information in near real time or at all, our reputation could be harmed and we could lose customers, or we could be found liable for damages or incur other losses. Moreover, states in which we operate may require that we maintain certain information about our customers and transactions. If we fail to maintain such information, we could be in violation of state laws.

Our business operations have been and may continue to be materially and adversely affected by the outbreak of the novel respiratory illness coronavirus (“COVID-19”).

On March 11, 2020, the World Health Organization declared the outbreak of the novel respiratory illness COVID-19 a pandemic. The new strain of COVID-19 is considered to be highly contagious and poses a serious public health threat.

Any outbreak of such epidemic illness or other adverse public health developments may materially and adversely affect the global economy, our markets and our business. In the first two quarters of 2021, the COVID-19 outbreak has caused disruptions in our grow operations, which have resulted in delays in the shipment of products to certain of our customers and ultimately, delays in permitting and the inability to retain field employees. A prolonged disruption or any further unforeseen delay in our operations of the growing and delivery process within any of our facilities could continue to result in delays in the shipment of products to our customers, increased costs and reduced revenue.

We cannot foresee whether the outbreak of COVID-19 will be effectively contained, nor can we predict the severity and duration of its impact. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations and financial condition may be materially and adversely affected as a result of the deteriorating market outlook for sales, the slowdown in regional and national economic growth, weakened liquidity and financial condition of our customers or other factors that we cannot foresee. Any of these factors and other factors beyond our control could have an adverse effect on the overall business environment, cause uncertainties in the regions where we conduct business, cause our business to suffer in ways that we cannot predict and materially and adversely impact our business, financial condition and results of operations.

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We face potential business disruptions and related risks resulting from the recent outbreak of the novel coronavirus, which could have a material adverse effect on our business, financial condition and results of operations.

In December 2019, a novel strain of coronavirus, or COVID-19, was reported to have surfaced in Wuhan, China. The COVID-19 outbreak has grown into a global pandemic that has impacted Asia, United States, Europe and other countries throughout the world. Financial markets have been experiencing extreme fluctuations that may cause a contraction in available liquidity globally as important segments of the credit markets react to the development. The pandemic may lead to a decline in business and consumer confidence. The global outbreak of COVID-19 continues to rapidly evolve. As a result, businesses have closed and limits have been placed on travel. The extent to which COVID-19 may impact our business, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

We are monitoring the potential impact of the COVID-19 outbreak, and if COVID-19 continues to spread globally, including in the United States, we may experience disruptions that could severely impact the Company’s grow opportunities along with sales, including:

●	the pandemic has reduced foot traffic in the stores where our products are sold that remain open, and the global economic impact of the pandemic has reduced consumer demand for our products generally;

●	the uncertainty that our contractors, suppliers, and other business partners may be prevented from conducting business activities for an unknown period of time;

●	the impact of social distancing at commercial and retail facilities;

●	delays in receiving approval from local regulatory authorities in the completion of the Company’s RV park;

●	the pandemic has reduced foot traffic in the stores where our products are sold that remain open, and the global economic impact of the pandemic has reduced consumer demand for our products generally; and

●	the majority of our retail customers have been unable to sell our products in their stores due to government-mandated closures and have temporarily reduced orders for our products;

Quarantines, shelter-in-place and similar government orders, or the perception that such orders, shutdowns or other restrictions on the conduct of business operations could occur, related to COVID-19 or other infectious diseases could impact personnel at third-party suppliers in the United States and other countries, or the availability or cost of materials, which would disrupt our supply chain. Any manufacturing supply interruption of materials could adversely affect our ability to conduct ongoing and future research and testing activities.

The spread of COVID-19, which has caused a broad impact globally, may materially affect us economically. While the potential economic impact brought by, and the duration of, COVID-19 may be difficult to assess or predict, a widespread pandemic could result in significant disruption of global financial markets, reducing our ability to access capital, which could in the future negatively affect our liquidity. In addition, a recession or market correction resulting from the spread of COVID-19 could materially affect our business and the value of our common stock.

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Risks Related to an Investment in Our Securities

We expect to experience volatility in the price of our Common Stock, which could negatively affect stockholders’ investments.

The trading price of our Common Stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with securities traded in those markets. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. All of these factors could adversely affect your ability to sell your shares of Common Stock or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable.

Our Common Stock is categorized as “penny stock,” which may make it more difficult for investors to sell their shares of Common Stock due to suitability requirements.

Our Common Stock is categorized as “penny stock.” The SEC has adopted Rule 15g-9, which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The price of our Common Stock is significantly less than $5.00 per share and, therefore, is considered “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer buying our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities given the increased risks generally inherent in penny stocks. These rules may restrict the ability and/or willingness of brokers or dealers to buy or sell our Common Stock, either directly or on behalf of their clients, may discourage potential stockholders from purchasing our Common Stock, or may adversely affect the ability of stockholders to sell their shares.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our Common Stock, which could depress the price of our Common Stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our shares of Common Stock, have an adverse effect on the market for our shares of Common Stock, and thereby depress our price per share of Common Stock.

Our Common Stock may not be eligible for listing or quotation on any national securities exchange.

We do not currently meet the initial quantitative listing standards of any national securities exchange. We cannot assure you that we will be able to meet the initial listing standards of any national securities exchange in the future, or, if we do meet such initial listing standards, that we will be able to maintain any such listing. Until our Common Stock is listed on a national securities exchange, which event may never occur, we expect that it will continue to be eligible and quoted on the OTCQB Marketplace. However, investors may find it difficult to obtain accurate quotations as to the market value of our Common Stock. Further, the national securities exchanges are adopting so-called “seasoning” rules that will require that we meet certain requirements, including prescribed periods of time trading over the counter and minimum filings of periodic reports with the SEC, before we are eligible to apply for listing on such national securities exchanges. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

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The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers or agreements entered into with our directors. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

We may issue additional shares of Common Stock or preferred stock in the future, which could cause significant dilution to all stockholders.

Our Articles of Incorporation authorize the issuance of up to 95,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, with a par value of $0.001 per share. As of June 30, 2021 and December 31, 2020, we had 70,660,015 and 68,613,541 shares of Common Stock outstanding, respectively. As of June 30, 2021 and December 31, 2020, we had 0 and 0 shares of Preferred Stock outstanding, respectively. However, we may issue additional shares of Common Stock or preferred stock in the future in connection with a financing or an acquisition. Such issuances may not require the approval of our stockholders. Any issuance of additional shares of our Common Stock, or equity securities convertible into our Common Stock, including but not limited to, preferred stock, warrants, and options, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our Common Stock, and may negatively impact the market price of our Common Stock.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Nevada has a business combination law that prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after an “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is potentially to discourage parties interested in taking control of us from doing so if they cannot obtain the approval of our Board. Both of these provisions could limit the price investors would be willing to pay in the future for shares of our Common Stock.

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Declaring and paying future dividends, if any, will be determined by our Board, based upon earnings, financial condition, capital resources, capital requirements, restrictions in our Articles of Incorporation, contractual restrictions, and such other factors as our Board deems relevant. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired or for prices that they deem acceptable.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

Statements under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” and elsewhere in this prospectus may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements include, among other things, statements regarding:

●	the growth of our business and revenues and our expectations about the factors that influence our success;

●	our plans to continue to invest in systems, facilities, and infrastructure, increase our hiring and grow our business;

●	our plans for the build out, expansion and funding of;

●	our ability to identify and acquire waste management facilities that are accretive to future earnings;

●	our ability to identify and acquire;

●	our ability to identify joint ventures and other business combinations;

●	our ability to attain funding for the development of;

●	our ability to attain funding and the sufficiency of our sources of funding;

●	our expectation that our cost of revenues, development expenses, sales and marketing expenses, and general and administrative expenses will increase;

●	fluctuations in our capital expenditures; and

●	our plans for potential business partners and any acquisition plans.

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as well as other statements regarding our future operations, financial condition and prospects, and business strategies. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this registration statement, of which this prospectus is a part, including the risks described under “Risk Factors.” Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances that occur in the future.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we may have projected. Any forward-looking statements you read in this prospectus reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, financial condition, growth strategy and liquidity. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision. In addition, as discussed in “Risk Factors,” our shares may be considered a “penny stock” and, as a result, the safe harbors provided for forward-looking statements made by a public company that files reports under the federal securities laws may not be available to us.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

The pricing of the Shares has been arbitrarily determined and established by the Company. No independent accountant or appraiser has been retained to protect the interest of the investors. No assurance can be made that the offering price is in fact reflective of the underlying value of the Shares. Each prospective investor is urged to consult with his or her counsel and/or accountant as to offering price and the terms and conditions of the Shares. Factors to be considered in determining the price include the amount of capital expected to be required, the market for securities of entities in a new business venture, projected rates of return expected by prospective investors of speculative investments, the Company’s prospects for success and prices of similar entities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of its pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. On September 13, 2021, the last reported sales price for our Common Stock was $0.39 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock. The Company will not receive any of the proceeds from the sale by the Selling Shareholders. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

●	facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

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●	privately-negotiated transactions;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

SELLING SHAREHOLDERS

This prospectus covers the resale from time to time by the selling shareholders identified in the table below of up to 9,537,498 shares of our common stock, which were issued in various transactions exempt from registration under the Securities Act, as follows:

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The shares to be offered by the Selling Shareholders named in this prospectus are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give those Selling Shareholders the opportunity to publicly sell these shares, if they elect to do so. The registration of these shares does not require that any of the shares be offered or sold by the Selling Shareholders. We are registering the shares in order to permit the Selling Shareholders to offer the shares for resale from time to time. For additional information regarding these shares, see “Private Placement of Securities” above.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of shares of common stock by each of the Selling Shareholders. The first column in the table below lists the name of each Selling Shareholder. The second column lists the number of shares of common stock beneficially owned by each Selling Shareholder, based on its ownership of the shares of common stock, as of September 13, 2021.

The fourth column lists the shares of common stock being offered by this prospectus by the Selling Shareholders.

In accordance with the terms of a registration rights agreement between the Company and the Selling Shareholders, this prospectus generally covers the resale of all shares of common stock held by the Selling Shareholders. The fourth column assumes the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus.

The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Stockholder	Beneficial Ownership Before Offering (ii)	Percentage of Common Stock Owned Before Offering (ii)		Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering (iii)	Percentage of Common Stock Owned After the Offering (iii)
Roger Bloss (iv)	2,311,807	3.17%		500,000	1,811,807	2.49%
Bernard Moyle (v)	1,028,200	1.41%		500,000	528,200	* %
Paris Balaouras (vi)	20,873,745	28.66%		500,000	20,373,745	27.98%
David Dear (vii)	1,490,965	2.05%		500,000	990,965	1.36%
Jimmy Wayne Anderson (viii)	425,000	*	%	425,000	0	0.00%
Doug Brown (ix)	11,652,279	16.00%		1,500,000	10,152,279	13.94%
Ryan Montgomery (x)	200,000	*	%	200,000	0	0.00%
Paul Sparks (xi)	50,000	*	%	50,000	0	* %
Spero Karas (xii)	50,000	*	%	50,000	0	0.00%
Manoj Jain (xiii)	33,333	*	%	33,333	0	0.00%
Stetson Development, LLC (xiv)	125,666	*	%	125,666	0	0.00%
The Marsai Group (xv)	133,333	*	%	133,333	0	0.00%
Wateree River Investments, LLC (xvi)	500,000	*	%	500,000	0	0.00%
Richard W. Johnson, Jr. (xvii)	46,667	*	%	46,667	0	0.00%
Wolfpack Consulting, LLC (xviii)	133,333	*	%	133,333	0	0.00%
Stephen F. Lovelace (xix)	66,667	*	%	66,667	0	0.00%
William David Bolton (xx)	33,333	*	%	33,333	0	0.00%
Issac Edwards Davis III (xxi)	33,333	*	%	33,333	0	0.00%
Barry R. Davis (xxii)	33,333	*	%	33,333	0	0.00%
Robert Travis Priddy (xxiii)	163,333	*	%	163,333	0	0.00%
CDES, LLC (xxiv)	1,133,333	1.56%		1,133,333	0	0.00%
Brian Keith Crouch (xxv)	33,333	*	%	33,333	0	0.00%
Patrick M. Heraty (xxvi)	53,333	*	%	53,333	0	0.00%
Daniel P. Heraty (xxvii)	53,333	*	%	53,333	0	0.00%
Stuart H. LeGrand (xxiii)	186,667	*	%	186,667	0	0.00%
Sandra Hendrix (xxix)	27,000	*	%	27,000	0	0.00%
Kevin Smith (xxx)	53,000	*	%	53,000	0	0.00%
Bryan Foreman (xxxi)	66,667	*	%	66,667	0	0.00%
Roderick Dean Smith (xxxii)	16,000	*	%	16,000	0	0.00%
MJMD Holdings, LLC (xxxiii)	66,667	*	%	66,667	0	0.00%
Blue Sky Companies, LLC (xxxiv)	1,320,834	1.81%		1,320,834	0	0.00%
Pyros One, LLC (xxxv)	2,366,485	3.25%		1,000,000	1,366,485	1.88%
TOTAL	44,760,979	61.46%		9,537,498	35,223,481	48.37%

* Less than 1%

(i) These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time).

(ii) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on 72,828,333 shares that is comprised of 71,078,333 shares of common stock issued and outstanding, plus 1,500,000 shares of common stock issuable upon exercise of the options issued to our Chief Executive Officer, Chief Financial Officer and Chief Cultivation Officer and 250,000 shares of common stock issuable upon exercise of the warrant issued in connection with the July 2020 Securities Purchase Agreement.

(iii) Assumes that all securities registered will be sold.

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(iv) Included within Roger Bloss’ beneficial ownership includes 1,811,807 shares of common stock and 500,000 shares of common stock issuable upon exercise of the option issued to Mr. Bloss as per the terms of the Employment Agreement dated September 1, 2020.The address for Mr. Bloss is 2580 S. Sorrel St, Las Vegas, NV 89146.

(v) Included within Bernard Moyle’s beneficial ownership includes 528,200 shares of common stock and 500,000 shares of common stock issuable upon exercise of the option issued to Mr. Moyle as per the terms of the Employment Agreement dated September 1, 2020.The address for Mr. Boyle is 2580 S. Sorrel St, Las Vegas, NV 89146.

(vi) Included within Paris Balaouras’ beneficial ownership includes 20,319,500 shares of common stock held by Roll On, LLC, 54,245 shares of common stock held in Mr. Balaouras’ name and 500,000 shares of common stock issuable upon exercise of the option issued to Mr. Balaouras as per the terms of the Employment Agreement dated September 1, 2020. Mr. Balaouras is the sole owner of Roll On, LLC, a Nevada limited liability company. The address for Mr. Balaouras and Roll On, LLC is 2580 S. Sorrel St, Las Vegas, NV 89146.

(vii) Included within David Dear’s beneficial ownership includes 1,490,965 shares of common stock. The address for Mr. Dear is 2580 S. Sorrel St, Las Vegas, NV 89146.

(viii) Included within Jimmy Wayne Anderson’s beneficial ownership includes 425,000 shares of common stock. The address for Mr. Anderson is 501 1st Ave N, Suite 901, St. Petersburg, FL 33701.

(ix) Included within Doug Brown’s ownership includes 10,000,000 shares of common stock acquired in May of 2019 pursuant to the Company’s Regulation D private placement offering, 1,402,279 shares of common stock issued as per the terms of the Securities Purchase Agreement in July 2020 and 250,000 shares issuable upon exercise of the warrant issued in connection with the July 2020 Securities Purchase Agreement. The address for Mr. Brown is 1300 South Dekalb St., Shelby, NC 28152.

(x) Included within Ryan Montgomery’s beneficial ownership includes 200,000 shares of common stock. The address for Mr. Montgomery is 712 Crescent Ave, Greenville, SC 29601.

(xi) Included within Paul Sparks’ beneficial ownership includes 50,000 shares of common stock. The address for Mr. Sparks is 306 Galeton Ct., Greer, SC 29651.

(xii) Included within Spero Karas’ beneficial ownership includes 50,000 shares of common stock. The address for Mr. Karas is 2494 Oak Grove Estates NE, Atlanta, GA 30345.

(xiii) Included within Manoj Jain’s beneficial ownership includes 33,333 shares of common stock. The address for Mr. Jain is 104 South Main Street, Suite 1102, Greenville, SC 29601.

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(xiv) Included within Stetson Development, LLC’s beneficial ownership includes 33,333 shares of common stock. The principal for Stetson Development, LLC is Scott Lynch and its address is 31 Borland Ct, Greenville, SC 29615.

(xv) Included within The Marsai Group’s beneficial ownership includes 133,333 shares of common stock. The principal for The Marsai Group is Shaun Crew, and the address for The Marsai Group is HC 66 Box 11089, Parump, NV 89060.

(xvi) Included within Wateree River Investments, LLC’s beneficial ownership includes 500,000 shares of common stock. The principal of Wateree River Investments, LLC is James Fayssoux, Jr. and the address for Wateree River Investments, LLC is 209 East Washington St., Greenville, SC 29601.

(xvii) Included within Richard W. Johnson, Jr.’s beneficial ownership includes 46,667 shares of common stock. The address for Richard W. Johnson, Jr. is 256 Talton Rd, Six Mile, SC 29682.

(xviii) Included within Wolfpack Consulting, LLC’s beneficial ownership includes 133,333 shares of common stock. The principal of Wolfpack Consulting, LLC is John T. Medlen, and the address for Wolfpack Consulting, LLC is 212 Desert View St, Las Vegas, NV 89107.

(ixx) Included within Stephen F. Lovelace’s beneficial ownership includes 66,667 shares of common stock. The address for Stephen F. Lovelace is 5700 Alexa Rd, Charlotte, NC 28277.

(xx) Included within William David Bolton’s beneficial ownership includes 33,333 shares of common stock. The address for William David Bolton is 122 Reedy Dr, Piedmont, SC 29673.

(xxi) Included within Issac Edwards Davis III’s beneficial ownership includes 33,333 shares of common stock. The address for Issac Edwards Davis III is 124 Highlands Cir, Lexington, SC 29072.

(xxii) Included within Barry R. Davis’ beneficial ownership includes 33,333 shares of common stock. The address for Barry R. Davis is 215 Crescent Ave, Greenville, SC 29605.

(xxiii) Included within Robert Travis Priddy’s beneficial ownership includes 163,333 shares of common stock. The address for Robert Travis Priddy is 521 Spaulding Lake Dr, Greenville, SC 29615.

(xxiv) Included within CDES, LLC’s beneficial ownership includes 1,133,333 shares of common stock. The principal of CDES, LLC is Larry McKinney, and the address for CDES, LLC is 5751 August Rd, Greenville, SC 29605.

(xxv) Included within Brian Keith Crouch’s beneficial ownership includes 33,333 shares of common stock. The address for Brian Keith Crouch is 2629 Turtle Creek DR, Highpoint, NC 27625.

(xxvi) Included within Patrick M. Heraty’s beneficial ownership includes 53,333 shares of common stock. The address for Patrick M. Heraty is 32 Sheffield Lane, Oak Brook, IL 60523.

(xxvii) Included within Daniel P. Heraty’s beneficial ownership includes 53,333 shares of common stock. The address for Daniel P. Heraty is 641 Chatfield Rd, New Lenox, IL 60451.

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(xxiiii) Included within Stuart H. LeGrand’s beneficial ownership includes 186,667 shares of common stock. The address for Stuart H. LeGrand is P.O. Box 727, Shelby, NC 28151.

(xxix) Included within Sandra Hendrix’s beneficial ownership includes 27,000 shares of common stock. The address for Sandra Hendrix is 27 Scogin Dr, Greenville, NC 29615.

(xxx) Included within Kevin Smith’s beneficial ownership includes 53,000 shares of common stock. The address for Kevin Smith is 134 3rd Ave, Mount Pleasant, SC 29464.

(xxxi) Included within Bryan Foreman’s beneficial ownership includes 66,667 shares of common stock. The address for Bryan Foreman is 1961 Armor Dr, Finksburg, MD 21048.

(xxxii) Included within Roderick Dean Smith’s beneficial ownership includes 16,000 shares of common stock. The address for Roderick Dean Smith is 515 Spalding Farm Rd, Greenville, SC 29615.

(xxxiii) Included within MJMD Holdings, LLC’s beneficial ownership includes 66,667 shares of common stock. The principal of MJMD Holdings, LLC is Monte Desai, and the address for MJMD Holdings, LLC is 901 Washington St., Greenville, SC 29601.

(xxxiv) Included within Blue Sky Companies, LLC’s beneficial ownership includes 1,320,834 shares of common stock. The principal of Blue Sky Companies, LLC is Wallace Cheeves, and the address for Blue Sky Companies, LLC is P.O. Box 8972, Greenville, SC 29604.

(xxxv) Included within Pyros One, LLC’s beneficial ownership includes 2,366,485 shares of common stock. The principal of Pyros One, LLC is Helen Balaouras, the parent of Paris Balaouras, and the address for Pyros One, LLC is 8808 Glenistar Gate Ave, Las Vegas, NV 89143.

DESCRIPTION OF SECURITIES

Description of Registrant’s Securities to be Registered.

We are registering on this Registration Statement only our common stock, the terms of which are described below. However, because our preferred stock will remain outstanding following the effectiveness of this Registration Statement, we also describe below the terms of our preferred stock to the extent such terms qualify the rights of our common stock.

Our authorized capital consists of 95,000,000 shares of common stock, par value $.0001 per share (the “Common Stock”) and 5,000,000 are shares of preferred stock, par value $.0001 per share (the “Preferred Stock”). At June 30, 2021, December 31, 2020 and December 31, 2019, the Company had 70,660,015, 68,613,541 and 65,436,449 shares of Common Stock issued and outstanding, respectively, and 0, 0 and 0 shares of Preferred Stock issued and outstanding, respectively.

Common Stock

Of the 95,000,000 shares of Common Stock authorized by the Company’s Articles of Incorporation, 70,660,015 shares of Common Stock are issued and outstanding as of June 30, 2021. Each holder of Common Stock is entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor subject to the rights of preferred stockholders. The Company has not paid any dividends and does not intend to pay any cash dividends to the holders of Common Stock in the foreseeable future. The Company anticipates reinvesting its earnings, if any, for use in the development of its business. In the event of liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled, unless otherwise provided by law or the Company’s Articles of Incorporation, including any certificate of designations for a series of preferred stock, to share ratably in all assets remaining after payment of liabilities and the preferences of preferred stockholders. Holders of the Company’s Common Stock do not have preemptive, conversion, or other subscription rights. There are no redemptions or sinking fund provisions applicable to the Company’s Common Stock.

At June 30, 2021, December 31, 2020 and December 31, 2019, there are 70,660,015, 68,613,541 and 65,436,449 shares of Common Stock issued and outstanding, respectively.

Preferred Stock

The Board is authorized, without further approval from the Company’s stockholders, to create one or more series of preferred stock, and to designate the rights, privileges, preferences, restrictions, and limitations of any given series of preferred stock. Accordingly, the Board may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of preferred stock could have the effect of restricting dividends payable to holders of the Company’s Common Stock, diluting the voting power of its Common Stock, impairing the liquidation rights of its Common Stock, or delaying or preventing a change in control of the Company, all without further action by its stockholders. Of the 5,000,000 shares of preferred stock, par value $0.001 per share, authorized in the Company’s Articles of Incorporation, 2,500 shares are designated as Series A Convertible Preferred Stock.

Series A Convertible Preferred Stock

Each share of Series A Preferred Stock is convertible, at the option of the holder, into that number of shares of Common Stock determined by dividing the stated value of each share of Series A Preferred Stock (currently, $1,000) by the conversion price (currently, $0.75). The stated value and the conversion price are subject to adjustment as provided for in the Certificate of Designation. The Company is prohibited from effecting a conversion of the Series A Preferred Stock to the extent that, after giving effect to the conversion, the holder (together with such holder’s affiliates and any persons acting as a group with holder or any of such holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion. A holder, upon notice to us, may increase or decrease this beneficial ownership limitation; provided, that, in no event can the holder increase the beneficial ownership limitation in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series A Preferred Stock then held by holder. Such increase of the beneficial ownership limitation cannot be effective until the 61st day after such notice is given to us and shall apply only to such holder. The Series A Preferred Stock has no voting rights; however, as long as any shares of Series A Preferred Stock are outstanding, the Company is not permitted, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock to (i) alter or change adversely the powers, preferences, or rights given to the Series A Preferred Stock or alter or amend the Series A Preferred Stock Certificate of Designation, (ii) amend the Company’s Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the holders, (iii) increase the number of authorized shares of Series A Preferred Stock, or (iv) enter into any agreement with respect to any of the forgoing.

At June 30, 2021, December 31, 2020 and December 31, 2019, there are 0, 0 and 0 shares of Series A Preferred Stock issued and outstanding, respectively.

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Options and Warrants

As of June 30, 2021, the Company has 1,500,000 options and 250,000 warrants outstanding. Please see Note 11 — Stock Based Compensation within the Company’s consolidated financial statements for the six months ended June 30, 2021 for further information.

To date, no warrants or options have been issued under shareholder approved plans and no shareholder approved plans currently exist.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transhare Corporation whose address is Bayside Center 1, 17755 North US Highway 19, Suite #140, Clearwater, FL 33764 and phone number is (303) 662-1112.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by the Law Offices of Gary L. Blum, 3278 Wilshire Boulevard, Suite 603, Los Angeles, CA 90010. The financial statements for the years ended December 31, 2020 and 2019 for MJ Holdings, Inc. included in this prospectus and elsewhere in the registration statement have been audited by Sadler Gibb, 344 W. 13800 S., Suite 250, Draper, UT 84020 as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

DIVIDEND POLICY

We have never paid any cash dividends on our common stock and anticipate that, for the foreseeable future, no cash dividends will be paid on our common stock.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

Organization

MJ Holdings, Inc. (OTCQB: MJNE) is a highly-diversified cannabis holding company providing cultivation management, asset and infrastructure development – currently concentrated in the Las Vegas market. It is the Company’s intention to grow its business and provide a 360-degree spectrum of infrastructure, including, cannabis cultivation, production of cannabis related products, management services, dispensaries and consulting services. The Company intends to grow its business through joint ventures with existing companies possessing complementary subject matter expertise, acquisition of existing companies and through the development of new opportunities. The Company intends to “prove the concept” profitably in the rapidly expanding Las Vegas market and then use that anticipated success as a template for replicating the concept in other developing states through a combination of strategic partnerships, acquisitions and opening new operations.

Current Initiatives include:

●	a three-acre, hybrid, outdoor, marijuana-cultivation facility (the “Cultivation Facility”) located in the Amargosa Valley of Nevada. The Company has the contractual right to manage and cultivate marijuana on this property until 2026, for which it will receive eighty-five percent (85%) of the net revenues realized from its management of this facility. The licensed facility is owned by Acres Cultivation, LLC, a wholly owned subsidiary of Curaleaf Holdings, Inc. The Company completed its second harvest on this property in November of 2019 and had anticipated generating revenue from this harvest until late Q4 of 2020. The impact of COVID-19 greatly impacted the continuing sale of inventory from this harvest. In April of this year, the Company planted a one acre auto-flower crop, which it began harvesting in late June of 2020 and completed in January of 2021. On January 21, 2021, the Company received a Notice of Termination, effective immediately, from Acres Cultivation, LLC. The Company does not anticipate that it will generate any further revenue under the Acres relationship

●	260 acres of farmland for the purpose of cultivating additional marijuana (the “260 Acres”) purchased in January of 2019. The Company intends to utilize the state-of-the-art Cravo® cultivation system for growing an additional five acres of marijuana on this property, that is contiguous to the three-acre property that it manages in Amargosa. The Cravo® system will allow multiple harvests per year and should result in higher annual yields per acre. The land has more than 180-acre feet of permitted water rights, which will provide more than sufficient water to markedly increase the Company’s marijuana cultivation capabilities. This facility, upon receipt of required funding, is expected to become operational in the summer of 2021. Subsequent to year end, the Company elected to relocate all of its equipment utilized on the Acres lease to its 260 acres adjacent to the Acres lease. The Company will utilize the 260 Acres for its own harvest along with additional harvests under any Cultivation and Sales Agreements.

●	a nearby commercial trailer and RV park (THC Park – Tiny Home Community) was purchased in April of 2019 to supply necessary housing for the Company’s farm employees. After the Company’s 2018 harvest, it came to realize that it would need to find a more efficient method of housing and to bring its cultivation team to its facilities. The Company purchased the 50-acre plus THC Park for $600,000 in cash and $50,000 of the Company’s restricted common stock. The Company has elected to reinitiate renovations and/or additions at its Tiny Home Community so that workers on the 260 Acres will be afforded housing.

●	an agreement to acquire an additional cultivation license and production license, both currently located in Nye County Nevada. On February 5, 2021, the Company (the “Purchaser”) executed a Membership Interest Purchase Agreement (“MIPA3”) with MJ Distributing, Inc. (the “Seller”) to acquire all of the outstanding membership interests of MJ Distributing C202, LLC and MJ Distributing P133, LLC, each the holder of a State of Nevada provisional medical and recreational cultivation license and a provisional medical and recreational production license. In consideration of the sale, transfer, assignment and delivery of the Membership Interests to Purchaser, and the covenants made by Seller under the MIPA3, Purchaser agrees to pay a combination of cash, promissory notes, and stock in the amount of One-Million-Two-Hundred-Fifty Thousand Dollars ($1,250,000.00) in cash and/or promissory notes and 200,000 shares of the Company’s restricted common stock, all of which constitutes the consideration agreed to herein for (the “Purchase Price”), payable as follows: (i) a non-refundable down payment in the amount of $300,000 was made on January 15, 2021, (ii) the second payment in the amount of $200,000 was made on February 5, 2021, (iii) a deposit in the amount of $310,000 was paid on February 22, 2021 ($210,000 was a pre-payment against the June 12, 2021 payment due under the MIPA3), (iv) $200,000 was deposited on June 24, 2021, and (v) $250,000 shall be deposited within five (5) business days after the Nevada Cannabis Compliance Board (“CCB”) provides notice on its agenda that the Licenses are set for hearing to approve the transfer of ownership from the Seller to the Purchaser.

●	indoor cultivation facility build-out in the city of Las Vegas (the “Indoor Facility”). Through its subsidiary, Red Earth, LLC, the Company holds a Medical Marijuana Establishment Registration Certificate, Application No. C012. In August of 2019, the Company entered into a Membership Interest Purchase Agreement (the “Agreement”) with Element NV, LLC (“Element”), to sell a 49% interest in the license. Under the terms of the Agreement, Element was required to invest more than $3,500,000 into this Indoor Facility. Element paid the monthly rent on the facility from December 2019 through March 2020 but failed to make any additional payments. On June 11, 2020, the Company entered into the First Amendment (“First Amendment”) to the Agreement. Under the terms of the First Amendment, the Closing Purchase Price was adjusted to $441,000, and Element was required to make a capital contribution (the “Initial Contribution Payment”) to the Target Company in the amount of $120,000 and was required to make an additional cash contribution (the Final Contribution Payment”) in the amount of $240,000. Due to the ongoing impact of COVID-19 on the Company’s respective business operations, the Company has not been able to pay the monthly rent. As of the date of this filing, the Company is in active negotiations with the landlord to find an acceptable resolution regarding the payment of past due rent. The Company has terminated its discussions with Element regarding its past due payments and has elected to place the Certificate up for sale.

47

Acquisition of Cultivation and Production licenses

On February 5, 2021 (the “Effective Date”), the Company (as “Purchaser”) entered into a Membership Interest Purchase Agreement of MJ Distributing C202, LLC (hereinafter “C202”) and MJ Distributing P133, LLC (hereinafter “P133”)(hereinafter, the “MIPA3”) with MJ Distributing, Inc., a Nevada corporation (the “Seller”), Mark Zobrist, an individual resident of the State of Nevada (“Zobrist”), and John Goss, an individual resident of the State of Nevada (“Goss”, and collectively, with Zobrist, “Owners”).

Under the terms of the MIPA3, the Purchaser has agreed to acquire all of the issued and outstanding Membership Interests of C202 and P133 that are each a holder of certain cultivation and production certificates: (i) medical marijuana registration certificate for Cultivation (C202 – Cert. No. 48306359790925315497)(the “Medical Cultivation Certificate”), (ii) Recreational Use marijuana facility license and certificate for Cultivation (RC202 – cert. # 43160131583347244176)(the “Recreational Cultivation Certificate”), (iii) medical marijuana registration certificate for Production (P133 – Cert. No. 08705048067480042809)(the “Medical Production Certificate”), and (iv) Recreational Use marijuana facility license and certificate for Production (RP133 – cert. #07793712489874595708)(the “Recreational Production Certificate”).

In consideration of the sale, transfer, assignment and delivery of the Membership Interests to Purchaser, and the covenants made by Seller under the Agreement, Purchaser agrees to pay a combination of cash, promissory notes, and stock as consideration in the amount of One-Million-Two-Hundred-Fifty Thousand Dollars ($1,250,000.00) in cash and/or promissory notes and 200,000 shares of MJ Holdings, Inc. restricted common stock, all of which constitutes the consideration agreed to herein for (the “Purchase Price”), payable as follows: (i) (i) a non-refundable down payment in the amount of $300,000 was made on January 15, 2021, (ii) the second payment in the amount of $200,000 was made on February 5, 2021, (iii) a deposit in the amount of $310,000 was paid on February 22, 2021 ($210,000 was a pre-payment against the June 12, 2021 payment due under the MIPA3), (iv) $200,000 was deposited on June 24, 2021, and (v) $250,000 shall be deposited within five (5) business days after the Nevada Cannabis Compliance Board (“CCB”) provides notice on its agenda that the Licenses are set for hearing to approve the transfer of ownership from the Seller to the Purchaser.

The closing of the Contemplated Transactions (the “Closing”) shall take place as soon as practicable, but no later than five (5) Business Days after the satisfaction or waiver of each of the conditions set forth in the MIPA3, inclusive of the Purchaser having obtained Ownership Approval. The transactions contemplated by this MIPA3 require privilege licensing and approvals by certain regulatory authorities (“Regulatory Authorities”) including, without limitation, the CCB and Nye County, Nevada (collectively “Ownership Approval”). Purchaser and Seller shall submit applications for the Ownership Approval within fifteen (15) days of the Effective Date.

Cultivation and Sales Agreements

MKC Development Group, LLC Agreement

On January 22, 2021 (the “effective Date”), MJ Holdings, Inc. (“MJNE”) entered into a Cultivation and Sales Agreement (the “Agreement”) with MKC Development Group, LLC (the “Company”). Under the terms of the Agreement, MJNE shall retain the Company to provide oversight and management of MJNE’s cultivation and sale of products at MJNE’s Amargosa Valley, NV farm. The Agreement shall commence on the Effective Date, continue for a period of ten (10) years and automatically renew for a period of five (5) years.

As deposits, security and royalty, the Company shall pay to MJNE:

(i)	a $600,000 non-refundable deposit upon execution of the Agreement;
(ii)	a security deposit of $10,000 to be applied against the last month’s obligations and a $10,000 payment to be applied against the first month’s rent;
(iii)	$10,000 on the first of each month for security and compliance;
(iv)	a royalty of 10% of gross revenue less applicable taxes (hereinafter “Net Sales Revenue”) on all sales of product by the Company; and
(v)	the Company shall, after the first two (2) years from execution of the Agreement, be responsible to pay to MJNE a minimum royalty of $83,000.00 per month.

48

As compensation, MJNE shall pay to the Company:

(i)	90% of Net Sales Revenue to the Company as the Management Fee.

The transaction closed on January 27, 2021.

Natural Green, LLC Agreement

On March 26, 2021 (the “effective Date”), MJ Holdings, Inc. (“MJNE”) entered into a Cultivation and Sales Agreement (the “Agreement”) with Natural Green, LLC (the “Company”). Under the terms of the Agreement, MJNE shall retain the Company to provide oversight and management of MJNE’s cultivation and sale of products at MJNE’s Amargosa Valley, NV farm. The Agreement shall commence on the Effective Date, continue for a period of ten (10) years and automatically renew for a period of five (5) years. The Company shall be responsible for compliance, standard of care, packaging, insurance, labor matters, policies and procedures, testing, record keeping, security and marketing.

As deposits, security and royalty, the Company shall pay to MJNE:

(i)	a $500,000 Product Royalty deposit to be applied to the first Product Royalty or Product Royalties;
(ii)	a deposit of $20,000 to be applied against the first and last month’s Security and Compliance fee;
(iii)	$10,000 on the first of each month for Security and Compliance;
(iv)	a royalty of 10% of gross revenue less applicable taxes (hereinafter “Net Sales Revenue”) on all sales of product by the Company; and
(v)	the Company shall, after the first two (2) years from execution of the Agreement, be responsible to pay to MJNE a minimum royalty of $50,000.00 per month.

As compensation, MJNE shall pay to the Company:

(i)	90% of Net Sales Revenue to the Company as the Management Fee.

On March 26, 2021, MJNE and the Company entered into an Amendment to the Agreement whereby MJNE waived the Company’s requirement to obtain liability insurance and required the Company to pay MJNE $40,000 for capital expenditures costs. The transaction closed on April 7, 2021.

Green Grow Investments Agreement

On May 7, 2021 (the “Effective Date”), MJ Holdings, Inc. (“MJNE”) entered into a Cultivation and Sales Agreement (the “Agreement”) with Green Grow Investments Corporation (the “Company”). Under the terms of the Agreement, MJNE shall retain the Company to provide oversight and management of MJNE’s cultivation and sale of products at MJNE’s Amargosa Valley, NV farm. The Agreement shall commence on the Effective Date, continue for a period of ten (10) years and automatically renew for a period of five (5) years. The Company shall be responsible for compliance, standard of care, packaging, insurance, labor matters, policies and procedures, testing, record keeping, security and marketing.

As deposits, security and royalty, the Company shall pay to MJNE:

(i)	a $600,000 Product Royalty of which $50,000 is due upon signing, $150,000 upon MJNE obtaining the licenses from MJ Distributing, Inc. and affiliates and $200,000 for each of the first and second years’ harvests;
(ii)	a deposit of $20,000 to be applied against the first and last month’s Security and Compliance fee;
(iii)	$10,000 on the first of each month for Security and Compliance;
(iv)	a royalty of 10% of gross revenue less applicable taxes (hereinafter “Net Sales Revenue”) on all sales of product by the Company; and
(v)	the Company shall, after the first two (2) years from execution of the Agreement, be responsible to pay to MJNE a minimum royalty of $50,000.00 per month.

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As compensation, MJNE shall pay to the Company:

(i)	a Management Fee that is based upon the net sales price (after taxes) and further subject to all contractual expenses.

RK Grow, LLC Agreement

On June 22, 2021 (the “Effective Date”), MJ Holdings, Inc. (“MJNE”) entered into a Cultivation and Sales Agreement (the “Agreement”) with RK Grow, LLC (the “Company”). Under the terms of the Agreement, MJNE shall retain the Company to provide oversight and management of MJNE’s cultivation and sale of products at MJNE’s Amargosa Valley, NV farm. The Agreement shall commence on the Effective Date, continue for a period of fifteen (15) years and automatically renew for one fifteen (15) year period. The Company shall be responsible for compliance, standard of care, packaging, insurance, labor matters, policies and procedures, testing, record keeping, security and marketing. The Agreement is for a designated 40 acres for cultivation.

As deposits, security and royalty, the Company shall pay to MJNE:

(i)	a Product Royalty Deposit of $3,000,000.00 to be applied to the first Product Royalty or Product Royalties;
(ii)	a deposit of $20,000 to be applied against the first and last month’s Security and Compliance fee;
(iii)	$10,000 on the first of each month for Security and Compliance;
(iv)	a royalty of 10% of gross revenue less applicable taxes (hereinafter “Net Sales Revenue”) on all sales of product by the Company;
(v)	Minimum Monthly Product Royalty: Minimum Monthly Product Royalty (MMPR) shall be calculated on a per annum basis. Therefore, Company will have satisfied all MMPR obligations for the year upon remitting $1,080,000.00 to MJNE; and
(vi)	MJNE agrees to provide access to water for the Designated Acreage without charge to the Company. However, Company will be responsible for any construction required to have the water actually delivered to its Designated Acreage from the source.

As compensation, MJNE shall pay to the Company:

(i)	a Management Fee that is based upon the net sales price (after taxes) and further subject to all contractual expenses.

The Company may also continue to seek to identify potential acquisitions of revenue producing assets and licenses within legalized cannabis markets that can maximize shareholder value.

The Company may face substantial competition in the operation of cultivation facilities in Nevada. Numerous other companies have also been granted cultivation licenses, and, therefore, the Company anticipates that it will face competition from these other companies. The Company’s management team has experience in successfully developing, implementing, and operating marijuana cultivation and related businesses in other legal cannabis markets. The Company believes its experience in outdoor cultivation provides it with a distinct competitive advantage over its competitors, and it will continue to focus on this area of its operations. The Company still faces challenges engaging and retaining senior managers.

COVID-19

The novel coronavirus commonly referred to as “COVID-19” was identified in December 2019 in Wuhan, China. On January 30, 2020, the World Health Organization declared the outbreak a global health emergency, and on March 11, 2020, the spread of COVID-19 was declared a pandemic by the World Health Organization. On March 13, 2020, the spread of COVID-19 was declared a national emergency by former President Donald Trump. The outbreak has spread throughout Europe, the Middle East and North America, causing companies and various international jurisdictions to impose restrictions such as quarantines, business closures and travel restrictions. While these effects are expected to be temporary, the duration of the business disruptions internationally and related financial impact cannot be reasonably estimated at this time. The rapid development of the COVID-19 pandemic and the measures being taken by governments and private parties to respond to it are extremely fluid. While the Company has continuously sought to assess the potential impact of the pandemic on its financial and operating results, any assessment is subject to extreme uncertainty as to probability, severity and duration of the pandemic as reflected by infection rates at local, state, and regional levels. The Company has attempted to assess the impact of the pandemic by identifying risks in the following principal areas:

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● Mandatory Closures. In response to the pandemic, many states and localities implemented mandatory closures of, or limitations to, businesses to prevent the spread of COVID-19; this impacted the Company’s operations. More recently, the mandatory closures that impacted the Company’s operations were lifted and the Company resumed full operations, albeit subject to various COVID-19 related precautions and changes in local infection rates. The Company’s ability to generate revenue would be materially impacted by any future shut down of its operations.

● Customer Impact. While the Company has not experienced an overall downturn in demand for its products in connection with the pandemic, if its customers become ill with COVID-19, are forced to quarantine, decide to self-quarantine or not to visit stores where its products may be sold or distribution points to observe “social distancing”, it may have material negative impact on demand for its products while the pandemic continues. While the Company has implemented measures, to reduce infection risk to its customers, regulators may not permit such measures, or such measures may not prevent a reduction in demand.

● Supply Chain Disruption. The Company relies on third party suppliers for equipment and services to produce its products and keep its operations going. If its suppliers are unable to continue operating due to mandatory closures or other effects of the pandemic, it may negatively impact its own ability to continue operating. At this time, the Company has not experienced any failure to secure critical supplies or services. However, disruptions in the Company’s supply chain may affect its ability to continue certain aspects of the Company’s operations or may significantly increase the cost of operating its business and significantly reduce its margins.

● Staffing Disruption. The Company is, for the time being, implementing among its staff where feasible “social distancing” measures recommended by such bodies as the Centers for Disease Control (CDC), the Presidential Administration, as well as state and local governments. The Company has cancelled non-essential travel by employees, implemented remote meetings where possible, and permitted all staff who can work remotely to do so. For those whose duties require them to work on-site, measures have been implemented to reduce infection risk, such as reducing contact with customers, mandating additional cleaning of workspaces and hand disinfection, providing masks and gloves to certain personnel, and contact tracing following reports of employee infection. Nevertheless, despite such measures, the Company may find it difficult to ensure that its operations remain staffed due to employees falling ill with COVID-19, becoming subject to quarantine, or deciding not to come to come to work on their own volition to avoid infection. At certain locations, the Company has experienced increased absenteeism due to increased COVID-19 infection rates in certain locales. If such absenteeism increases, the Company may not be able, including through replacement and temporary staff, to continue to operate at desired levels in some or all locations.

● Regulatory Backlog. Regulatory authorities, including those that oversee the cannabis industry on the state level, are heavily occupied with their response to the pandemic. These regulators as well as other executive and legislative bodies in the states in which the Company operates may not be able to provide the level of support and attention to day-to-day regulatory functions as well as to needed regulatory development and reform that they would otherwise have provided. Such regulatory backlog may materially hinder the development of the Company’s business by delaying such activities as product launches, facility openings and approval of business acquisitions, thus materially impeding development of its business. The Company is actively addressing the risk to business continuity represented by each of the above factors through the implementation of a broad range of measures throughout its structure and is reassessing its response to the COVID-19 pandemic on an ongoing basis. The above risks individually or collectively may have a material impact on the Company’s ability to generate revenue. Implementing measures to remediate the risks identified above may materially increase the Company’s costs of doing business, reduce its margins and potentially result in losses. While the Company has not to date experienced any overall material negative impact on its operations or financial results related to the impact of the pandemic, so long as the pandemic and measures taken in response to the pandemic are not abated, substantial risk of such impact remains, which could negatively impact the Company’s ability to generate revenue and/or profits, raise capital and complete its development plans.

● Limited availability of vaccine. On December 11, 2020, the federal Food and Drug Administration (FDA) issued an emergency use authorization (EUA) for the Pfizer BioN-Tech COVID-19 vaccine, the first such approval. Additional EUAs were issued on December 18, 2020 for a vaccine created by Moderna, and on February 27, 2021 for a vaccine created by Janssen Biotech (a Johnson & Johnson affiliate). As of April 4, 2021, the CDC reports that approximately 168 million doses of the various vaccines have been administered in the U.S., although both the Pfizer and Moderna vaccines require the administration of two doses for full effectiveness. On March 2, 2021, President Biden stated that the U.S. will have sufficient vaccine supply for all adults by the end of May 2021. Actual delivery of the vaccines to individuals, however, is controlled by state and local governments using various prioritization criteria and states continue to impose activity limitations and other precautions on businesses during this period until the vaccine is widely disseminated. In addition, there can be no assurance of when the Company’s employees in any particular jurisdiction will be able to access the vaccine. Moreover, there can be no assurance that all employees will choose to avail themselves of the vaccine or, if so, when they will choose to do so. The same applies to the Company’s, customers, regulators, and suppliers. Consequently, the COVID-19 risk factors described above continue to be applicable.

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Background: MJ Holdings, Inc.

The Company was incorporated on November 17, 2006, as Securitas EDGAR Filings, Inc. under the laws of the State of Nevada. Prior to the formation of Securitas EDGAR Filings Inc., the business was operated as Xpedient EDGAR Filings, LLC, a Florida Limited Liability Company, formed on October 31, 2005. On November 21, 2005, Xpedient EDGAR Filings LLC amended its Articles of Organization to change its name to Securitas EDGAR Filings, LLC. On January 21, 2009, Securitas EDGAR Filings LLC merged into Securitas EDGAR Filings, Inc., a Nevada corporation. On February 14, 2014, the Company amended and restated its Articles of Incorporation and changed its name to MJ Holdings, Inc.

On November 22, 2016, in connection with a plan to divest the Company of its real estate business, the Company submitted to its stockholders an offer to exchange (the “Exchange Offer”) its common stock for shares in MJ Real Estate Partners, LLC, (“MJRE”) a newly formed LLC formed for the sole purpose of effecting the Exchange Offer. On January 10, 2017, the Company accepted for exchange 1,800,000 shares of its Common Stock in exchange for 1,800,000 shares of MJRE’s common units, representing membership interests in MJRE. Effective February 1, 2017, the Company transferred its ownership interests in the real estate properties and its subsidiaries, through which the Company held ownership of the real estate properties, to MJRE. MJRE also assumed the senior notes and any and all obligations associated with the real estate properties and business, effective February 1, 2017.

Acquisition of Red Earth

On December 15, 2017, the Company acquired all of the issued and outstanding membership interests of Red Earth, LLC, a Nevada limited liability company (“Red Earth”) established in October 2016, in exchange for 52,732,969 shares of its Common Stock and a promissory note in the amount of $900,000. The acquisition was accounted for as a “Reverse Merger”, whereby Red Earth was considered the accounting acquirer and became its wholly owned subsidiary. Upon the consummation of the acquisition, the now former members of Red Earth became the beneficial owners of approximately 88% of the Company’s Common Stock, obtained controlling interest of the Company, and retained certain of its key management positions. In accordance with the accounting treatment for a “reverse merger” or a “reverse acquisition”, the Company’s historical financial statements prior to the reverse merger will be replaced with the historical financial statements of Red Earth prior to the reverse merger in all future filings with the SEC. Red Earth is the holder of a Nevada Marijuana Establishment Certificate for the cultivation of marijuana.

On July 27, 2021, the Subsidiary entered into a Stipulation and Order for Settlement of Disciplinary Action (the “Stipulation Order”) with the CCB. Under the terms of the Stipulation Order, the Subsidiary agreed to present to the CCB, by not later than August 31, 2021, a plan (the “Plan”) pursuant to which the ownership of the Subsidiary will be returned to the original owners. The Company presented the Plan to the CCB on August 31, 2021, and the Plan was subsequently approved by the CCB. The Parties to the Stipulation Order resolved the matter without the necessity of taking formal action. In addition, the Subsidiary agreed to pay a civil penalty of $10,000, which was paid on July 29, 2021.

The consolidated financial statements after completion of the reverse merger included: the assets, liabilities, and results of operations of the combined company from and after the closing date of the reverse merger, with only certain aspects of pre-consummation stockholders’ equity remaining in the consolidated financial statements. In February of 2019, the Company repurchased, from the Company’s largest shareholder, 20,000,000 of the 26,366,484 shares of common stock that this shareholder originally received in connection with the Reverse Merger - for a total purchase price of $20,000.

Our Business History

In April 2018, the Company entered into a management agreement with Acres Cultivation, LLC, a Nevada limited liability company (the “Licensed Operator”) that holds a license for the legal cultivation of marijuana for sale under the laws of the State of Nevada. In January of 2019, the Company entered into a revised agreement, which replaced the April 2018 agreement, with the Licensed Operator in order to be more stringently aligned with Nevada marijuana laws. The material terms of the agreement remain unchanged. The Licensed Operator is contractually obligated to pay over to the Company sixty percent (60%) of the net revenues realized from its management of this facility and twenty-five percent (25%) of the net revenues from equipment rental. The agreement is to remain in force until April 2026. In April 2019, the Licensed Operator was acquired by Curaleaf Holdings, Inc., a publicly traded Canadian cannabis company. The acquisition was subject to all of the contractual obligations between the Company and the Licensed Operator. On January 21, 2021, Acres terminated the agreement.

In April 2018, the State of Nevada finalized and approved the transfer of provisional Medical Marijuana Establishment Registration Certificate No. 012 (the “Certificate”) from Acres Medical, LLC (“Acres”) to the Company’s wholly owned subsidiary, Red Earth, LLC (“Red Earth”). HDGLV, LLC (“HDGLV”), a wholly owned subsidiary of Red Earth, holds a triple-net leasehold interest in a 17,298 square-foot commercial building located on Western Avenue in the city of Las Vegas, which will be home to the Company’s indoor cultivation facility (the “Western Facility”). The initial term of the lease is for a period of ten years with two additional five-year lease options. HDGLV also possesses an option to purchase the building for $2,607,880 which is exercisable between months 25 and 60 of the initial term of the lease. In August of 2018, the Company received final approval from the State of Nevada, Department of Taxation, to commence cultivation activities with respect to the Certificate. Contemporaneously therewith, Red Earth was issued a Business License by the city of Las Vegas to operate a marijuana cultivation facility at the Western Facility. In October of 2018, the Company was requested by the city of Las Vegas Department of Building & Safety to make additional modifications to the building, specifically the removal and remediation of all asbestos materials in the building, which was completed in June of 2019 at a cost of approximately $140,000. In July of 2019, the city of Las Vegas asked the Company to amend its Business License and modify its Special Use Permit (“SUP”) to conform with updated marijuana cultivation requirements within the city. A new SUP was granted on October 9, 2019. The Company expects to receive its new business license in Q4 of 2020, which will then allow the Company to commence legal marijuana cultivation activities within the city of Las Vegas. Due to the failure of Element NV, LLC to make the required payments and the impact of the COVID-19 pandemic on the Company’s operations, the Company is eight months in arrears on rent payable on the Western Facility and has received a Notice of Default from the Lessor. As of the date of this filing, the Company is in active negotiations with the landlord to find an acceptable resolution regarding the payment of past due rent. In the event the Company is not able to make payment arrangements, there is the likelihood that the Company’s lease will be terminated.

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On August 13, 2018 (the “Effective Transaction Date”), the Company closed the transaction contemplated by an Exclusive Distribution Agreement (the “Distribution Agreement”). The Agreement is between the Company and Healthier Choices Management Corp., a designer and seller (the “Seller” or “HCMC”) of a series of integrated products, all of which are designed to be utilized to consume cannabis products by vaporizing oil and other related products (the “Goods”). The Company has the exclusive right to distribute the Goods in the territory of Nevada (the “Territory”). The Distribution Agreement further requires the Company to advertise and market the Goods in the Territory. Pursuant to the terms of the Distribution Agreement, the Company purchased certain of the Goods from the Seller and paid the sum of two million dollars ($2,000,000). The funds were transferred to HCMC on the Effective Transaction Date. The Seller has applied for and received patent protection in respect of one of the products. The Distribution Agreement is subject to standard termination provisions; however, the Seller has the option to terminate the Distribution Agreement, on 30 days’ written notice, if the Company fails to purchase a sufficient minimum quantity of Goods from the Seller. The Company has met its obligations for the first year of the Agreement. Thereafter, for each renewal term, the Company’s minimum purchase obligation for the Goods is $500,000, subject to good faith negotiation at the end of each contract year. In connection with the transactions contemplated by the Agreement, the Seller granted to the Company a non-exclusive, non-transferrable, and non-sub licensable fully paid license agreement. The Company and HCMC entered into a Termination and Mutual Release Agreement (the “Termination Agreement”) dated November 15, 2019. Under the terms of the Termination Agreement, HCMC agreed to (i) make an initial purchase from the Company of 500,000 Q-Cups at $0.125 per Q-Cup for an aggregate purchase price of $62,500 (the “Initial Purchase”), and (ii) purchase up to a total of 1,600,000 Q-Cups (inclusive of the Initial Purchase) on an as needed basis at the same price of $0.125 at any time after the Effective Date of the Termination Agreement.

On August 13, 2018, the Company entered into a Stock Exchange Agreement (the “Agreement”) with HCMC to acquire 1,500,000,000 shares of their common stock in exchange for 85,714 shares of the Company’s common stock. The value of the stock exchanged by each party on the date of exchange was $150,000. The number of shares exchanged represents less than a 5% ownership interest for each company, and the shares issued are restricted pursuant to Rule 144 of the Securities Act of 1933 (the “Act”). The Company recorded the 85,714 shares of HCMC common stock as an available for sale security and intends to mark the value to market each reporting period based on the current market value of its held shares in HCMC. As of the transaction date, the price as quoted on the OTC Markets for HCMC common stock was $0.0001 per share.

In August of 2018, the Company executed a letter of intent (“LOI”) for the acquisition of all of the membership units of Farm Road, LLC, a Wyoming limited liability company (“Farm Road”). Farm Road was the owner of five parcels of farmland in the Amargosa Valley of Nevada totaling 260 acres and the concomitant 180 acre-feet of water rights. Pursuant to the terms of a Membership Interest Purchase Agreement (“MIPA”) executed between the Company and Farm Road in November of 2018, the Company was to acquire Farm Road for $1,000,000 on the following terms: a deposit of $50,000 in cash and $50,000 of the Company’s restricted common stock upon execution of the LOI, was to be held in escrow until closing, $150,000 in cash payable at closing and a promissory note bearing 5% simple annual interest (the “Promissory Note”) in the amount of $750,000.00 payable to FR Holdings, LLC (an unrelated third party) (“FRH”) in 36 equal monthly interest only payments of three thousand one hundred twenty five ($3,125.00) dollars commencing on the March 1, 2019. On January 18, 2019, pursuant to the terms of the MIPA, the Company acquired a 100% interest in Farm Road. The terms of the Promissory Note include a balloon payment to be made on January 17, 2022 of any of the then remaining principal balance and accrued interest. The MIPA further provides that FRH shall be entitled to receive a consulting fee of five per cent (5%) of the gross sales from any commercial use of the property up to a maximum of five hundred thousand ($500,000.00) dollars payable to FRH within two years of the January 18, 2019 closing date. The land acquired in Amargosa Valley will be the home of the Company’s Nye County cultivation facility upon closing of the purchase of the cultivation and production certificates in the MIPA3.

In September of 2018, the Company, through its wholly owned subsidiary Red Earth, applied for five Recreational Marijuana Establishment Licenses to operate up to five retail marijuana stores within the state of Nevada. The Company’s goal was to open a store within the city of Las Vegas, as well as additional dispensaries in Washoe County near Lake Tahoe, in North Las Vegas, unincorporated Clark County and Henderson, Nevada. The Company received notice in early December 2018 that none of the submitted applications received sufficiently high enough scores after being graded by the Nevada Department of Taxation (“NVDOT”). In connection with the license applications, the Company entered into a Memorandum of Understanding (“MOU”) with a third party (the “Party”). Pursuant to the terms of the MOU, the Party made payments to the Company totaling $232,500, which was paid during the year ended December 31, 2018. The Party was entitled to receive shares of the Company’s restricted common stock with a fair market value as of the trading day immediately preceding the date the first license application was submitted to NVDOT (September 20, 2018) equal to $232,500. The Company issued 91,177 shares of common stock to the Party in connection with this transaction. Subsequent to December 31, 2018, the Company entered into an agreement with the Party to relieve the Company and the Party of any further obligations under the MOU in exchange for an additional 373,823 shares of the Company’s restricted common stock. The additional shares were issued to the Party on July 19, 2019.

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The Company has joined with more than 15 other plaintiffs in an action against the State of Nevada in regard to how the applications were scored and as to why licenses were granted to other applicants in contravention of the guidelines published by the State of Nevada. On August 23, 2019, a Nevada District Court judge issued a preliminary injunction enjoining any of the entities that were granted licenses from opening new dispensaries based upon the failure of NVDOT (the administrative body tasked with adopting and enforcing marijuana regulations within the State of Nevada) to enforce a provision of Ballot Question 2 (“BQ2”), that was approved by Nevada voters in 2016 and adopted by the Nevada legislature and codified as NRS 453D, which legalized the sale and distribution of recreational use marijuana. The law requires that “each prospective owner, officer and board member of a marijuana establishment license applicant” undergo a background check. The judge found that many of the successful license applicants failed to comply with this requirement. On August 29, 2019, the judge modified the ruling and is allowing thirteen of the successful license applicants who the State of Nevada have certified as having complied with the requirements of BQ2 to open new dispensaries as granted in December of 2018. The plaintiffs shall now continue to trial on the merits of the pending litigation against the State of Nevada. In March of 2020, counsel for Red Earth withdrew from its representation of Red Earth. Red Earth is actively trying to retain substitute counsel, which as of the date of this filing Red Earth remains unrepresented in this matter. The trial, which was scheduled to commence in April of 2020, has been postponed by the State of Nevada as part of their implementation measures to stop the spread of COVID-19, as of the date of this filing the trial has not commenced.

In October of 2018, the Company entered into a Revenue Participation Rights Agreement (the “Agreement”) with Let’s Roll NV, LLC and Blue Sky Companies, LLC (together, the “Subscribers”). Under the terms of the Agreement, the Company transferred its ownership interest in 3.95% of the gross revenue from the “Amargosa Outdoor Grow” to the Subscribers in exchange for $100,000 cash payment and a Subscription Agreement in the amount of $1,142,100. On or before April 30th for the next 8 years (2019-2026), the Company shall calculate the pro rata gross revenue due to the Subscribers with payments being made on or before May 31st of each year. As of the date of this filing, the Subscribers have agreed to forgo any payments required under the Agreement until May of 2021.

In January of 2019, the Company formed Coachill-Inn, LLC (“Coachill-Inn”), a subsidiary of Alternative Hospitality (“AH”), to develop a proposed hotel in Desert Hot Springs, CA. From January through June of 2019, the Company was actively engaged in negotiations with the property owner of the proposed location. In June of 2019, Coachill-Inn executed a purchase and sale agreement with Coachillin’ Holdings, LLC (“CHL”) to acquire a 256,132 sq. ft. parcel of land within a 100-acre industrial cannabis park in Desert Hot Springs, CA (the “Property”) to develop its first hotel project. The purchase price for the property was $5,125,000. CHL was to contribute $3,000,000 toward the purchase price of this property in exchange for a twenty-five percent (25%) ownership interest in Coachill-Inn. AH made an initial non-refundable deposit in the amount of $150,000 toward the purchase of the Property. As of the date of this filing, the Company has terminated its participation in the development due to financing issues. The $150,000 deposit was classified as an impaired asset as of December 31, 2019. Please see Note 7 —Asset Impairment within the Company’s financial statements for the twelve months ended December 31, 2020 for further information.

In February of 2019, the Company’s largest shareholder, Red Dot Development, LLC (“Red Dot”), returned 20,000,000 shares of its common stock for cancellation in exchange for a payment of $20,000, which as of December 31, 2019 has been accrued as a payable by the Company. Beginning in March of 2019, pursuant to the filing of a Form D with the SEC, the Company offered for sale 15,000,000 of these shares at a per share price of $0.50 per share. As of December 31, 2019, the Company sold 12,330,000 shares for total proceeds of $6,165,000.

On February 15, 2019, the Company entered into a Licensing Agreement (the “Agreement”) with Highland Brothers, LLC, (“HB”) an entity controlled by the Company’s former Chief Executive Officer and current director. Under the terms of the Agreement, HB granted the Company an exclusive license to use any and all branding materials of HB including, without limitation, its name, logo, and any and all intellectual property rights. In consideration of the license, the Company agreed to compensate HB seven percent (7%) of the net sales generated by the Company for any products utilizing and/or integrating property rights, brands or logos of HB commencing in 2020. The Agreement has a term of ten (10) years.

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On March 8, 2019, the Company entered into a fifteen-year Suite License Agreement (the “Agreement”) with LV Stadium Events Company, LLC (“LV Stadium”) for the lease of a suite within the multipurpose stadium (the “Stadium”) constructed in Clark County, Nevada that is intended to be the home stadium for the Raiders National Football League team. Under the terms of the Agreement, the Company paid the initial deposit of $75,000, the second payment of $150,000 and the final payment of $150,000 on approximately October 15, 2020. Commencing with year 6 of the Term, the License Fee for each year of the Term shall be increased by an amount not to exceed three percent (3%) of the License Fee payable for the immediately preceding year. On October 16, 2020, LV Stadium, informed the Company that it would extend the term of the lease agreement by one (1) year, waive all unfulfilled payment obligations for the 2020 season and credit all prepaid sums for the 2020 season towards amounts that would be owed for the 2021 season.

In April of 2019, Roger Bloss was appointed to the Board of Directors of the Company.

In April of 2019, the Company executed a Membership Interest Purchase Agreement (the “MIPA”) to acquire all of the membership interests in two Nevada limited liability companies that are each the holder of a State of Nevada marijuana license. Marijuana Establishment Registration Certificate, Application No. C202 and Marijuana Establishment Registration Certificate, Application No. P133 (collectively the “Certificates”). The terms of the MIPA required the Company to purchase the licenses for the total sum of $1,250,000 each - $750,000 in cash per license and $500,000 of the Company’s restricted common stock per license. The terms of the MIPA provide for a $250,000 non-refundable down payment and include a short term note in the amount of $500,000 carrying an annual interest rate of two percent (2%) that was due and payable on or before October 18, 2019. On October 17, 2019, the State of Nevada’s Governor issued an executive order restricting the transfer of all Nevada marijuana licenses (the “Moratorium”). As of the date of this filing, the Company has made deposits totaling $550,000 and has reduced the principal of the aforementioned note to $250,000. It is expected that the Company will receive all of the necessary regulatory approvals during the fourth quarter of 2020. The Company is required to issue $1,000,000 of shares of its restricted common stock in fulfillment of its obligations in the MIPA. As of the date of this filing, these shares have not been issued and the parties are renegotiating the pricing of these shares to more accurately reflect the anticipated value at closing. The Company also executed a $750,000 long term note (the “LT Note”) in favor of the current license holders that becomes due and payable upon the earliest of a) six months after the transfer of the Certificates to the Company, or b) six months after the production/cultivation is declared fully operational by the applicable regulatory agencies, or c) March 10, 2020. On February 19, 2020, the Company was put on notice by the Seller that it is in default under the terms of the MIPA, however, the parties are continuing to act in good faith towards a mutually satisfactory resolution. The LT Note carries an 8% annual interest rate and there is no penalty for any prepayment. Additionally, the Sellers shall receive, at closing, warrants to purchase up to 1,500,000 additional shares of the Company’s common stock; 1,000,000 warrants shall be exercisable for a period of three years from the closing date at an exercise price of $2.00 per share and 500,000 warrants shall be exercisable for a period of two years from the closing date at an exercise price of $1.50 per share (collectively the “Warrants”). The LT Note, Warrants and the restricted common shares issued will be held in escrow until the transaction closes. Additionally, pursuant to the terms of the MIPA, the Company was required to enter into a $15,000 per month sub-lease (retroactive to March 1, 2019) for the 10-acre cultivation/production facility located in Pahrump, Nye County, NV and install a mobile production trailer. The Company acquired the production trailer from Solaris Farms, a related party, in April 2020 at a cost of $120,000. It is the intention of the Company, upon receipt of all necessary regulatory approvals, to move the cultivation license and production trailer from its current location to the Company’s 260-acre facility. Please see Note 7 —Asset Impairment within the Company’s financial statements for the twelve months ended December 31, 2020 for further information.

In April of 2019, the Company consummated its purchase of an approximately 50-acre, commercial trailer and RV park (the “Trailer Park”) in close proximity to its Amargosa Valley cultivation facilities. The Trailer Park can accommodate up to 90 trailers and RV’s. There presently are 17 occupied trailers in the Trailer Park, and the Company is making the necessary upgrades to bring additional units to the facility to provide housing for its farm personnel. The Company purchased the Trailer Park for a total of $600,000 in cash and $50,000 of the Company’s restricted common stock, resulting in the issuance of 66,667 shares. The Sellers hold a $250,000 note, bearing interest at six and one-half percent resulting in monthly payments in the amount of $2,178 based upon a 15-year amortization schedule (the “TP Note”). The TP Note requires additional principal reduction payments in the amount of $50,000 on or before April 5, 2020 and April 5, 2021, respectively. As of the date of this filing, the Company has failed to make the required principal reduction payment that was due on April 5, 2020. Additionally, due to the ongoing effects of COVID-19, the Company has been unable to make its monthly payments of $2178 pursuant to the terms of the TP Note. The Company is in arrears to the holders of the TP Note in the amount of $58,711. The principal and interest payments will be recalculated based on a 15-year a amortization schedule upon each principal reduction payment. A final balloon payment of any and all outstanding principal and accrued interest is due and payable on or before April 5, 2022. There are no prepayment penalties should the Company elect to retire the note prior to its maturity date.

On June 25, 2019, the Company entered into a Series Post Seed Preferred Stock and Series Post Seed Preferred Unit Investment Agreement (the “Agreement”) with Innovation Labs, Ltd. and Innovation Shares, LLC. Under the terms of the Agreement, the Company purchased 238,096 Series Post Seed Preferred Stock Shares and 238,096 Series Post Seed Preferred Units for a purchase price of $250,000. Please see Note 7 —Asset Impairment within the Company’s financial statements for the twelve months ended December 31, 2020 for further information.

On August 28, 2019, the Company entered into a Membership Interest Purchase Agreement (the “Agreement”) with Element NV, LLC, an Ohio limited liability company (the “Buyer”), to sell forty-nine percent (49%) of the membership interests in the Company’s wholly owned subsidiary, Red Earth, LLC (“Red Earth”) for $441,000. The $441,000 was paid to the Company on August 30, 2019. The Agreement required the Buyer to make an additional payment, in the amount of $3,559,000, to be utilized for the improvement and build-out of the Company’s Western Avenue leasehold in Las Vegas, Nevada. The payment was due within ten (10) days of the receipt by Red Earth of a special use permit (“SUP”) from the city of Las Vegas for its Western Avenue cultivation facility. The Company received the SUP on October 9, 2019. The Buyer, in conjunction with the Company, will jointly manage and operate the facility upon completion. The Agreement also requires the Buyer to make a final payment to the Company of $1,000,000 between 90 and 180 days of issuance of the SUP or no later than April 9, 2020. On June 11, 2020, the Company entered into the First Amendment (“First Amendment”) to the Agreement. Under the terms of the First Amendment, the Closing Purchase Price was adjusted to $441,000, the Buyer was required to make a capital contribution (the “Initial Contribution Payment”) to the Target Company in the amount of $120,000 and the Buyer was required to make an additional cash contribution (the Final Contribution Payment”) in the amount of $240,000. As of the date of this filing, the Buyer has failed to make the Final Contribution Payment. The Company is currently in discussions with the Buyer regarding the past due payments. There is no guarantee that the Buyer will agree to remit the required funds to bring them current under the terms of the Agreement. In the event that the Buyer fails to make the required payment, the Company may elect to remit a Notice of Default to the Buyer, terminate the Agreement, fund the development of the facility through additional sources or sale the license.

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On January 22, 2020, the Company’s President, Richard S. Groberg, tendered his resignation to the Company’s Board of Directors (the “Board”). The Board accepted Mr. Groberg’s resignation effective immediately. The Company and Mr. Groberg executed a mutual Separation Agreement. On May 12, 2021, the Company entered into a Cooperation and Release Agreement (the “Agreement”) with Richard S. Groberg and RSG Advisors, LLC. Under the terms of the Agreement, Mr. Groberg agreed to relinquish all common stock of the Company issued to or owned by him and waived any right to any future stock issuances except for 100,000 shares to be retained by Mr. Groberg.

On January 22, 2020 the Board appointed the Company’s Secretary and Chief Administrative Officer, Terrence M. Tierney, JD, age 58, to the additional position of interim President. Mr. Tierney was a consultant to the Company from July 1, 2018 until September 18, 2018 when he was appointed Secretary of the Company. On October 15, 2018, Mr. Tierney became the Chief Administrative Officer of the Company and signed a three-year employment agreement with the Company (which agreement has been previously filed with the SEC) that expires on September 30, 2021. There were no changes to Mr. Tierney’s current employment agreement other than his additional duties as President. Mr. Tierney had day-to-day oversight of the Company’s operations and continue to advise the Board on strategic initiatives and business development.

On February 19, 2020, the Company received a Demand for Payment (the “Demand”) from MJ Distributing (the “Seller”) as it related to the Membership Interest Purchase Agreement of MJ Distributing C 2020, LLC and MJ Distributing P133, LLC, the Amendment to the Membership Interest Purchase Agreement (the “First Amendment) and Amendment No. 2 to the Membership Interest Purchase Agreement (the “Second Amendment”). Under the terms of the Demand, the Company was to make payment in the amount of $261,533 and enter into a Third Amendment to the Membership Interest Purchase Agreement (the “Third Amendment”) on or before March 11, 2020. As of the date of this filing, the Company has failed to make the required payment under the Demand nor has it entered into a Third Amendment.

On February 20, 2020, the Company’s subsidiary, Alternative Hospitality, Inc. (the “Borrower”), issued a Short-Term Promissory Note (the “Note”) to Pyrros One, LLC (the “Holder”), an entity controlled by a relative of a director of the Company, in the amount of $110,405 that matures on February 19, 2021. The Note shall bear interest at a rate of 9% per annum with interest-only payments in the amount of $825 due on or before the twentieth day of each month commencing on April 20, 2020. The Borrower was required to make an interest and principal reduction payment in the amount of $1,233 on or before March 20, 2020. The Holder is granted a security interest in that certain real property located at 1300 S. Jones Blvd, Las Vegas, NV 89146, which is owned by the Borrower. The Note was paid in full during the first quarter of 2021.

On March 2, 2020, Mr. Ruhe tendered his resignation to the Company’s Board of Directors (the “Board”). The Board accepted Mr.Ruhe’s resignation effective immediately. Mr. Ruhe also stepped down as an advisor to the Company’s Audit Committee. Additionally, pursuant to the terms of Mr. Ruhe’s employment contract with the Company Mr. Ruhe shall forfeit 11,709 shares of invested common stock previously issued to Mr. Ruhe. The Board has commenced a search to find a suitable individual to replace Mr. Ruhe.

On March 31, 2020, the Company’s subsidiary, Condo Highrise Management, LLC (the “Borrower”), issued a Short-Term Promissory Note (the “Note”) to Pyrros One, LLC (the “Holder”), an entity controlled by a relative of a director of the Company, in the amount of $90,000 that matures on March 30, 2021. The Note shall bear interest at a rate of 9% per annum with interest-only payments in the amount of $675 due on or before the first day of each month commencing on May 1, 2020. The Holder is granted a security interest in that certain real property located at 4295 Hwy 343, Amargosa, NV 89020 which is owned by the Borrower.

On July 22, 2020, the Company entered into a Securities Purchase Agreement (the “Agreement”) with an accredited investor (the “Investor”). Under the terms of the Agreement, the Investor agreed to purchase 4,500,000 shares of the Company’s common stock at $0.088808889 per share for a total purchase price of $400,000. The Investor was also to be issued a warrant granting the Investor the right to acquire 1,000,000 shares of the Company’s common stock at an exercise price of $0.10. The warrant was to be dated August 3, 2020 and have a term of three years. The Investor funded $250,000 of the purchase amount on July 31, 2020. On August 10, the Company returned $125,465 of the funds to the Investor for a net investment of $124,535. The Company issued the Investor 1,402,279 shares of common stock and a warrant granting the Investor the right to purchase 250,000 shares of common stock under the revised terms of the Agreement.

On August 7, 2020, the Company’s Board of Directors terminated, with cause, the employment of Terrence M. Tierney, JD, effective immediately. At the time of termination, Mr. Tierney served as the Company’s Secretary, Chief Administrative Officer and interim President. Under the terms of Mr. Tierney’s Employment Agreement, the Company shall be under no further obligation to the Executive, except to pay all accrued but unpaid base salary and accrued vacation to the date of termination thereof. Subsequent to Mr. Tierney’s termination, Mr. Tierney filed a lien in Clark County, Nevada in the net amount of $501,085 against the Company’s property located at 1300 S. Jones Blvd, Unit 110, Las Vegas, NV 89146 for unpaid compensation, expense reimbursement, accrued leave, severance pay and penalties. Additionally, on November 6, 2020, Mr. Tierney filed two liens in Nye County, NV in the net amount of $501,085 against the Company’s property located at 4295 Highway 73, Armagosa, NV 89020, also known as the Company’s THC park, and one lien in Nye County, NV in the net amount of $501,085 against the property owned by Acres Cultivation, LLC and the site of the Company’s three (3) acre grow. On March 12, 2021, Mr. Tierney released the lien against the property owned by Acres Cultivation, LLC.

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On August 25, 2020, the Company entered into a Consulting Agreement (the “Agreement”) with Sylios Corp (the “Consultant”). Under the terms of the Agreement, the Consultant shall prepare the Company’s filings with the Securities and Exchange Commission (the “SEC”) including its Annual report on Form 10-K and Quarterly Reports on Form 10-Q. The Consultant shall receive $20,000 in cash compensation plus 100,000 shares of the Company’s common stock. The Agreement has a term of six (6) months or until the Company’s Quarterly report for the period ended September 30, 2020 is filed with the SEC.

On September 1, 2020, the Company entered into an Employment Agreement (the “Agreement”) with Paris Balaouras (the “Employee”). Under the terms of the Agreement, the Employee shall serve as the Company’s Chief Cultivation Officer for a term of three (3) years (the “Term”) commencing on September 15, 2020. The Employee shall receive a base salary of $105,000 annually, shall be eligible to receive an annual discretionary bonus during the Term, based on performance criteria determined by the board of directors of the Company in its sole discretion, in amount equal to up to 100% of Employee’s base salary for the then current fiscal year, shall be eligible to receive an annual discretionary stock grant during the Term which shall be vested in equal increments of 1/3rd each over a three year period beginning on the first anniversary of employment, shall be eligible to receive a compensatory stock grant of 667,000 shares for and in consideration of past compensation (approximately $500,000 over the past 2.5 years) foregone by Employee; such grant exercisable at Employee’s option as such time as Employer is profitable at the NOI level on a trailing twelve (12) month basis or upon other commercial reasonable terms as the Board may determine and shall be awarded options to purchase 500,000 shares of the Company’s common stock, exercisable at a price of $.75 per share.

On September 1, 2020, the Company entered into an Employment Agreement (the “Agreement”) with Roger Bloss. Under the terms of the Agreement, the Employee shall serve as the Company’s Interim Chief Executive Officer for a term of six (6) months and the Chief Executive Officer and for an additional two (2) years and six (6) months as the Chief Executive Officer for a total of three (3) years (the “Term”) commencing on September 15, 2020. The Employee shall receive a base salary of $105,000 annually, shall be eligible to receive an annual discretionary bonus during the Term, based on performance criteria determined by the board of directors of the Company in its sole discretion, in amount equal to up to 100% of Employee’s base salary for the then current fiscal year, shall be eligible to receive an annual discretionary stock grant during the Term which shall be vested in equal increments of 1/3rd each over a three year period beginning on the first anniversary of employment and shall be awarded options to purchase 500,000 shares of the Company’s common stock, exercisable at a price of $.75 per share.

On September 1, 2020, the Company entered into an Employment Agreement (the “Agreement”) with Bernard Moyle. Under the terms of the Agreement, the Employee shall serve as the Company’s Secretary/Treasurer for a term of three (3) years (the “Term”) commencing on September 15, 2020. The Employee shall receive a base salary of $60,000 annually, shall be eligible to receive an annual discretionary bonus during the Term, based on performance criteria determined by the board of directors of the Company in its sole discretion, in amount equal to up to 200% of Employee’s base salary for the then current fiscal year, shall, at commencement of the Term receive a grant of stock of 500,000 shares and shall be eligible to receive an annual discretionary stock grant during the Term which shall be vested in equal increments of 1/3rd each over a three year period beginning on the first anniversary of employment and shall be awarded options to purchase 500,000 shares of the Company’s common stock, exercisable at a price of $.75 per share.

On September 15, 2020, the Company entered into a Board of Directors Services Agreement (the “Agreement”) with Messrs. Bloss, Dear and Balaouras (collectively, the “Directors”). Under the terms of the Agreement, each of the Directors shall provide services to the Company as a member of the Board of Directors for a period of not less than one year. Each of the Directors shall receive compensation as follows: (i) Fifteen Thousand and no/100 dollars ($15,000.00), paid in four (4) equal installments on the last calendar day of each quarter, and (ii) Fifteen Thousand (15,000) shares of the Company’s common stock on the last calendar day of each quarter. The Agreement for each of the Directors is effective as of October 1, 2020.

On October 1, 2020, the Company entered into an Employment Agreement (the “Agreement”) with Jim Kelly. The Agreement became effective as of October 1, 2020. Under the terms of the Agreement, the Employee shall serve as the Company’s Interim Chief Financial Officer for a term of (i) the sooner of six (6) months, or (ii) the completion of all regulatory filings, including but not limited to the Company’s 2019 Annual Report on Form 10-K, the March 31, 2020 Quarterly Report on Form 10-Q, the June 30, 2020 Quarterly Report on Form 10-Q, the September 30, 2020 Quarterly Report on Form 10-Q and all required Current Reports on Form 8-K, with the Securities and Exchange Commission (“SEC”) to bring the Company current with the SEC. The Employee shall receive a base salary of $24,000 annually, shall be eligible to receive an annual discretionary bonus during the Term, based on performance criteria determined by the C-Suite of the Company in its sole discretion, in an amount equal to up to 400% of the Employee’s base salary for the then current fiscal year, and at commencement of the Term the Employee shall receive a grant of stock of 500,000 restricted shares of the Company’s common stock. On March 16, 2021, Mr. Kelly resigned in his position as Interim Chief Financial Officer.

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On December 8, 2020, the Company entered into Amendment No. 1 (the “Amendment”) to the Revenue Participation Rights Agreement previously entered into with Blue Sky Companies, LLC and Let’s Roll NV, LLC. Under the terms of the Amendment, the new effective Date of the Agreement shall be revised to the date that the first payment shall be due in 2021 from the 2020 3-acre grow. In addition, (i) the Company’s 2020 obligation under the original Agreement for the 2019 grow is deemed satisfied in full, (ii) on or before April 30, 2027, the Company shall pay a $26,000 exit fee.

On January 12, 2021, the Company completed the sale of its commercial building for $1,627,500. On December 12, 2020, the Company, through its wholly owned subsidiary (Prescott Management, LLC), entered into a sales contract with Helping Hands Support, Inc. for the sale of the Company’s commercial building located at 1300 South Jones Boulevard, Las Vegas, Nevada 89146.

On January 14, 2021, the Company entered into a Debt Conversion and Stock Purchase Agreement (the “Agreement”) with David Dear (the “Investor”), a director of the Company. Under the terms of the Agreement, the Company shall issue 526,316 shares of common stock to the Investor in satisfaction of the $100,000 short term loan made to the Company by the Investor on December 10, 2020. In addition, the Investor elected to purchase an additional 263,148 shares of common stock at a per share price of $0.19 for a total of $50,000.

On January 17, 2021, the Company increased its accounts payable by $500,000 as per the terms of the Note Secured By Deed Of Trust (the “Note”) issued by the Company on January 17, 2019 for the purchase of the 260 acres located in Amargosa Valley, NV. Under the terms of the Note, the Company shall pay to FR Holding, LLC a consulting fee in an amount equal to five percent (5%) of the gross proceeds from any agricultural or other use of the property up to a maximum aggregate of five hundred thousand dollars ($500,000) within two years of the date of the Note. In the event the Company does not utilize the land for any purpose or fails to generate sufficient revenue to fulfill the obligation, the Company shall pay to FR Holding, LLC the sum of $500,000 as liquidated damages. As of the date of this filing, the Company, the Company has generated no revenue on the 260 acres nor has it paid to FR Holding, LLC the $500,000 in liquidated damages.

On January 21, 2021, the Company received a Notice of Termination (the “Notice”), effective immediately, from Acres Cultivation, LLC (“Acres”) on the following three (3) agreements (collectively, herein the “Cooperation Agreement”):

1)	The Cultivation and Sales Agreement entered into by and between MJNE and Acres, dated as of January 1, 2019 (the “Cultivation and Sales Agreement” or “CSA”), pursuant to Sections 5.3, and 16.20 (cross-default);

2)	The Consulting Agreement, by and between Acres and MJNE, made as of January 1, 2019 (the “Consulting Agreement”), pursuant to Sections 10 and 11.10 (cross-default); and

3)	The Equipment Lease Agreement between Acres and MJNE, dated as of January 1, 2019 (the “Equipment Lease Agreement”), pursuant to Sections 8(ii), 8(iv), and 29 (cross-default).

On April 7, 2021, the Company (the “Holder”) was issued a Convertible Promissory Note (the “Note”) by GeneRx (the “Borrower”), a Delaware corporation, in the amount of $200,000. The Note has a term of one year (April 7, 2022 Maturity Date) and accrues interest at two percent (2%) per annum. The Note is convertible, at the option of the Holder, into shares of common stock of the Borrower at a fixed conversion price of $1.00 per share. Upon an Event of Default, the Conversion Price shall equal the Alternate Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Alternate Conversion Price” shall equal the lesser of (i) 80% multiplied by the average of the three lowest daily volume weighted average prices (“VWAP”) during the previous twenty (20) Trading Days (as defined below) before the Issue Date of this Note (representing a discount rate of 20%) or (ii) 80% multiplied by the Market Price (as defined herein) (representing a discount rate of 20%). “Market Price” means the average of the three lowest daily VWAPs for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty-four percent (24%) per annum from the due date thereof until the same is paid (the “Default Interest”). The Company funded $300,000 on March 15, 2021, $150,000 on April 5, 2021 and $50,000 on April 7, 2021.

On May 12, 2021, the Company entered into a Cooperation and Release Agreement (the “Agreement”) with Richard S. Groberg and RSG Advisors, LLC. Under the terms of the Agreement, Mr. Groberg agreed to relinquish all common stock of the Company issued to or owned by him and waived any right to any future stock issuances except for 100,000 shares to be retained by Mr. Groberg.

On June 17, 2021, the Company entered into a Consulting Agreement (the “Agreement”) with Wolfpack Consulting, LLC (the “Consultant”). Under the terms of the Agreement, the Consultant shall use its commercially reasonable efforts and adequate business time and attention to identify various properties that may fit into Client’s business model to develop, cultivate, and produce marijuana related products. The Consultant shall receive $25,000 in cash compensation. The Agreement shall begin on the Effective date and end upon the earlier of: (a) the first anniversary of the Effective Date (i.e., one year), or (b) either parties receipt of written notice from the other party of its intent to terminate this Agreement after the expiration of the first anniversary (the “Term”).

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Corporate Entities

MJ Holdings, Inc.	This entity, the Company, serves as a holding company for all of the operating businesses/assets.

Prescott Management, LLC	Prescott Management is a wholly owned subsidiary of the Company that provides day-to-day management and operational oversight to the Company’s operating subsidiaries.

Icon Management, LLC	Icon is a wholly owned subsidiary of the Company that provides Human Resource Management (“HR”) services to the Company. Icon is responsible for all payroll activities and administration of employee benefit plans and programs.

Farm Road, LLC	Farm Road, LLC is a wholly owned subsidiary of the Company that owns 260 acres of farmland in Amargosa, NV. The Company acquired all of the membership interests of Farm Road in January of 2019.

Condo Highrise Management, LLC	Condo Highrise Management is a wholly owned subsidiary of the Company that manages the Company owned Trailer Park in Amargosa, Nevada.

Red Earth Holdings, LLC	Red Earth Holdings, LLC is a wholly owned subsidiary of the Company that will eventually be the holder of the Company’s primary cannabis license assets. As of the date of this report, Red Earth Holdings has no operations and holds no assets.

Red Earth, LLC	Red Earth, established in 2016, was a wholly owned subsidiary of the Company from December 15, 2017 until August 30, 2019 prior to the Company selling a forty-nine percent (49%) interest in Red Earth to Element NV, LLC, an unrelated third party (See further description of the transaction hereinabove). Red Earth’s assets consist of: (i) a cultivation license to grow marijuana within the city of Las Vegas in the State of Nevada, and (ii) all of the outstanding membership interests in HDGLV, which holds a triple net leasehold interest in a 17,298 square-foot building in Las Vegas, Nevada, which it expects to operate as an indoor marijuana cultivation facility. In July 2018, the Company completed the first phase of construction on this facility, and it received a city of Las Vegas Business License to operate a marijuana cultivation facility. The Company expects to obtain final approval towards perfecting the cultivation license from the State of Nevada regulatory authorities in the fourth quarter of 2021, but it can provide no assurances on the receipt and/or timing of the final approvals.

HDGLV, LLC	HDGLV is a wholly owned subsidiary of Red Earth, LLC and is the holder of a triple net lease on a commercial building in Las Vegas, Nevada which is being developed to house the Company’s indoor grow facility.

Alternative Hospitality, Inc.	Alternative Hospitality is a Nevada corporation formed in November of 2018. MJ Holdings owns fifty-one percent (51%) of the company and the remaining forty-nine percent (49%) is owned by TVK, LLC, a Florida limited liability company.

MJ International Research Company Limited	MJ International is a wholly owned subsidiary of the Company that is headquartered in Dublin, Ireland. MJ International is the sole shareholder of MJ Holdings International Single Member S.A. and Gioura International Single Member Private Company.

Corporate Information

The Company’s corporate headquarters is located at 2580 S. Sorrel St., Las Vegas, NV 89146 and its telephone number is (702) 879-4440. The Company’s website address is: www.mjholdingsinc.com. Information on or accessed through its website is not incorporated into this Form 10-K.

The Company’s Common Stock is not listed on any national stock exchange but is quoted on the OTCQB Marketplace under the symbol “MJNE.”

Licenses:

The Company, through its wholly owned subsidiary Red Earth, LLC, holds a cultivation license to grow marijuana within the City of Las Vegas in the State of Nevada.

On February 5, 2021, the Company (the “Purchaser”) executed a Membership Interest Purchase Agreement (“MIPA3”) with MJ Distributing, Inc. (the “Seller”) to acquire all of the outstanding membership interests of MJ Distributing C202, LLC and MJ Distributing P133, LLC, each the holder of a State of Nevada provisional medical and recreational cultivation license and a provisional medical and recreational production license. At present, the Company is waiting for the Nevada Cannabis Compliance Board (“CCB”) to provide notice that the licenses are set for hearing to approve the transfer of ownership from the Seller to the Purchaser.

Patents/Trademarks:

We currently hold no patents or trademarks.

Research & Development

We had no expenses in Research and Development costs during the six months ended June 30, 2021 or for the years ended December 31, 2020 and 2019.

Compliance Expenses

Our company incurs annual expenses to comply with state corporate governance and business licensing requirements. We estimate these costs to be under $20,000 per year for the establishment of foreign corporations in other states that we plan to operate.

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Principal Products or Services and Markets

The principal markets for the Company’s future and recycling services will comprise property management companies, construction and demolition companies, restaurants and retail stores, industrial and manufacturing businesses, and healthcare.

Seasonality

The Company does not consider its business to be seasonal.

Leases

The Company anticipates its most significant lease obligations will be classified as fixed assets that will be used in the normal course of its business.  Some lease obligations may include renewal or purchase options, escalation clauses, restrictions, penalties or other obligations that we will consider in determining minimum lease payments. The leases will be classified as either operating leases or capital leases, as appropriate.

Employees and Consultants

As of the date of this Report, we have twelve full-time employees inclusive of a Chief Executive Officer, Chief Financial Officer, Secretary and Chief Cultivation Officer and two part-time employees. We contract all labor for public company governance services, website development, accounting, legal and daily activities outside of management. Please see DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS for additional information.

Consulting Agreements

Effective February 25, 2021, the Company entered into a Consulting Agreement (the “Agreement”) with Sylios Corp (the “Consultant”). Under the terms of the Agreement, the Consultant shall prepare the Company’s filings with the Securities and Exchange Commission (the “SEC”) including its Annual report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Consultant shall receive $50,000 in cash compensation plus 225,000 shares of the Company’s common stock. The Agreement has a term of the latter of one (1) year or until the Company’s Annual Report for the period ended December 31, 2021 is filed with the SEC.

On June 17, 2021, the Company entered into a Consulting Agreement (the “Agreement”) with Wolfpack Consulting, LLC (the “Consultant”). Under the terms of the Agreement, the Consultant shall use its commercially reasonable efforts and adequate business time and attention to identify various properties that may fit into Client’s business model to develop, cultivate, and produce marijuana related products. The Consultant shall receive $25,000 in cash compensation. The Agreement shall begin on the Effective date and end upon the earlier of: (a) the first anniversary of the Effective Date (i.e., one year), or (b) either Party’s receipt of written notice from the other party of its intent to terminate this Agreement after the expiration of the first anniversary (the “Term”).

Corporate Advisory Agreement (Research & Development)

Under the terms of the Research & Development Agreement (the “Research Agreement”), GYB, LLC (the “Advisor”) shall report to Company, in writing, on a quarterly basis beginning on July 1, 2021, on the status of the psychedelics industry including, but not limited to, those areas of importance identified in the Recitals, identify entities operating within the legally regulated psychedelics industry that may be suitable as a potential acquisition or merger candidate and other such services the parties agree upon. The Research Agreement has a term of one year and begins on May 18, 2021. As compensation for the services provided, the Company shall pay the Advisor $310,000 upon execution of the Research Agreement.

Corporate Advisory Agreement (M&A and Funding)

Under the terms of the M&A and Funding Agreement (the “M&A Agreement”), GYB, LLC (the “Advisor”) shall identify prospective funding sources, identify potential companies for acquisition within the cannabis industry, identify pertinent technology companies that drive-up point of sale solutions and other such services the parties agree upon. The M&A Agreement has a term of two years and begins on May 18, 2021. As compensation for the services provided, the Company shall pay the Advisor $290,000 upon execution of the M&A Agreement.

Amount Spent on Research and Website Development

For the six months ended June 30, 2021 and years ended December 31, 2020 and 2019, the Company spent $0, $0 and $0 on research and website development, respectively.

Compliance Expenses

Our company incurs annual expenses to comply with state corporate governance and business licensing requirements. We estimate these costs to be under $20,000 per year for the establishment of foreign corporations in other states that we plan to operate.

Insurance

MJ Holdings, Inc. currently offers health, dental and vision insurance to its employees at an estimated monthly cost of $5,100. MJ Holdings, Inc. also carries general liability insurance. We do not currently hold any other forms of insurance, including directors’ and officers’ insurance. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

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Patents/Trademarks:

We currently hold no patents or trademarks.

Competitors, Methods of Completion, Competitive Business Conditions

The Company may face substantial competition in the operation of cultivation facilities in Nevada. Numerous other companies have also been granted cultivation licenses, and, therefore, the Company anticipates that it will face competition from these other companies. The Company’s management team has experience in successfully developing, implementing, and operating marijuana cultivation and related businesses in other legal cannabis markets. The Company believes its experience in outdoor cultivation provides it with a distinct competitive advantage over its competitors and it will continue to focus on this area of its operations.

Competitors include private and public companies such as: Acres Cultivation, LLC, 8lFold, The Apothecary Shoppe, Bond Road Cannabis Company, Floravega, Remedy Cultivation and Flower One.

Legal Proceedings

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. When the Company is aware of a claim or potential claim, it assesses the likelihood of any loss or exposure. If it is probable that a loss will result and the amount of the loss can be reasonably estimated, the Company will record a liability for the loss. I addition to the estimated loss, the liability includes probable and estimable legal cost associated with the claim or potential claim. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company business. There is no pending litigation involving the Company at this time.

DGMD Complaint

On March 19, 2021, a Complaint was filed against the Company, Jim Mueller, John Mueller, MachNV, LLC, Acres Cultivation, Paris Balaouras, Dimitri Deslis, ATG Holdings, LLC and Curaleaf, Inc. (collectively, the “Defendants”) by DGMD Real Estate Investments, LLC, ARMPRO, LLC, Zhang Springs LV, LLC, Prodigy Holdings, LLC and Green Organics, LLC (collectively, the “Plaintiffs”) in the District Court of Clark County, Nevada.

In the Complaint, the Plaintiffs allege that the Defendants: (i) intended to fraudulently obtain money from the Plaintiffs in order to put that money towards the Acres dispensary and to make Acres look more appealing to potential buyers as well as pay off Defendants’ agents, and (ii) the Defendants acted together in order to find investors to invest money into the Acres and MJ Holdings “Investment Schemes”, and (iii) the Defendants intended to fraudulently obtain Plaintiffs’ money for the purpose of harming the Plaintiffs to benefit the Defendants, and (iv) the Defendants committed unlawful fraudulent misrepresentation in the furtherance of the agreement to defraud the Plaintiffs. The Plaintiffs allege that damages are in excess of $15,000.

As the complaint pleads only the statutory minimum of damages, the Company is unable to estimate the potential exposure, if any, resulting from this matter but believes it is without merit as to liability and otherwise deminimis as to damages. Thus, the Company does not expect this matter to have a material effect on the Company’s consolidated financial position or its results of operations. The Company will vigorously defend itself against this action and has filed an appropriate and timely answer to the Complaint including a lengthy and comprehensive series of affirmative defenses and liability and damage avoidances.

Tierney Arbitration

On March 9, 2021, Terrence Tierny, the Company’s former President and Secretary, filed for arbitration with the American Arbitration Association for: (i) breach of contract, (i) breach of the implied covenant of good faith and fair dealing, and (iii) NRS 608 wage claim. Mr. Tierney demanded payment in the amount of $501,084.67 for deferred business compensation, business compensation, expenses paid on behalf of the Company, accrued vacation and severance pay.

On April 7, 2021, the Company made payment against the wage claim in the amount of $62,392, inclusive of $59,583 for wages and $2,854 for accrued vacation.

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Sources and Availability of Raw Materials

We do not use raw materials in our business.

Seasonal Aspect of our Business

None of our products are affected by seasonal factors.

Reports to Security Holders

We are required to file reports and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings are available to you free of charge at the SEC’s web site at www.sec.gov. We are an electronic filer with the SEC and, as such, our information is available through the Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This information may be found at www.sec.gov and posted on our website for investors at http://www.mjholdingsinc.com.

PROPERTIES

The Company’s principal office is located at 2580 S. Sorrel St., Las Vegas, NV 89146. In January 2021, the Company sold its commercial office building located at 1300 South Jones Boulevard, Las Vegas, NV 89146.

The Company holds a triple net leasehold interest in a 17,298 square foot building located at 2310 Western Avenue, Las Vegas, Nevada. The lease is for an initial term of 10 years, with a 12-month rent abatement. The commencement date of the lease is June 29, 2017. The lease includes two options to extend, each for an additional 5 years. The lease grants the Company an option to purchase the property on or after the 25th month of the lease and continuing through the 60th month of the lease for the sum of $2,607,880. Currently, the Company has no present intention to exercise the purchase option.

In August of 2018, the Company executed a letter of intent (“LOI”) for the acquisition of all of the membership units of Farm Road, LLC, a Wyoming limited liability company (“Farm Road”). Farm Road was the owner of five parcels of farmland in the Amargosa Valley of Nevada totaling 260 acres and the concomitant 180 acre-feet of water rights. Pursuant to the terms of a Membership Interest Purchase Agreement (“MIPA”) executed between the Company and Farm Road in November of 2018, the Company was to acquire Farm Road for $1,000,000 on the following terms: a deposit of $50,000 in cash and $50,000 of the Company’s restricted common stock upon execution of the LOI, to be held in escrow until closing, $150,000 in cash payable at closing and a promissory note bearing 5% simple annual interest (the “Promissory Note”) in the amount of $750,000 payable to FR Holdings, LLC (an unrelated third party) (“FRH”) in 36 equal monthly interest only payments of three thousand one hundred twenty five ($3,125) dollars commencing on the March 1, 2019. On January 18, 2019, pursuant to the terms the MIPA, the Company acquired a 100% interest in Farm Road. The terms of the Promissory Note include a balloon payment to be made on January 17, 2022 of any then remaining principal balance and accrued interest. The MIPA further provides that FRH shall be entitled to receive a consulting fee of five per cent (5%) of the gross sales from any commercial use of the property up to a maximum of five hundred thousand ($500,000) dollars payable to FRH within two years of the January 18, 2019 closing date. The Company has started assembling the Cravo® cultivation system on this property. Subject to receipt of additional funding and all regulatory approvals, the facility will be able to commence operations.

Effective August 1, 2019, the Company entered into an agreement to lease an approximately 17,000 sq. ft. commercial building in Pahrump, NV. The lease is for a term of ten years at an initial monthly rent of $10,000 per month with rent increases each August 1st during the term of the lease equal to the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for CPI W (Urban Wage Earners and Clerical Workers) for Las Vegas, Nevada. The Company paid the property owner a security deposit in the amount of $20,000. While the Company took possession of the premises on August 1, 2019, the monthly rent commenced on October 1, 2019. The Company has an option, exercisable between July 1, 2020 and July 1, 2024, to purchase the property for $1,800,000. The leasehold has previously been utilized as a fully-licensed State of Nevada marijuana cultivation facility. On November 29, 2019, the building suffered significant damage after a windstorm swept through the town of Pahrump. The storm caused structural damage as well as damage to the plumbing and electrical supply to the building, making the facility unusable. Pursuant to the terms of the lease, the inability to occupy and utilize the facility relieves us of any obligation to pay rent. As of the date of this filing, repairs to the building have not yet commenced. It was the Company’s intention to move its marijuana processing into this facility upon receipt of all required regulatory approvals. As the building remains uninhabitable, the Company cannot estimate when it will be able to commence operations. The Company is examining other options for its processing facility including relocating it to its Amargosa, NV property.

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We believe that our facilities are adequate for our current needs and that, if required, we will be able to expand our current space or locate suitable new office space and obtain a suitable replacement for our executive and administrative headquarters.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

Please read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto, as well as the “Risk Factors” and “Description of Business” sections included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors”.

Overview

MJ Holdings, Inc. (OTCQB: MJNE) is a highly-diversified cannabis holding company providing cultivation management, asset and infrastructure development – currently concentrated in the Las Vegas market. It is the Company’s intention to grow its business and provide a 360-degree spectrum of infrastructure, including, cannabis cultivation, production of cannabis related products, management services, dispensaries and consulting services. The Company intends to grow its business through joint ventures with existing companies possessing complementary subject matter expertise, acquisition of existing companies and through the development of new opportunities. The Company intends to “prove the concept” profitably in the rapidly expanding Las Vegas market and then use that anticipated success as a template for replicating the concept in other developing states through a combination of strategic partnerships, acquisitions and opening new operations.

Current Initiatives include:

●	a three-acre, hybrid, outdoor, marijuana-cultivation facility (the “Cultivation Facility”) located in the Amargosa Valley of Nevada. The Company has the contractual right to manage and cultivate marijuana on this property until 2026, for which it will receive eighty-five percent (85%) of the net revenues realized from its management of this facility. The licensed facility is owned by Acres Cultivation, LLC, a wholly owned subsidiary of Curaleaf Holdings, Inc. The Company completed its second harvest on this property in November of 2019 and had anticipated generating revenue from this harvest until late Q4 of 2020. The impact of COVID-19 greatly impacted the continuing sale of inventory from this harvest. In April of this year, the Company planted a one acre auto-flower crop, which it began harvesting in late June of 2020 and completed in January of 2021. On January 21, 2021, the Company received a Notice of Termination, effective immediately, from Acres Cultivation, LLC. The Company does not anticipate that it will generate any further revenue under the Acres relationship.

●	260 acres of farmland for the purpose of cultivating additional marijuana (the “260 Acres”) purchased in January of 2019. The Company intends to utilize the state-of-the-art Cravo® cultivation system for growing an additional five acres of marijuana on this property, that is contiguous to the three-acre property that it manages in Amargosa. The Cravo® system will allow multiple harvests per year and should result in higher annual yields per acre. The land has more than 180-acre feet of permitted water rights, which will provide more than sufficient water to markedly increase the Company’s marijuana cultivation capabilities. This facility, upon receipt of required funding, is expected to become operational in the summer of 2021. Subsequent to year end, the Company elected to relocate all of its equipment utilized on the Acres lease to its 260 acres adjacent to the Acres lease. The Company will utilize the 260 Acres for its own harvest along with additional harvests under any Cultivation and Sales Agreements.

●	a nearby commercial trailer and RV park (THC Park – Tiny Home Community) was purchased in April of 2019 to supply necessary housing for the Company’s farm employees. After the Company’s 2018 harvest, it came to realize that it would need to find a more efficient method of housing and to bring its cultivation team to its facilities. The Company purchased the 50-acre plus THC Park for $600,000 in cash and $50,000 of the Company’s restricted common stock. The Company has elected to reinitiate renovations and/or additions at its Tiny Home Community so that workers on the 260 Acres will be afforded housing.

●	an agreement to acquire an additional cultivation license and production license, both currently located in Nye County Nevada. On February 5, 2021, the Company (the “Purchaser”) executed a Membership Interest Purchase Agreement (“MIPA3”) with MJ Distributing, Inc. (the “Seller”) to acquire all of the outstanding membership interests of MJ Distributing C202, LLC and MJ Distributing P133, LLC, each the holder of a State of Nevada provisional medical and recreational cultivation license and a provisional medical and recreational production license. In consideration of the sale, transfer, assignment and delivery of the Membership Interests to Purchaser, and the covenants made by Seller under the MIPA3, Purchaser agrees to pay a combination of cash, promissory notes, and stock in the amount of One-Million-Two-Hundred-Fifty Thousand Dollars ($1,250,000.00) in cash and/or promissory notes and 200,000 shares of the Company’s restricted common stock, all of which constitutes the consideration agreed to herein for (the “Purchase Price”), payable as follows: (i) a non-refundable down payment in the amount of $300,000 was made on January 15, 2021, (ii) the second payment in the amount of $200,000 was made on February 5, 2021, (iii) a deposit in the amount of $310,000 was paid on February 22, 2021 ($210,000 was a pre-payment against the June 12, 2021 payment due under the MIPA3), (iv) $200,000 was deposited on June 24, 2021, and (v) $250,000 shall be deposited within five (5) business days after the Nevada Cannabis Compliance Board (“CCB”) provides notice on its agenda that the Licenses are set for hearing to approve the transfer of ownership from the Seller to the Purchaser.

●	indoor cultivation facility build-out in the city of Las Vegas (the “Indoor Facility”). Through its subsidiary, Red Earth, LLC, the Company holds a Medical Marijuana Establishment Registration Certificate, Application No. C012. In August of 2019, the Company entered into a Membership Interest Purchase Agreement (the “Agreement”) with Element NV, LLC (“Element”), to sell a 49% interest in the license. Under the terms of the Agreement, Element was required to invest more than $3,500,000 into this Indoor Facility. Element paid the monthly rent on the facility from December 2019 through March 2020 but failed to make any additional payments. On June 11, 2020, the Company entered into the First Amendment (“First Amendment”) to the Agreement. Under the terms of the First Amendment, the Closing Purchase Price was adjusted to $441,000, and Element was required to make a capital contribution (the “Initial Contribution Payment”) to the Target Company in the amount of $120,000 and was required to make an additional cash contribution (the Final Contribution Payment”) in the amount of $240,000. Due to the ongoing impact of COVID-19 on the Company’s respective business operations, the Company has not been able to pay the monthly rent. As of the date of this filing, the Company is in active negotiations with the landlord to find an acceptable resolution regarding the payment of past due rent. The Company has terminated its discussions with Element regarding its past due payments and has elected to place the Certificate up for sale.

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Acquisition of Cultivation and Production licenses

On February 5, 2021 (the “Effective Date”), the Company (as “Purchaser”) entered into a Membership Interest Purchase Agreement of MJ Distributing C202, LLC (hereinafter “C202”) and MJ Distributing P133, LLC (hereinafter “P133”)(hereinafter, the “MIPA3”) with MJ Distributing, Inc., a Nevada corporation (the “Seller”), Mark Zobrist, an individual resident of the State of Nevada (“Zobrist”), and John Goss, an individual resident of the State of Nevada (“Goss”, and collectively, with Zobrist, “Owners”).

Under the terms of the MIPA3, the Purchaser has agreed to acquire all of the issued and outstanding Membership Interests of C202 and P133 that are each a holder of certain cultivation and production certificates: (i) medical marijuana registration certificate for Cultivation (C202 – Cert. No. 48306359790925315497)(the “Medical Cultivation Certificate”), (ii) Recreational Use marijuana facility license and certificate for Cultivation (RC202 – cert. # 43160131583347244176)(the “Recreational Cultivation Certificate”), (iii) medical marijuana registration certificate for Production (P133 – Cert. No. 08705048067480042809)(the “Medical Production Certificate”), and (iv) Recreational Use marijuana facility license and certificate for Production (RP133 – cert. #07793712489874595708)(the “Recreational Production Certificate”).

In consideration of the sale, transfer, assignment and delivery of the Membership Interests to Purchaser, and the covenants made by Seller under the Agreement, Purchaser agrees to pay a combination of cash, promissory notes, and stock as consideration in the amount of One-Million-Two-Hundred-Fifty Thousand Dollars ($1,250,000.00) in cash and/or promissory notes and 200,000 shares of MJ Holdings, Inc. restricted common stock, all of which constitutes the consideration agreed to herein for (the “Purchase Price”), payable as follows: (i) a non-refundable down payment in the amount of $300,000 was made on January 15, 2021, (ii) the second payment in the amount of $200,000 was made on February 5, 2021, (iii) a deposit in the amount of $310,000 was paid on February 22, 2021 ($210,000 was a pre-payment against the June 12, 2021 payment due under the MIPA3), (iv) $200,000 was deposited on June 24, 2021, and (v) $250,000 shall be deposited within five (5) business days after the Nevada Cannabis Compliance Board (“CCB”) provides notice on its agenda that the Licenses are set for hearing to approve the transfer of ownership from the Seller to the Purchaser.

The closing of the Contemplated Transactions (the “Closing”) shall take place as soon as practicable, but no later than five (5) Business Days after the satisfaction or waiver of each of the conditions set forth in the MIPA3, inclusive of the Purchaser having obtained Ownership Approval. The transactions contemplated by this MIPA3 require privilege licensing and approvals by certain regulatory authorities (“Regulatory Authorities”) including, without limitation, the CCB and Nye County, Nevada (collectively “Ownership Approval”). Purchaser and Seller shall submit applications for the Ownership Approval within fifteen (15) days of the Effective Date.

Cultivation and Sales Agreements

MKC Development Group, LLC Agreement

On January 22, 2021 (the “effective Date”), MJ Holdings, Inc. (“MJNE”) entered into a Cultivation and Sales Agreement (the “Agreement”) with MKC Development Group, LLC (the “Company”). Under the terms of the Agreement, MJNE shall retain the Company to provide oversight and management of MJNE’s cultivation and sale of products at MJNE’s Amargosa Valley, NV farm. The Agreement shall commence on the Effective Date, continue for a period of ten (10) years and automatically renew for a period of five (5) years.

As deposits, security and royalty, the Company shall pay to MJNE:

(i)	a $600,000 non-refundable deposit upon execution of the Agreement;
(ii)	a security deposit of $10,000 to be applied against the last month’s obligations and a $10,000 payment to be applied against the first month’s rent;
(iii)	$10,000 on the first of each month for security and compliance;
(iv)	a royalty of 10% of gross revenue less applicable taxes (hereinafter “Net Sales Revenue”) on all sales of product by the Company; and
(v)	the Company shall, after the first two (2) years from execution of the Agreement, be responsible to pay to MJNE a minimum royalty of $83,000.00 per month.

As compensation, MJNE shall pay to the Company:

(i)	90% of Net Sales Revenue to the Company as the Management Fee.

The transaction closed on January 27, 2021.

Natural Green, LLC Agreement

On March 26, 2021 (the “effective Date”), MJ Holdings, Inc. (“MJNE”) entered into a Cultivation and Sales Agreement (the “Agreement”) with Natural Green, LLC (the “Company”). Under the terms of the Agreement, MJNE shall retain the Company to provide oversight and management of MJNE’s cultivation and sale of products at MJNE’s Amargosa Valley, NV farm. The Agreement shall commence on the Effective Date, continue for a period of ten (10) years and automatically renew for a period of five (5) years. The Company shall be responsible for compliance, standard of care, packaging, insurance, labor matters, policies and procedures, testing, record keeping, security and marketing.

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As deposits, security and royalty, the Company shall pay to MJNE:

(i)	a $500,000 Product Royalty deposit to be applied to the first Product Royalty or Product Royalties;
(ii)	a deposit of $20,000 to be applied against the first and last month’s Security and Compliance fee;
(iii)	$10,000 on the first of each month for Security and Compliance;
(iv)	a royalty of 10% of gross revenue less applicable taxes (hereinafter “Net Sales Revenue”) on all sales of product by the Company; and
(v)	the Company shall, after the first two (2) years from execution of the Agreement, be responsible to pay to MJNE a minimum royalty of $50,000.00 per month.

As compensation, MJNE shall pay to the Company:

(i)	90% of Net Sales Revenue to the Company as the Management Fee.

On March 26, 2021, MJNE and the Company entered into an Amendment to the Agreement whereby MJNE waived the Company’s requirement to obtain liability insurance and required the Company to pay MJNE $40,000 for capital expenditures costs. The transaction closed on April 7, 2021.

Green Grow Investments Agreement

On May 7, 2021 (the “Effective Date”), MJ Holdings, Inc. (“MJNE”) entered into a Cultivation and Sales Agreement (the “Agreement”) with Green Grow Investments Corporation (the “Company”). Under the terms of the Agreement, MJNE shall retain the Company to provide oversight and management of MJNE’s cultivation and sale of products at MJNE’s Amargosa Valley, NV farm. The Agreement shall commence on the Effective Date, continue for a period of ten (10) years and automatically renew for a period of five (5) years. The Company shall be responsible for compliance, standard of care, packaging, insurance, labor matters, policies and procedures, testing, record keeping, security and marketing.

As deposits, security and royalty, the Company shall pay to MJNE:

(i)	a $600,000 Product Royalty of which $50,000 is due upon signing, $150,000 upon MJNE obtaining the licenses from MJ Distributing, Inc. and affiliates and $200,000 for each of the first and second years’ harvests;
(ii)	a deposit of $20,000 to be applied against the first and last month’s Security and Compliance fee;
(iii)	$10,000 on the first of each month for Security and Compliance;
(iv)	a royalty of 10% of gross revenue less applicable taxes (hereinafter “Net Sales Revenue”) on all sales of product by the Company; and
(v)	the Company shall, after the first two (2) years from execution of the Agreement, be responsible to pay to MJNE a minimum royalty of $50,000.00 per month.

As compensation, MJNE shall pay to the Company:

(i)	a Management Fee that is based upon the net sales price (after taxes) and further subject to all contractual expenses.

RK Grow, LLC Agreement

On June 22, 2021 (the “Effective Date”), MJ Holdings, Inc. (“MJNE”) entered into a Cultivation and Sales Agreement (the “Agreement”) with RK Grow, LLC (the “Company”). Under the terms of the Agreement, MJNE shall retain the Company to provide oversight and management of MJNE’s cultivation and sale of products at MJNE’s Amargosa Valley, NV farm. The Agreement shall commence on the Effective Date, continue for a period of fifteen (15) years and automatically renew for one fifteen (15) year period. The Company shall be responsible for compliance, standard of care, packaging, insurance, labor matters, policies and procedures, testing, record keeping, security and marketing. The Agreement is for a designated 40 acres for cultivation.

As deposits, security and royalty, the Company shall pay to MJNE:

(i)	a Product Royalty Deposit of $3,000,000.00 to be applied to the first Product Royalty or Product Royalties;
(ii)	a deposit of $20,000 to be applied against the first and last month’s Security and Compliance fee;
(iii)	$10,000 on the first of each month for Security and Compliance;
(iv)	a royalty of 10% of gross revenue less applicable taxes (hereinafter “Net Sales Revenue”) on all sales of product by the Company;
(v)	Minimum Monthly Product Royalty: Minimum Monthly Product Royalty (MMPR) shall be calculated on a per annum basis. Therefore, Company will have satisfied all MMPR obligations for the year upon remitting $1,080,000.00 to MJNE; and
(vi)	MJNE agrees to provide access to water for the Designated Acreage without charge to the Company. However, Company will be responsible for any construction required to have the water actually delivered to its Designated Acreage from the source.

As compensation, MJNE shall pay to the Company:

(i)	a Management Fee that is based upon the net sales price (after taxes) and further subject to all contractual expenses.

The Company may also continue to seek to identify potential acquisitions of revenue producing assets and licenses within legalized cannabis markets that can maximize shareholder value.

The Company may face substantial competition in the operation of cultivation facilities in Nevada. Numerous other companies have also been granted cultivation licenses, and, therefore, the Company anticipates that it will face competition from these other companies. The Company’s management team has experience in successfully developing, implementing, and operating marijuana cultivation and related businesses in other legal cannabis markets. The Company believes its experience in outdoor cultivation provides it with a distinct competitive advantage over its competitors, and it will continue to focus on this area of its operations. The Company still faces challenges engaging and retaining senior managers.

The below discussions are as of the date stated (unless specifically noted otherwise) and should be read in conjunction with financial statements and notes thereto for the applicable period referenced. These discussions may include information that has since changed and may not be consistent with other sections of this prospectus.

Recent Developments- For the three and six months ended June 30, 2021 and years ended December 31, 2020 and 2019

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Financing Needs

In order to fund our operations, we rely upon direct investments, partnerships and joint ventures with accredited investors. Once the Company becomes profitable, we intend to fund our operations from free cash flow.

At present, the Company only has sufficient funds to conduct its operations for three to six months. There can be no assurance that additional financing will be available in amounts or on terms acceptable to the Company, if at all.

If we are not successful in generating sufficient liquidity from Company operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on the Company’s business, results of operations liquidity and financial condition.

The Company presently does not have any available credit, bank financing or other external sources of liquidity. Due to its brief history and historical operating losses, the Company’s operations have not been a source of liquidity. The Company will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, the Company may need to sell additional shares of its common stock or borrow funds from private lenders. There can be no assurance that the Company will be successful in obtaining additional funding.

The Company will need additional investments in order to continue operations. Additional investments are being sought, but the Company cannot guarantee that it will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. In the event there is a downturn in the U.S. stock and debt markets, this could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if the Company is able to raise the funds required, it is possible that it could incur unexpected costs and expenses, fail to collect significant amounts owed to it, or experience unexpected cash requirements that would force it to seek alternative financing. Further, if the Company issues additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders.

Results of Operations

Three Months Ended June 30, 2021 Compared to Three Months Ended June 30, 2020

Revenues

The Company’s revenue was $209,006 for the three months ended June 30, 2021, compared to $66,914 for the three months ended June 30, 2020. The increase in revenue for the three months ended June 30, 2021 versus the three months ended June 30, 2020 was largely attributable to revenue generated under the management agreement with Acres Cultivation, LLC. Revenue, by class, is as follows:

	For the three months ended
	June 30,
	2021	2020
Revenues:
Rental income (i)	$20,308	$35,464
Management income (ii)	138,446	22,200
Equipment lease income (ii)	50,252	9,250
Total	$209,006	$66,914

(i)	The rental income is from the Company’s THC Park.

(ii)	In April 2018, the Company entered into a management agreement with Acres Cultivation, LLC, a Nevada limited liability company (the “Licensed Operator”) that holds a license for the legal cultivation of marijuana for sale under the laws of the State of Nevada. In January of 2019, the Company entered into a revised agreement, which replaced the April 2018 agreement, with the Licensed Operator in order to be more stringently aligned with Nevada marijuana laws. The material terms of the agreement remain unchanged. The Licensed Operator is contractually obligated to pay over to the Company eighty-five (85%) percent of gross revenues defined as gross proceeds from sales of marijuana products minus applicable state excise taxes and local sales tax. The agreement is to remain in force until April 2026. In April 2019, the Licensed Operator was acquired by Curaleaf Holdings, Inc., a publicly traded Canadian cannabis company. On January 21, 2021, the Company received a Notice of Termination, effective immediately, from Acres Cultivation, LLC. The Company does not anticipate that it will generate any further revenue under the Acres relationship.

Operating Expenses

Direct costs of revenues were $40,592 and $67,428 for the three months ended June 30, 2021 and 2020, respectively.

	For the three months ended
Direct costs of revenue:	June 30,
	2021	2020
Management and equipment lease income	$40,592	$67,428
Total	$40,592	$67,428

The direct costs of revenue of $40,592 for the three months ended June 30, 2021 is attributable to: labor, compliance, testing and others related expenses – all of which are directly related to the Consulting and Equipment Lease Agreements with the Licensed Operator.

General and administrative

For the three months ended June 30, 2021, our general and administrative expenses were $1,967,097 compared to $459,046 for the three months ended June 30, 2020, resulting in an increase of $1,508,051. The increase was largely attributable to expanding employee-related expenses and professional fees associated with the Company’s various business development activities.

Other Income/(Expense)

For the three months ended June 30, 2021, our other income/(expense) were $1,344,176 compared to ($53,976) for the three months ended June 30, 2020, resulting in an increase in other income of $1,398,152. The increase was largely attributable to the Company’s gain on settlement of consulting and management agreement.

Net Income (Loss)

Net income (loss) attributable to common shareholders was ($836,172) for the three months ended June 30, 2021, compared to a net loss of ($632,979) for the three months ended June 30, 2020. The increase in net loss for the three months ended June 30, 2021 as compared to the same period in 2020 is largely attributable to the Company’s provision for income taxes in the amount of $277,000.

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Six Months Ended June 30, 2021 Compared to Six Months Ended June 30, 2020

Revenues

The Company’s revenue was $516,381 for the six months ended June 30, 2021, compared to $523,072 for the six months ended June 30, 2020. Revenue, by class, is as follows:

	For the six months ended
	June 30,
	2021	2020
Revenues:
Rental income (i)	$40,169	$57,963
Management income (ii)	341,398	328,313
Equipment lease income (ii)	134,814	136,796
Total	$516,381	$523,072

(i)	The rental income is from the Company’s THC Park.
(ii)	In April 2018, the Company entered into a management agreement with Acres Cultivation, LLC, a Nevada limited liability company (the “Licensed Operator”) that holds a license for the legal cultivation of marijuana for sale under the laws of the State of Nevada. In January of 2019, the Company entered into a revised agreement, which replaced the April 2018 agreement, with the Licensed Operator in order to be more stringently aligned with Nevada marijuana laws. The material terms of the agreement remain unchanged. The Licensed Operator is contractually obligated to pay over to the Company eighty-five (85%) percent of gross revenues defined as gross proceeds from sales of marijuana products minus applicable state excise taxes and local sales tax. The agreement is to remain in force until April 2026. In April 2019, the Licensed Operator was acquired by Curaleaf Holdings, Inc., a publicly traded Canadian cannabis company. On January 21, 2021, the Company received a Notice of Termination, effective immediately, from Acres Cultivation, LLC. The Company does not anticipate that it will generate any further revenue under the Acres relationship.

Operating Expenses

Direct costs of revenues were $40,592 and $540,198 for the six months ended June 2021 and 2020, respectively. Direct costs of revenues, by class, is as follows:

	For the six months ended
	June 30,
Direct costs of revenue:	2021	2020
Management and lease equipment income	$40,592	$540,198
Total	$40,592	$540,198

The direct costs of revenue of $40,592 is attributable to labor, compliance testing and other related expenses – all of which are directly related to the sale of marijuana pursuant to our Agreements with the Licensed Operator.

General and administrative

For the six months ended June 30, 2021, our general and administrative expenses were $4,773,024 compared to $1,497,727 for the six months ended June 30, 2020, resulting in an increase of $3,275,297. The increase was largely attributable to expanding employee-related expenses and professional fees associated with the Company’s various business development activities.

Other Income/(Expense)

For the six months ended June 30, 2021, our other income (expense) was $11,180,381 compared to ($98,377) for the six months ended June 30, 2020, resulting in an increase of $11,278,758. The increase was largely attributable to the Company’s liquidation of its marketable securities held for sale.

Net Income (Loss)

Net income was $6,404,011 for the six months ended June 30, 2021, compared to net loss of $1,843,511 for the six months ended June 30, 2020. The increase in net income for the six months ended June 30, 2021 as compared to the same period in 2020 is largely attributable to the Company’s liquidation of its marketable securities held for sale.

Liquidity and Capital Resources

The following table summarizes the cash flows for the six months ended June 30, 2021 and 2020:

	2021	2020
Cash Flows:

Net cash provided by (used in) operating activities	(3,849,327)	(38,904)
Net cash provided by investing activities	11,009,852	-
Net cash provided by financing activities	(1,378,377)	153,331

Net increase (decrease) in cash	5,782,148	114,427
Cash at beginning of period	117,536	22,932

Cash at end of period	$5,899,684	$137,359

The Company had cash of $5,899,684 at June 30, 2021 compared with cash of $137,359 at June 30, 2020.

Operating Activities

Net cash used in operating activities for the six months ended June 30, 2021, was $3,849,327 versus $38,904 for the six months ended June 30, 2020. The increase in cash used in operating activities in 2021 included net income of $6,404,011 offset by a gain on sale of marketable securities of $9,857,429 and gain on sale of assets on $260,141.

Investing Activities

Net cash provided by investing activities during the six months ended June 30, 2021, was $11,009,852 as compared to $- for the six months ended June 30, 2020. The increase in cash provided by investing activities in 2021 is attributable to the proceeds from the sale of its marketable securities held for sale related to the sale of the Company’s equity holding in the common stock of Healthier Choice Management Corporation (“HCMC”).

Financing Activities

Net cash (used in) provided by financing activities during the six months ended June 30, 2021, was ($1,378,377) as compared to $153,331 for the six months ended June 30, 2020. The decrease in cash flow from financing activities for the six months ended June 30, 2021 is largely attributable to repayment on notes payable of $1,728,377.

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Results of Operations for the Years Ended December 31, 2020 and 2019

The Company’s historical financial statements prior to the reverse merger were replaced with the historical financial statements of Red Earth, the “accounting acquirer,” based on the accounting treatment for reverse merger transactions.

Revenues

Revenues were $822,845 for the year ended December 31, 2020 compared to $897,696 for the year ended December 31, 2019.

	Year ended
	December 31,
	2020	2019
Revenues:
Rental income (i)	$140,391	$79,479
Management income (ii)(iii)	587,237	579,941
Equipment lease income (ii)	95,217	238,276
Total	$822,845	$897,696

(i)	The rental income is from the Company’s THC Park.
(ii)	In April 2018, the Company entered into a management agreement with Acres Cultivation, LLC, a Nevada limited liability company (the “Licensed Operator”) that holds a license for the legal cultivation of marijuana for sale under the laws of the State of Nevada. In January of 2019, the Company entered into a revised agreement, which replaced the April 2018 agreement, with the Licensed Operator in order to be more stringently aligned with Nevada marijuana laws. The material terms of the agreement remain unchanged. The Licensed Operator is contractually obligated to pay over to the Company eighty-five (85%) percent of gross revenues defined as gross proceeds from sales of marijuana products minus applicable state excise taxes and local sales tax. The agreement is to remain in force until April 2026. In April 2019, the Licensed Operator was acquired by Curaleaf Holdings, Inc., a publicly traded Canadian cannabis company. On January 21, 2021, the Company received a Notice of Termination, effective immediately, from Acres Cultivation, LLC. The Company does not anticipate that it will generate any further revenue under the Acres relationship.
(iii)	In October of 2018, the Company entered into a Revenue Participation Rights Agreement (the “Agreement”) with Let’s Roll NV, LLC and Blue Sky Companies, LLC (together, the “Subscribers”). Under the terms of the Agreement, the Company transferred its ownership interest in 3.95% of the gross revenue from the “Amargosa Outdoor Grow” to the Subscribers in exchange for $100,000 cash payment and a Subscription Agreement in the amount of $1,142,100. On or before April 30th for the next 8 years (2019-2026), the Company shall calculate the pro rata gross revenue due to the Subscribers with payments being made on or before May 31st of each year. The Subscribers have agreed to forgo any payments required under the Agreement until May 2021. Please see Note 15 — Subsequent Events for further information.

Operating Expenses

Direct cost of revenue was $1,206,960 for the year ended December 31, 2020 compared to $1,187,723 for the year ending December 31, 2019, resulting in an increase of $19,237. The increase was largely attributable to (1) labor costs (2) cost of materials (3) product testing, and (4) professional fees.

	Year ended
	December 31,
Direct costs of revenue:	2020	2019
Rental income	$-	$-
Management and lease equipment income	1,206,960	1,187,723
Total	$1,206,960	$1,187,723

General and administrative, marketing and selling expenses were $2,979,348 for the year ended December 31, 2020 compared to $6,774,597 for the year ended December 31, 2019, resulting in a decrease of $3,795,249. The decrease was largely attributable to a decrease in our operations due to COVID-19 and county and state regulatory restrictions.

Depreciation and amortization were $453,887 for the year ended December 31, 2020 compared to $371,512 for the year ended December 31, 2019, resulting in an increase of $82,375. The increase was largely attributable to depreciation of the Company’s assets purchased in prior years.

Other income (expenses)

Other income/(expense) were ($147,878) for the year ended December 31, 2020 compared to ($819,749) for the year ended December 31, 2019, resulting in a decrease of $671,871. The decrease was largely attributable to loss on impairment of investments in the amount of $1,110,356 during the twelve months ended December 31, 2019 versus $18,345 during the twelve months ended December 31, 2020.

Net loss was $3,973,128 for the year ended December 31, 2020 compared to loss of $8,271,852 for the year ended December 31, 2019, resulting in a decrease of $4,812,343. The decrease in net loss in 2020 is largely attributable to a decrease in general administrative expense and the decrease on loss on impairment of investments.

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Liquidity and Capital Resources

Working Capital

	Year ended December 31, 2020	Year ended December 31, 2019
Current Assets	$990,779	$817,578
Current Liabilities	$5,977,282	$3,004,310
Working Capital (Deficit)	$(4,986,503)	$(2,186,732)

At December 31, 2020, the Company had cash of $117,536 and total current assets of $990,779 compared with cash of $22,932 and total current assets of $817,578 at December 31, 2019. The increase in total current assets is attributable to an increase in cash and prepaid expenses at December 31, 2020.

At December 31, 2020, the Company had total current liabilities of $5,977,282 compared to $3,004,310 at December 31, 2019. The increase in total current liabilities was largely attributable to an increase in accounts payable and accrued expenses and other current liabilities as compared to the year ended December 31, 2019.

The overall working capital deficit increased from $2,186,732 at December 31, 2019 to $4,986,503 at December 31, 2020.

The following table summarizes the cash flows for the years ended December 31, 2020 and 2019:

	2020	2019
Cash Flows:

Net cash provided by (used in) operating activities	(186,365)	(4,622,155)
Net cash used in investing activities	(35,477)	(1,516,643)
Net cash provided by financing activities	316,446	6,105,074

Net decrease in cash	94,604	33,724
Cash at beginning of year	22,932	56,656

Cash at end of year	$117,536	$22,932

The Company had cash of $117,536 at December 31, 2020 compared with cash of $22,932 at December 31, 2019.

Operating Activities

Net cash used in operating activities for the year ended December 31, 2020, was $186,365 versus $4,622,155 for the year ended December 31, 2019. The decrease in cash used in operating activities in 2020 included a net loss of $3,973,128 offset by accounts payable and accrued liabilities of $1,306,632, common stock issued for services of $398,466 and depreciation and amortization of $453,884.

Investing Activities

Net cash used in investing activities during the year ended December 31, 2020, was $35,477 as compared to $1,516,643 for the year ended December 31, 2019. The decrease in investing activities in 2020 is attributable to the decrease in purchases of fixed assets and third-party investments by the Company.

Financing Activities

Net cash provided by financing activities during the year ended December 31, 2020, was $316,446 as compared to $6,105,074 for the year ended December 31, 2019. The decrease in financing activities in 2020 is attributable to the decrease in the sale of common stock and the issuance of notes payable.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources to satisfy these outstanding liabilities. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business.

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We currently have no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

We are dependent on the sale of our securities to fund our operations and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If we are unable to raise the funds, we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to raise the capital we need for our operations from the sale of our securities. We have not located any sources for these funds and may not be able to do so in the future. We expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to cease operations. If we fail to raise funds, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. Please see NOTE 3 - GOING CONCERN within the Company’s condensed consolidated financial statements for the six months ended June 30, 2021 for further information.

Required Capital Over the Next Twelve Months

We expect to incur losses from operations for the near future. We believe we will have to raise an additional $2,500,000 to fund our operations over the next twelve months, including roughly $50,000 to remain current in our filings with the SEC. The additional funds will be utilized for hiring ancillary staff and key personnel, corporate website and SEO development, acquisition(s) in the waste and recycling management sector and day to day operations.

Future financing may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, existing holders of our securities may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our securities.

If additional financing is not available or is not available on acceptable terms, we may be required to delay or alter our business plan based on available financing.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows. See the Notes to the Financial Statements for more information.

OTC Markets Considerations

As discussed elsewhere in this registration statement, the Company’s common stock is currently traded on the OTCQB Marketplace under the symbol “MJNE.”

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our Directors and Executive Officers are set forth below. Our By-Laws provide for not less than one Director. All Directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified. The officers are elected by our Board.

Name of Officer/Director	Age	Position with Company	Director Since
Paris Balaouras (1)	49	Chief Cultivation Officer and Chairman of the Board of Directors	December 15, 2017
Roger J. Bloss (2)	62	Chief Executive Officer and Director	April 1, 2019
Bernard Moyle (3)	63	Chief Financial Officer and Secretary	————
David Dear ()	66	Director	October 1, 2020

(1)	Mr. Balaouras was appointed to the Board of Directors on December 15, 2017 and retained as the Company’s Chief Cultivation Officer on September 15, 2020.
(2)	Mr. Bloss was appointed to the Board of Directors on April 1, 2019 and retained as the Company’s interim Chief Executive Officer on September 15, 2020.
(3)	Mr. Moyle was retained as the Company’s corporate Secretary on September 15, 2020. On March 16, 2021, Mr. Moyle was appointed as Interim Chief Financial Officer upon the resignation of Mr. Kelly. Mr. Moyle currently serves as the Company’s Secretary and Interim Chief Financial Officer.
(4)	Mr. Dear was appointed to the Board of Directors on October 1, 2020.

Business Experience

The following is a brief overview of the education and business experience of each of the Company’s directors and executive officers during at least the past five years, including their principal occupations or employment during the period, the name and principal business of the organization by which they were employed, and certain of their other directorships:

Paris Balaouras has served as Chief Cultivation Officer since September 15, 2020 and Chairman of the Board since December 15, 2017. Mr. Balaouras has more than ten years of experience in the development and operations of legal cannabis businesses, including license acquisition, facility management, cannabis cultivation, and legislative initiatives. Mr. Balaouras was the founding and managing partner of Acres Medical, LLC (“Acres Medical”) from April 2014 until February 2016. While with Acres Medical, Mr. Balaouras was instrumental in raising investment capital for the acquisition of five Nevada Medical and Recreational Marijuana Establishment Certificates, the development and opening of a 20,000 square foot dispensary in Las Vegas, Nevada, and the acquisition of a 37-acre cultivation facility in the Amargosa Valley, Nevada, creating the largest cultivation site in the State of Nevada. From 2012 until 2016, while serving as the Principal Officer at Natural Remedy Patient Center, Mr. Balaouras obtained an Arizona dispensary, cultivation, and production license. Mr. Balaouras is a member of the Nevada Dispensary Association, Americans for Safe Access, and the National Organization for the Reform of Marijuana Law. Mr. Balaouras’ extensive experience and background with entities related to the Company’s core business initiatives uniquely qualifies him to serve on the Company’s Board of Directors.

Roger J. Bloss has served as interim Chief Executive Officer of September 15, 2020 and elected to the Company’s Board of Directors on April 1, 2019. Mr. Bloss has more than 40 years of experience in the hospitality industry and has served in executive positions with several major hotel franchise companies including as Executive VP and President of Global Development at Red Lion Hotels Corp. and President and Chief Executive Officer of Vantage Hospitality Group, Inc. which he co-founded in 1996. Mr. Bloss’ vast business and senior level management experience, with both private and public companies, makes him highly qualified to serve on the Company’s Board of Directors.

Bernard Moyle has served as the Company’s Secretary since September 15, 2020. From 1987 to present, Mr. Moyle served as Founder and Chief Operating Officer of Cal-Vegas, Ltd, a hotel management company and its parent company, Thirty-Eight Street, Inc. The former is focused on hotel management and the latter on providing accounting and bookkeeping services. From 1999 to present, Mr. Moyle served as Founder and Chief Operating Officer of VHGI, Inc., f/k/a Vantage Hospitality Group, Inc (“VHGI”). In late 2016, VHGI along with an affiliate, sold its approximately 1,400 franchisee/member Hotel Brands and operations to Red Lion Hotel Corporation (“RLH Corp”), a publicly traded company. Mr. Moyle became an Executive Vice-President and Chief Operating Officer of RLH Corp through the transition and held this post for approximately two years. Mr. Moyle remains a consultant to RLH Corp. Mr. Moyle also serves as the Managing Partner and President of The Country Club of Coral Springs, an 18-hole, par 71 Championship Golf Course and Country Club located in Coral Springs, FL. Mr. Moyle has held several volunteer posts for the City of Coral Springs, FL, including Chairman of the Board for the Economic Development Foundation, Vice Chair of the Community Redevelopment Authority and twice Chair of the Charter Review Committee. Mr. Moyle has also served as a member of the board of the Florida Restaurant & Lodging Association, both State and Broward County (Fort Lauderdale) and is a past Co-Chair of the Tourism Committee of the Broward Workshop. Prior to founding Cal-Vegas, Mr. Moyle practiced law for 18 years in Fort Lauderdale, FL. Mr. Moyle holds a Bachelor’s degree from Salisbury State University, Salisbury, MD and Juris Doctor from the Shepard Broad School of Law at Nova Southeastern University, FL where he was recognized as a Distinguished Alumni of the Year and is a former treasurer and president of the alumni association. Mr. Moyle also holds a Certified Hotel Administrator accreditation via the American Hotel & Lodging Association, Education Institute.

David Dear was appointed to the Company’s Board of Directors on October 1, 2020. From 2015 to the present, David C. Dear has served as the President of Newgrass Brewing Company as well as the Managing Member for Hudson Phoenix, LLC, a property management company. From 2011-2015, Mr. Dear served as an economic development consultant for Industrial Recruiting. Prior to that, Mr. Dear served in several different roles, such as grant administrator, data processing manager, county finance director and county manager/administrator with local government administrations. Mr. Dear currently serves as the Board Chairman for the local government Federal Credit Union of Raleigh, NC as well as a director on the Board of Trustees of the North Carolina State Retirement Systems. Mr. Dear received his Bachelor of Sciences degree in Accounting with a minor in Finance from the University of North Carolina Charlotte.

Significant Employees

At June 30, 2021 and December 31, 2020, the Company did not have any significant employees other than its executive officers.

Family Relationships

There are no family relationships among the directors and executive officers.

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EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

The following table provides certain summary information concerning the compensation earned for services rendered to the Company for the fiscal years ended December 31, 2020 and 2019, by its Chief Executive Officer and its other most highly compensated executive officers (the “named executive officers”) who served in such capacities at the end of the fiscal year ended December 31, 2020. Except as provided below, none of its named executive officers received any other compensation required to be disclosed by law in excess of $10,000 annually.

Name and Principal Position	Year	Salary- Paid or accrued ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pensions Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paris Balaouras
Chief Cultivation Officer and Director (1)	2020	100,625	-	-	-	-	-	-	100,625
	2019	197,867	-	-	-	-	-	-	197,867

Roger J. Bloss
Interim Chief Executive Officer (2)	2020	30,625	-	166,667	-	-	-	-	197,292

Bernard Moyle
Secretary (3)	2020	17,500	-	333,333	-	-	-	-	350,833

Jim Kelly
Interim Chief Financial Officer (4)	2020	6,000	-	333,333	-	-	-	-	339,333

Terrnace M. Tierney
Former President (5)	2020	51,231	-	50,000	-	-	-	-	101,231
	2019	194,065	-	-	-	-	-	-	194,065

Richard Groberg
Former President (6)	2020	27,500	-	-	-	-	-	-	27,500
	2019	81,885	-	-	-	-	-	-	81,885

Laurence Ruhe
Former Chief Financial Officer (7)	2020	9,615	-	-	-	-	-	-	9,615
	2019	48,462	-	-	-	-	-	-	48,462

(1)	Mr. Balaouras was appointed Chief Cultivation Officer on September 15, 2020 and appointed as Chairman of the Board on December 15, 2017
(2)	Mr. Bloss was appointed as interim Chief Executive Officer on September 15, 2020 and elected to the Company’s Board of Directors on April 1, 2019.
(3)	Mr. Moyle was appointed Secretary on September 15, 2020. On March 16, 2021, Mr. Moyle was appointed as Interim Chief Financial Officer upon the resignation of Mr. Kelly. Mr. Moyle currently serves as the Company’s Secretary and Interim Chief Financial Officer.
(4)	Mr. Kelly was appointed interim Chief Financial Officer on October 1, 2020. Mr. Kelly submitted his resignation as Interim Chief Financial Officer on March 16, 2021.
(5)	On August 7, 2020, the Board terminated the employment of Mr. Tierney.
(6)	Mr. Groberg resigned from the Company effective January 22, 2020.
(7)	Mr. Ruhe resigned from the Company effective March 2, 2020.

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We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Except as indicated below, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Equity Compensation, Pension or Retirement Plans

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Audit Committee

On October 2, 2019, the Company established an audit committee which is chaired by Roger Bloss, the Company’s Interim Chief Executive Officer and a Director of the Company and established a compensation committee which is chaired by Paris Balaouras, the Company’s Chief Cultivation Officer and a Director of the Company. The Company’s common stock is not currently listed on any national exchange and it is not required to maintain such committees by any self-regulatory agency.

Options/SARS Grants During Last Fiscal Year

None.

Directors’ Compensation

As of December 31, 2020, the Company’s Board consisted of three directors of which one was a non-employee director. Each of the Company’s Directors has entered into a Board of Directors Services Agreement (the “Agreement”) with the Company. Under the terms of the Agreement, each Director is paid $15,000, paid to the Director in four (4) equal installments on the last calendar day of each quarter as long as Director continues to fulfill his duties and provide the services set forth. In addition to cash compensation, the Director shall be issued a certificate in the amount of Fifteen Thousand (15,000) shares of the Company’s common stock on the last calendar day of each quarter as long as Director continues to fulfill his duties and provide the services set forth above. Each Director shall begin receiving compensation for services rendered under the Agreement beginning during the third (3rd) calendar quarter of 2020.

Code of Ethics

The Company has adopted a code of ethics within the meaning of Item 406 of Regulation S-K promulgated under the Securities Act of 1933, as amended, titled, “Business Conduct: “Code of Conduct and Policy,” that applies to all of the Company’s employees, including its principal executive officer, principal financial officer and principal accounting officer, and the Board. The Company intends to disclose any changes in or waivers from its code of ethics by posting such information on its website or by filing a Current Report on Form 8-K.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 13, 2021, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the Securities and Exchange commission (the “Commission”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to our common stock.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

The table below shows the number of shares beneficially owned as of September 13, 2021 by each of our individual directors and executive officers, by other holders of 5% or more of the outstanding stock and by all our current directors and executive officers as a group.

The percentage of beneficial ownership is based on 72,828,333 shares of our common stock as of September 13, 2021 that includes, 71,078,333 shares of common stock outstanding as of September 13, 2021, 1,500,000 shares issuable upon exercise of the options issued to our executive officers and 250,000 shares issuable upon exercise of the warrant issued in connection with the July 2020 Securities Purchase Agreement.

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	Common Stock
	Beneficially	Percentage of
Name of Beneficial Owner (1)	Owned	Common Stock (2)
Roger Bloss (3)(4)	2,311,807	3.17%
Bernard Moyle (5)(6)	1,028,200	1.41%
Paris Balaouras (7)(8)	20,873,745	28.66%
David Dear (9)(10)	1,490,965	2.05%
Officers and Directors as a Group	25,704,717	35.29%
Five Percent Beneficial Owners:
Doug Brown (11)(12)	11,652,279	16.00%

*	Equals less than 1%

(1)	Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of September 13, 2021 are deemed outstanding for computing percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any person. Percentages are based on a total of shares of common stock outstanding on September 13, 2021, and the shares issuable upon exercise of options, warrants exercisable, and debt convertible on or within 60 days of September 13, 2021.

(2)	The number of common shares outstanding used in computing the percentages is 72,828,333.

(3)	Included within Roger Bloss’ beneficial ownership includes 1,811,807 shares of common stock and 500,000 shares of common stock issuable upon exercise of the option issued to Mr. Bloss as per the terms of the Employment Agreement dated September 1, 2020.

(4)	The address for Mr. Bloss is 2580 S. Sorrel St, Las Vegas, NV 89146.

(5)	Included within Bernard Moyle’s beneficial ownership includes 528,200 shares of common stock and 500,000 shares of common stock issuable upon exercise of the option issued to Mr. Moyle as per the terms of the Employment Agreement dated September 1, 2020.

(6)	The address for Mr. Moyle is 2580 S. Sorrel St, Las Vegas, NV 89146.

(7)

Included within Paris Balaouras’ beneficial ownership includes 20,319,500 shares of common stock held by Roll On, LLC, 54,245 shares of common stock held in Mr. Balaouras’ name and 500,000 shares of common stock issuable upon exercise of the option issued to Mr. Balaouras as per the terms of the Employment Agreement dated September 1, 2020. Mr. Balaouras is the sole owner of Roll On, LLC, a Nevada limited liability company.

(8)	The address for Mr. Balaouras and Roll On, LLC is 2580 S. Sorrel St, Las Vegas, NV 89146.

(9)	Included within David Dear’s beneficial ownership includes 1,490,965 shares of common stock.

(10)	The address for Mr. Dear is 2580 S. Sorrel St, Las Vegas, NV 89146.

(11)

Included within Doug Brown’s ownership include 10,000,000 shares of common stock acquired in May of 2019 pursuant to the Company’s Regulation D private placement offering, 1,402,279 shares of common stock issued as per the terms of the Securities Purchase Agreement in July 2020 and 250,000 shares issuable upon exercise of the warrant issued in connection with the July 2020 Securities Purchase Agreement.

(12)	The address for Mr. Brown is 1300 South Dekalb St., Shelby, NC 28152.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

The Common Stock of the Company is currently trading on the OTCQB Marketplace under the symbol “MJNE.” The following information reflects the high and low closing prices of the Company’s common stock on the OTCQB Marketplace.

Quarterly period	High	Low
Fiscal year ended December 31, 2020:
First Quarter	$0.33	$0.15
Second Quarter	$0.19	$0.11
Third Quarter	$0.15	$0.09
Fourth Quarter	$0.28	$0.11

Fiscal year ended December 31, 2019:
First Quarter	$1.18	$0.67
Second Quarter	$0.96	$0.50
Third Quarter	$0.55	$0.34
Fourth Quarter	$0.38	$0.21

●	Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Holders

As of June 30, 2021, the approximate number of stockholders of record of the Common Stock of the Company was 149.

Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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Indemnification for Securities Act Liabilities

Our Certificate of Incorporation provides to the fullest extent permitted by Wyoming Law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By-Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock we and the selling stockholders are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Legal Proceedings

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us or has a material interest adverse to us.

●	None of our executive officers or directors have (i) been involved in any bankruptcy proceedings within the last five years, (ii) been convicted in or has pending any criminal proceedings (other than traffic violations and other minor offenses), (iii) been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or (iv) been found to have violated any Federal, state or provincial securities or commodities law and such finding has not been reversed, suspended or vacated.

DGMD Complaint

On March 19, 2021, a Complaint was filed against the Company, Jim Mueller, John Mueller, MachNV, LLC, Acres Cultivation, Paris Balaouras, Dimitri Deslis, ATG Holdings, LLC and Curaleaf, Inc. (collectively, the “Defendants”) by DGMD Real Estate Investments, LLC, ARMPRO, LLC, Zhang Springs LV, LLC, Prodigy Holdings, LLC and Green Organics, LLC (collectively, the “Plaintiffs”) in the District Court of Clark County, Nevada.

In the Complaint, the Plaintiffs allege that the Defendants: (i) intended to fraudulently obtain money from the Plaintiffs in order to put that money towards the Acres dispensary and to make Acres look more appealing to potential buyers as well as pay off Defendants’ agents, and (ii) the Defendants acted together in order to find investors to invest money into the Acres and MJ Holdings “Investment Schemes”, and (iii) the Defendants intended to fraudulently obtain Plaintiffs’ money for the purpose of harming the Plaintiffs to benefit the Defendants, and (iv) the Defendants committed unlawful fraudulent misrepresentation in the furtherance of the agreement to defraud the Plaintiffs. The Plaintiffs allege that damages are in excess of $15,000.

As the complaint pleads only the statutory minimum of damages, the Company is unable to estimate the potential exposure, if any, resulting from this matter but believes it is without merit as to liability and otherwise deminimis as to damages. Thus, the Company does not expect this matter to have a material effect on the Company’s consolidated financial position or its results of operations. The Company will vigorously defend itself against this action and has filed an appropriate and timely answer to the Complaint including a lengthy and comprehensive series of affirmative defenses and liability and damage avoidances.

Tierney Arbitration

On March 9, 2021, Terrence Tierny, the Company’s former President and Secretary, filed for arbitration with the American Arbitration Association for: (i) breach of contract, (i) breach of the implied covenant of good faith and fair dealing, and (iii) NRS 608 wage claim. Mr. Tierney demanded payment in the amount of $501,085 for deferred business compensation, business compensation, expenses paid on behalf of the Company, accrued vacation and severance pay.

On April 7, 2021, the Company made payment against the wage claim in the amount of $62,392, inclusive of $59,583 for wages and $2,854 for accrued vacation.

Experts

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Law Offices of Gary L. Blum. The financial statements for the years ended December 31, 2020 and 2019 for MJ Holdings, Inc. included in this prospectus and elsewhere in the registration statement have been audited by Sadler, Gibb & Associates, LLC as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

77

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

CORPORATE GOVERNANCE

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our shareholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of business conduct, together with our Articles of Incorporation, Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to certain provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC. The full text of the Code of Conduct is available on our website at https://www.mjholdingsinc.com.

Our Board of Directors

Our Board currently consists of three members. The number of directors on our Board can be determined from time to time by action of our Board.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Risk Oversight. Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Board also is provided updated by the CEO and other executive officers of the Company on a regular basis.

Shareholder Communications. Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at 2580 S. Sorrel St., Las Vegas, NV 89146, Attention: Investor Relations or via e-mail communication at info@mjholdingsinc.com. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate. Please note that the foregoing communication procedure does not apply to (i) shareholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Board Committees

On October 2, 2019, the Company established an audit committee which is chaired by Roger Bloss, the Company’s Interim Chief Executive Officer and a Director of the Company and established a compensation committee which is chaired by Paris Balaouras, the Company’s Chief Cultivation Officer and a Director of the Company. The Company’s common stock is not currently listed on any national exchange and it is not required to maintain such committees by any self-regulatory agency.

Director Compensation

As of December 31, 2020, the Company’s Board consisted of three directors of which one was a non-employee director. Each of the Company’s Directors has entered into a Board of Directors Services Agreement (the “Agreement”) with the Company. Under the terms of the Agreement, each Director is paid $15,000, paid to the Director in four (4) equal installments on the last calendar day of each quarter as long as Director continues to fulfill his duties and provide the services set forth. In addition to cash compensation, the Director shall be issued a certificate in the amount of Fifteen Thousand (15,000) shares of the Company’s common stock on the last calendar day of each quarter as long as Director continues to fulfill his duties and provide the services set forth above. Each Director shall begin receiving compensation for services rendered under the Agreement beginning during the third (3rd) calendar quarter of 2020.

Code of Ethics

The Company has adopted a code of ethics within the meaning of Item 406 of Regulation S-K promulgated under the Securities Act of 1933, as amended, titled, “Business Conduct: “Code of Conduct and Policy,” that applies to all of the Company’s employees, including its principal executive officer, principal financial officer and principal accounting officer, and the Board. The Company intends to disclose any changes in or waivers from its code of ethics by posting such information on its website or by filing a Current Report on Form 8-K.

78

79

MJ HOLDINGS, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets
Cash	$5,899,684	$117,536
Accounts receivable	18,254	9,461
Prepaid expenses	755,290	713,782
Marketable securities – available for sale	-	150,000
Convertible note receivable	500,000	-
Total current assets	7,173,228	990,779

Property and equipment, net	2,719,136	4,155,675
Intangible assets	300,000	300,000
Deposits	1,074,817	64,817
Operating lease - right-of-use asset	1,915,507	1,979,181
Total non-current assets	6,009,460	6,499,673

Total assets	$13,182,688	$7,490,452

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued expenses	$1,711,665	$2,382,779
Deposits	538,921	538,921
Other current liabilities	-	1,328,438
Contract liabilities	1,270,000	-
Income taxes payable	277,000	-
Current portion of notes payable – related party	-	300,405
Current portion of long-term notes payable	770,135	1,185,273
Current portion of operating lease obligation	211,427	241,466

Total current liabilities	4,779,148	5,977,282

Non-current liabilities
Long-term notes payable, net of current portion	108,891	921,723
Operating lease obligation, net of current portion	1,850,313	1,889,575

Total non-current liabilities	1,959,204	2,811,298

Total liabilities	6,738,352	8,788,580

Commitments and contingencies (Note 8)

Stockholders’ equity (deficit)
Preferred stock, $0.001 par value, 5,000,000 shares authorized, 0 shares issued; Series A convertible Preferred stock $1,000 stated value, 2,500 authorized, 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 95,000,000 shares authorized, 70,660,015 and 68,613,541 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	70,660	68,613
Additional paid-in capital	20,084,895	18,748,688
Common stock issuable	199	-
Accumulated deficit	(13,598,949)	(20,002,960)
Total stockholders’ equity (deficit) attributable to MJ Holdings, Inc.	6,556,805	(1,185,659)
Noncontrolling interests	(112,469)	(112,469)
Total shareholders’ equity (deficit)	6,444,336	(1,298,128)
Total liabilities and stockholders’ equity (deficit)	$13,182,688	$7,490,452

The accompanying notes are an integral part of these consolidated financial statements.

F-1

MJ HOLDINGS, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2021	2020	2021	2020

Revenue, net	$209,006	$66,914	$516,381	$523,072

Operating expenses
Direct costs of revenue	40,590	67,428	40,590	540,198
General and administrative	1,967,097	459,046	4,773,024	1,497,727
Depreciation	96,787	111,743	194,257	223,489
Marketing and selling	7,880	7,700	7,880	6,792
Total operating expenses	2,112,354	645,917	5,015,751	2,268,206

Operating loss	(1,903,348)	(579,003)	(4,499,370)	(1,745,134)

Other income (expense)
Interest expense	(15,081)	(49,390)	(32,308)	(98,377)
Interest income	4,636	4,587	9,298	9,173
Miscellaneous expense	(4,587)	(9,173)	(9,173)	(9,173)
Loss on conversion of related party note payable	-	-	(310,526)	-
Gain on sale of marketable securities	-	-	9,857,429	-
Gain on sale of commercial building	-	-	260,141	-
Other income	1,359,208	-	1,405,520	-
Total other income (expense)	1,344,176	(53,976)	11,180,381	(98,377)

Net income (loss) before income taxes	(559,172)	(632,979)	6,681,011	(1,843,511)
Provision for income taxes	277,000	-	277,000	-
Net income (loss)	$(836,172)	$(632,979)	$6,404,011	$(1,843,511)

Loss (gain) attributable to non-controlling interest	-	(2,867)	-	(5,129)

Net income (loss) attributable to common stockholders	$(836,172)	$(630,112)	$6,404,011	$(1,838,382)

Net income (loss) attributable to common stockholders per share - basic and diluted	$(0.01)	$(0.10)	$0.09	$(0.03)

Weighted average number of shares outstanding:
Basic	70,632,612	65,754,724	69,580,992	65,662,894
Diluted	70,632,612	65,754,724	69,969,539	65,662,894

The accompanying notes are an integral part of these consolidated financial statements.

F-2

MJ HOLDINGS, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For three and six months ended June 30, 2021 (Unaudited):

	Common Stock Issuable		Common Stock		Additional paid-in	Subscription	Non Controlling	Accumulated
	Shares	Amount	Shares	Amount	Capital	Payable	Interest	Deficit	Total
Balance at January 1, 2021	-	$-	68,613,541	$68,613	$18,748,688	-	$(112,469)	$(20,002,960)	$(1,298,128)
Common stock to be issued for termination of rights participation agreement	1,000,000	1,000	-	-	629,000	-	-	-	630,000
Issuance of common stock for services	-	-	225,000	225	134,775	-	-	-	135,000
Issuance of common stock for cash	-	-	263,158	263	49,737	-	-	-	50,000
Issuance of common stock for loan payable conversion	-	-	526,316	526	410,000	-	-	-	410,526
Stock based compensation	-	-	-	-	7,841	-	-	-	7,841

Net income for the period ended March 31, 2021	-	-	-	-	-	-	-	7,240,183	7,240,183
Balance at March 31, 2021	1,000,000	1,000	69,628,015	69,627	19,980,041	-	(112,469)	(12,762,777)	7,175,422
Issuance of common stock as per terms of Termination Agreement	(1,000,000)	(1,000)	1,000,000	1,000	-	-	-	-	-
Issuance of common stock for services	-		32,000	33	14,367	-	-	-	14,400
Common stock to be issued for director compensation	198,539	199	-	-	90,487	-	-	-	90,685
Net loss for the period ended June 30, 2021	-	-	-	-	-	-	-	(836,172)	(836,172)
Balance at June 30, 2021	198,539	$199	70,660,015	$70,660	$20,084,895	-	$(112,469)	$(13,598,949)	$6,444,336

For three and six months ended June 30, 2020 (Unaudited):

	Common Stock Issuable		Common Stock		Additional paid-in	Subscription	Non Controlling	Accumulated
	Shares	Amount	Shares	Amount	Capital	Payable	Interest	Deficit	Total
Balance at January 1, 2020	18,562	$19	65,436,449	$65,436	$18,177,723	$10,000	$(103,956)	$(16,038,345)	$2,110,877
Issuance of common stock for services	-	-	281,251	281	55,969	-		-	56,250
Issuance of common stock for conversion of debt and interest	(18,562)	(19)	18,562	19	-	-	-	-	-
Net loss for the period ended March 31, 2020	-	-	-	-	-	-	(2,262)	(1,208,270)	(1,210,532)
Balance at March 31, 2020	-	-	65,736,262	65,736	18,233,692	10,000	(106,218)	(17,246,615)	956,595
Issuance of common stock for stock subscriptions payable	-	-	20,000	20	9,980	(10,000)	-	-	-
Net loss for the period ended June 30, 2020	-	-	-	-	-	-	(2,867)	(630,112)	(632,979)
Balance at June 30, 2020	-	$-	65,756,262	$65,756	$18,243,672	$-	$(109,085)	$(17,876,727)	$323,616

The accompanying notes are an integral part of these consolidated financial statements.

F-3

MJ HOLDINGS, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the six months ended June 30,
	2021	2020
Cash Flows from Operating Activities
Net income (loss)	$6,404,011	$(1,843,511)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of right to use asset	63,674	106,067
Common stock issued for prepaid services	135,000	56,250
Depreciation	194,257	223,489
Gain on sale of marketable securities	(9,857,429)	-
Provision for income taxes	277,000	-
Gain on sale of commercial building	(260,141)	-
Stock based compensation	98,361	-
Common stock issued for services	14,367
Common stock to be issued for wages payable	199	-
Common stock to be issued for termination of rights participation agreement	630,000	-
Expenses paid on behalf of Company	-	36,405
Loss on conversion of related party note payable	310,526	-
Reserve on impairment	-	9,173
Changes in operating assets and liabilities:
Accounts receivable	(8,793)	(4,975)
Prepaid expenses	(41,508)	137,460
Deposits	(1,010,000)	125,212
Accounts payable and accrued liabilities	(671,112)	543,829
Contract liabilities	1,270,000	-
Other current assets	-	156,229
Other current liabilities	(1,328,438)	532,789
Operating lease liability	(69,301)	(117,321)
Net cash used in operating activities	(3,849,327)	(38,904)

Cash Flows from Investing Activities
Purchase of property and equipment	(125,077)	-
Proceeds from sale of commercial building	1,627,500	-
Purchase of marketable securities	(200,000)
Issuance of convertible note receivable	(500,000)	-
Proceeds from the sale of marketable securities	10,207,429	-
Net cash provided by investing activities	11,009,852	-

Financing activities
Proceeds from notes payable	300,000	-
Proceeds from notes payable – related party	-	164,000
Repayment of notes payable	(1,728,377)	(10,669)
Proceeds from common stock issued for cash	50,000	-
Net cash provided by (used in) financing activities	(1,378,377)	153,331

Net change in cash	5,782,148	114,427

Cash, beginning of period	117,536	22,932

Cash, end of period	$5,899,684	$137,359

Supplemental disclosure of cash flow information:
Interest paid	$98,716	$32,356
Income taxes paid	$-	$-

Non-cash investing and financing activities:
Common stock issued for prior period debt conversion	$-	$19
Issuance of stock for conversion of related party note payable	$100,000	$-
Common stock issued for stock subscriptions payable	$-	$10,000

The accompanying notes are an integral part of these consolidated financial statements.

F-4

MJ HOLDINGS, INC. and SUBSIDIARIES

Notes to the Condensed Consolidated Financial Statements

For the Six Months Ended June 30, 2021 and 2020

(Unaudited)

Note 1 — Nature of the Business

MJ Holdings, Inc. (OTCQB: MJNE) is a highly-diversified cannabis holding company providing cultivation management, asset and infrastructure development – currently concentrated in the Las Vegas market. It is the Company’s intention to grow its business and provide a 360-degree spectrum of infrastructure, including, cannabis cultivation, production of cannabis related products, management services, dispensaries and consulting services. The Company intends to grow its business through joint ventures with existing companies possessing complementary subject matter expertise, acquisition of existing companies and through the development of new opportunities. The Company intends to “prove the concept” profitably in the rapidly expanding Las Vegas market and then use that anticipated success as a template for replicating the concept in other developing states through a combination of strategic partnerships, acquisitions and opening new operations.

The Company was incorporated on November 17, 2006, as Securitas EDGAR Filings, Inc. under the laws of the State of Nevada. Prior to the formation of Securitas EDGAR Filings Inc., the business was operated as Xpedient EDGAR Filings, LLC, a Florida Limited Liability Company, formed on October 31, 2005. On November 21, 2005, Xpedient EDGAR Filings LLC amended its Articles of Organization to change its name to Securitas EDGAR Filings, LLC. On January 21, 2009, Securitas EDGAR Filings LLC merged into Securitas EDGAR Filings, Inc., a Nevada corporation. On February 14, 2014, the Company amended and restated its Articles of Incorporation and changed its name to MJ Holdings, Inc.

On November 22, 2016, in connection with a plan to divest the Company of its real estate business, the Company submitted to its stockholders an offer to exchange (the “Exchange Offer”) its common stock for shares in MJ Real Estate Partners, LLC, (“MJRE”) a newly formed LLC formed for the sole purpose of effecting the Exchange Offer. On January 10, 2017, the Company accepted for exchange 1,800,000 shares of its Common Stock in exchange for 1,800,000 shares of MJRE’s common units, representing membership interests in MJRE. Effective February 1, 2017, the Company transferred its ownership interests in the real estate properties and its subsidiaries, through which the Company held ownership of the real estate properties, to MJRE. MJRE also assumed the senior notes and any and all obligations associated with the real estate properties and business, effective February 1, 2017.

Acquisition of Red Earth

On December 15, 2017, the Company acquired all of the issued and outstanding membership interests of Red Earth, LLC, a Nevada limited liability company (“Red Earth”) established in October 2016, in exchange for 52,732,969 shares of its Common Stock and a promissory note in the amount of $900,000. The acquisition was accounted for as a “Reverse Merger”, whereby Red Earth was considered the accounting acquirer and became its wholly owned subsidiary. Upon the consummation of the acquisition, the now former members of Red Earth became the beneficial owners of approximately 88% of the Company’s Common Stock, obtained controlling interest of the Company, and retained certain of its key management positions. In accordance with the accounting treatment for a “reverse merger” or a “reverse acquisition”, the Company’s historical financial statements prior to the reverse merger will be replaced with the historical financial statements of Red Earth prior to the reverse merger in all future filings with the SEC. Red Earth is the holder of a Nevada Marijuana Establishment Certificate for the cultivation of marijuana.

On or about May 7, 2021, the Company’s wholly owned subsidiary, Red Earth, LLC (the “Subsidiary”), received an inquiry from the State of Nevada Cannabis Compliance Board (“CCB”) regarding the transfer of ownership of the Subsidiary from its previous owners to the Company. The CCB has determined that the transfer was not formally approved, thus a Category II violation.

On July 27, 2021, the Subsidiary entered into a Stipulation and Order for Settlement of Disciplinary Action (the “Stipulation Order”) with the CCB. Under the terms of the Stipulation Order, the Subsidiary has agreed to present to the CCB, by not later than August 31, 2021, a plan pursuant to which the ownership of the Subsidiary will be returned to the original owners. The Parties to the Stipulation Order resolved the matter without the necessity of taking formal action. The Subsidiary agreed to pay a civil penalty of $10,000, which was paid on July 29, 2021.

COVID-19

COVID-19 has caused and continues to cause significant loss of life and disruption to the global economy, including the curtailment of activities by businesses and consumers in much of the world as governments and others seek to limit the spread of the disease, and through business and transportation shutdowns and restrictions on people’s movement and congregation.

As a result of the pandemic, the Company has experienced, and continues to experience, weakened demand for its products. Many of its customers have been unable to sell its products in customer stores due to government-mandated closures and have deferred or significantly reduced orders for the Company’s products. The Company expects these trends to continue until such closures are significantly curtailed or lifted. In addition, the pandemic has reduced foot traffic in the stores where its products are sold that remain open, and the global economic impact of the pandemic has temporarily reduced consumer demand for its products as they focus on purchasing essential goods.

Given these factors, the Company anticipates that the greatest impact from the COVID-19 pandemic in 2020 occurred in the second and third quarters and resulted in a significant net sales decline in its quarterly results.

In addition, certain of its suppliers and the manufacturers of certain of its products were adversely impacted by COVID-19. As a result, the Company faced delays or difficulty sourcing products, which negatively affected its business and financial results. Even if the Company were able to find alternate sources for such products, it may cost more and cause delays in its supply chain, which could adversely impact its profitability and financial condition.

The Company has taken actions to protect its employees in response to the pandemic, including closing its corporate offices and requiring its office employees to work from home. At its grow facilities, certain practices are in effect to safeguard workers, including a staggered work schedule, and the Company is continuing to monitor direction from local and national governments carefully.

As a result of the impact of COVID-19 on its financial results, and the anticipated future impact of the pandemic, the Company has implemented cost control measures and cash management actions, including:

●	Furloughing a significant portion of its employees; and

●	Implementing 20% salary reductions across its executive team and other members of upper-level management; and

●	Executing reductions in operating expenses, planned inventory levels and non-product development capital expenditures; and

●	Proactively managing working capital, including reducing incoming inventory to align with anticipated sales.

Note 2 — Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Red Earth, LLC, HDGLV, LLC, Icon Management, LLC, Alternative Hospitality, Inc., Condo Highrise Management, LLC and Prescott Management, LLC. Inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates and assumptions are required in the determination of the fair value of financial instruments and the valuation of stock-based compensation. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates.

Cash

Cash includes cash on hand and deposits placed with banks or other financial institutions, which are unrestricted as to withdrawal and use and with an original maturity of three months or less. The Company maintains its cash in bank deposit accounts.

The Company, at various times throughout the year, had cash in financial institutions in excess of Federally insured limits. At June 30, 2021, the Company had $5,755,000 in excess. However, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on its credit balances.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2021 and December 31, 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market.

F-5

MJ HOLDINGS, INC. and SUBSIDIARIES

Notes to the Condensed Consolidated Financial Statements

For the Six Months Ended June 30, 2021 and 2020

(Unaudited)

Note 2 — Summary of Significant Accounting Policies (continued)

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in these situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. The FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

As of June 30, 2021 and December 31, 2020, the Company’s investment in marketable securities – available for sale was determined to be a level 1 investment.

	June 30, 2021	December 31, 2020
Marketable securities	-	150,000
Total	$-	$150,000

On February 17, 2021, the Company entered into a Stock Purchase Agreement (the “Agreement”) with ATG Holdings, LLC (the “ATG”). Under the terms of the Agreement, the Company purchased 1,500,000,000 shares of common stock of Healthier Choices Management Corp (“HCMC”) from ATG for the purchase price of $200,000. The transaction closed on February 19, 2021.

During the six months ended June 30, 2021, the Company liquidated its marketable securities that it received in the Stock Exchange Agreement with HCMC dated August 13, 2018 and the shares of HCMC that it received under the Agreement with ATG.

The net proceeds received by the Company for the sale of the marketable securities were $9,857,429.

Accounts Receivable and Allowance for Doubtful Accounts:

Accounts receivable are recorded at invoiced amount and generally do not bear interest. An allowance for doubtful accounts is established, as necessary, based on past experience and other factors which, in management’s judgment, deserve current recognition in estimating bad debts. Such factors include growth and composition of accounts receivable, the relationship of the allowance for doubtful accounts to accounts receivable and current economic conditions. The determination of the collectability of amounts due from customer accounts requires the Company to make judgments regarding future events and trends. Allowances for doubtful accounts are determined based on assessing the Company’s portfolio on an individual customer and on an overall basis. This process consists of a review of historical collection experience, current aging status of the customer accounts, and the financial condition of the Company’s customers. Based on a review of these factors, the Company establishes or adjusts the allowance for specific customers and the accounts receivable portfolio as a whole.

	June 30, 2021	December 31, 2020
Accounts receivable	$57,772	$23,675
Less allowance	(39,518)	(12,000)
Net accounts receivable	$18,254	$11,675

Debt Issuance Costs

Costs associated with obtaining, closing, and modifying loans and/or debt instruments are netted against the carrying amount of the debt instrument, and charged to interest expense over the term of the loan.

Inventory

Inventories consist of finished goods as of June 30, 2021 and December 31, 2020. Inventories are valued at the lower of cost or net realizable value. The Company determines cost on the basis of the first in first out method. The Company periodically reviews inventories for obsolescence and any inventories identified as obsolete are reserved or written off. The Company has performed a valuation and has established a reserve against its finished goods inventory.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and any impairment losses. Depreciation is computed using the straight-line method over the useful lives of the assets. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are expensed as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in the consolidated statements of operations.

Construction in progress primarily represents the construction or the renovation costs stated at cost less any accumulated impairment loss, which is not depreciated. Costs incurred are capitalized and transferred to property and equipment upon completion, at which time depreciation commences.

F-6

MJ HOLDINGS, INC. and SUBSIDIARIES

Notes to the Condensed Consolidated Financial Statements

For the Six Months Ended June 30, 2021 and 2020

(Unaudited)

Note 2 — Summary of Significant Accounting Policies (continued)

Property and equipment are depreciated over their estimated useful lives as follows:

Buildings	12 years
Land	Not depreciated
Leasehold Improvements	Lessor of lease term or 5 years
Machinery and Equipment	5 years
Furniture and Fixtures	5 years

Long–lived Assets

Long-lived assets, including real estate property and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows the assets are expected to generate. If the assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds its fair value.

Impairment of Long-lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the asset’s carrying amount may not be recoverable. The Company conducts its long-lived asset impairment analyses in accordance with ASC 360-10-15, “Impairment or Disposal of Long-Lived Assets.” ASC 360-10-15 requires the Company to group assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities and evaluate the asset group against the sum of the undiscounted future cash flows. If the undiscounted cash flows do not indicate the carrying amount of the asset is recoverable, an impairment charge is measured as the amount by which the carrying amount of the asset group exceeds its fair value based on discounted cash flow analysis or appraisals. The Company recorded an impairment of its long-lived assets in the amount of $9,173 and $18,345 for the six months ended June 30, 2021 and year ended December 31, 2020, respectively.

Other Current Liabilities

The Company’s other current liabilities consisted of amounts due under the management agreement and performance guarantee with Acres Cultivation, LLC. As of June 30, 2021 and December 31, 2020, other current liabilities were $- and $1,328,438, respectively.

Non- Controlling Interest

The Company’s non-controlling interest represents the minority shareholder’s ownership interest related to the Company’s subsidiary, Alternative Hospitality, Inc. The Company reports its non-controlling interest in subsidiaries as a separate component of equity in the Consolidated Balance Sheets and reports both net loss attributable to the non-controlling interest and net loss attributable to the Company’s common shareholders on the face of the Consolidated Statements of Operations. The Company’s equity interest in Alternative Hospitality, Inc. is 51% and the non-controlling stockholder’s interest is 49%. This is reflected in the Consolidated Statements of Equity.

Revenue Recognition

On January 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606 – Revenue from Contracts with Customers using the modified retrospective method. There was no impact upon adoption of ASC 606 on our consolidated financial statements. The new revenue standard was applied prospectively in the Company’s consolidated financial statements from January 1, 2018 forward and reported financial information for historical comparable periods will not be revised and will continue to be reported under the accounting standards in effect during those historical periods.

Generally, the Company considers all revenues as arising from contracts with customers. Revenue is recognized based on the five-step process outlined in the Accounting Standards Codification (“ASC”) 606:

Step 1 – Identify the Contract with the Customer – A contract exists when (a) the parties to the contract have approved the contract and are committed to perform their respective obligations, (b) the entity can identify each party’s rights regarding the goods or services to be transferred, (c) the entity can identify the payment terms for the goods or services to be transferred, (d) the contract has commercial substance and it is probably that the entity will collect substantially all of the consideration to which it will be entitled in exchange for the goods or services that will be transferred to the customer.

Step 2 – Identify Performance Obligations in the Contract – Upon execution of a contract, the Company identifies as performance obligations each promise to transfer to the customer either (a) goods or services that are distinct, or (b) a series of distinct goods or services that are substantially the same and have the same pattern of transfer to the customer. To the extent a contract includes multiple promised goods or services, the Company must apply judgement to determine whether the goods or services are capable of being distinct within the context of the contract. If these criteria are not met, the goods or services are accounted for as a combined performance obligation.

Step 3 – Determine the Transaction Price – When (or as) a performance obligation is satisfied, the Company shall recognize as revenue the amount of the transaction price that is allocated to the performance obligation. The contract terms are used to determine the transaction price. Generally, all contracts include fixed consideration. If a contract did include variable consideration, the Company would determine the amount of variable consideration that should be included in the transaction price based on expected value method. Variable consideration would be included in the transaction price, if in the Company’s judgement, it is probable that a significant future reversal of cumulative revenue under the contract would not occur.

Step 4 – Allocate the Transaction Price – After the transaction price has been determined, the next step is to allocate the transaction price to each performance obligation in the contract. If the contract only has one performance obligation, the entire transaction price will be applied to that obligation. If the contract has multiple performance obligations, the transaction price is allocated to the performance obligations based on the relative standalone selling price (SSP) at contract inception.

Step 5 – Satisfaction of the Performance Obligations (and Recognize Revenue) – Revenue is recognized when (or as) goods or services are transferred to a customer. The Company satisfies each of its performance obligations by transferring control of the promised good or service underlying that performance obligation to the customer. Control is the ability to direct the use of and obtain substantially all of the remaining benefits from an asset. It includes the ability to prevent other entities from directing the use of and obtaining the benefits from an asset. Indicators that control has passed to the customer include: a present obligation to pay; physical possession of the asset; legal title; risks and rewards of ownership; and acceptance of the asset(s). Performance obligations can be satisfied at a point in time or over time.

F-7

MJ HOLDINGS, INC. and SUBSIDIARIES

Notes to the Condensed Consolidated Financial Statements

For the Six Months Ended June 30, 2021 and 2020

(Unaudited)

Note 2 — Summary of Significant Accounting Policies (continued)

The majority of the Company’s revenue was derived under the agreements, Consulting Agreement and Equipment Lease Agreement, entered into with Acres Cultivation, LLC. Revenue derived from consulting services fees are recognized over the term of the arrangement as services are provided. Revenue is presented net of discounts, fees and other related taxes. Revenue derived from equipment leases is recognized when the lease agreement is entered into and control of the equipment has passed to the customer. The Company’s remaining revenue is derived from its rental property in Nye County, Nevada. Rental revenue for operating leases is recognized on a straight-line basis over the term of the lease. Rental revenue recognition commences when the leased space is available for use by the lessee.

	For the six months ended
	June 30,
	2021	2020
Revenues:
Rental income (i)	$40,169	$57,963
Management income (ii)	341,398	328,313
Equipment lease income (ii)	134,814	136,796
Total	$516,381	$523,072

(i)	The rental income is from the Company’s THC Park.

(ii)	In April 2018, the Company entered into a management agreement with Acres Cultivation, LLC, a Nevada limited liability company (the “Licensed Operator”) that holds a license for the legal cultivation of marijuana for sale under the laws of the State of Nevada. In January of 2019, the Company entered into a revised agreement, which replaced the April 2018 agreement, with the Licensed Operator in order to be more stringently aligned with Nevada marijuana laws. The material terms of the agreement remain unchanged. The Licensed Operator is contractually obligated to pay over to the Company eighty-five (85%) percent of gross revenues defined as gross proceeds from sales of marijuana products minus applicable state excise taxes and local sales tax. The agreement is to remain in force until April 2026. In April 2019, the Licensed Operator was acquired by Curaleaf Holdings, Inc., a publicly traded Canadian cannabis company. On January 21, 2021, the Company received a Notice of Termination, effective immediately, from Acres Cultivation, LLC. The Company does not anticipate that it will generate any further revenue under the Acres relationship.

Contract Balances

The Company receives payments for new Cultivation and Sales Agreements (the “Agreements”) upon signing and defers revenue recognition for these payments until certain milestones are met as per the terms of the Agreements. These payments represent contract liabilities and are recorded as such on the balance sheet. As of June 30, 2021 and December 31, 2020, the Company had $1,270,000 and $0 contract liabilities, respectively.

Stock-Based Compensation

The Company’s share-based payment awards principally consist of grants of common stock. In accordance with the applicable accounting guidance, stock-based payment awards are classified as either equity or liabilities. For equity-classified awards, the Company measures compensation cost based on the grant date fair value and recognizes compensation expense in the consolidated statements of operations over the requisite service or performance period the award is expected to vest. The fair value of liability-classified awards is at each reporting date through the settlement date. Change in fair value during the requisite service period will be remeasured as compensation cost over that period.

The Company utilizes its historical stock price to determine the volatility of any stock-based compensation.

The expected dividend yield is 0% as the Company has not paid any dividends on its common stock and does not anticipate it will pay any dividends in the foreseeable future.

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of the grant date with a term equal to the expected term of the stock-based award.

For stock-based financial instruments issued to parties other than employees, the Company uses the contractual term of the financial instruments as the expected term of the stock-based financial instruments.

The assumptions used in calculating the fair value of stock-based financial instruments represent its best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and it uses different assumptions, its stock-based compensation expense could be materially different in the future.

F-8

MJ HOLDINGS, INC. and SUBSIDIARIES

Notes to the Condensed Consolidated Financial Statements

For the Six Months Ended June 30, 2021 and 2020

(Unaudited)

Note 2 — Summary of Significant Accounting Policies (continued)

Operating Leases

The Company adopted ASC Topic 842, Leases, on January 1, 2019. The new leasing standard requires recognition of leases on the consolidated balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. As the Company’s leases do not provide an implicit rate, the Company used its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. A number of the lease agreements contain options to renew and options to terminate the leases early. The lease term used to calculate ROU assets and lease liabilities only includes renewal and termination options that are deemed reasonably certain to be exercised.

The Company recognized lease liabilities, with corresponding ROU assets, based on the present value of unpaid lease payments for existing operating leases longer than twelve months. The ROU assets were adjusted per ASC 842 transition guidance for existing lease-related balances of accrued and prepaid rent, and unamortized lease incentives provided by lessors. Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in selling, general and administrative expenses. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur. The Company has elected not to separate lease and non-lease components for all property leases for the purposes of calculating ROU assets and lease liabilities.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets is established when management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Tax benefits from an uncertain tax position are only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Interest and penalties related to unrecognized tax benefits are recorded as incurred as a component of income tax expense. The Company has not recognized any tax benefits from uncertain tax positions for any of the reporting periods presented.

Recent Accounting Pronouncements

Stock Based Compensation: In June 2018, FASB issued ASU No. 2018-07, Compensation – Stock Compensation (Topic 718), Improvements to Nonemployee Share Based Payment Accounting.

The amendments in this Update expand the scope of stock compensation to include share-based payment transactions for acquiring goods and services from nonemployees. The guidance in this Update does not apply to transactions involving equity instruments granted to a lender or investor that provides financing to the issuer. The guidance is effective for fiscal years beginning after December 31, 2018 including interim periods within the fiscal year. The Company adopted with an effective date of January 1, 2019.

Note 3 — Going Concern

The Company has recurring net losses, which have resulted in an accumulated deficit of $13,598,949 as of June 30, 2021. The Company had negative cash flows from operations of $3,849,327 for the six months ended June 30, 2021. These factors raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the financial statements. The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan, raise capital, and generate revenues. The Financial Statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s current capital resources include cash. Historically, the Company has financed its operations principally through equity and debt financing.

F-9

MJ HOLDINGS, INC. and SUBSIDIARIES

Notes to the Condensed Consolidated Financial Statements

For the Six Months Ended June 30, 2021 and 2020

(Unaudited)

Note 4 — Note Receivable

Note receivable at June 30, 2021 and December 31, 2020 consisted of the following:

	June 30, 2021	December 31, 2020
Note receivable- GeneRx (i)	500,000	-
Total	$500,000	$-

i.	On March 12, 2021, the Company (the “Holder”) was issued a Convertible Promissory Note (the “Note”) by GeneRx (the “Borrower”), a Delaware corporation, in the amount of $300,000. The Note has a term of one year (March 12, 2022 Maturity Date) and accrues interest at two percent (2%) per annum. The Note is convertible, at the option of the Holder, into shares of common stock of the Borrower at a fixed conversion price of $1.00 per share. Upon an Event of Default, the Conversion Price shall equal the Alternate Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Alternate Conversion Price” shall equal the lesser of (i) 80% multiplied by the average of the three lowest daily volume weighted average prices (“VWAP”) during the previous twenty (20) Trading Days (as defined below) before the Issue Date of this Note (representing a discount rate of 20%) or (ii) 80% multiplied by the Market Price (as defined herein) (representing a discount rate of 20%). “Market Price” means the average of the three lowest daily VWAPs for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty-four percent (24%) per annum from the due date thereof until the same is paid (the “Default Interest”). The Company funded $300,000 on March 15, 2021, $150,000 on April 2, 2021 and $50,000 on April 7, 2021.

ii.	The convertible note receivable is considered available for sale debt securities with a private company that is not traded in active markets. Since observable price quotations were not available at acquisition, fair value was estimated based on cost less an appropriate discount upon acquisition. The discount of each instrument is accreted into interest income over the respective term as shown within the Company’s Condensed Consolidated Statements of Operations.

Note 5 — Property and Equipment

Property and equipment at June 30, 2021 and December 31, 2020 consisted of the following:

	June 30, 2021	December 31, 2020
Leasehold Improvements	$323,281	$323,281
Machinery and Equipment	1,177,280	1,087,679
Building and Land	1,650,000	3,150,000
Furniture and Fixtures	578,843	543,366
Total property and equipment	3,729,404	5,104,326

Less: Accumulated depreciation	(1,010,268)	(948,651)
Property and equipment, net	$2,719,136	$4,155,675

Depreciation expense for the six months ended June 30, 2021 and 2020 was $194,255 and $223,489, respectively.

Note 6 — Intangible Assets

In October 2016, Red Earth entered into an Asset Purchase and Sale Agreement with the owner of a provisional Medical Marijuana Establishment Registration Certificate (the “Provisional Grow License”) issued by the state of Nevada for the cultivation of medical marijuana for $300,000. To initiate the purchase and transfer the Provisional Grow License, the Company paid a $25,000 deposit to the seller in October 2016. In February 2017, an investor advanced the Company $350,000.

The Provisional Grow License remains in a provisional status until the Company has completed the build out of a cultivation facility and obtained approval from the state of Nevada to begin cultivation in the approved facility. Once approval from the state of Nevada is received, the Company begins the cultivation process.

On or about May 7, 2021, the Company’s wholly owned subsidiary, Red Earth, LLC (the “Subsidiary”), received an inquiry from the State of Nevada Cannabis Compliance Board (“CCB”) regarding the transfer of ownership of the Subsidiary from its previous owners to the Company. The CCB has determined that the transfer was not formally approved, thus a Category II violation.

On July 27, 2021, the Subsidiary entered into a Stipulation and Order for Settlement of Disciplinary Action (the “Stipulation Order”) with the CCB. Under the terms of the Stipulation Order, the Subsidiary has agreed to present to the CCB, by not later than August 31, 2021, a plan pursuant to which the ownership of the Subsidiary will be returned to the original owners. The Parties to the Stipulation Order resolved the matter without the necessity of taking formal action. The Subsidiary agreed to pay a civil penalty of $10,000, which was paid on July 29, 2021.

F-10

MJ HOLDINGS, INC. and SUBSIDIARIES

Notes to the Condensed Consolidated Financial Statements

For the Six Months Ended June 30, 2021 and 2020

(Unaudited)

Note 7 — Notes Payable

Notes payable as of June 30, 2021 and December 31, 2020 consist of the following:

	June 30, 2021	December 31, 2020
Note payable bearing interest at 6.50%, originated November 1, 2018, due on October 31, 2023, originally $1,100,000 (i)	$-	$1,022,567
Note payable bearing interest at 5.0%, originated January 17, 2019, due on January 31, 2022, originally $750,000 (ii)	750,000	750,000
Note payable bearing interest at 9.0%, originated January 17, 2019, due on January 16, 2020, originally $150,000 (iii)	-	100,000
Note payable bearing interest at 6.5% originated April 1, 2019, due on March 31, 2022, originally $250,000 (iv)	129,026	234,431
Notes payable, related party, bearing interest at 9.0%, originated February 20, 2020, due on February 20, 2021, originally $110,405 (v)	-	110,405
Notes payable, related party, bearing interest at 9.0%, originated April 3, 2020, due on March 30, 2021, originally $90,000 (vi)	-	90,000
Total notes payable	$879,026	$2,307,403
Less: current portion	(770,135)	(1,485,678)
Long-term notes payable	$108,891	$921,725

(i)	On September 21, 2018, the Company, through its wholly-owned subsidiary Prescott Management, LLC, entered into a contract to purchase an approximately 10,000 square foot office building located at 1300 South Jones Boulevard, Las Vegas, Nevada 89146 for $1,500,000, subject to seller financing in the amount of $1,100,000, amortizing over 30 years at an interest rate of 6.5% per annum with monthly installments of $6,952.75 beginning on November 1, 2018, and continuing on the same day of each month thereafter until October 31, 2019. Upon the one-year anniversary of the note, a principal reduction payment of $50,000 is due, and provided that the monthly payments and the principal reduction payment have been made, the payments will be recalculated and re-amortized on the same terms with a new scheduled monthly payment of $6,559 beginning on November 1, 2019 and continuing until October 31, 2023, at which time the entire sum of principal in the amount of $986,438, plus any accrued interest, is due and payable. The Company closed the purchase on October 18, 2018. On December 12, 2020, the Company entered into a sales contract with Helping Hands Support, Inc. for the sale of the Company’s commercial building. On January 12, 2021, the Company completed the sale of its commercial building for $1,627,500. As of June 30, 2021, the note was paid in full.

(ii)	On January 17, 2019, the Company executed a promissory note for $750,000 with FR Holdings LLC, a Wyoming limited liability company. The note accrues interest at 5.0% per annum, payable in regular monthly installments of $3,125, due on or before the same day of each month beginning February 1, 2019 until January 31, 2022 at which the entire principal and any then accrued interest thereon shall be due and payable. As of June 30, 2021, $750,000 principal and $0 interest remain due.

(iii)

On January 17, 2019, the Company executed a short-term promissory note for $150,000 with Let’s Roll Holdings, LLC. The note accrues interest at 9.0% per annum and is due on January 16, 2020. Principal payments in the amount of $50,000 were made during the year ended December 31, 2019. As of June 30, 2021, the note was paid in full.

(iv)	On April 1, 2019, the Company executed a promissory note for $250,000 with John T. Jacobs and Teresa D. Jacobs. The note accrues interest at 6.5% per annum, payable in regular monthly installments of $2,178, due on or before the same day of each month beginning May 1, 2019 until March 31, 2020 at which time a principal reduction of $50,000 shall be due, the payments shall be re-amortized (15-year amortization). On or before March 31, 2021, a second principal reduction of $50,000 shall be due, the payments shall be re-amortized (15-year amortization). Payments shall continue to be paid until March 31, 2022, at which time the entire sum of principal and accrued interest shall be due and payable. As of June 30, 2021, $129,026 principal and $1,318 interest remain due.

(v)	On February 20, 2020, the Company’s subsidiary, Alternative Hospitality, Inc. (the “Borrower”), issued a Short-Term Promissory Note (the “Note”) to Pyrros One, LLC (the “Holder”), an entity controlled by a relative of a director of the Company, in the amount of $110,405 that matures on February 19, 2021. The Company received cash in the amount of $74,000 and the Holder paid expenses on behalf of the Company in the amount of $36,405. The Note shall bear interest at a rate of 9% per annum with interest-only payments in the amount of $825 due on or before the twentieth day of each month commencing on April 20, 2020. The Borrower was required to make an interest and principal reduction payment in the amount of $1,233 on or before March 20, 2020. The Holder is granted a security interest in that certain real property located at 1300 S. Jones Blvd, Las Vegas, NV 89146, which was owned by the Borrower. As of June 30, 2021, the note was paid in full

(vi)	On March 31, 2020, the Company’s subsidiary, Condo Highrise Management, LLC (the “Borrower”), issued a Short-Term Promissory Note (the “Note”) to Pyrros One, LLC (the “Holder”), an entity controlled by a relative of a director of the Company, in the amount of $90,000 that matures on March 30, 2021. The Note shall bear interest at a rate of 9% per annum with interest-only payments in the amount of $675 due on or before the first day of each month commencing on May 1, 2020. The Holder is granted a security interest in that certain real property located at 4295 Hwy 343, Amargosa, NV 89020, which was owned by the Borrower. The transaction closed on April 3, 2020. As of June 30, 2021, the note was paid in full

Amount
Fiscal year ending December 31:
2021 (excluding the six months ended June 30, 2021)	13,615
2022	865,411
2023	-
2024	-
2025	-
Thereafter	-
Total minimum loan payments	$879,026

F-11

MJ HOLDINGS, INC. and SUBSIDIARIES

Notes to the Condensed Consolidated Financial Statements

For the Six Months Ended June 30, 2021 and 2020

(Unaudited)

Note 8 — Commitments and Contingencies

Employment Agreements

On October 1, 2020, the Company entered into an Employment Agreement (the “Agreement”) with Jim Kelly. The Agreement became effective as of October 1, 2020. Under the terms of the Kelly Agreement, the Employee shall serve as the Company’s Interim Chief Financial Officer for a term of (i) the sooner of six (6) months, or (ii) the completion of all regulatory filings, including but not limited to the Company’s 2019 Annual Report on Form 10-K, the March 31, 2020 Quarterly Report on Form 10-Q, the June 30, 2020 Quarterly Report on Form 10-Q, the September 30, 2020 Quarterly Report on Form 10-Q and all required Current Reports on Form 8-K, with the Securities and Exchange Commission (“SEC”) to bring the Company current with the SEC. The Employee shall receive a base salary of $24,000 annually, shall be eligible to receive an annual discretionary bonus during the Term, based on performance criteria determined by the C-Suite of the Company in its sole discretion, in an amount equal to up to 400% of the Employee’s base salary for the then current fiscal year, and at commencement of the Term the Employee shall receive a grant of stock of 500,000 restricted shares of the Company’s common stock. On March 16, 2021, Mr. Kelly resigned in his position as Interim Chief Financial Officer.

On September 1, 2020, the Company entered into an Employment Agreement (the “Agreement”) with Paris Balaouras (the “Employee”). Under the terms of the Agreement, the Employee shall serve as the Company’s Chief Cultivation Officer for a term of three (3) years (the “Term”) commencing on September 15, 2020. The Employee shall receive a base salary of $105,000 annually, shall be eligible to receive an annual discretionary bonus during the Term, based on performance criteria determined by the board of directors of the Company in its sole discretion, in amount equal to up to 100% of Employee’s base salary for the then current fiscal year, shall be eligible to receive an annual discretionary stock grant during the Term which shall be vested in equal increments of 1/3rd each over a three year period beginning on the first anniversary of employment, shall be eligible to receive a compensatory stock grant of 667,000 shares for and in consideration of past compensation ($224,000 at September 15, 2020) foregone by Employee; such grant exercisable at Employee’s option as such time as Employer is profitable at the NOI level on a trailing twelve (12) month basis or upon other commercial reasonable terms as the Board may determine and shall be awarded options to purchase 500,000 shares of the Company’s common stock, exercisable at a price of $.75 per share.

On September 1, 2020, the Company entered into an Employment Agreement (the “Agreement”) with Roger Bloss. Under the terms of the Agreement, the Employee shall serve as the Company’s Interim Chief Executive Officer for a term of six (6) months and the Chief Executive Officer and for an additional two (2) years and six (6) months as the Chief Executive Officer for a total of three (3) years (the “Term”) commencing on September 15, 2020. The Employee shall receive a base salary of $105,000 annually, shall be eligible to receive an annual discretionary bonus during the Term, based on performance criteria determined by the board of directors of the Company in its sole discretion, in amount equal to up to 100% of Employee’s base salary for the then current fiscal year, shall be eligible to receive an annual discretionary stock grant during the Term which shall be vested in equal increments of 1/3rd each over a three year period beginning on the first anniversary of employment and shall be awarded options to purchase 500,000 shares of the Company’s common stock, exercisable at a price of $.75 per share.

On September 1, 2020, the Company entered into an Employment Agreement (the “Agreement”) with Bernard Moyle. Under the terms of the Agreement, the Employee shall serve as the Company’s Secretary/Treasurer for a term of three (3) years (the “Term”) commencing on September 15, 2020. The Employee shall receive a base salary of $60,000 annually, shall be eligible to receive an annual discretionary bonus during the Term, based on performance criteria determined by the board of directors of the Company in its sole discretion, in amount equal to up to 200% of Employee’s base salary for the then current fiscal year, shall, at commencement of the Term receive a grant of stock of 500,000 shares and shall be eligible to receive an annual discretionary stock grant during the Term which shall be vested in equal increments of 1/3rd each over a three year period beginning on the first anniversary of employment and shall be awarded options to purchase 500,000 shares of the Company’s common stock, exercisable at a price of $.75 per share. On March 16, 2021, Mr. Moyle assumed the role of interim Chief Financial Officer upon the resignation of Mr. Kelly. The terms of Mr. Moyle’s Agreement did not change.

On May 12, 2021, the Company entered into a Cooperation and Release Agreement (the “Agreement”) with Richard S. Groberg and RSG Advisors, LLC. Under the terms of the Agreement, Mr. Groberg agreed to relinquish all common stock of the Company issued to or owned by him and waived any right to any future stock issuances except for 100,000 shares to be retained by Mr. Groberg.

Board of Directors Services Agreements

On September 15, 2020, the Company entered into a Board of Directors Services Agreement (the “Agreement”) with Messrs. Bloss, Dear and Balaouras (collectively, the “Directors”). Under the terms of the Agreement, each of the Directors shall provide services to the Company as a member of the Board of Directors for a period of not less than one year. Each of the Directors shall receive compensation as follows: (i) Fifteen Thousand and no/100 dollars ($15,000.00), paid in four (4) equal installments on the last calendar day of each quarter, and (ii) Fifteen Thousand (15,000) shares of the Company’s common stock on the last calendar day of each quarter. The Agreement for each of the Directors is effective as of October 1, 2020. On March 26, 2021, the Company’s Board of Directors elected to revise the terms of the Board of Directors Services Agreement for each director. Section 2 (Compensation) was revised such that the directors’ cash compensation was revised to stock compensation in the following manner: $3,750 divided by the closing stock price on the last business day of each quarter multiplied by 1.10. The remainder of Section is unchanged.

F-12

MJ HOLDINGS, INC. and SUBSIDIARIES

Notes to the Condensed Consolidated Financial Statements

For the Six Months Ended June 30, 2021 and 2020

(Unaudited)

Note 8 — Commitments and Contingencies (continued)

Operating Leases

The Company leases a two production / warehouse facility under a non-cancelable operating lease that expires in June 2027 and September 2029, respectively.

As of June 30, 2021, the Company recorded operating lease liabilities of $2,061,740 and right of use assets for operating leases of $1,915,507. During the six months ended June 30, 2021, operating cash outflows relating to operating lease liabilities was $69,301. As of June 30, 2021, the Company’s operating leases had a weighted-average remaining term of 7.13 years.

Future minimal rental and lease commitments under non-cancelable operating leases with terms in excess of one year as of June 30, 2021, are as follows:

Amount
Fiscal year ending December 31:
2021 (excluding the six months ended June 30, 2021)	175,320
2022	350,755
2023	350,986
2024	351,333
2025	351,911
Thereafter	799,084
Total minimum lease payments	$2,379,389

Rent expense, incurred pursuant to operating leases for the six months ended June 30, 2021 and 2020, was $164,066 and $177,003, respectively.

Litigation

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. When the Company is aware of a claim or potential claim, it assesses the likelihood of any loss or exposure. If it is probable that a loss will result and the amount of the loss can be reasonably estimated, the Company will record a liability for the loss. In addition to the estimated loss, the liability includes probable and estimable legal cost associated with the claim or potential claim. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company business.

DGMD Complaint

On March 19, 2021, a Complaint was filed against the Company, Jim Mueller, John Mueller, MachNV, LLC, Acres Cultivation, Paris Balaouras, Dimitri Deslis, ATG Holdings, LLC and Curaleaf, Inc. (collectively, the “Defendants”) by DGMD Real Estate Investments, LLC, ARMPRO, LLC, Zhang Springs LV, LLC, Prodigy Holdings, LLC and Green Organics, LLC (collectively, the “Plaintiffs”) in the District Court of Clark County, Nevada.

In the Complaint, the Plaintiffs allege that the Defendants: (i) intended to fraudulently obtain money from the Plaintiffs in order to put that money towards the Acres dispensary and to make Acres look more appealing to potential buyers as well as pay off Defendants’ agents, and (ii) the Defendants acted together in order to find investors to invest money into the Acres and MJ Holdings “Investment Schemes”, and (iii) the Defendants intended to fraudulently obtain Plaintiffs’ money for the purpose of harming the Plaintiffs to benefit the Defendants, and (iv) the Defendants committed unlawful fraudulent misrepresentation in the furtherance of the agreement to defraud the Plaintiffs. The Plaintiffs allege that damages are in excess of $15,000.

As the complaint pleads only the statutory minimum of damages, the Company is unable to estimate the potential exposure, if any, resulting from this matter but believes it is without merit as to liability and otherwise deminimis as to damages. Thus, the Company does not expect this matter to have a material effect on the Company’s consolidated financial position or its results of operations. The Company will vigorously defend itself against this action and has filed an appropriate and timely answer to the Complaint including a lengthy and comprehensive series of affirmative defenses and liability and damage avoidances.

Tierney Arbitration

On March 9, 2021, Terrence Tierny, the Company’s former President and Secretary, filed for arbitration with the American Arbitration Association for: (i) breach of contract, (i) breach of the implied covenant of good faith and fair dealing, and (iii) NRS 608 wage claim. Mr. Tierney demanded payment in the amount of $501,085 for deferred business compensation, business compensation, expenses paid on behalf of the Company, accrued vacation and severance pay.

On April 7, 2021, the Company made payment against the wage claim in the amount of $62,392, inclusive of $59,583 for wages and $2,854 for accrued vacation.

F-13

MJ HOLDINGS, INC. and SUBSIDIARIES

Notes to the Condensed Consolidated Financial Statements

For the Six Months Ended June 30, 2021 and 2020

(Unaudited)

Note 9 — Stockholders’ Equity (Deficit)

General

The Company is currently authorized to issue up to 95,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Of the 95,000,000 shares of Common Stock authorized by the Company’s Articles of Incorporation, 70,660,015 shares of Common Stock are issued and outstanding as of June 30, 2021. Each holder of Common Stock is entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor subject to the rights of preferred stockholders. The Company has not paid any dividends and does not intend to pay any cash dividends to the holders of Common Stock in the foreseeable future. The Company anticipates reinvesting its earnings, if any, for use in the development of its business. In the event of liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled, unless otherwise provided by law or the Company’s Articles of Incorporation, including any certificate of designations for a series of preferred stock, to share ratably in all assets remaining after payment of liabilities and the preferences of preferred stockholders. Holders of the Company’s Common Stock do not have preemptive, conversion, or other subscription rights. There are no redemptions or sinking fund provisions applicable to the Company’s Common Stock.

Common Stock Issuances

For the six months ended June 30, 2021

On March 8, 2021, the Company issued 526,216 shares of common stock with a fair market value of $410,448 in satisfaction of $100,000 principal and all accrued interest for a note payable to a related party as per the terms of the Debt Conversion and Stock Purchase Agreement dated January 14, 2021.

On March 8, 2021, the Company issued 263,158 shares of common stock with a fair market value of $205,263 to a related party for the purchase of $50,000 of common stock as per the terms of the Debt Conversion and Stock Purchase Agreement dated January 14, 2021.

On March 29, 2021, the Company issued 225,000 shares of common stock with a fair market value of $135,000 to a consultant as per the terms of the Consulting Agreement dated February 25, 2021.

On April 24, 2021, the Company issued 1,000,000 shares of common stock with a fair market value of $490,000 as per the terms of the Termination Agreement with Blue Sky Companies, LLC and Let’s Roll Nevada, LLC.

On June 4, 2021, the Company issued 32,000 shares of common stock with a fair market value of $13,514 to its former Chief Financial Officer as final compensation for services previously rendered on behalf of the Company.

Common Stock Issuable

At June 30, 2021, the Company had 198,539 shares of stock issuable to its directors as per the terms of the Board of Directors Services Agreements.

F-14

MJ HOLDINGS, INC. and SUBSIDIARIES

Notes to the Condensed Consolidated Financial Statements

For the Six Months Ended June 30, 2021 and 2020

(Unaudited)

Note 9 — Stockholders’ Equity (Deficit) (continued)

At June 30, 2021 and December 31, 2020, there are 70,660,015 and 68,613,541 shares of Common Stock issued and outstanding, respectively.

Preferred Stock

The Board is authorized, without further approval from our stockholders, to create one or more series of preferred stock, and to designate the rights, privileges, preferences, restrictions, and limitations of any given series of preferred stock. Accordingly, the Board may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of preferred stock could have the effect of restricting dividends payable to holders of our Common Stock, diluting the voting power of our Common Stock, impairing the liquidation rights of our Common Stock, or delaying or preventing a change in control of us, all without further action by our stockholders. Of the 5,000,000 shares of preferred stock, par value $0.001 per share, authorized in our Articles of Incorporation, 2,500 shares are designated as Series A Convertible Preferred Stock.

Series A Convertible Preferred Stock

Each share of Series A Preferred Stock is convertible, at the option of the holder, into that number of shares of Common Stock determined by dividing the stated value of each share of Series A Preferred Stock (currently, $1,000) by the conversion price (currently, $0.75). The stated value and the conversion price are subject to adjustment as provided for in the Certificate of Designation. We are prohibited from effecting a conversion of the Series A Preferred Stock to the extent that, after giving effect to the conversion, the holder (together with such holder’s affiliates and any persons acting as a group with holder or any of such holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion. A holder, upon notice to us, may increase or decrease this beneficial ownership limitation; provided, that, in no event can the holder increase the beneficial ownership limitation in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series A Preferred Stock then held by holder. Such increase of the beneficial ownership limitation cannot be effective until the 61st day after such notice is given to us and shall apply only to such holder. The Series A Preferred Stock has no voting rights; however, as long as any shares of Series A Preferred Stock are outstanding, we are not permitted, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock to (i) alter or change adversely the powers, preferences, or rights given to the Series A Preferred Stock or alter or amend the Series A Preferred Stock Certificate of Designation, (ii) amend our Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the holders, (iii) increase the number of authorized shares of Series A Preferred Stock, or (iv) enter into any agreement with respect to any of the forgoing.

F-15

MJ HOLDINGS, INC. and SUBSIDIARIES

Notes to the Condensed Consolidated Financial Statements

For the Six Months Ended June 30, 2021 and 2020

(Unaudited)

Note 9 — Stockholders’ Equity (Deficit) (continued)

Preferred Stock Issuances

For the six months ended June 30, 2021

None

At June 30, 2021 and December 31, 2020, there were 0 and 0 shares of Series A Preferred Stock issued and outstanding, respectively.

Note 10 — Basic and Diluted Earnings (Loss) per Common Share

Basic earnings (loss) per share is computed by dividing the net income or net loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated using the treasury stock method and reflects the potential dilution that could occur if warrants were exercised and were not anti-dilutive.

For the three months ended June 30, 2021, basic and diluted loss per common share were the same since there were no potentially dilutive shares outstanding during the respective periods. The outstanding warrants and options as of June 30, 2021, to purchase 760,000 shares of 1,010,000 common stock were not included in the calculations of diluted loss per share because the impact would have been anti-dilutive. 207,479 common stock equivalents were included in the calculation as their impact would have been dilutive.

For the six months ended June 30, 2021, basic and diluted income per common share were based on 69,580,992 and 69,969,539 shares, respectively.

Note 11 — Stock Based Compensation

Warrants and Options

A summary of the warrants and options issued, exercised and expired are below:

Stock Options

On September 15, 2020, the Company issued an option to purchase 500,000 shares of common stock to each of Messrs. Balaouras, Bloss and Moyle as per the terms of their employment agreements. The options have an exercise price of $0.75 and expire on the three-year anniversary date.

A summary of the options issued, exercised and expired are below:

Options:	Shares	Weighted Avg. Exercise Price	Remaining Contractual Life in Years
Balance at December 31, 2020	1,510,000	$0.75	2.33
Issued	-	-	-
Exercised	-	-	-
Expired	-	-	-
Balance at June 30, 2021	1,510,000	$0.75	2.20
Exercisable at June 30, 2021	760,000	$0.76	2.18

Options outstanding as of June 30, 2021 and December 31, 2020 were 1,510,000 and 1,510,000, respectively.

Warrants

In June of 2019, in conjunction with the Company’s offering under Rule 506 of Regulation D of the Securities Act (the “Offering”), the Company granted warrants to each participant in the Offering upon the following terms and conditions: (a) each participant has the right to acquire additional shares of the Company’s Common Stock equal to ten (10%) of the shares purchased in the offering (the “Warrants”); (b) one-half of the Warrants granted to each participant have an exercise price of $0.65 and the other one-half have an exercise price of $1.00, and (c) the Warrants shall be exercisable between June 5, 2019, the date of grant and June 4, 2021 the date of expiration of the Warrants. As of June 30, 2021, all warrants issued in the June 2019 offering had expired.

On January 11, 2021, the Company issued an accredited investor a Common Stock Purchase Warrant Agreement in conjunction with the July 2020 Securities Purchase Agreement granting the holder the right to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $0.10 for a term of 4-years.

A summary of the warrants issued, exercised and expired are below:

Warrants:	Shares	Weighted Avg. Exercise Price	Remaining Contractual Life in Years
Balance at December 31, 2020	1,233,000	$0.83	0.4
Issued	250,000	0.10	3.5
Exercised	-	-	-
Expired	1,233,000	0.83	-
Balance at June 30, 2021	250,000	$0.10	3.5

Warrants outstanding as of June 30, 2021 and December 31, 2020 were 250,000 and 1,233,000, respectively.

F-16

MJ HOLDINGS, INC. and SUBSIDIARIES

Notes to the Condensed Consolidated Financial Statements

For the Six Months Ended June 30, 2021 and 2020

(Unaudited)

Note 12 — Related Party Transactions

On February 20, 2020, the Company’s subsidiary, Alternative Hospitality, Inc. (the “Borrower”), issued a Short-Term Promissory Note (the “Note”) to Pyrros One, LLC (the “Holder”), an entity controlled by a relative of a director of the Company, in the amount of $110,405 that matures on February 19, 2021. The Note shall bear interest at a rate of 9% per annum with interest-only payments in the amount of $825 due on or before the twentieth day of each month commencing on April 20, 2020. The Borrower was required to make an interest and principal reduction payment in the amount of $1,233 on or before March 20, 2020. The Holder is granted a security interest in that certain real property located at 1300 S. Jones Blvd, Las Vegas, NV 89146, which is owned by the Borrower. The Note was paid in full on March 31, 2021.

On March 31, 2020, the Company’s subsidiary, Condo Highrise Management, LLC (the “Borrower”), issued a Short-Term Promissory Note (the “Note”) to Pyrros One, LLC (the “Holder”), an entity controlled by a relative of a director of the Company, in the amount of $90,000 that matures on March 30, 2021. The Note shall bear interest at a rate of 9% per annum with interest-only payments in the amount of $675 due on or before the first day of each month commencing on May 1, 2020. The Holder is granted a security interest in that certain real property located at 4295 Hwy 343, Amargosa, NV 89020 which is owned by the Borrower. The transaction closed on April 3, 2020. The Note was paid in full on March 31, 2021.

Note 13 — Subsequent Events

On July 14, 2021, the Company issued 29,495 shares of common stock with a fair market value of $12,093 to a Director as compensation per the terms of the Board of Directors Services Agreement.

On July 14, 2021, the Company issued 43,245 shares of common stock with a fair market value of $17,730 to a director as compensation per the terms of the Board of Directors Services Agreement.

On July 14, 2021, the Company issued 43,245 shares of common stock with a fair market value of $17,730 to a Director as compensation per the terms of the Board of Directors Services Agreement.

On July 21, 2021, the Company issued 62,333 shares of common stock with a fair market value of $25,089 to a consultant for services rendered on behalf of the Company.

On July 21, 2021, the Company issued 30,000 shares of common stock with a fair market value of $12,075 to a consultant for services rendered on behalf of the Company.

On July 21, 2021, the Company issued 120,000 shares of common stock with a fair market value of $48,300 to an employee for past due wages.

On July 21, 2021, the Company issued 60,000 shares of common stock with a fair market value of $24,150 to an employee for past due wages.

On July 21, 2021, the Company issued 30,000 shares of common stock with a fair market value of $12,075 to an employee for past due wages.

On July 27, 2021, the Red Earth, LLC, a wholly owned subsidiary of the Company (the “Subsidiary”), entered into a Stipulation and Order for Settlement of Disciplinary Action (the “Stipulation Order”) with the CCB. Under the terms of the Stipulation Order, the Subsidiary has agreed to present to the CCB, by not later than August 31, 2021, a plan pursuant to which the ownership of the Subsidiary will be returned to the original owners. The Parties to the Stipulation Order resolved the matter without the necessity of taking formal action. The Subsidiary agreed to pay a civil penalty of $10,000, which was paid on July 29, 2021.

On July 30, 2021, the Company returned 300,000 shares of common stock to treasury as per the terms of the Groberg Cooperation and Release Agreement.

F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of MJ Holdings, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of MJ Holdings, Inc. (“the Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2020 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) related to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Going Concern

Critical Audit Matter Description

As described further in Note 3 to the financial statements, the Company has incurred losses since inception, has negative cash flows from operations, and has an accumulated deficit. Accordingly, the Company has determined that these factors raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on its ability to obtain sufficient capital contributions, financing and/or generate revenues. Management plans to address the concerns as needed by securing additional funding and currently retains consultants for that purpose. Management has not concluded that these plans alleviate the substantial doubt related to its ability to continue as a going concern.

We determined the Company’s ability to continue as a going concern is a critical audit matter due to the estimation and uncertainty regarding the Company’s available capital and the risk of bias in management’s judgments and assumptions in their determination.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to the following:

●	We performed testing procedures such as analytical procedures to identify conditions and events that indicate there could be substantial doubt about the entity’s ability to continue as a going concern for a reasonable period of time.
●	We reviewed and evaluated management’s plans for dealing with adverse effect of these conditions and events.
●	We inquired of Company management and reviewed company records to assess whether there are additional factors that contribute to the uncertainties disclosed.
●	We assessed whether the Company’s determination that there is substantial doubt about its ability to continue as a going concern was adequately disclosed.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2019.

Draper, UT

April 15, 2021

F-18

MJ HOLDINGS, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2020	2019
ASSETS
Current assets
Cash	$117,536	$22,932
Accounts receivable	9,461	11,675
Prepaid expenses	713,782	476,742
Marketable securities – available for sale	150,000	150,000
Other current assets	-	156,229
Total current assets	990,779	817,578

Property and equipment, net	4,155,675	4,574,082
Intangible assets	300,000	300,000
Deposits	64,817	289,817
Operating lease - right-of-use asset	1,979,181	2,194,278
Total non-current assets	6,499,673	7,358,177

Total assets	$7,490,452	$8,175,755

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued expenses	$2,382,779	$1,076,145
Deposits	538,921	441,000
Other current liabilities	1,328,438	-
Current portion of notes payable – related party	300,405	-
Current portion of long-term notes payable	1,185,273	1,249,561
Operating lease obligation, short-term	241,466	237,604

Total current liabilities	5,977,282	3,004,310

Non-current liabilities
Long-term notes payable, net of current portion	921,723	929,526
Operating lease obligation, net of current portion	1,889,575	2,131,042
Deferred rent	-	-

Total non-current liabilities	2,811,298	3,060,568

Total liabilities	8,788,580	6,064,878

Commitments and contingencies (Note 9)

Stockholders’ equity (deficit)
Preferred stock, $0.001 par value, 5,000,000 shares authorized, 0 shares issued; Series A convertible Preferred stock $1,000 stated value, 2,500 authorized, 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 95,000,000 shares authorized, 68,613,541 and 65,436,449 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	68,613	65,436
Additional paid-in capital	18,748,688	18,177,723
Common stock issuable	-	19
Subscription receivable	-	10,000
Accumulated deficit	(20,002,960)	(16,038,345)
Total stockholders’ equity (deficit) attributable to MJ Holdings, Inc.	(1,185,659)	2,214,833
Noncontrolling interests	(112,469)	(103,956)
Total shareholders’ equity (deficit)	(1,298,128)	2,110,877
Total liabilities and stockholders’ equity (deficit)	$7,490,452	$8,175,755

The accompanying notes are an integral part of these consolidated financial statements.

F-19

MJ HOLDINGS, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ending
	December 31,
	2020	2019

Revenue, net	$822,845	$897,696

Operating expenses
Cost of sales	1,206,960	1,187,723
General and administrative	2,979,348	6,774,597
Marketing and selling	7,900	15,967
Depreciation and amortization	453,887	371,512
Total operating expenses	4,648,095	8,349,799

Operating loss	(3,825,250)	(7,452,103)

Other income (expense)
Interest expense	(167,188)	(127,656)
Interest income	18,345	10,540
Loss on impairment of investments	(18,345)	(1,110,356)
Gain on write-down of accrued interest	19,310	-
Loss on write down of deposit	-	(13,343)
Other income	-	421,066
Total other (expense)	(147,878)	(819,749)

Loss before provision for income tax	(3,973,128)	(8,271,852)
Provision for income taxes	-	-
Net Loss	(3,973,128)	(8,271,852)
Loss attributable to non-controlling interests	(8,513)	(103,956)
Net loss attributable to common shareholders	(3,964,615)	(8,167,896)
Net loss attributable to common stockholders per share - basic and diluted	$(0.06)	$(0.14)
Weighted average number of shares outstanding - basic and diluted	65,882,993	57,640,807

The accompanying notes are an integral part of these consolidated financial statements.

F-20

MJ HOLDINGS, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY (DEFICIT)

	Preferred Stock		Common Stock Issuable		Common Stock		Additional paid in	Subscriptions	Non Controlling	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	Interest	Deficit	Total
Balance at January 1, 2020	-	$-	18,562	$19	65,436,449	$65,436	$18,177,723	$10,000	$(103,956)	$(16,038,345)	$2,110,877
Issuance of common stock for conversion of debt and interest	-	-	(18,562)	(19)	18,562	19	-	-	-	-	-
Issuance of common stock for services	-	-	-	-	1,736,251	1,736	396,730	-	-	-	398,466
Issuance of common stock for stock-based compensation	-	-	-	-	-	-	41,122	-	-	-	41,122
Issuance of common stock for subscription payable	-	-	-	-	20,000	20	9,980	(10,000)	-	-	-
Issuance of common stock for cash	-	-	-	-	1,402,279	1,402	123,133	-	-	-	124,535
Net loss for the year ended December 31, 2020	-	-	-	-	-	-	-	-	(8,513)	(3,964,615)	(3,973,128)
Balance at December 31, 2020	-	$-	-	$-	68,613,541	$68,613	$18,748,688	$-	$(112,469)	$(20,002,960)	$(1,298,128)

Balances at January 1, 2019
Issuance of common stock for services	-	-	-	-	1,645,636	1,647	794,582	-	-	-	796,229
Issuance of common stock for stock subscriptions payable	-	-	-	-	12,330,000	12,330	6,152,670	10,000	-	-	6,175,000
Return of common stock for cash	-	-	-	-	(20,000,000)	(20,000)	-	-	-	-	(20,000)
Issuance of common stock for purchase of property and equipment	-	-	-	-	66,667	65	49,935	-	-	-	50,000
Issuance of common stock for conversion of debt and interest	-	-	18,562	19	500,000	500	258,762	-	-	-	259,281
Net loss for the year ended December 31, 2019	-	-	-	-	-	-	-	-	(103,956)	(8,167,896)	(8,271,852)
Balance at December 31, 2019	-	$-	18,562	$19	65,436,449	$65,436	$18,177,723	$10,000	$(103,956)	$(16,038,345)	$2,110,877

The accompanying notes are an integral part of these consolidated financial statements.

F-21

MJ HOLDINGS, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ending
	December 31,
	2020	2019
Cash Flows from Operating Activities
Net loss	$(3,973,128)	$(8,271,852)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of right to use asset	215,097	150,007
Common stock issued for services	398,466	796,236
Depreciation and amortization	453,884	371,512
Impairment of cost method investments	-	250,000
Impairment of notes receivable and interest	18,345	160,356
Impairment of deposits	-	700,000
Impairment of inventory	-	1,271,402
Expenses paid on behalf of Company	36,405	-
Stock-based compensation	41,122	-
Changes in operating assets and liabilities:
Accounts receivable	(16,131)	(11,675)
Interest receivable	-	(10,356)
Inventory	-	316,450
Prepaid expenses	(237,040)	342,034
Deposits	322,921	(851,183)
Accounts payable and accrued liabilities	1,306,632	446,224
Deferred rent	-	(7,150)
Other current assets	156,229	(156,229)
Other current liabilities	1,328,438	-
Operating lease liability	(237,605)	(172,515)
Customer deposits	-	54,584
Net cash provided by (used in) operating activities	(186,365)	(4,622,155)

Cash Flows from Investing Activities
Purchase of property and equipment	(35,477)	(1,116,643)
Purchase of cost method investment	-	(250,000)
Issuance of note receivable	-	(150,000)
Net cash used in investing activities	(35,477)	(1,516,643)

Cash Flows from Financing Activities
Proceeds from issuance of notes payable	-	201,000
Proceeds from notes payable – related party	264,000	-
Proceeds from the issuance of common stock	124,535	6,164,993
Proceeds from the common stock to be issued	-	10,000
Repayment of notes payable	(72,089)	(270,919)
Net cash provided by financing activities	316,446	6,105,074

Net increase in cash	94,604	(33,724)

Cash, beginning of period	22,932	56,656

Cash, end of period	$117,536	$22,932

Supplemental disclosure of cash flow information:
Interest paid	72,684	116,153
Income taxes paid	-	-

Non-cash investing and financing activities:
Common stock issued for prior period debt conversion	$19	-
Common stock issued for stock subscriptions payable	$10,000	-
Return and cancellation of common stock	$-	20,000
Common stock and debt issued for asset acquisition	$-	300,000
Right of use asset obtained in exchange for operating lease obligation	$-	2,541,161
Financing purchases of property and equipment	$-	900,000
Common stock issued for conversion of debt and interest	$-	259,281

The accompanying notes are an integral part of these consolidated financial statements.

F-22

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 1 — Description of Business

MJ Holdings, Inc. (OTCQB: MJNE) is a highly-diversified cannabis holding company providing cultivation management, asset and infrastructure development – currently concentrated in the Las Vegas market. It is the Company’s intention to grow its business and provide a 360-degree spectrum of infrastructure, including, cannabis cultivation, production of cannabis related products, management services, dispensaries and consulting services. The Company intends to grow its business through joint ventures with existing companies possessing complementary subject matter expertise, acquisition of existing companies and through the development of new opportunities. The Company intends to “prove the concept” profitably in the rapidly expanding Las Vegas market and then use that anticipated success as a template for replicating the concept in other developing states through a combination of strategic partnerships, acquisitions and opening new operations.

The Company was incorporated on November 17, 2006, as Securitas EDGAR Filings, Inc. under the laws of the State of Nevada. Prior to the formation of Securitas EDGAR Filings Inc., the business was operated as Xpedient EDGAR Filings, LLC, a Florida Limited Liability Company, formed on October 31, 2005. On November 21, 2005, Xpedient EDGAR Filings LLC amended its Articles of Organization to change its name to Securitas EDGAR Filings, LLC. On January 21, 2009, Securitas EDGAR Filings LLC merged into Securitas EDGAR Filings, Inc., a Nevada corporation. On February 14, 2014, the Company amended and restated its Articles of Incorporation and changed its name to MJ Holdings, Inc.

On November 22, 2016, in connection with a plan to divest ourselves of the Company’s real estate business, the Company submitted to its stockholders an offer to exchange (the “Exchange Offer”) its common stock for shares in MJ Real Estate Partners, LLC, (“MJRE”) a newly-formed LLC formed for the sole purpose of effecting the Exchange Offer. On January 10, 2017, the Company accepted for exchange 1,800,000 shares of its Common Stock in exchange for 1,800,000 shares of MJRE’s common units, representing membership interests in MJRE. Effective February 1, 2017, the Company transferred its ownership interests in the real estate properties and its subsidiaries, through which the Company held ownership of the real estate properties, to MJRE. MJRE also assumed the senior notes and any and all obligations associated with the real estate properties and business, effective February 1, 2017.

Acquisition of Red Earth

On December 15, 2017, the Company acquired all of the issued and outstanding membership interests of Red Earth, LLC, a Nevada limited liability company (“Red Earth”) established in October 2016, in exchange for 52,732,969 shares of its Common Stock and a promissory note in the amount of $900,000. The acquisition was accounted for as a “Reverse Merger”, whereby Red Earth was considered the accounting acquirer and became its wholly owned subsidiary. Upon the consummation of the acquisition, the now former members of Red Earth became the beneficial owners of approximately 88% of the Company’s Common Stock, obtained controlling interest of the Company, and retained certain of its key management positions. In accordance with the accounting treatment for a “reverse merger” or a “reverse acquisition”, the Company’s historical financial statements prior to the reverse merger will be replaced with the historical financial statements of Red Earth prior to the reverse merger in all future filings with the SEC. Red Earth is the holder of a Nevada Marijuana Establishment Certificate for the cultivation of marijuana.

Our Business History

In April 2018, the Company entered into a management agreement with Acres Cultivation, LLC, a Nevada limited liability company (the “Licensed Operator”) that holds a license for the legal cultivation of marijuana for sale under the laws of the State of Nevada. In January of 2019, the Company entered into a revised agreement, which replaced the April 2018 agreement, with the Licensed Operator in order to be more stringently aligned with Nevada marijuana laws. The material terms of the agreement remain unchanged. The Licensed Operator is contractually obligated to pay over to the Company sixty percent (60%) of the net revenues realized from its management of this facility and twenty-five percent (25%) of the net revenues from equipment rental. The agreement is to remain in force until April 2026. In April 2019, the Licensed Operator was acquired by Curaleaf Holdings, Inc., a publicly traded Canadian cannabis company. The acquisition was subject to all of the contractual obligations between the Company and the Licensed Operator. Please see Note 15 — Subsequent Events for further information.

Pursuant to those agreements, the Licensed Operator engaged the Company to develop, manage and operate a licensed cultivation facility on property owned by the Licensed Operator. Between April and August of 2018, at the Company’s sole cost and expense, ‘sit completed the construction of a 120,000 square-foot outdoor grow facility, including the construction of an 8,000 square-foot building and installation of required security fencing, meeting all of the State of Nevada’s stringent building codes and regulations. Operation of this facility commenced in August 2018 with the Company first test grow. The Company commenced harvest operations in November of 2018 and completed the harvest on December 24, 2018 - yielding more than 5,000 total pounds of marijuana trim. In July of 2019, the Company planted its second marijuana crop; the Company elected to plant less marijuana in an effort to better control the cultivation of the plants and the post-harvest curing process. The Company completed the harvest of its second crop in November of 2019 yielding approximately 3,400 lbs. (dry weight) of considerably higher quality (versus the 2018 harvest) marijuana flower and trim.

F-23

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 1 — Description of Business (continued)

In April 2018, the State of Nevada finalized and approved the transfer of provisional Medical Marijuana Establishment Registration Certificate No. 012 (the “Certificate”) from Acres Medical, LLC to the Company’s wholly owned subsidiary, Red Earth, LLC (“Red Earth”). HDGLV, LLC (“HDGLV”), a wholly owned subsidiary of Red Earth, holds a triple-net leasehold interest in a 17,298 square-foot commercial building located on Western Avenue in the city of Las Vegas, which will be home to the Company’s indoor cultivation facility (the “Western Facility”). The initial term of the lease is for a period of ten years with two additional five-year lease options. HDGLV also possesses an option to purchase the building for $2,607,880 which is exercisable between months 25 and 60 of the initial term of the lease. In August of 2018, the Company received final approval from the State of Nevada, Department of Taxation, to commence cultivation activities with respect to the Certificate. Contemporaneously therewith, Red Earth was issued a Business License by the city of Las Vegas to operate a marijuana cultivation facility at the Western Facility. In October of 2018, the Company was requested by the city of Las Vegas Department of Building & Safety to make additional modifications to the building, specifically the removal and remediation of all asbestos materials in the building, which was completed in June of 2019 at a cost of approximately $140,000. In July of 2019, the city of Las Vegas asked the Company to amend its Business License and modify its Special Use Permit (“SUP”) to conform with updated marijuana cultivation requirements within the city. A new SUP was granted on October 9, 2019. The Company expects to receive its new business license in Q4 of 2020, which will then allow the Company to commence legal marijuana cultivation activities within the city of Las Vegas. Due to the failure of Element NV, LLC to make the required payments and the impact of the COVID-19 pandemic on the Company’s operations, the Company is eight months in arrears on rent payable on the Western Facility and has received a Notice of Default from the Lessor. As of the date of this filing, the Company is in active negotiations with the landlord to find an acceptable resolution regarding the payment of past due rent. In the event the Company is not able to make payment arrangements, there is the likelihood that the Company’s lease will be terminated.

On August 13, 2018 (the “Effective Transaction Date”), the Company closed the transaction contemplated by an Exclusive Distribution Agreement (the “Distribution Agreement”). The Agreement is between the Company and Healthier Choices Management Corp., a designer and seller (the “Seller” or “HCMC”) of a series of integrated products, all of which are designed to be utilized to consume cannabis products by vaporizing oil and other related products (the “Goods”). The Company has the exclusive right to distribute the Goods in the territory of Nevada (the “Territory”). The Distribution Agreement further requires the Company to advertise and market the Goods in the Territory. Pursuant to the terms of the Distribution Agreement, the Company purchased certain of the Goods from the Seller and paid the sum of two million dollars ($2,000,000). The funds were transferred to HCMC on the Effective Transaction Date. The Seller has applied for and received patent protection in respect of one of the products. The Distribution Agreement is subject to standard termination provisions; however, the Seller has the option to terminate the Distribution Agreement, on 30 days’ written notice, if the Company fails to purchase a sufficient minimum quantity of Goods from the Seller. The Company has met its obligations for the first year of the Agreement. Thereafter, for each renewal term, the Company’s minimum purchase obligation for the Goods is $500,000, subject to good faith negotiation at the end of each contract year. In connection with the transactions contemplated by the Agreement, the Seller granted to the Company a non-exclusive, non-transferrable, and non-sub licensable fully paid license agreement. The Company and HCMC entered into a Termination and Mutual Release Agreement (the “Termination Agreement”) dated November 15, 2019. Under the terms of the Termination Agreement, HCMC agreed to (i) make an initial purchase from the Company of 500,000 Q-Cups at $0.125 per Q-Cup for an aggregate purchase price of $62,500 (the “Initial Purchase”), and (ii) purchase up to a total of 1,600,000 Q-Cups (inclusive of the Initial Purchase) on an as needed basis at the same price of $0.125 at any time after the Effective Date of the Termination Agreement.

F-24

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 1 — Description of Business (continued)

On August 13, 2018, the Company entered into a Stock Exchange Agreement (the “Agreement”) with HCMC to acquire 1,500,000,000 shares of their common stock in exchange for 85,714 shares of the Company’s common stock. The value of the stock exchanged by each party on the date of exchange was $150,000. The number of shares exchanged represents less than a 5% ownership interest for each company, and the shares issued are restricted pursuant to Rule 144 of the Securities Act of 1933 (the “Act”). The Company recorded the 85,714 shares of HCMC common stock as an available for sale security and intends to mark the value to market each reporting period based on the current market value of its held shares in HCMC. As of the transaction date, the price as quoted on the OTC Markets for HCMC common stock was $0.0001 per share. To date, the Company has not sold any of the shares it received under the Agreement.

In August of 2018, the Company executed a letter of intent (“LOI”) for the acquisition of all of the membership units of Farm Road, LLC, a Wyoming limited liability company (“Farm Road”). Farm Road was the owner of five parcels of farmland in the Amargosa Valley of Nevada totaling 260 acres and the concomitant 180 acre-feet of water rights. Pursuant to the terms of a Membership Interest Purchase Agreement (“MIPA”) executed between the Company and Farm Road in November of 2018, the Company was to acquire Farm Road for $1,000,000 on the following terms: a deposit of $50,000 in cash and $50,000 of the Company’s restricted common stock upon execution of the LOI, was to be held in escrow until closing, $150,000 in cash payable at closing and a promissory note bearing 5% simple annual interest (the “Promissory Note”) in the amount of $750,000.00 payable to FR Holdings, LLC (an unrelated third party) (“FRH”) in 36 equal monthly interest only payments of three thousand one hundred twenty five ($3,125.00) dollars commencing on the March 1, 2019. On January 18, 2019, pursuant to the terms of the MIPA, the Company acquired a 100% interest in Farm Road. The terms of the Promissory Note include a balloon payment to be made on January 17, 2022 of any of the then remaining principal balance and accrued interest. The MIPA further provides that FRH shall be entitled to receive a consulting fee of five per cent (5%) of the gross sales from any commercial use of the property up to a maximum of five hundred thousand ($500,000.00) dollars payable to FRH within two years of the January 18, 2019 closing date. The land ac quired in Amargosa Valley will be the home of its Nye County cultivation facility upon closing of its purchase of the required licenses. Due to COVID-19, the Company has been unable to make the monthly interest payments to FRH. As of the date of this filing, the Company is 4 months in arrears.

In September of 2018, the Company, through its wholly owned subsidiary Red Earth, applied for five Recreational Marijuana Establishment Licenses to operate up to five retail marijuana stores within the state of Nevada. The Company’s goal was to open a store within the city of Las Vegas, as well as additional dispensaries in Washoe County near Lake Tahoe, in North Las Vegas, unincorporated Clark County and Henderson, Nevada. The Company received notice in early December 2018 that none of the submitted applications received sufficiently high enough scores after being graded by the Nevada Department of Taxation (“NVDOT”). In connection with the license applications, the Company entered into a Memorandum of Understanding (“MOU”) with a third party (the “Party”). Pursuant to the terms of the MOU, the Party made payments to the Company totaling $232,500, which was paid during the year ended December 31, 2018. The Party was entitled to receive shares of the Company’s restricted common stock with a fair market value as of the trading day immediately preceding the date the first license application was submitted to NVDOT (September 20, 2018) equal to $232,500. The Company issued 91,177 shares of common stock to the Party in connection with this transaction. Subsequent to December 31, 2018, the Company entered into an agreement with the Party to relieve the Company and the Party of any further obligations under the MOU in exchange for an additional 373,823 shares of the Company’s restricted common stock. The additional shares were issued to the Party on July 19, 2019.

The Company has joined with more than 15 other plaintiffs in an action against the State of Nevada in regard to how the applications were scored and as to why licenses were granted to other applicants in contravention of the guidelines published by the State of Nevada. On August 23, 2019, a Nevada District Court judge issued a preliminary injunction enjoining any of the entities that were granted licenses from opening new dispensaries based upon the failure of NVDOT (the administrative body tasked with adopting and enforcing marijuana regulations within the State of Nevada) to enforce a provision of Ballot Question 2 (“BQ2”), that was approved by Nevada voters in 2016 and adopted by the Nevada legislature and codified as NRS 453D, which legalized the sale and distribution of recreational use marijuana. The law requires that “each prospective owner, officer and board member of a marijuana establishment license applicant” undergo a background check. The judge found that many of the successful license applicants failed to comply with this requirement. On August 29, 2019, the judge modified the ruling and is allowing thirteen of the successful license applicants who the State of Nevada have certified as having complied with the requirements of BQ2 to open new dispensaries as granted in December of 2018. The plaintiffs shall now continue to trial on the merits of the pending litigation against the State of Nevada. In March of 2020, counsel for Red Earth withdrew from its representation of Red Earth. Red Earth is actively trying to retain substitute counsel, which as of the date of this filing Red Earth remains unrepresented in this matter. The trial, which was scheduled to commence in April of 2020, has been postponed by the State of Nevada as part of their implementation measures to stop the spread of COVID-19, as of the date of this filing the trial has not commenced.

F-25

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 1 — Description of Business (continued)

On October 15, 2018, the Company entered into an employment agreement (the “Tierney Employment Agreement”) with Terrence M. Tierney. Pursuant to the Employment Agreement, the Company appointed Terrence M. Tierney, to the additional position of Chief Administrative Officer, in addition to his current role as Secretary. The initial term of employment was for a three-year period (or until September 30, 2021), unless extended or otherwise terminated in accordance with its terms. The effective date of the Tierney Employment Agreement was October 15, 2018, and continues until the earlier of: (i) the effective date of any subsequent employment agreement between Mr. Tierney and us; (ii) the effective date of any termination of employment as provided for in the Employment Agreement; or (iii) three (3) years from the effective date; provided, that the Tierney Employment Agreement automatically renews for successive periods of three (3) years unless either party gives written notice to the other party that it does not wish to automatically renew the Tierney Employment Agreement, which written notice must be received by the other party no less than ninety (90) days and no more than one hundred eighty (180) days prior to the expiration of the applicable term. Mr. Tierney will report to the Chief Executive Officer and the Board of Directors. On January 22, 2020, Mr. Tierney assumed the title of President of the Company and all duties required thereof. As of January 10, 2020, the Company was in default under the terms of the Tierney Employment Agreement. Mr. Tierney agreed to accrue 100% of his monthly salary for the period October 1, 2019 until December 31, 2019 with payments to resume on the first regular payroll period of 2020. Due to the ongoing effects of COVID-19, Mr. Tierney waived his entire salary for April and May of 2020. As of the date of filing of this report, Mr. Tierney has accrued total cash compensation due to him in the amount of $248,000. On August 7, 2020, Mr. Tierney’s employment was terminated by the Board with cause. Subsequent to Mr. Tierney’s termination, Mr. Tierney filed a lien in Clark County, Nevada in the net amount of $501,085 against the Company’s property located at 1300 S. Jones Blvd, Unit 110, Las Vegas, NV 89146 for unpaid compensation, expense reimbursement, accrued leave, severance pay and penalties. Additionally, on November 6, 2020, Mr. Tierney filed two liens in Nye County, NV in the net amount of $501,085 against the Company’s property located at 4295 Highway 73, Armagosa, NV 89020, also known as the Company’s THC park, and one lien in Nye County, NV in the net amount of $501,085 against the property owned by Acres Cultivation, LLC and the site of the Company’s three (3) acre grow.

In October of 2018, the Company entered into a Revenue Participation Rights Agreement (the “Agreement”) with Let’s Roll NV, LLC and Blue Sky Companies, LLC (together, the “Subscribers”). Under the terms of the Agreement, the Company transferred its ownership interest in 3.95% of the gross revenue from the “Amargosa Outdoor Grow” to the Subscribers in exchange for $100,000 cash payment and a Subscription Agreement in the amount of $1,142,100. On or before April 30th for the next 8 years (2019-2026), the Company shall calculate the pro rata gross revenue due to the Subscribers with payments being made on or before May 31st of each year. As of the date of this filing, the Subscribers have agreed to forgo any payments required under the Agreement until May of 2021. Please see Note 15 — Subsequent Events for further information.

In November of 2018, the Company formed Alternative Hospitality, Inc. (“Alternative”), a Nevada corporation as a joint venture with TVK, LLC (“TVK”), an unrelated Florida limited liability company. The principals of TVK, have over 40 years of broad experience operating and developing hotel properties. The Company owns fifty-one percent (51%) of Alternative and TVK owns the remaining forty-nine percent (49%). Alternative will develop hotel properties with a focus on the wellness aspects of cannabis and cannabis related products. Roger Bloss, one of the principal owners of TVK and a director of the Company, will serve as Alternative’s President. The Company’s Secretary, Terrence M. Tierney, served as TVK’s Vice President and Secretary of Alternative up through the date of his termination. Effective upon the termination of Mr. Tierney, Mr. Bernard Moyle was appointed to serve as Alternative’s Treasurer.

F-26

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 1 — Description of Business (continued)

In November of 2018, the Company commenced the harvest of more than 7,000 marijuana plants under its Management Agreement with Acres Cultivation, LLC (“Acres”) dated April 18, 2018. The Company completed the harvest of approximately 5,400 lbs. of marijuana trim in late December of 2018. The Company began realizing revenues from this harvest in the first quarter of 2019. Due to issues with its drying and curing equipment, the harvested marijuana trim returned lower than expected THC levels and less than optimal terpene profiles; however, the products returned much higher than average test passing results. In early 2019, the Nevada marijuana market saw a steep decline in the wholesale value of marijuana trim due to a number of factors, including a marked increase in available trim due to a glut of “failed flower” products from other cultivators. In July of 2019, the Company planted a second marijuana crop under its Cultivation and Sales Agreement (the “Cultivation Agreement”) with Acres dated January 18, 2019. The Company elected to plant less marijuana in an effort to better control the cultivation of the plants and the post-harvest curing process. The Company completed the harvest of its second crop in November of 2019 yielding approximately 3,400 lbs. (dry weight) of considerably higher quality (versus the 2018 harvest) marijuana flower and trim. The wholesale price for flower averaged approximately $1300 per lb. of which the Company received a lesser amount based upon the terms of the Cultivation Agreement.

On December 21, 2018, the Company filed the Certificate of Incorporation for MJ International Research Company Limited (“MJ International”) in the country of Ireland. MJ International is a wholly owned subsidiary of the Company and the sole shareholder of MJ Holdings International Single Member S.A. and Gioura International Single Member Private Company.

In January of 2019, the Company formed Coachill-Inn, LLC (“Coachill-Inn”), a subsidiary of Alternative Hospitality (“AH”), to develop a proposed hotel in Desert Hot Springs, CA. From January through June of 2019, the Company was actively engaged in negotiations with the property owner of the proposed location. In June of 2019, Coachill-Inn executed a purchase and sale agreement with Coachillin’ Holdings, LLC (“CHL”) to acquire a 256,132 sq. ft. parcel of land within a 100-acre industrial cannabis park in Desert Hot Springs, CA (the “Property”) to develop its first hotel project. The purchase price for the property was $5,125,000. CHL was to contribute $3,000,000 toward the purchase price of this property in exchange for a twenty-five percent (25%) ownership interest in Coachill-Inn. AH made an initial non-refundable deposit in the amount of $150,000 toward the purchase of the Property. As of the date of this filing, the Company has terminated its participation in the development due to financing issues. The $150,000 deposit was classified as an impaired asset as of December 31, 2019. Please see Note 7 —Asset Impairment for further information.

In February of 2019, the Company’s largest shareholder, Red Dot Development, LLC (“Red Dot”), returned 20,000,000 shares of the Company’s common stock for cancellation in exchange for a payment of $20,000, which as of December 31, 2019 has been accrued as a payable by the Company. Beginning in March of 2019, pursuant to the filing of a Form D with the SEC, the Company offered for sale 15,000,000 of these shares at a per share price of $0.50 per share. As of December 31, 2019, the Company sold 12,330,000 shares for total proceeds of $6,165,000.

F-27

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 1 — Description of Business (continued)

On February 15, 2019, the Company entered into a Licensing Agreement (the “Agreement”) with Highland Brothers, LLC, (“HB”) an entity controlled by the Company’s former Chief Executive Officer and current director. Under the terms of the Agreement, HB granted the Company an exclusive license to use any and all branding materials of HB including, without limitation, its name, logo, and any and all intellectual property rights. In consideration of the license, the Company agreed to compensate HB seven percent (7%) of the net sales generated by the Company for any products utilizing and/or integrating property rights, brands or logos of HB commencing in 2020. The Agreement has a term of ten (10) years.

On March 8, 2019, the Company entered into a fifteen-year Suite License Agreement (the “Agreement”) with LV Stadium Events Company, LLC for the lease of a suite within the multipurpose stadium (the “Stadium”) constructed in Clark County, Nevada that is intended to be the home stadium for the Raiders National Football League team. Under the terms of the Agreement, the Company paid the initial deposit of $75,000, the second payment of $150,000 and the final payment on approximately October 15, 2020. Commencing with Year 6 of the Term, the License Fee for each Year of the Term shall be increased by an amount not to exceed three percent (3%) of the License Fee payable for the immediately preceding Year.

In April of 2019, Roger Bloss was appointed to the Board of Directors of the Company.

In April of 2019, the Company executed a Membership Interest Purchase Agreement (the “MIPA”) to acquire all of the membership interests in two Nevada limited liability companies that are each the holder of a State of Nevada marijuana license. Marijuana Establishment Registration Certificate, Application No. C202 and Marijuana Establishment Registration Certificate, Application No. P133 (collectively the “Certificates”). The terms of the MIPA required the Company to purchase the licenses for the total sum of $1,250,000 each - $750,000 in cash per license and $500,000 of the Company’s restricted common stock per license. The terms of the MIPA provide for a $250,000 non-refundable down payment and include a short term note in the amount of $500,000 carrying an annual interest rate of two percent (2%) that was due and payable on or before October 18, 2019. On October 17, 2019, the State of Nevada’s Governor issued an executive order restricting the transfer of all Nevada marijuana licenses (the “Moratorium”). As of the date of this filing, the Company has made deposits totaling $550,000 and has reduced the principal of the aforementioned note to $250,000. It is expected that the Company will receive all of the necessary regulatory approvals during the fourth quarter of 2020. The Company is required to issue $1,000,000 of shares of its restricted common stock in fulfillment of its obligations in the MIPA. As of the date of this filing, these shares have not been issued and the parties are renegotiating the pricing of these shares to more accurately reflect the anticipated value at closing. The Company also executed a $750,000 long term note (the “LT Note”) in favor of the current license holders that becomes due and payable upon the earliest of a) six months after the transfer of the Certificates to the Company, or b) six months after the production/cultivation is declared fully operational by the applicable regulatory agencies, or c) March 10, 2020. On February 19, 2020, the Company was put on notice by the Seller that it is in default under the terms of the MIPA, however, the parties are continuing to act in good faith towards a mutually satisfactory resolution. The LT Note carries an 8% annual interest rate and there is no penalty for any prepayment. Additionally, the Sellers shall receive, at closing, warrants to purchase up to 1,500,000 additional shares of the Company’s common stock; 1,000,000 warrants shall be exercisable for a period of three years from the closing date at an exercise price of $2.00 per share and 500,000 warrants shall be exercisable for a period of two years from the closing date at an exercise price of $1.50 per share (collectively the “Warrants”). The LT Note, Warrants and the restricted common shares issued will be held in escrow until the transaction closes. Additionally, pursuant to the terms of the MIPA, the Company was required to enter into a $15,000 per month sub-lease (retroactive to March 1, 2019) for the 10-acre cultivation/production facility located in Pahrump, Nye County, NV and install a mobile production trailer. The Company acquired the production trailer from Solaris Farms, a related party, in April 2020 at a cost of $120,000. It is the intention of the Company, upon receipt of all necessary regulatory approvals, to move the cultivation license and production trailer from its current location to the Company’s 260-acre facility. Please see Note 13 —Asset Impairment and Note 15 — Subsequent Events for further information.

In April of 2019, the Company consummated its purchase of an approximately 50-acre, commercial trailer and RV park (the “Trailer Park”) in close proximity to its Amargosa Valley cultivation facilities. The Trailer Park can accommodate up to 90 trailers and RV’s. There presently are 17 occupied trailers in the Trailer Park, and the Company is making the necessary upgrades to bring additional units to the facility to provide housing for its farm personnel. The Company purchased the Trailer Park for a total of $600,000 in cash and $50,000 of the Company’s restricted common stock, resulting in the issuance of 66,667 shares. The Sellers hold a $250,000 note, bearing interest at six and one-half percent resulting in monthly payments in the amount of $2,177.77 based upon a 15-year amortization schedule (the “TP Note”). The TP Note requires additional principal reduction payments in the amount of $50,000 on or before April 5, 2020 and April 5, 2021, respectively. As of the date of this filing, the Company has failed to make the required principal reduction payment that was due on April 5, 2020. Additionally, due to the ongoing effects of COVID-19, the Company has been unable to make its monthly payments of $2177.17 pursuant to the terms of the TP Note. The Company is in arrears to the holders of the TP Note in the amount of $58,711.08. The principal and interest payments will be recalculated based on a 15-year a amortization schedule upon each principal reduction payment. A final balloon payment of any and all outstanding principal and accrued interest is due and payable on or before April 5, 2022. There are no prepayment penalties should the Company elect to retire the note prior to its maturity date.

On June 25, 2019, the Company entered into a Series Post Seed Preferred Stock and Series Post Seed Preferred Unit Investment Agreement (the “Agreement”) with Innovation Labs, Ltd. and Innovation Shares, LLC. Under the terms of the Agreement, the Company purchased 238,096 Series Post Seed Preferred Stock Shares and 238,096 Series Post Seed Preferred Units for a purchase price of $250,000. Please see Note 7 —Asset Impairment for further information.

On August 28, 2019, the Company entered into a Membership Interest Purchase Agreement (the “Agreement”) with Element NV, LLC, an Ohio limited liability company (the “Buyer”), to sell forty-nine percent (49%) of the membership interests in the Company’s wholly owned subsidiary, Red Earth, LLC (“Red Earth”) for $441,000. The $441,000 was paid to the Company on August 30, 2019. The Agreement required the Buyer to make an additional payment, in the amount of $3,559,000, to be utilized for the improvement and build-out of the Company’s Western Avenue leasehold in Las Vegas, Nevada. The payment was due within ten (10) days of the receipt by Red Earth of a special use permit (“SUP”) from the city of Las Vegas for its Western Avenue cultivation facility. The Company received the SUP on October 9, 2019. The Buyer, in conjunction with the Company, will jointly manage and operate the facility upon completion. The Agreement also requires the Buyer to make a final payment to the Company of $1,000,000 between 90 and 180 days of issuance of the SUP or no later than April 9, 2020. On June 11, 2020, the Company entered into the First Amendment (“First Amendment”) to the Agreement. Under the terms of the First Amendment, the Closing Purchase Price was adjusted to $441,000, the Buyer was required to make a capital contribution (the “Initial Contribution Payment”) to the Target Company in the amount of $120,000 and the Buyer was required to make an additional cash contribution (the Final Contribution Payment”) in the amount of $240,000. As of the date of this filing, the Buyer has failed to make the Final Contribution Payment. The Company is currently in discussions with the Buyer regarding the past due payments. There is no guarantee that the Buyer will agree to remit the required funds to bring them current under the terms of the Agreement. In the event that the Buyer fails to make the required payment, the Company may elect to remit a Notice of Default to the Buyer, terminate the Agreement, fund the development of the facility through additional sources or sale the license.

F-28

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 1 — Description of Business (continued)

On November 15, 2019, the Company entered into a Termination and Mutual Release Agreement (the “Agreement”) with Healthier Choices Management Corp (“HCMC”). Under the terms of the Agreement, the Company and HCMC agreed to terminate the Distribution Agreement dated August 13, 2018 and the Reimbursement Agreement dated March 13, 2019. In consideration of the termination, HCMC agreed to (i) make an initial purchase from the Company of 500,000 Q-Cups at $0.125 per Q-Cup for an aggregate purchase price of $62,500 (the “initial Purchase”), and (ii) purchase up to a total of 1,600,000 Q-Cups (inclusive of the Initial Purchase) on an as needed basis at the same price of $0.125 at any time after the Effective Date of the Agreement.

On January 22, 2020, the Company’s President, Richard S. Groberg, tendered his resignation to the Company’s Board of Directors (the “Board”). The Board accepted Mr. Groberg’s resignation effective immediately. The Company and Mr. Groberg executed a mutual Separation Agreement. Additionally, on January 22, 2020 the Board appointed the Company’s Secretary and Chief Administrative Officer, Terrence M. Tierney, JD, age 58, to the additional position of interim President. Mr. Tierney was a consultant to the Company from July 1, 2018 until September 18, 2018 when he was appointed Secretary of the Company. On October 15, 2018, Mr. Tierney became the Chief Administrative Officer of the Company and signed a three-year employment agreement with the Company (which agreement has been previously filed with the SEC) that expires on September 30, 2021. There are no changes to Mr. Tierney’s current employment agreement other than his additional duties as President. Mr. Tierney will have day-to-day oversight of the Company’s operations and continue to advise the Board on strategic initiatives and business development.

On February 19, 2020, the Company received a Demand for Payment (the “Demand”) from MJ Distributing (the “Seller”) as it related to the Membership Interest Purchase Agreement of MJ Distributing C 2020, LLC and MJ Distributing P133, LLC, the Amendment to the Membership Interest Purchase Agreement (the “First Amendment) and Amendment No. 2 to the Membership Interest Purchase Agreement (the “Second Amendment”). Under the terms of the Demand, the Company was to make payment in the amount of $261,533 and enter into a Third Amendment to the Membership Interest Purchase Agreement (the “Third Amendment”) on or before March 11, 2020. As of the date of this filing, the Company has failed to make the required payment under the Demand nor has it entered into a Third Amendment.

On February 20, 2020, the Company’s subsidiary, Alternative Hospitality, Inc. (the “Borrower”), issued a Short-Term Promissory Note (the “Note”) to Pyrros One, LLC (the “Holder”), an entity controlled by a relative of a director of the Company, in the amount of $110,405 that matures on February 19, 2021. The Note shall bear interest at a rate of 9% per annum with interest-only payments in the amount of $825 due on or before the twentieth day of each month commencing on April 20, 2020. The Borrower was required to make an interest and principal reduction payment in the amount of $1,233 on or before March 20, 2020. The Holder is granted a security interest in that certain real property located at 1300 S. Jones Blvd, Las Vegas, NV 89146, which is owned by the Borrower.

On March 2, 2020, Mr. Ruhe tendered his resignation to the Company’s Board of Directors (the “Board”). The Board accepted Mr.Ruhe’s resignation effective immediately. Mr. Ruhe also stepped down as an advisor to the Company’s Audit Committee. Additionally, pursuant to the terms of Mr. Ruhe’s employment contract with the Company Mr. Ruhe shall forfeit 11,709 shares of invested common stock previously issued to Mr. Ruhe. The Board has commenced a search to find a suitable individual to replace Mr. Ruhe.

On March 31, 2020, the Company’s subsidiary, Condo Highrise Management, LLC (the “Borrower”), issued a Short-Term Promissory Note (the “Note”) to Pyrros One, LLC (the “Holder”), an entity controlled by a relative of a director of the Company, in the amount of $90,000 that matures on March 30, 2021. The Note shall bear interest at a rate of 9% per annum with interest-only payments in the amount of $675 due on or before the first day of each month commencing on May 1, 2020. The Holder is granted a security interest in that certain real property located at 4295 Hwy 343, Amargosa, NV 89020 which is owned by the Borrower.

F-29

On June 11, 2020, the Company, through its wholly owned subsidiary, Red Earth, LLC, and Element NV, LLC (“ENV”) entered into the First Amendment (the “Amendment”) to the Membership Interest Purchase Agreement dated August 28, 2019. Under the terms of the Amendment, ENV shall be required to make an additional cash contribution in the amount of $240,000 that shall be deemed the Final Contribution Payment.

On July 22, 2020, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Doug Brown (the “Investor”). Under the terms of the Agreement, the Investor agreed to purchase 4,500,000 shares of the Company’s common stock at $0.088808889 per share for a total purchase price of $400,000. The Investor was also to be issued a warrant granting the Investor the right to acquire 1,000,000 shares of the Company’s common stock at an exercise price of $0.10. The warrant was to be dated August 3, 2020 and have a term of three years. The Investor funded $250,000 of the purchase amount on July 31, 2020. On August 10, the Company returned $125,465 of the funds to the Investor for a net investment of $124,535. The Company issued the Investor 1,402,279 shares of common stock and a warrant granting the Investor the right to purchase 250,000 shares of common stock under the revised terms of the Agreement.

On August 7, 2020, the Company’s Board of Directors terminated, with cause, the employment of Terrence M. Tierney, JD, effective immediately. At the time of termination, Mr. Tierney served as the Company’s Secretary, Chief Administrative Officer and interim President. Under the terms of Mr. Tierney’s Employment Agreement, the Company shall be under no further obligation to the Executive, except to pay all accrued but unpaid base salary and accrued vacation to the date of termination thereof. Subsequent to Mr. Tierney’s termination, Mr. Tierney filed a lien in Clark County, Nevada in the net amount of $501,085 against the Company’s property located at 1300 S. Jones Blvd, Unit 110, Las Vegas, NV 89146 for unpaid compensation, expense reimbursement, accrued leave, severance pay and penalties. Additionally, on November 6, 2020, Mr. Tierney filed two liens in Nye County, NV in the net amount of $501,085 against the Company’s property located at 4295 Highway 73, Armagosa, NV 89020, also known as the Company’s THC park, and one lien in Nye County, NV in the net amount of $501,085 against the property owned by Acres Cultivation, LLC and the site of the Company’s three (3) acre grow. Please see Note 15 — Subsequent Events for further information.

On August 25, 2020, the Company entered into a Consulting Agreement (the “Agreement”) with Sylios Corp (the “Consultant”). Under the terms of the Agreement, the Consultant shall prepare the Company’s filings with the Securities and Exchange Commission (the “SEC”) including its Annual report on Form 10-K and Quarterly Reports on Form 10-Q. The Consultant shall receive $20,000 in cash compensation plus 100,000 shares of the Company’s common stock. The Agreement has a term of six (6) months or until the Company’s Quarterly report for the period ended September 30, 2020 is filed with the SEC.

On September 1, 2020, the Company entered into an Employment Agreement (the “Agreement”) with Paris Balaouras (the “Employee”). Under the terms of the Agreement, the Employee shall serve as the Company’s Chief Cultivation Officer for a term of three (3) years (the “Term”) commencing on September 15, 2020. The Employee shall receive a base salary of $105,000 annually, shall be eligible to receive an annual discretionary bonus during the Term, based on performance criteria determined by the board of directors of the Company in its sole discretion, in amount equal to up to 100% of Employee’s base salary for the then current fiscal year, shall be eligible to receive an annual discretionary stock grant during the Term which shall be vested in equal increments of 1/3rd each over a three year period beginning on the first anniversary of employment, shall be eligible to receive a compensatory stock grant of 667,000 shares for and in consideration of past compensation (approximately $500,000 over the past 2.5 years) foregone by Employee; such grant exercisable at Employee’s option as such time as Employer is profitable at the NOI level on a trailing twelve (12) month basis or upon other commercial reasonable terms as the Board may determine and shall be awarded options to purchase 500,000 shares of the Company’s common stock, exercisable at a price of $.75 per share.

On September 1, 2020, the Company entered into an Employment Agreement (the “Agreement”) with Roger Bloss. Under the terms of the Agreement, the Employee shall serve as the Company’s Interim Chief Executive Officer for a term of six (6) months and the Chief Executive Officer and for an additional two (2) years and six (6) months as the Chief Executive Officer for a total of three (3) years (the “Term”) commencing on September 15, 2020. The Employee shall receive a base salary of $105,000 annually, shall be eligible to receive an annual discretionary bonus during the Term, based on performance criteria determined by the board of directors of the Company in its sole discretion, in amount equal to up to 100% of Employee’s base salary for the then current fiscal year, shall be eligible to receive an annual discretionary stock grant during the Term which shall be vested in equal increments of 1/3rd each over a three year period beginning on the first anniversary of employment and shall be awarded options to purchase 500,000 shares of the Company’s common stock, exercisable at a price of $.75 per share.

F-30

On September 1, 2020, the Company entered into an Employment Agreement (the “Agreement”) with Bernard Moyle. Under the terms of the Agreement, the Employee shall serve as the Company’s Secretary/Treasurer for a term of three (3) years (the “Term”) commencing on September 15, 2020. The Employee shall receive a base salary of $60,000 annually, shall be eligible to receive an annual discretionary bonus during the Term, based on performance criteria determined by the board of directors of the Company in its sole discretion, in amount equal to up to 200% of Employee’s base salary for the then current fiscal year, shall, at commencement of the Term receive a grant of stock of 500,000 shares and shall be eligible to receive an annual discretionary stock grant during the Term which shall be vested in equal increments of 1/3rd each over a three year period beginning on the first anniversary of employment and shall be awarded options to purchase 500,000 shares of the Company’s common stock, exercisable at a price of $.75 per share.

On September 15, 2020, the Company entered into a Board of Directors Services Agreement (the “Agreement”) with Messrs. Bloss, Dear and Balaouras (collectively, the “Directors”). Under the terms of the Agreement, each of the Directors shall provide services to the Company as a member of the Board of Directors for a period of not less than one year. Each of the Directors shall receive compensation as follows: (i) Fifteen Thousand and no/100 dollars ($15,000.00), paid in four (4) equal installments on the last calendar day of each quarter, and (ii) Fifteen Thousand (15,000) shares of the Company’s common stock on the last calendar day of each quarter. The Agreement for each of the Directors is effective as of October 1, 2020.

On October 1, 2020, the Company entered into an Employment Agreement (the “Agreement”) with Jim Kelly. The Agreement became effective as of October 1, 2020. Under the terms of the Agreement, the Employee shall serve as the Company’s Interim Chief Financial Officer for a term of (i) the sooner of six (6) months, or (ii) the completion of all regulatory filings, including but not limited to the Company’s 2019 Annual Report on Form 10-K, the March 31, 2020 Quarterly Report on Form 10-Q, the June 30, 2020 Quarterly Report on Form 10-Q, the September 30, 2020 Quarterly Report on Form 10-Q and all required Current Reports on Form 8-K, with the Securities and Exchange Commission (“SEC”) to bring the Company current with the SEC. The Employee shall receive a base salary of $24,000 annually, shall be eligible to receive an annual discretionary bonus during the Term, based on performance criteria determined by the C-Suite of the Company in its sole discretion, in an amount equal to up to 400% of the Employee’s base salary for the then current fiscal year, and at commencement of the Term the Employee shall receive a grant of stock of 500,000 restricted shares of the Company’s common stock.

On October 13, 2020, the Company’s former President and Secretary filed a lien in Clark County, Nevada in the net amount of $501,085 against the Company’s property located at 1300 S. Jones Blvd, Unit 110, Las Vegas, NV 89146 for unpaid compensation, expense reimbursement, accrued leave, severance pay and penalties. Additionally, on November 6, 2020, the Company’s former President and Secretary filed two liens in Nye County, NV in the net amount of $501,085 against the Company’s property located at 4295 Highway 73, Armagosa, NV 89020, also known as the Company’s THC park, and one lien in Nye County, NV in the net amount of $501,085 against the property owned by Acres Cultivation, LLC and the site of the Company’s three (3) acre grow.

On December 8, 2020, the Company entered into Amendment No. 1 (the “Amendment”) to the Revenue Participation Rights Agreement previously entered into with Blue Sky Companies, LLC and Let’s Roll NV, LLC. Under the terms of the Amendment, the new effective Date of the Agreement shall be revised to the date that the first payment shall be due in 2021 from the 2020 3-acre grow. In addition, (i) the Company’s 2020 obligation under the original Agreement for the 2019 grow is deemed satisfied in full, (ii) on or before April 30, 2027, the Company shall pay a $26,000 exit fee.

F-31

The Company intends to continue to grow its business through the acquisition of existing companies and/or through the development of new opportunities and joint ventures that can maximize shareholder value while providing a 360-degree spectrum of infrastructure (dispensaries), cultivation, production, management, and consulting services in the regulated cannabis industry.

COVID-19

COVID-19 has caused and continues to cause significant loss of life and disruption to the global economy, including the curtailment of activities by businesses and consumers in much of the world as governments and others seek to limit the spread of the disease, and through business and transportation shutdowns and restrictions on people’s movement and congregation.

As a result of the pandemic, the Company has experienced, and continues to experience, weakened demand for its products. Many of its customers have been unable to sell its products in customer stores due to government-mandated closures and have deferred or significantly reduced orders for the Company’s products. The Company expects these trends to continue until such closures are significantly curtailed or lifted. In addition, the pandemic has reduced foot traffic in the stores where its products are sold that remain open, and the global economic impact of the pandemic has temporarily reduced consumer demand for its products as they focus on purchasing essential goods.

Given these factors, the Company anticipates that the greatest impact from the COVID-19 pandemic in 2020 occurred in the second and third quarters and resulted in a significant net sales decline in its quarterly results.

In addition, certain of its suppliers and the manufacturers of certain of its products were adversely impacted by COVID-19. As a result, the Company faced delays or difficulty sourcing products, which negatively affected its business and financial results. Even if the Company were able to find alternate sources for such products, it may cost more and cause delays in its supply chain, which could adversely impact its profitability and financial condition.

The Company has taken actions to protect its employees in response to the pandemic, including closing its corporate offices and requiring its office employees to work from home. At its grow facilities, certain practices are in effect to safeguard workers, including a staggered work schedule, and the Company is continuing to monitor direction from local and national governments carefully.

As a result of the impact of COVID-19 on its financial results, and the anticipated future impact of the pandemic, the Company has implemented cost control measures and cash management actions, including:

● Furloughing a significant portion of its employees; and

● Implementing 20% salary reductions across its executive team and other members of upper-level management; and

● Executing reductions in operating expenses, planned inventory levels and non-product development capital expenditures; and

● Proactively managing working capital, including reducing incoming inventory to align with anticipated sales.

Note 2 — Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Red Earth, LLC, HDGLV, LLC, Icon Management, LLC, Alternative Hospitality, LLC, Condo Highrise Management, LLC and Prescott Management, LLC. Inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates and assumptions are required in the determination of the fair value of financial instruments and the valuation of stock-based compensation. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2020 and 2019. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market.

F-32

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 2 — Summary of Significant Accounting Policies (continued)

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in these situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. The FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

As of December 31, 2020 and 2019, the Company’s investment in marketable securities – available for sale was determined to be a level 1 investment. Please see Note 15 — Subsequent Events for further information.

	December 31, 2020	December 31, 2019
Marketable securities	150,000	150,000
Total	$150,000	$150,000

Cash

Cash includes cash on hand and deposits placed with banks or other financial institutions, which are unrestricted as to withdrawal and use and with an original maturity of three months or less. The Company maintains its cash in bank deposit accounts.

The Company, at various times throughout the year, had cash in financial institutions in excess of Federally insured limits. However, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on its credit balances.

Debt Issuance Costs

Costs associated with obtaining, closing, and modifying loans and/or debt instruments are netted against the carrying amount of the debt instrument, and charged to interest expense over the term of the loan.

Inventory

Inventories consist of finished goods as of December 31, 2020. Inventories are valued at the lower of cost or net realizable value. The Company determines cost on the basis of the first in first out method. The Company periodically reviews inventories for obsolescence and any inventories identified as obsolete are reserved or written off. The Company has performed a valuation and established a reserve against its finished goods inventory.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and any impairment losses. Depreciation is computed using the straight-line method over the useful lives of the assets. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are expensed as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in the consolidated statements of operations.

F-33

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 2 — Summary of Significant Accounting Policies (continued)

Construction in progress primarily represents the construction or the renovation costs stated at cost less any accumulated impairment loss, which is not depreciated. Costs incurred are capitalized and transferred to property and equipment upon completion, at which time depreciation commences.

Property and equipment are depreciated over their estimated useful lives as follows:

Buildings	12 years
Land	Not depreciated
Leasehold Improvements	Lessor of lease term or 5 years
Machinery and Equipment	5 years
Furniture and Fixtures	5 years

Long–lived Assets

Long-lived assets, including real estate property and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows the assets are expected to generate. If the assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds its fair value. The Company did not record any impairments of long-lived assets during the year ended December 31, 2020 and 2019.

Intangible assets subject to amortization

Intangible assets include intellectual property either owned by the Company or for which the Company has a license. Intangible assets include licenses to cultivate, process and sell cannabis, trade names and non-compete agreements obtained through business acquisitions. Intangible assets acquired in a business combination are recognized at fair value using generally accepted valuation methods deemed appropriate for the type of intangible asset acquired. Generally, the Company utilizes the discounted cash flow method for valuing licenses, the relief from royalty method for valuing trade names and the with or without cash flow method for valuing non-compete agreements. Intangible assets with finite lives are amortized over their estimated useful lives and reported net of accumulated amortization, separately from goodwill. Amortization is calculated on the straight-line method based on the following estimated useful lives:

Licenses	12-20 years
Trade names	5-15 years
Non-compete agreements	1-2 years

F-34

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 2 — Summary of Significant Accounting Policies (continued)

The estimated useful lives, residual values, and amortization methods are reviewed at each year-end, and any changes in estimates are accounted for prospectively. During the years ended December 31, 2020 and 2019, the Company did not recognize any impairment losses. IAS 36 requires that intangible assets be carried at no more than their recoverable amount. To meet this objective, the Company tests all assets that are within this scope for potential impairment exist.

Impairment of Long-lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the asset’s carrying amount may not be recoverable. The Company conducts its long-lived asset impairment analyses in accordance with ASC 360-10-15, “Impairment or Disposal of Long-Lived Assets.” ASC 360-10-15 requires the Company to group assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities and evaluate the asset group against the sum of the undiscounted future cash flows. If the undiscounted cash flows do not indicate the carrying amount of the asset is recoverable, an impairment charge is measured as the amount by which the carrying amount of the asset group exceeds its fair value based on discounted cash flow analysis or appraisals. The Company recorded an impairment of its long-lived assets in the amount of $18,345 and $1,110,356 for the years ended December 31, 2020 and 2019, respectively. Please see Note 7 —Asset Impairment for further information.

Non-Controlling Interest

Non-controlling interest is shown as a component of shareholders equity on the consolidated balance sheets and the share of income (loss) attributable to non-controlling interest is shown as a component of income (loss) in the consolidated statements of operations.

Revenue Recognition

On January 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606 – Revenue from Contracts with Customers using the modified retrospective method. There was no impact upon adoption of ASC 606 on its consolidated financial statements. The new revenue standard was applied prospectively in the Company’s consolidated financial statements from January 1, 2018 forward and reported financial information for historical comparable periods will not be revised and will continue to be reported under the accounting standards in effect during those historical periods.

Generally, the Company considers all revenues as arising from contracts with customers. Revenue is recognized based on the five-step process outlined in the Accounting Standards Codification (“ASC”) 606:

Step 1 – Identify the Contract with the Customer – A contract exists when (a) the parties to the contract have approved the contract and are committed to perform their respective obligations, (b) the entity can identify each party’s rights regarding the goods or services to be transferred, (c) the entity can identify the payment terms for the goods or services to be transferred, (d) the contract has commercial substance and it is probably that the entity will collect substantially all of the consideration to which it will be entitled in exchange for the goods or services that will be transferred to the customer.

Step 2 – Identify Performance Obligations in the Contract – Upon execution of a contract, the Company identifies as performance obligations each promise to transfer to the customer either (a) goods or services that are distinct, or (b) a series of distinct goods or services that are substantially the same and have the same pattern of transfer to the customer. To the extent a contract includes multiple promised goods or services, the Company must apply judgement to determine whether the goods or services are capable of being distinct within the context of the contract. If these criteria are not met, the goods or services are accounted for as a combined performance obligation.

Step 3 – Determine the Transaction Price – When (or as) a performance obligation is satisfied, the Company shall recognize as revenue the amount of the transaction price that is allocated to the performance obligation. The contract terms are used to determine the transaction price. Generally, all contracts include fixed consideration. If a contract did include variable consideration, the Company would determine the amount of variable consideration that should be included in the transaction price based on expected value method. Variable consideration would be included in the transaction price, if in the Company’s judgement, it is probable that a significant future reversal of cumulative revenue under the contract would not occur.

F-35

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 2 — Summary of Significant Accounting Policies (continued)

Step 4 – Allocate the Transaction Price – After the transaction price has been determined, the next step is to allocate the transaction price to each performance obligation in the contract. If the contract only has one performance obligation, the entire transaction price will be applied to that obligation. If the contract has multiple performance obligations, the transaction price is allocated to the performance obligations based on the relative standalone selling price (SSP) at contract inception.

Step 5 – Satisfaction of the Performance Obligations (and Recognize Revenue) – Revenue is recognized when (or as) goods or services are transferred to a customer. The Company satisfies each of its performance obligations by transferring control of the promised good or service underlying that performance obligation to the customer. Control is the ability to direct the use of and obtain substantially all of the remaining benefits from an asset. It includes the ability to prevent other entities from directing the use of and obtaining the benefits from an asset. Indicators that control has passed to the customer include: a present obligation to pay; physical possession of the asset; legal title; risks and rewards of ownership; and acceptance of the asset(s). Performance obligations can be satisfied at a point in time or over time.

The majority of the Company’s revenue was derived under the agreements, Consulting Agreement and Equipment Lease Agreement, entered into with Acres Cultivation, LLC. Revenue derived from consulting services fees are recognized over the term of the arrangement as services are provided. Revenue is presented net of discounts, fees and other related taxes. Revenue derived from equipment leases is recognized when the lease agreement is entered into and control of the equipment has passed to the customer. The Company’s remaining revenue is derived from its rental property in Nye County, Nevada. Rental revenue for operating leases is recognized on a straight-line basis over the term of the lease. Rental revenue recognition commences when the leased space is available for use by the lessee.

Stock-Based Compensation

The Company’s share-based payment awards principally consist of grants of common stock. In accordance with the applicable accounting guidance, stock-based payment awards are classified as either equity or liabilities. For equity-classified awards, the Company measures compensation cost based on the grant date fair value and recognizes compensation expense in the consolidated statements of operations over the requisite service or performance period the award is expected to vest. The fair value of liability-classified awards is at each reporting date through the settlement date. Change in fair value during the requisite service period will be remeasured as compensation cost over that period.

The Company utilizes its historical stock price to determine the volatility of any stock-based compensation.

The expected dividend yield is 0% as the Company has not paid any dividends on its common stock and does not anticipate it will pay any dividends in the foreseeable future.

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of the grant date with a term equal to the expected term of the stock-based award.

F-36

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 2 — Summary of Significant Accounting Policies (continued)

For stock-based financial instruments issued to parties other than employees, the Company uses the contractual term of the financial instruments as the expected term of the stock-based financial instruments.

The assumptions used in calculating the fair value of stock-based financial instruments represent its best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and it uses different assumptions, its stock-based compensation expense could be materially different in the future.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815, Derivatives and Hedging Activities.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) as follows: The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

The Company evaluates convertible preferred stock in accordance with ASC 470-20-35-7. The issued Series A Preferred Stock was converted into shares of the Company’s Common Stock at a conversion price of $0.75 per share and the fair value of the common stock based on closing price of the Company’s common stock on the day of issuance of the Preferred Stock was $1.50 per share of common stock. Therefore, the intrinsic value is calculated at $0.75 per share.

The Company determined that there is a beneficial conversion feature (“BCF”) of $2,500,000. Since the holder can convert the preferred stock into shares of common stock at any time, amortization of this type of discount on convertible preferred stock occurs upon issuance. The Company treated the amortization of the BCF as a dividend that reduces net income in arriving at income available to common stockholders.

Operating Leases

Prior to January 1, 2019, the Company accounted for leases under Accounting Standards Codification (ASC) 840, Accounting for Leases. Effective from January 1, 2019, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. The Company adopted ASC 842 using a modified retrospective approach. As a result, the comparative financial information has not been updated and the required disclosures prior to the date of adoption have not been updated and continue to be reported under the accounting standards in effect for those periods.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets is established when management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized.

F-37

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 2 — Summary of Significant Accounting Policies (continued)

Tax benefits from an uncertain tax position are only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Interest and penalties related to unrecognized tax benefits are recorded as incurred as a component of income tax expense. The Company has not recognized any tax benefits from uncertain tax positions for any of the reporting periods presented.

Recent Accounting Pronouncements

Leases: In February 2016, FASB issued ASU. 2016-02: Leases (Topic 842) which requires a lessee to recognize a right-of-use (ROU) asset and lease liability on the balance sheet for all leases with a term longer than 12 months and provide enhanced disclosures. The Company will adopt the new standard effective January 1, 2019 using a modified retrospective method and will not restate comparative periods. The Company expects to elect the ‘package of practical expedients,’ which permits the Company not to reassess under the new standard the Company’s prior conclusions about lease identification, lease classification and initial direct costs. While the Company continues to assess all of the effects of adoption, the Company currently believes the most significant effects relate to (1) the recognition of new ROU assets and lease liabilities on the Company’s balance sheet for its real estate operating leases; and (2) providing significant new disclosures about the Company’s leasing activities.

Stock Based Compensation: In June 2018, FASB issued ASU No. 2018-07, Compensation – Stock Compensation (Topic 718), Improvements to Nonemployee Share Based Payment Accounting.

The amendments in this Update expand the scope of stock compensation to include share-based payment transactions for acquiring goods and services from nonemployees. The guidance in this Update does not apply to transactions involving equity instruments granted to a lender or investor that provides financing to the issuer. The guidance is effective for fiscal years beginning after December 31, 2018 including interim periods within the fiscal year. The Company adopted with an effective date of January 1, 2019.

Note 3 — Going Concern

The Company has recurring net losses, which have resulted in an accumulated deficit of $20,002,960 as of December 31, 2020. The Company incurred a net loss of $3,973,128, and negative working capital of $4,986,503 for the year ended December 31, 2020. At December 31, 2020, the Company had cash and cash equivalents of $117,536. These factors raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the financial statements. The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan, raise capital, and generate revenues. The Financial Statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-38

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 3 — Going Concern (continued)

The Company’s current capital resources include cash, and inventories. Historically, the Company has financed its operations principally through equity and debt financing.

Note 4 — Inventory

At December 31, 2020 and 2019, inventory consisted of finish goods, which amounted to $- and $-, respectively.

At December 31, 2019, the Company elected to impair its inventory in the amount of $1,271,402 due to the Company’s inability to market and sell the products acquired from Healthier Choice Management Corporation.

Note 5 — Property and Equipment

Property and Equipment at December 31, 2020 and 2019 consisted of the following:

	December 31, 2020	December 31, 2019
Leasehold Improvements	323,281	323,281
Machinery and Equipment	1,087,679	1,052,203
Building and Land	3,150,000	3,150,000
Furniture and Fixtures	543,366	543,366
Total property and equipment	5,104,326	5,068,850

Less: Accumulated depreciation	(948,651)	(494,768)
Property and equipment, net	4,155,675	4,574,082

Depreciation expense for the years ending December 31, 2020 and 2019 was $453,887 and $371,152, respectively.

Note 6 — Intangible Assets

In October 2016, Red Earth entered into an Asset Purchase and Sale Agreement with the owner of a provisional Medical Marijuana Establishment Registration Certificate (the “Provisional Grow License”) issued by the state of Nevada for the cultivation of medical marijuana for $300,000. To initiate the purchase and transfer the Provisional Grow License, the Company paid a $25,000 deposit to the seller in October 2016. In February 2017, an investor advanced the Company $350,000 to fund the purchase of the Provisional Grow License.

The Provisional Grow License remains in a provisional status until the Company has completed the build out of a cultivation facility and obtained approval from the state of Nevada to begin cultivation in the approved facility. Once approval from the state of Nevada is received, the Company will begin the cultivation process.

Note 7 —Asset Impairment

Asset impairment as of December 31, 2020 and 2019 consist of the following:

	December 31, 2020	December 31, 2019
Smile, LLC (i)	178,701	160,356
Innovation Labs, Ltd. (ii)	250,000	250,000
Coachill-Inn, LLC (iii)	150,000	150,000
MJ Distributing, Inc. (iv)	550,000	550,000
Total	$1,128,701	$1,110,356

(i)	On June 7, 2019, Smile, LLC (“Smile”)(the “Borrower”), a Nevada limited liability company, issued a Convertible Promissory Note (the “Note”) in the amount of $250,000 to Roger Bloss, a director of the Company, and MJ Holdings, Inc. for funds advanced to Smile. Mr. Bloss contributed $100,000 and MJ Holdings, Inc. $150,000 for a total of $250,000. The Note had a term of six (6) months, matured on December 6, 2019 and accrues interest at 1% per month. The Holder shall have the right from time to time, and at any time during the period beginning on the date which is 180 days following the date of this Note and ending on the later of: (i) the Initial Maturity date, and (ii) the Extended Maturity Date, or (iii) the date of payment of the Default amount, to convert the note into equity ownership of the Borrower. The conversion shall be negotiated in good faith. If the parties cannot agree to the Conversion Price, then a third party shall determine the Value of the Borrower and the Conversion Price shall be the Principal Amount (“PA”) of the Note as the numerator and the Value of the Borrower (“V”) shall be the denominator. PA/V=X *100=% of ownership. On December 5, 2019, the Borrower was granted a 6-month extension by the Company that changed the maturity date to June 6, 2020. The Note is currently in default. As such, the Company has elected to reserve the entire Note amount at December 31, 2020 due to the uncertainty of its ability to collect on the Note.

F-39

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 7 —Asset Impairment (continued)

(ii)	On June 25, 2019, the Company entered into a Series Post Seed Preferred Stock and Series Post Seed Preferred Unit Investment Agreement (the “Agreement”) with Innovation Labs, Ltd. and Innovation Shares, LLC. Under the terms of the Agreement, the Company purchased 238,096 Series Post Seed Preferred Stock Shares and 238,096 Series Post Seed Preferred Units for a purchase price of $250,000. As of December 31, 2019, the Company had elected to reserve the entire amount of the investment due to the uncertainty of its ability to liquidate the investment to recover its $250,000 purchase price or recover the investment amount through dividends payable by Innovation Labs, Ltd.

(iii)	In January of 2019, the Company formed Coachill-Inn, LLC (“Coachill-Inn”), a subsidiary of Alternative Hospitality (“AH”), to develop a proposed hotel in Desert Hot Springs, CA. From January through June 2019, the Company was actively engaged in negotiations with the property owner of the proposed location. In June of 2019, Coachill-Inn executed a purchase and sale agreement with Coachillin’ Holdings, LLC (“CHL”) to acquire a 256,132 sq. ft. parcel of land within a 100-acre industrial cannabis park in Desert Hot Springs, CA (the “Property”) to develop the Company’s first hotel project. The purchase price for the property is $5,125,000. CHL was to contribute $3,000,000 toward the purchase price of this property in exchange for a twenty-five percent (25%) ownership interest in Coachill-Inn. AH made an initial non-refundable deposit in the amount of $150,000 toward the purchase of the Property. As of the date of this filing, the Company terminated its participation in the development due to financing issues and has no recourse to recover its deposit.

(iv)	On April 2, 2019, the Company executed a Membership Interest Purchase Agreement (“MIPA”) with MJ Distributing, Inc. (the “Seller”) to acquire all of the outstanding membership interests of MJ Distributing C202, LLC and MJ Distributing P133, LLC, each the holder of a State of Nevada provisional medical and recreational cultivation license and a provisional medical and recreational production license. The licenses were required to be perfected pursuant to Nevada Revised Statutes 453A (NRS 453A - Medical Marijuana) and Nevada Revised Statures 453D (NRS453D – Recreation/Adult Use Marijuana). In January of 2020, the State of Nevada issued a Conditional Medical Marijuana Cultivation Certificate and a Conditional Medical Marijuana Production Certificate. On May 1, 2020, the State of Nevada issued a Conditional Recreational Marijuana Cultivation Certificate and a Conditional Recreational Marijuana Production Certificate. As of October 2019, the State of Nevada placed a moratorium on the transfer of all licenses within the state. The Company does not know when this moratorium will be lifted, but it expects the newly formed Cannabis Control Board to expedite transfers beginning in Q4 of 2020. Due to the ongoing impact of COVID-19 on the Company’s business operations, it has been unable to comply with the payment obligations required of it in the MIPA. In February of 2020, the Company received a Demand for Payment from the Seller. As of the date of this filing, the Company has been in active negotiations with the Seller for an extension of the payment terms. There is no guarantee that the Company will be successful in its negotiations. In the event the Company is not successful, it would forfeit all funds paid to date. As such, the Company had elected to reserve the entire amount on deposit at December 31, 2019 due to its inability to recover the deposit.

F-40

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 8 — Notes Payable

Notes payable as of December 31, 2020 and 2019 consist of the following:

	December 31, 2020	December 31, 2019
Note payable bearing interest at 6.50%, originated November 1, 2018, due on October 31, 2023, originally $1,100,000 (i)	$$1,022,567	$1,086,662
Note payable bearing interest at 5.0%, originated January 17, 2019, due on January 31, 2022 (ii)	750,000	750,000
Note payable bearing interest at 9.0%, originated January 17, 2019, due on January 16, 2020 originally $150,000 (iii)	100,000	100,000
Note payable bearing interest at 6.5% originated April 1, 2019, due on March 31, 2022 originally $250,000 (iv)	234,431	242,425
Notes payable, related party, bearing interest at 9.0%, originated February 20, 2020, due on February 19, 2021, originally $110,405 (v)	110,405	-
Notes payable, related party, bearing interest at 9.0%, originated April 3, 2020, due on March 30, 2021, originally $90,000 (vi)	90,000	-
Total notes payable	$2,307,403	$2,179,087
Less: current portion	(1,485,678)	(1,249,561)
Long-term notes payable	$921,725	$929,526

(i)	On September 21, 2018, the Company, through its wholly-owned subsidiary Prescott Management, LLC, entered into a contract to purchase an approximately 10,000 square foot office building located at 1300 South Jones Boulevard, Las Vegas, Nevada 89146 for $1,500,000, subject to seller financing in the amount of $1,100,000, amortizing over 30 years at an interest rate of 6.5% per annum with monthly installments of $6,952.75 beginning on November 1, 2018, and continuing on the same day of each month thereafter until October 31, 2019. Upon the one-year anniversary of the note, a principal reduction payment of $50,000 is due, and provided that the monthly payments and the principal reduction payment have been made, the payments will be recalculated and re-amortized on the same terms with a new scheduled monthly payment of $6,559 beginning on November 1, 2019 and continuing until October 31, 2023, at which time the entire sum of principal in the amount of $986,438, plus any accrued interest, is due and payable. The Company closed the purchase on October 18, 2018. The building is home to the Company’s business operations. As of December 31, 2020, $1,022,567 principal and $2,215 interest remain due. Please see Note 15 — Subsequent Events for further information.

(ii)	On January 17, 2019, the Company executed a promissory note for $750,000 with FR Holdings LLC, a Wyoming limited liability company. The note accrues interest at 5.0% per annum, payable in regular monthly installments of $3,125, due on or before the same day of each month beginning February 1, 2019 until January 31, 2022 at which the entire principal and any then accrued interest thereon shall be due and payable. As of December 31, 2020, $750,000 principal and $38,958 interest remain due.

(iii)	On January 17, 2019, the Company executed a short-term promissory note for $150,000 with Let’s Roll Holdings, LLC, and entity controlled by the Company’s Chief Cultivation Officer and a director. The note accrues interest at 9.0% per annum and is due on January 16, 2020. Principal payments in the amount of $50,000 were made during the year ended December 31, 2019. As of December 31, 2020, $100,000 principal and $19,794 interest remain due.

(iv)	On April 1, 2019, the Company executed a promissory note for $250,000 with John T. Jacobs and Teresa D. Jacobs. The note accrues interest at 6.5% per annum, payable in regular monthly installments of $2,178, due on or before the same day of each month beginning May 1, 2019 until March 31, 2020 at which time a principal reduction of $50,000 shall be due, the payments shall be re-amortized (15-year amortization). On or before March 31, 2021, a second principal reduction of $50,000 shall be due, the payments shall be re-amortized (15-year amortization). Payments shall continue to be paid until March 31, 2022, at which time the entire sum of principal and accrued interest shall be due and payable. As of December 31, 2020, $237,167 principal and $10,807 interest remain due.

(v)	On February 20, 2020, the Company’s subsidiary, Alternative Hospitality, Inc. (the “Borrower”), issued a Short-Term Promissory Note (the “Note”) to Pyrros One, LLC (the “Holder”), an entity controlled by a relative of a director of the Company, in the amount of $110,405 that matures on February 19, 2021. The Note shall bear interest at a rate of 9% per annum with interest-only payments in the amount of $825 due on or before the twentieth day of each month commencing on April 20, 2020. The Borrower was required to make an interest and principal reduction payment in the amount of $1,233 on or before March 20, 2020. The Holder is granted a security interest in that certain real property located at 1300 S. Jones Blvd, Las Vegas, NV 89146, which is owned by the Borrower. As of December 31, 2020, $110,405 principal and $3,600 interest remain due.

(vi)

On March 31, 2020, the Company’s subsidiary, Condo Highrise Management, LLC (the “Borrower”), issued a Short-Term Promissory Note (the “Note”) to Pyrros One, LLC (the “Holder”), an entity controlled by a relative of a director of the Company, in the amount of $90,000 that matures on March 30, 2021. The Note shall bear interest at a rate of 9% per annum with interest-only payments in the amount of $675 due on or before the first day of each month commencing on May 1, 2020. The Holder is granted a security interest in that certain real property located at 4295 Hwy 343, Amargosa, NV 89020 which is owned by the Borrower. The transaction closed on April 3, 2020. As of December 31, 2020, $90,000 principal and $0 interest remain due.

F-41

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 8 — Notes Payable (continued)

Amount
Fiscal year ending December 31:
2021	476,593
2022	915,613
2023	1,015,195
2024	-
2025	-
Thereafter	-
Total minimum loan payments	$2,407,401

As part of the merger transaction (Please see Note 3 – Red Earth Acquisition for further information), on December 15, 2017, the Company issued a convertible note payable in the amount of $900,000 to the members of Red Earth. The controlling partner and majority stockholder of Red Earth at the time of the transaction was Paris Balaouras, the Company’s Chief Cultivation Officer. The convertible note payable was due October 15, 2018. The note was convertible into shares of the Company’s common stock at the holder’s discretion at a conversion price of $0.75 per share. The note accrued interest, commencing six months from the issuance date, at a rate equal to one half of one percent (0.50%) per annum. Interest was payable on the maturity date or the conversion date. This Note was repaid in full during the year ended December 31, 2018.

Note 9 — Commitments and Contingencies

Employment Agreements

On October 1, 2020, the Company entered into an Employment Agreement (the “Agreement”) with Jim Kelly. The Agreement became effective as of October 1, 2020. Under the terms of the Kelly Agreement, the Employee shall serve as the Company’s Interim Chief Financial Officer for a term of (i) the sooner of six (6) months, or (ii) the completion of all regulatory filings, including but not limited to the Company’s 2019 Annual Report on Form 10-K, the March 31, 2020 Quarterly Report on Form 10-Q, the June 30, 2020 Quarterly Report on Form 10-Q, the September 30, 2020 Quarterly Report on Form 10-Q and all required Current Reports on Form 8-K, with the Securities and Exchange Commission (“SEC”) to bring the Company current with the SEC. The Employee shall receive a base salary of $24,000 annually, shall be eligible to receive an annual discretionary bonus during the Term, based on performance criteria determined by the C-Suite of the Company in its sole discretion, in an amount equal to up to 400% of the Employee’s base salary for the then current fiscal year, and at commencement of the Term the Employee shall receive a grant of stock of 500,000 restricted shares of the Company’s common stock. Please see Note 15 — Subsequent Events for further information.

On September 1, 2020, the Company entered into an Employment Agreement (the “Agreement”) with Paris Balaouras (the “Employee”). Under the terms of the Agreement, the Employee shall serve as the Company’s Chief Cultivation Officer for a term of three (3) years (the “Term”) commencing on September 15, 2020. The Employee shall receive a base salary of $105,000 annually, shall be eligible to receive an annual discretionary bonus during the Term, based on performance criteria determined by the board of directors of the Company in its sole discretion, in amount equal to up to 100% of Employee’s base salary for the then current fiscal year, shall be eligible to receive an annual discretionary stock grant during the Term which shall be vested in equal increments of 1/3rd each over a three year period beginning on the first anniversary of employment, shall be eligible to receive a compensatory stock grant of 667,000 shares for and in consideration of past compensation ($224,000 at September 15, 2020) foregone by Employee; such grant exercisable at Employee’s option as such time as Employer is profitable at the NOI level on a trailing twelve (12) month basis or upon other commercial reasonable terms as the Board may determine and shall be awarded options to purchase 500,000 shares of the Company’s common stock, exercisable at a price of $.75 per share.

On September 1, 2020, the Company entered into an Employment Agreement (the “Agreement”) with Roger Bloss. Under the terms of the Agreement, the Employee shall serve as the Company’s Interim Chief Executive Officer for a term of six (6) months and the Chief Executive Officer and for an additional two (2) years and six (6) months as the Chief Executive Officer for a total of three (3) years (the “Term”) commencing on September 15, 2020. The Employee shall receive a base salary of $105,000 annually, shall be eligible to receive an annual discretionary bonus during the Term, based on performance criteria determined by the board of directors of the Company in its sole discretion, in amount equal to up to 100% of Employee’s base salary for the then current fiscal year, shall be eligible to receive an annual discretionary stock grant during the Term which shall be vested in equal increments of 1/3rd each over a three year period beginning on the first anniversary of employment and shall be awarded options to purchase 500,000 shares of the Company’s common stock, exercisable at a price of $.75 per share.

On September 1, 2020, the Company entered into an Employment Agreement (the “Agreement”) with Bernard Moyle. Under the terms of the Agreement, the Employee shall serve as the Company’s Secretary/Treasurer for a term of three (3) years (the “Term”) commencing on September 15, 2020. The Employee shall receive a base salary of $60,000 annually, shall be eligible to receive an annual discretionary bonus during the Term, based on performance criteria determined by the board of directors of the Company in its sole discretion, in amount equal to up to 200% of Employee’s base salary for the then current fiscal year, shall, at commencement of the Term receive a grant of stock of 500,000 shares and shall be eligible to receive an annual discretionary stock grant during the Term which shall be vested in equal increments of 1/3rd each over a three year period beginning on the first anniversary of employment and shall be awarded options to purchase 500,000 shares of the Company’s common stock, exercisable at a price of $.75 per share. Please see Note 15 — Subsequent Events for further information.

F-42

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 9 — Commitments and Contingencies (continued)

On May 31, 2019, the Company’s Treasurer and Chief Financial Officer, John R. Wheeler resigned and was immediately replaced by Laurence Ruhe. Mr. Wheeler is to receive a total of 250,000 shares of the Company’s $.001 par value common stock (the “Stock”) for all past services provided to the Company. The initial 125,000 shares of Stock were issued to Mr. Wheeler on or before June 15, 2019 and the remaining Stock shall be issued in twelve equal monthly installments of 10,417 shares per month commencing on July 1, 2019.

On June 1, 2019, the Company entered in an employment agreement with Mr. Laurence Ruhe to serve as the Company’s Chief Financial Officer. Mr. Ruhe shall serve a two-year term, effective June 1, 2019, with annual base compensation of $100,000 plus 46,836 of Stock to vest in twelve equal monthly installments of 3,903 shares commencing on July 1, 2019. Mr. Ruhe’s compensation will be reviewed annually and may be adjusted as determined by the Company’s Compensation Committee or Board. Additionally, Mr. Ruhe shall be entitled to receive an annual discretionary bonus as determined by the Board. Please see Note 15 — Subsequent Events for further information.

On July 15, 2019 the Company’s Board of Directors (the “Board”) appointed Richard S. Groberg to be the President of the Company. Mr. Groberg shall initially serve a three-year term effective July 15, 2019 pursuant to a written employment agreement (the “Employment Agreement”) with an annual base compensation of $180,000, of which $5,000 per month shall be deferred until January 15, 2020 or such earlier date pursuant to the terms of the Employment Agreement and then shall be payable in cash or shares of the Company’s common stock (the “Stock”). The Employment Agreement provides for a restricted stock award of 400,000 shares of the Company’s Stock to vest: 25% six months after the effective date of the Employment Agreement; 25% on the first anniversary after the effective date of the Employment Agreement, 25% on the second anniversary after the effective date of the Employment Agreement and 25% on the third anniversary after the effective date of the Employment Agreement. Please see Note 15 — Subsequent Events for further information.

On October 15, 2018, the Company entered into an employment agreement (the “Tierney Employment Agreement”) with Terrence M. Tierney. Pursuant to the Tierney Employment Agreement, the Company appointed Mr. Tierney, to the position of Chief Administrative Officer, in addition to his previous role as Secretary. The initial term of employment is for a three-year period (or until September 30, 2021), unless extended or otherwise terminated in accordance with its terms. The effective date of The Tierney Employment Agreement automatically renews for successive periods of three (3) years unless either party gives written notice to the other party that it does not wish to automatically renew. Mr. Tierney’s annual salary is equal to or greater than any other senior executive of the Company with the exception of the Chief Executive Officer. The Tierney Employment Agreement defers salary of $10,000 per month of Mr. Tierney’s salary until such time as the Company has achieved gross annual sales of $20,000,000 or net annual profits (as defined in the Tierney Employment Agreement) of $5,000,000 or has raised a total of $50,000,000 in equity or debt financing. In addition, the Company agreed to issue 500,000 shares of common stock pursuant to a stock award agreement within thirty (30) days of adoption of an omnibus benefit plan. Such shares have not yet been issued. On January 22, 2020, the Board appointed Mr. Tierney to the additional position of interim President. There are no changes to Mr. Tierney’s current employment agreement other than his additional duties as President. Mr. Tierney will have day-to-day oversight of the Company’s operations and continue to advise the Board on strategic initiatives and business development. On August 7, 2020, the Company’s Board of Directors terminated, with cause, the employment of Terrence M. Tierney, JD, effective immediately. At the time of termination, Mr. Tierney served as the Company’s Secretary, Chief Administrative Officer and interim President. Under the terms of Mr. Tierney’s Employment Agreement, the Company shall be under no further obligation to the Executive, except to pay all accrued but unpaid base salary and accrued vacation to the date of termination thereof.

Board of Directors Services Agreements

On September 15, 2020, the Company entered into a Board of Directors Services Agreement (the “Agreement”) with Messrs. Bloss, Dear and Balaouras (collectively, the “Directors”). Under the terms of the Agreement, each of the Directors shall provide services to the Company as a member of the Board of Directors for a period of not less than one year. Each of the Directors shall receive compensation as follows: (i) Fifteen Thousand and no/100 dollars ($15,000.00), paid in four (4) equal installments on the last calendar day of each quarter, and (ii) Fifteen Thousand (15,000) shares of the Company’s common stock on the last calendar day of each quarter. The Agreement for each of the Directors is effective as of October 1, 2020.

F-43

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 9 — Commitments and Contingencies (continued)

Operating Leases

The Company leases a two production / warehouse facility under a non-cancelable operating lease that expires in June 2027 and September 2029, respectively. For the years ended December 31, 2020 and 2019, the Company made lease payments in the amount of $- and $223,640, respectively.

As of December 31, 2020, the Company recorded operating lease liabilities of $2,131,041 and right of use assets for operating leases of $1,979,181. During the year ended December 31, 2020, operating cash outflows relating to operating lease liabilities was $237,605, and the expense for right of use assets for operating leases was $215,097. As of December 31, 2020, the Company’s operating leases had a weighted-average remaining term of 4.5 years and weighted-average discount rate of 4.5%.

Future minimal rental and lease commitments under non-cancelable operating leases with terms in excess of one year as of December 31, 2020, are as follows:

Amount
Fiscal year ending December 31:
2021	350,640
2022	350,755
2023	350,986
2024	351,333
2025	351,911
Thereafter	799,084
Total minimum lease payments	$2,554,709

Rent expense, incurred pursuant to operating leases for the year ended December 31, 2020 and 2019, was $341,129 and $415,901, respectively.

Litigation

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. When the Company is aware of a claim or potential claim, it assesses the likelihood of any loss or exposure. If it is probable that a loss will result and the amount of the loss can be reasonably estimated, the Company will record a liability for the loss. In addition to the estimated loss, the liability includes probable and estimable legal cost associated with the claim or potential claim. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company business. There is no pending litigation involving the Company at this time.

Note 10 — Stockholders’ Equity (Deficit)

General

The Company is currently authorized to issue up to 95,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share.

Preferred Stock

The Board is authorized, without further approval from the Company’s stockholders, to create one or more series of preferred stock, and to designate the rights, privileges, preferences, restrictions, and limitations of any given series of preferred stock. Accordingly, the Board may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of preferred stock could have the effect of restricting dividends payable to holders of the Company’s Common Stock, diluting the voting power of its Common Stock, impairing the liquidation rights of its Common Stock, or delaying or preventing a change in control of the Company, all without further action by its stockholders. Of the 5,000,000 shares of preferred stock, par value $0.001 per share, authorized in the Company’s Articles of Incorporation, 2,500 shares are designated as Series A Convertible Preferred Stock.

Series A Convertible Preferred Stock

Each share of Series A Preferred Stock is convertible, at the option of the holder, into that number of shares of Common Stock determined by dividing the stated value of each share of Series A Preferred Stock (currently, $1,000) by the conversion price (currently, $0.75). The stated value and the conversion price are subject to adjustment as provided for in the Certificate of Designation. The Company is prohibited from effecting a conversion of the Series A Preferred Stock to the extent that, after giving effect to the conversion, the holder (together with such holder’s affiliates and any persons acting as a group with holder or any of such holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion. A holder, upon notice to us, may increase or decrease this beneficial ownership limitation; provided, that, in no event can the holder increase the beneficial ownership limitation in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series A Preferred Stock then held by holder. Such increase of the beneficial ownership limitation cannot be effective until the 61st day after such notice is given to us and shall apply only to such holder. The Series A Preferred Stock has no voting rights; however, as long as any shares of Series A Preferred Stock are outstanding, the Company is not permitted, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock to (i) alter or change adversely the powers, preferences, or rights given to the Series A Preferred Stock or alter or amend the Series A Preferred Stock Certificate of Designation, (ii) amend the Company’s Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the holders, (iii) increase the number of authorized shares of Series A Preferred Stock, or (iv) enter into any agreement with respect to any of the forgoing.

Preferred Stock Issuances

2020

None

2019

In connection with a Securities Purchase Agreement dated as of August 9, 2018, by and between the Selling Stockholder and the Company, the Company issued 2,500 shares of Series A Preferred Stock at a price of $1,000 per share or an aggregate subscription of $2,500,000.

At December 31, 2020 and December 31, 2019, there are 0 and 0 shares of Series A Preferred Stock issued and outstanding, respectively.

F-44

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 10 — Stockholders’ Equity (Deficit) (continued)

Common Stock

Of the 95,000,000 shares of Common Stock authorized by the Company’s Articles of Incorporation, 68,613,541 shares of Common Stock are issued and outstanding as of December 31, 2020. Each holder of Common Stock is entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor subject to the rights of preferred stockholders. The Company has not paid any dividends and does not intend to pay any cash dividends to the holders of Common Stock in the foreseeable future. The Company anticipates reinvesting its earnings, if any, for use in the development of its business. In the event of liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled, unless otherwise provided by law or the Company’s Articles of Incorporation, including any certificate of designations for a series of preferred stock, to share ratably in all assets remaining after payment of liabilities and the preferences of preferred stockholders. Holders of the Company’s Common Stock do not have preemptive, conversion, or other subscription rights. There are no redemptions or sinking fund provisions applicable to the Company’s Common Stock.

Common Stock Issuances

For the fiscal years ended December 31, 2020 and December 31, 2019, the Company issued and/or sold the following unregistered securities:

2020

On February 11, 2020, the Company issued 250,000 shares of common stock to its former Secretary and President for services rendered on behalf of the Company.

On March 31, 2020, the Company issued 31,251 shares of common stock to its former Chief Financial Officer for services rendered on behalf of the Company.

On March 31, 2020, the Company issued 18,562 shares of common stock to its current Interim Chief Executive Officer for services rendered on behalf of the Company.

On April 7, 2020, the Company issued 20,000 shares of common stock to an accredited investor for purchasing shares through the Company’s Regulation D offering.

On December 14, 2020, the Company issued 500,000 shares of restricted common stock to its Secretary as per the terms of the Employment Agreement dated September 15, 2020.

On December 14, 2020, the Company issued 500,000 shares of restricted common stock to its Interim Chief Financial Officer as per the terms of the Employment Agreement dated October 1, 2020.

On December 14, 2020, the Company issued 250,000 shares of restricted common stock to its Interim Chief Executive Officer for services rendered on behalf of the Company.

On December 14, 2020, the Company issued 1,402,279 shares of restricted common stock to an accredited investor as per the terms of the Securities Purchase Agreement dated July 22, 2020.

On December 14, 2020, the Company issued 2,500 shares of restricted common stock for services rendered on behalf of the Company.

On December 14, 2020, the Company issued 2,500 shares of restricted common stock for services rendered on behalf of the Company.

On December 14, 2020, the Company issued 200,000 shares of restricted common stock to a Consultant for consulting services rendered on behalf of the Company.

2019

Between January 1, 2019 and December 2019, the Company issued 1,645,636 shares of Common Stock to approximately 15 persons in exchange for services rendered on behalf of the Company valued at $796,229. The issuances were made pursuant to the exemptions for registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D, promulgated under the Securities Act.

Between January 1, 2019 and December 31, 2019, the Company sold an aggregate of 12,330,000 shares of Common Stock for $6,175,000 to approximately 20 investors all of whom were accredited investors. The issuances were made pursuant to the exemptions for registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D, promulgated under the Securities Act.

On February 10, 2019, the Company’s largest shareholder, Red Dot Development, LLC (“Red Dot”), returned 20,000,000 shares of the Company’s common stock to the Company for cancellation in exchange for a payment of $20,000, which as of December 31, 2019 has been accrued as a payable by the Company.

On April 1, 2019, the Company issued 66,667 shares of common stock valued at $50,000 to the Sellers of THC park as per the terms of the Sales Agreement.

On July 15, 2019, the Company issued 500,000 shares of common stock for the principal conversion of a $250,000 note payable.

At December 31, 2020 and December 31, 2019, there are 68,613,541 and 65,436,449 shares of Common Stock issued and outstanding, respectively.

F-45

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 11 — Basic and Diluted Earnings (Loss) per Common Share

Basic earnings (loss) per share is computed by dividing the net income or net loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated using the treasury stock method and reflects the potential dilution that could occur if warrants were exercised and were not anti-dilutive.

For the year ended December 31, 2020, basic and diluted loss per common share were the same since there were no potentially dilutive shares outstanding during the respective periods. The outstanding warrants and options as of December 31, 2020, to purchase 1,993,000 shares of common stock were not included in the calculations of diluted loss per share because the impact would have been anti-dilutive.

Note 12 — Stock-Based Compensation

Warrants and Options

A summary of the warrants and options issued, exercised and expired are below:

Stock Options

On June 22, 2018, the Company entered into a Corporate Advisory Agreement (“Advisory Agreement”) with a New York City based consulting company (the “Consultant”) to provide business management, corporate compliance and related services to the Company and its subsidiaries. Pursuant to the Advisory Agreement, the Company granted the Consultant an option to acquire up to 10,000 additional shares of the Company’s common stock at an exercise price of $1.20. The options have a term of 3 years.

On September 15, 2020, the Company issued an option to purchase 500,000 shares of common stock to each of Messrs. Balaouras, Bloss and Moyle as per the terms of their employment agreements. The options have a strike price of $0.75 and expire on the three-year anniversary date.

A summary of the options issued, exercised and expired are below:

Options:	Shares	Weighted Avg. Exercise Price	Remaining Contractual Life in Years
Balance at December 31, 2019	10,000	$1.20	1.5
Issued	1,500,000	.75	2.8
Exercised	-	-	-
Expired	-	-	-
Balance at December 31, 2020	1,510,000	$0.76	2.69
Exercisable at December 31, 2020	760,000	$0.76	2.68

Options outstanding as of December 31, 2020 and December 31, 2019 were 1,510,000 and 10,000, respectively.

Warrants

In June of 2019, in conjunction with the Company’s offering under Rule 506 of Regulation D of the Securities Act (the “Offering”), the Company granted warrants to each participant in the Offering upon the following terms and conditions: (a) each participant has the right to acquire additional shares of the Company’s Common Stock equal to ten (10%) of the shares purchased in the offering (the “Warrants”); (b) one-half of the Warrants granted to each participant have an exercise price of $0.65 and the other one-half have an exercise price of $1.00, and (c) the Warrants shall be exercisable between June 5, 2019, the date of grant and June 4, 2021 the date of expiration of the Warrants.

A summary of the warrants issued, exercised and expired are below:

Warrants:	Shares	Weighted Avg. Exercise Price	Remaining Contractual Life in Years
Balance at December 31, 2019	1,233,000	$0.83	1.5
Issued	-	-	-
Exercised	-	-	-
Expired	-	-	-
Balance at December 31, 2020	1,233,000	$0.83	0.4

Warrants outstanding as of December 31, 2020 and December 31, 2019 were 1,233,000 and 1,233,000, respectively.

F-46

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 13 — Income Taxes

The Company did not incur any federal or state income tax expense or benefit for the years ended December 31, 2020 and 2019.

The provision for income taxes differs from the amounts which would result from applying the federal statutory rate of 21% to the Company’s loss before income taxes as follows:

	December 31, 2020	December 31, 2019
Computed “expected” income tax benefit	$(832,569)	(1,737,089)
State income tax benefit, net of federal benefit	-	-
Change in valuation allowance	832,569	1,737,089
Other	-	-
Change in federal income tax rate	-	-
IRC section 382 limitations on future NOL utilization	-	-
Write-off of property & equipment deferred tax asset	-	-
Provision for income taxes	$-	-

F-47

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 13 — Income Taxes (continued)

Deferred income taxes reflect the net tax effects of loss and credit carryforwards and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets for federal and state income taxes for the years ended December 31, 2020 and 2019 are as follows:

	2020	2019
Deferred tax assets:
Federal and state NOL carryforward	$3,489,562	2,656,993
Property and equipment	-	-
Reserves and accruals	-	-
Other intangibles	63,000	63,000
Deferred expenses	149,894	100,116
Deferred rent	-	-
Capitalized start-up expense	-	-
Deferred tax assets	3,702,456	2,820,109
Less: Valuation allowance	(3,702,456)	(2,820,109)
Net deferred tax assets	$-	-

A valuation allowance is required to be established when it is more likely than not that all or a portion of a deferred tax asset will not be realized. Realization of deferred tax assets is dependent upon future earnings, the timing and amount of which are uncertain. A full review of all positive and negative evidence needs to be considered. The Company has established a valuation allowance against all its deferred tax assets.

On December 22, 2017, H.R. 1 (the “Act”) was enacted and included broad tax reforms. The Act reduced the U.S. corporate tax rate from 35% to 21% effective January 1, 2018.

As of December 31, 2019, the Company had a net operating loss carryforward for federal income tax purposes of approximately $12,652,347 million and credit carryforwards are subject to annual limitations due to the “change in ownership” provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitations may result in the expiration of net operating losses and credits before utilization. The Company has not performed a Section 382 study as of December 31, 2020.

The Company files income tax returns in the U.S. The Company is not currently under examination in any of these jurisdictions and all its tax years remain open to examination due to net operating loss carryforwards.

The Company uses the “more likely than not” criterion for recognizing the income tax benefit of uncertain income tax positions and establishing measurement criteria for income tax benefits. Although it is reasonably possible that certain unrecognized tax benefits may increase or decrease within the next twelve months due to tax examination changes, settlement activities, expirations of statute of limitations, or the impact on recognition and measurement considerations related to the results of published tax cases or other similar activities, the Company does not anticipated any significant changes to unrecognized tax benefits over the next 12 months. During the year ended December 31, 2020, no interest or penalties were required to be recognized relating to unrecognized tax benefits. In the event the Company should need to recognize interest and penalties related to unrecognized income tax liabilities, this amount will be recorded as an accrued liability and an increase to income tax expense.

As the Company operates in the legal cannabis industry, the Company is subject to Section 280E of the Internal Revenue Code (“IRC”) which prohibits businesses engaged in the trafficking of controlled substances (within the meaning of Schedule I and II of the CSA) from deducting normal business expenses associated with the sale of cannabis, such as payroll and rent, from gross income (revenue less cost of goods sold). Section 280E, therefore, has a significant impact on the retail side of cannabis, but a lesser impact on cultivation and manufacturing operations. Section 280E was originally intended to penalize criminal market operators, but because cannabis remains a Schedule I controlled substance for U.S. Federal purposes, the Internal Revenue Service (“IRS”) has subsequently applied Section 280E to state-legal cannabis businesses. The effective tax rate on a cannabis business depends on how large its ratio of non-deductible expenses is to its total revenues. In the states that the Company operates in that align their tax codes with Section 280E, it is also unable to deduct normal business expenses for state tax purposes. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable and a higher effective tax rate than most industries. Cannabis businesses operating in states that align their tax codes with the IRC are also unable to deduct normal business expenses for state tax purposes. The non-deductible expenses shown in the effective rate reconciliation above is comprised primarily of the impact of applying Section 280E to the Company’s businesses that are involved in selling cannabis, along with other typical non-deductible expenses such as lobbying expenses.

The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses. Further, there are several pieces of legislation being considered by the U.S. Congress that could change the interpretation of Section 280E by removing its applicability to the legalized cannabis industry.

F-48

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 14 — Related Party Transactions

On February 20, 2020, the Company’s subsidiary, Alternative Hospitality, Inc. (the “Borrower”), issued a Short-Term Promissory Note (the “Note”) to Pyrros One, LLC (the “Holder”), an entity controlled by a relative of a director of the Company, in the amount of $110,405 that matures on February 19, 2021. The Note shall bear interest at a rate of 9% per annum with interest-only payments in the amount of $825 due on or before the twentieth day of each month commencing on April 20, 2020. The Borrower was required to make an interest and principal reduction payment in the amount of $1,233 on or before March 20, 2020. The Holder is granted a security interest in that certain real property located at 1300 S. Jones Blvd, Las Vegas, NV 89146, which is owned by the Borrower.

On March 31, 2020, the Company’s subsidiary, Condo Highrise Management, LLC (the “Borrower”), issued a Short-Term Promissory Note (the “Note”) to Pyrros One, LLC (the “Holder”), an entity controlled by a relative of a director of the Company, in the amount of $90,000 that matures on March 30, 2021. The Note shall bear interest at a rate of 9% per annum with interest-only payments in the amount of $675 due on or before the first day of each month commencing on May 1, 2020. The Holder is granted a security interest in that certain real property located at 4295 Hwy 343, Amargosa, NV 89020 which is owned by the Borrower. The transaction closed on April 3, 2020.

On February 1, 2019, the Company executed a short-term promissory note for $101,000 with Roll On, LLC, and entity controlled by the Company’s Chief Cultivation Officer and a director. The note bears no interest. The note was paid in full on April 1, 2019.

Note 15 — Subsequent Events

On January 12, 2021, the Company completed the sale of its commercial building for $1,627,500. On December 12, 2020, the Company, through its wholly owned subsidiary (Prescott Management, LLC), entered into a sales contract with Helping Hands Support, Inc. for the sale of the Company’s commercial building located at 1300 South Jones Boulevard, Las Vegas, Nevada 89146.

On January 11, 2021, the Company issued an accredited investor a Common Stock Purchase Warrant Agreement in conjunction with the July 2020 Securities Purchase Agreement granting the holder the right to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $0.10 for a term of 4-years.

On January 11, 2021, the Company (as “Purchaser”) entered into a Letter of Intent (“LOI”) with MJ Distributing, Inc. (the “Seller”) to define the terms for the purchase of MJ Distributing C202, LLC and MJ Distributing P133, LLC inclusive of two cultivation licenses and two production licenses. The parties had previously entered into a Membership Interest Purchase Agreement (the “MIPA 1”) dated April 2, 2019 to facilitate the same proposed transaction. The parties did not close on MIPA 1. Under the terms of the new Membership Interest Purchase Agreement (“MIPA 2”), the Purchaser is to make a non-refundable payment in the amount of $300,000 upon execution of the LOI, a second payment in the amount of $200,000 on or before January 31, 2021, a third payment in the amount of $100,000 on or before February 12, 2021 and subsequent payments in the amount of $100,000 on or before the 12th day of each month thereafter until the balance is paid in full. The Seller shall also receive 200,000 shares of common stock issued by the Purchaser.

On January 12, 2021, the Company closed on the sale of its corporate office building located at 1300 S. Jones Blvd, Las Vegas, NV 89146 for the sales price of $1,627,500.

On January 12, 2021, the Company issued a Promissory Note (the “Note”) in the amount of $300,000 to Pyrros One, LLC, a related party. The Note matures on March 31, 2021.

On January 14, 2021, the Company entered into a Debt Conversion and Stock Purchase Agreement (the “Agreement”) with David Dear (the “Investor”), a director of the Company. Under the terms of the Agreement, the Company shall issue 526,316 shares of common stock to the Investor in satisfaction of the $100,000 short term loan made to the Company by the Investor on December 10, 2020. In addition, the Investor elected to purchase an additional 263,148 shares of common stock at a per share price of $0.19 for a total of $50,000.

On January 17, 2021, the Company increased its accounts payable by $500,000 as per the terms of the Note Secured By Deed Of Trust (the “Note”) issued by the Company on January 17, 2019 for the purchase of the 260 acres located in Amargosa Valley, NV. Under the terms of the Note, the Company shall pay to FR Holding, LLC a consulting fee in an amount equal to five percent (5%) of the gross proceeds from any agricultural or other use of the property up to a maximum aggregate of five hundred thousand dollars ($500,000) within two years of the date of the Note. In the event the Company does not utilize the land for any purpose or fails to generate sufficient revenue to fulfill the obligation, the Company shall pay to FR Holding, LLC the sum of $500,000 as liquidated damages. As of the date of this filing, the Company, the Company has generated no revenue on the 260 acres nor has it paid to FR Holding, LLC the $500,000 in liquidated damages.

On January 21, 2021, the Company received a Notice of Termination (the “Notice”), effective immediately, from Acres Cultivation, LLC (“Acres”) on the following three (3) agreements (collectively, herein the “Cooperation Agreement”):

1)	The Cultivation and Sales Agreement entered into by and between MJNE and Acres, dated as of January 1, 2019 (the “Cultivation and Sales Agreement” or “CSA”), pursuant to Sections 5.3, and 16.20 (cross-default);

F-49

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 15 — Subsequent Events (continued)

2)	The Consulting Agreement, by and between Acres and MJNE, made as of January 1, 2019 (the “Consulting Agreement”), pursuant to Sections 10 and 11.10 (cross-default); and

3)	The Equipment Lease Agreement between Acres and MJNE, dated as of January 1, 2019 (the “Equipment Lease Agreement”), pursuant to Sections 8(ii), 8(iv), and 29 (cross-default).

Within the Notice, Acres makes claims that the Company and its subsidiaries failed to perform in accordance with the terms and conditions of the Cooperation Agreement. The Company and Acres (the “Parties”) are in active discussions in an effort to remedy the alleged breaches noted within the Notice. There is no guarantee that the Parties will reach a resolution satisfactory to the Company.

On January 22, 2021 (the “effective Date”), MJ Holdings, Inc. (“MJNE”) entered into a Cultivation and Sales Agreement (the “Agreement”) with MKC Development Group, LLC (the “Company”). Under the terms of the Agreement, MJNE shall retain the Company to provide oversight and management of MJNE’s cultivation and sale of products at MJNE’s Amargosa Valley, NV farm. The Agreement shall commence on the Effective Date, continue for a period of ten (10) years and automatically renew for a period of five (5) years.

As deposits, security and royalty, the Company shall pay to MJNE:

(i)	a $600,000 non-refundable deposit upon execution of the Agreement, and;
(ii)	a security deposit of $10,000 to be applied against the last month’s obligations and a $10,000 payment to be applied against the first month’s rent, and;
(iii)	$10,000 on the first of each month for security and compliance, and;
(iv)	a royalty of 10% of gross revenue less applicable taxes (hereinafter “Net Sales Revenue”) on all sales of product by the Company; and
(v)	the Company shall, after the first two (2) years from execution of the Agreement, be responsible to pay to MJNE a minimum royalty of $83,000.00 per month.

As compensation, MJNE shall pay to the Company:

(i)	90% of Net Sales Revenue to the Company as the Management Fee.

The transaction closed on January 27, 2021.

On February 5, 2021 (the “Effective Date”), the Company (as “Purchaser”) entered into a Membership Interest Purchase Agreement of MJ Distributing C202, LLC (hereinafter “C202”) and MJ Distributing P133, LLC (hereinafter “P133”)(hereinafter, the “MIPA3”) with MJ Distributing, Inc., a Nevada corporation (the “Seller”), Mark Zobrist, an individual resident of the State of Nevada (“Zobrist”), and John Goss, an individual resident of the State of Nevada (“Goss”, and collectively, with Zobrist, “Owners”).

Under the terms of the MIPA3, the Purchaser has agreed to acquire all of the issued and outstanding Membership Interests of C202 and P133 that are each a holder of certain cultivation and production certificates: (i) medical marijuana registration certificate for Cultivation (C202 – Cert. No. 48306359790925315497)(the “Medical Cultivation Certificate”), (ii) Recreational Use marijuana facility license and certificate for Cultivation (RC202 – cert. # 43160131583347244176)(the “Recreational Cultivation Certificate”), (iii) medical marijuana registration certificate for Production (P133 – Cert. No. 08705048067480042809)(the “Medical Production Certificate”), and (iv) Recreational Use marijuana facility license and certificate for Production (RP133 – cert. #07793712489874595708)(the “Recreational Production Certificate”).

In consideration of the sale, transfer, assignment and delivery of the Membership Interests to Purchaser, and the covenants made by Seller under the Agreement, Purchaser agrees to pay a combination of cash, promissory notes, and stock as consideration in the amount of One-Million-Two-Hundred-Fifty Thousand Dollars ($1,250,000.00) in cash and/or promissory notes and 200,000 shares of MJ Holdings, Inc. restricted common stock, all of which constitutes the consideration agreed to herein for (the “Purchase Price”), payable as follows: (i) a non-refundable down payment in the amount of $300,000 was made on January 15, 2021, (ii) the second payment in the amount of $200,000 was made on February 4, 2021, (iii) a deposit in the amount of $100,000 was paid on February 4, 2021, (iv) $200,000 shall be deposited on or before April 12, 2021, (v) $200,000 shall be deposited on or before June 12, 2021, and (vi) $250,000 shall be deposited within five (5) business days after the Nevada Cannabis Compliance Board (“CCB”) provides notice on its agenda that the Licenses are set for hearing to approve the transfer of ownership from the Seller to the Purchaser.

The closing of the Contemplated Transactions (the “Closing”) shall take place as soon as practicable, but no later than five (5) Business Days after the satisfaction or waiver of each of the conditions set forth in the MIPA3, inclusive of the Purchaser having obtained Ownership Approval. The transactions contemplated by this MIPA3 require privilege licensing and approvals by certain regulatory authorities (“Regulatory Authorities”) including, without limitation, the CCB and Nye County, Nevada (collectively “Ownership Approval”). Purchaser and Seller shall submit applications for the Ownership Approval within fifteen (15) days of the Effective Date.

On February 6, 2021, the Company opened a brokerage account to liquidate the shares of common stock it received in the Stock Exchange Agreement with Healthier Choices Management Corp (“HCMC”). During the month of February 2021, the Company liquidated all 1,500,000,000 shares of HCMC. The funds will be utilized to repay outstanding obligations, general working capital and to develop the Company’s 260-acre Farm in Amargosa Valley, NV.

On February 17, 2021, the Company entered into a Stock Purchase Agreement (the “Agreement”) with ATG Holdings, LLC (the “Seller”). Under the terms of the Agreement, the Company purchased 1,500,000,000 shares of common stock of Healthier Choices Management Corp (“HCMC”) from the Seller for the purchase price of $200,000. The transaction closed on February 19, 2021. The Company liquidated all 1,500,000 shares during the month of February 2021.

On February 25, 2021, the Company entered into a Consulting Agreement (the “Agreement”) with Sylios Corp (the “Consultant”). Under the terms of the Agreement, the Consultant shall prepare the Company’s filings with the Securities and Exchange Commission (the “SEC”) including its Annual report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Consultant shall receive $50,000 in cash compensation plus 225,000 shares of the Company’s common stock. The Agreement has a term of the latter of one (1) year or until the Company’s Annual Report for the period ended December 31, 2021 is filed with the SEC.

On March 8, 2021, the Company issued 789,474 shares of common stock to a director as per the terms of the Debt Conversion and Stock Purchase Agreement dated January 14, 2021.

F-50

MJ HOLDINGS, INC. and SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and December 31, 2019

Note 15 — Subsequent Events (continued)

On March 12, 2021, Terrence Tierney, the Company’s former secretary and President, released the lien against the property owned by Acres Cultivation, LLC.

On March 12, 2021, the Company (the “Holder”) was issued a Convertible Promissory Note (the “Note”) by GeneRx (the “Borrower”) in the amount of $300,000. The Note has a term of one year (March 12, 2022 Maturity Date) and accrues interest at two percent (2%) per annum. The Note is convertible, at the option of the Holder, into shares of common stock of the Borrower at a fixed conversion price of $1.00 per share. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty-four percent (24%) per annum from the due date thereof until the same is paid (the “Default Interest”). The Company funded the transaction on March 15, 2021.

On March 16, 2021, Jim Kelly, the Company’s Interim Chief Financial Officer submitted his resignation effective immediately. On March 16, 2021, Bernard Moyle, the Company’s Secretary, was appointed to serve as Interim Chief Financial Officer.

On March 24, 2021, the Company entered into a Termination Agreement (the “Agreement”) with Blue Sky Companies, LLC and Let’s Roll Nevada, LLC (collectively, the “Parties”). Under the terms of the Agreement, the Company has decided to terminate its involvement in the Amargosa Outdoor Grow and facility to capitalize on additional strategic opportunities for further co-ops and/or additional outdoor grow expansions on adjacently owned properties; and further that such termination of the Amargosa Grow would result in a complete loss of revenue sharing opportunities for the Partners (Blue Sky Companies, LLC and Let’s Roll Nevada, LLC) under the terms of the Revenue Rights Participation Agreement (the “RPRA”) previously entered into between the Parties in October 2018 and subsequently amended on December 8, 2020. In consideration of termination of the RPRA, the Company has agreed to compensate the Partners; (i) $136,684, and (ii) 1,000,000 shares of common stock.

On March 26, 2021 (the “effective Date”), MJ Holdings, Inc. (“MJNE”) entered into a Cultivation and Sales Agreement (the “Agreement”) with Natural Green, LLC (the “Company”). Under the terms of the Agreement, MJNE shall retain the Company to provide oversight and management of MJNE’s cultivation and sale of products at MJNE’s Amargosa Valley, NV farm. The Agreement shall commence on the Effective Date, continue for a period of ten (10) years and automatically renew for a period of five (5) years. The Company shall be responsible for compliance, standard of care, packaging, insurance, labor matters, policies and procedures, testing, record keeping, security and marketing.

As deposits, security and royalty, the Company shall pay to MJNE:

(i)	a $500,000 Product Royalty deposit to be applied to the first Product Royalty or Product Royalties; and
(ii)	a deposit of $20,000 to be applied against the first and last month’s Security and Compliance fee; and
(iii)	$10,000 on the first of each month for Security and Compliance; and
(iv)	a royalty of 10% of gross revenue less applicable taxes (hereinafter “Net Sales Revenue”) on all sales of product by the Company; and
(v)	the Company shall, after the first two (2) years from execution of the Agreement, be responsible to pay to MJNE a minimum royalty of $50,000.00 per month.

As compensation, MJNE shall pay to the Company:

(i)	90% of Net Sales Revenue to the Company as the Management Fee.

On March 26, 2021, MJNE and the Company entered into an Amendment to the Agreement whereby MJNE waived the Company’s requirement to obtain liability insurance and required the Company to pay MJNE $40,000 for capital expenditures costs. The transaction closed on April 7, 2021.

On March 29, 2021, the Company issued 225,000 shares of common stock to a consultant as per the terms of the Consulting Agreement dated February 25, 2021.

F-51

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth expenses (estimated except for the NASDAQ Listing Fee, SEC registration fees and FINRA notice fee) in connection with the offering described in the Registration Statement:

SEC registration fees	$405.81
Legal fees and expenses	$1,500
Accountants’ fees and expenses	$2,500
Misc..	$15,000
TOTAL	$19,405.81

Item 14. Indemnification of Directors and Officers.

The Certificate of Incorporation of the Company provides that:

●	The Corporation shall indemnify a director or officer of the Corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or office was a party because the director or officer is or was a director or officer of the Corporation against reasonable attorney fees and expenses incurred by the director or officer in connection with the proceeding. The Corporation may indemnify an individual made a party to a proceeding because the individual is or was a director, officer, employee or agent of the Corporation against liability if authorized in the specific case after determination, in the manner required by the board of directors, that indemnification of the director, officer, employee or agent, as the case may be, is permissible in the circumstances because the director, officer, employee or agent has met the standard of conduct set forth by the board of directors. The indemnification and advancement of attorney fees and expenses for directors, officers, employees and agents of the Corporation shall apply when such persons are serving at the Corporation’s request while a director, officer, employee or agent of the Corporation, as the case may be, as a director, officer, partner, trustee, employee or agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, as well as in their official capacity with the Corporation. The Corporation also may pay for or reimburse the reasonable attorney fees and expenses incurred by a director, officer, employee or agent of the Corporation who is a party to a proceeding in advance of final disposition of the proceeding. The Corporation also may purchase and maintain insurance on behalf of an individual arising from the individual’s status as a director, officer, employee or agent of the Corporation, whether or not the Corporation would have power to indemnify the individual against the same liability under the law. All references in these Articles of Incorporation are deemed to include any amendment or successor thereto. Nothing contained in these Articles of Incorporation shall limit or preclude the exercise of any right relating to indemnification or advance of attorney fees and expenses to any person who is or was a director, officer, employee or agent of the Corporation or the ability of the Corporation otherwise to indemnify or advance expenses to any such person by contract or in any other manner. If any word, clause or sentence of the foregoing provisions regarding indemnification or advancement of the attorney fees or expenses shall be held invalid as contrary to law or public policy, it shall be severable and the provisions remaining shall not be otherwise affected. All references in these Articles of Incorporation to “director”, “officer”, “employee”, and “agent” shall include the heirs, estates, executors, administrators and personal representatives of such persons.

Any indemnification as outlined above is not exclusive of any other rights to indemnification afforded by Nevada law.

Item 15. Recent Sales of Unregistered Securities.

Each of the below transactions were exempt from the registration requirements of the Securities Act in reliance upon Rule 701 promulgated under the Securities Act, Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

Common Stock

For the six months ended June 30, 2021 and years ended December 31, 2020 and December 31, 2019, the Company issued and/or sold the following unregistered securities:

For the six months ended June 30, 2021

On March 8, 2021, the Company issued 526,216 shares of common stock with a fair market value of $410,448 in satisfaction of $100,000 principal and all accrued interest for a note payable to a related party as per the terms of the Debt Conversion and Stock Purchase Agreement dated January 14, 2021.

On March 8, 2021, the Company issued 263,158 shares of common stock with a fair market value of $205,263 to a related party for the purchase of $50,000 of common stock as per the terms of the Debt Conversion and Stock Purchase Agreement dated January 14, 2021.

On March 29, 2021, the Company issued 225,000 shares of common stock with a fair market value of $135,000 to a consultant as per the terms of the Consulting Agreement dated February 25, 2021.

On April 24, 2021, the Company issued 1,000,000 shares of common stock with a fair market value of $490,000 as per the terms of the Termination Agreement with Blue Sky Companies, LLC and Let’s Roll Nevada, LLC.

On June 4, 2021, the Company issued 32,000 shares of common stock with a fair market value of $13,514 to its former Chief Financial Officer as final compensation for services previously rendered on behalf of the Company.

Common Stock Issuable

At June 30, 2021, the Company had 198,539 shares of stock issuable to its directors as per the terms of the Board of Directors Services Agreements.

Year ended December 31, 2020

On February 11, 2020, the Company issued 250,000 shares of common stock to its former Secretary and President for services rendered on behalf of the Company.

On March 31, 2020, the Company issued 31,251 shares of common stock to its former Chief Financial Officer for services rendered on behalf of the Company.

On March 31, 2020, the Company issued 18,562 shares of common stock to its current Interim Chief Executive Officer for services rendered on behalf of the Company.

On April 7, 2020, the Company issued 20,000 shares of common stock to an accredited investor for purchasing shares through the Company’s Regulation D offering.

On December 14, 2020, the Company issued 500,000 shares of restricted common stock to its Secretary as per the terms of the Employment Agreement dated September 15, 2020.

On December 14, 2020, the Company issued 500,000 shares of restricted common stock to its Interim Chief Financial Officer as per the terms of the Employment Agreement dated October 1, 2020.

80

On December 14, 2020, the Company issued 250,000 shares of restricted common stock to its Interim Chief Executive Officer for services rendered on behalf of the Company.

On December 14, 2020, the Company issued 1,402,279 shares of restricted common stock to an accredited investor as per the terms of the Securities Purchase Agreement dated July 22, 2020.

On December 14, 2020, the Company issued 2,500 shares of restricted common stock for services rendered on behalf of the Company.

On December 14, 2020, the Company issued 2,500 shares of restricted common stock for services rendered on behalf of the Company.

On December 14, 2020, the Company issued 200,000 shares of restricted common stock to a Consultant for consulting services rendered on behalf of the Company.

Year ended December 31, 2019

Between January 1, 2019 and December 2019, the Company issued 1,645,636 shares of Common Stock to approximately 15 persons in exchange for services rendered on behalf of the Company valued at $796,229. The issuances were made pursuant to the exemptions for registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D, promulgated under the Securities Act.

Between January 1, 2019 and December 31, 2019, the Company sold an aggregate of 12,330,000 shares of Common Stock for $6,175,000 to approximately 20 investors all of whom were accredited investors. The issuances were made pursuant to the exemptions for registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D, promulgated under the Securities Act.

On February 10, 2019, the Company’s largest shareholder, Red Dot Development, LLC (“Red Dot”), returned 20,000,000 shares of the Company’s common stock to the Company for cancellation in exchange for a payment of $20,000.

On April 1, 2019, the Company issued 66,667 shares of common stock valued at $50,000 to the Sellers of THC park as per the terms of the Sales Agreement.

On July 15, 2019, the Company issued 500,000 shares of common stock for the principal conversion of a $250,000 note payable.

The number of common shares authorized with a par value of $0.001 per share at June 30, 2021, December 31, 2020 and 2019 is 95,000,000, 95,000,000 and 95,000,000, respectively. At June 30, 2021, December 31, 2020 and 2019, 70,660,015, 68,613,541 and 65,436,449 shares of common stock issued and outstanding, respectively.

Preferred Stock

Six months ended June 30, 2021

None

Year ended December 31, 2020

None

Year ended December 31, 2019

None

The number of preferred shares authorized with a par value of $0.001 per share at June 30, 2021, December 31, 2020 and 2019 is 5,000,000, 5,000,000 and 5,000,000, respectively. At June 30, 2021, December 31, 2020 and 2019, there are 0, 0 and 0 shares of preferred stock issued and outstanding, respectively.

Except as noted, none of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the Registrant believes each transaction was exempt from the registration requirements of the Securities Act as stated above. All recipients of the foregoing transactions either received adequate information about the Registrant or had access, through their relationships with the Registrant, to such information. Furthermore, the Registrant affixed appropriate legends to the share certificates and instruments issued in each foregoing transaction setting forth that the securities had not been registered and the applicable restrictions on transfer.

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Item 16. Exhibits and Financial Statement Schedules.

Exhibits required by Item 601 of Regulation S-K

The following exhibits are filed with this registration statement:

Exhibit No,	Description of Exhibit
3.1	Articles of Incorporation (previously filed on Form S-1 as filed with the SEC on June 28, 2010)
3.2	Amended and Restated Certificate of Incorporation (previously filed on Form 8-K as filed with the SEC on February 28, 2014)
3.3	Bylaws (previously filed on Form S-1 as filed with the SEC on June 28, 2010)
5.1*	Legal Opinion of Law Offices of Gary L. Blum
10.1	Membership Interest Purchase and Sale Agreement between Farm Road, LLC and MJ Holdings, Inc. dated October 1, 2018 (previously filed on Form 10-K as filed with the SEC on October 16, 2019)
10.2	Cultivation and Sales Agreement, Consulting Agreement and Equipment Lease Agreement by and between MJ Holdings, Inc. and Acres Cultivation, LLC dated January 18, 2019 (previously filed on Form 10-Q as filed with the SEC on November 21, 2019)
10.3	Purchase and Sale Agreement (“PSA”), PSA Amendment #1, PSA Amendment #2 and Promissory Note between MJ Holdings, Inc. and John T. Jacobs and Teresa Jacobs (previously filed on Form 10-Q as filed with the SEC on December 13, 2019)
10.4	Richard S. Groberg Employment Agreement (previously filed on Form 8-K as filed with the SEC on July 18, 2019)
10.5	Purchase and Sale Agreement between Coachill-Inn and Coachillin Holdings, LLC (previously filed on Form 10-Q as filed with the SEC on December 13, 2019)
10.6	Membership Interest Purchase Agreement between MJ Distributing, Inc. and MJ Holdings, Inc. dated April 2, 2019 (previously filed on Form 10-Q as filed with the SEC on December 13, 2019)
10.7	Lease agreement and addendum between Prescott Management, LLC and Oakridge Enterprises, LLC (previously filed on Form 10-Q as filed with the SEC on January 8, 2020)
10.8	Separation Agreement dated January 22, 2020 between the Company and Richard S. Groberg dated January 22, 2020 (previously filed on Form 8-K as filed with the SEC on January 24, 2020)
10.9	Securities Purchase Agreement between MJ Holdings, Inc. and Douglas Brown dated July 22, 2020 (previously filed on Form 10-K as filed with the SEC on December 10, 2020)
10.10	Consulting Agreement between MJ Holdings, Inc. and Sylios Corp dated August 25, 2020 (previously filed on Form 10-K as filed with the SEC on December 10, 2020)
10.11	Board of Directors Services Agreement between MJ Holdings, Inc. and David Dear (previously filed on Form 8-K as filed with the SEC on September 21, 2020)
10.12	Board of Directors Services Agreement between MJ Holdings, Inc. and Paris Balaouras (previously filed on Form 10-K as filed with the SEC on December 10, 2020)
10.13	Board of Directors Services Agreement between MJ Holdings, Inc. and Roger Bloss (previously filed on Form 10-K as filed with the SEC on December 10, 2020)
10.14+	Employment Agreement between MJ Holdings, Inc. and Paris Balaouras dated September 1, 2020 (previously filed on Form 8-K as filed with the SEC on September 23, 2020)
10.15+	Employment Agreement between MJ Holdings, Inc. and Roger Bloss dated September 1, 2020 (previously filed on Form 8-K as filed with the SEC on September 23, 2020)
10.16+	Employment Agreement between MJ Holdings, Inc. and Bernard Moyle dated September 1, 2020 (previously filed on Form 8-K as filed with the SEC on September 23, 2020)
10.17	Termination and Mutual Release Agreement between MJ Holdings, Inc. and Healthier Choices Management Corp dated November 15, 2019 (previously filed on Form 10-K as filed with the SEC on December 10, 2020)
10.18	Short Term Promissory Note between Condo Highrise Management, LLC and Pyrros One, LLC dated March 31, 2020 (previously filed on Form 10-K as filed with the SEC on December 10, 2020)
10.19	Short Term Promissory Note between Alternative Hospitality, Inc. and Pyrros One, LLC dated February 20, 2020 (previously filed on Form 10-K as filed with the SEC on December 10, 2020)
10.20	Series Post Seed Preferred Stock and Series Post Seed Preferred Unit Investment Agreement between MJ Holdings, Inc., Innovation Labs, Ltd and Innovation Shares, LLC dated June 25, 2019 (previously filed on Form 10-K as filed with the SEC on December 10, 2020)
10.21	LV Stadium Events Company, LLC Suites License Agreement dated March 18, 2019 (previously filed on Form 10-K as filed with the SEC on December 10, 2020)
10.22	Convertible Promissory Note between Smile, LLC, Roger Bloss and MJ Holdings, Inc. dated June 7, 2019 (previously filed on Form 10-K as filed with the SEC on December 10, 2020)
10.23	Membership Interest Purchase Agreement between Red Earth, LLC, MJ Holdings, Inc. and Element NV, LLC dated August 28, 2019 (previously filed on Form 10-K as filed with the SEC on December 10, 2020)
10.24	Amended and Restated Operating Agreement of Red Earth, LLC dated August 22, 2019 (previously filed on Form 10-K as filed with the SEC on December 10, 2020)
10.25	First Amendment to Membership Interest Purchase Agreement between Red Earth, LLC, MJ Holdings, Inc. and Element NV, LLC dated June 11, 2020 (previously filed on Form 10-K as filed with the SEC on December 10, 2020)
10.26+	Employment Agreement between MJ Holdings, Inc. and Jim Kelly dated October 1, 2020 (previously filed on Form 8-K as filed with the SEC on October 8, 2020)
10.27	Revenue Participation Rights Agreement between the Company and Let’s Roll NV, LLC and Blue Sky Companies, LLC (previously filed on Form 10-K as filed with the SEC on December 10, 2020)
10.28	License Agreement between the Company and Highland Brothers, LLC dated February 15, 2019 (previously filed on Form 10-K as filed with the SEC on December 10, 2020)
10.29	Revenue Participation Rights Agreement No. 1 dated December 8, 2020 (previously filed on Form 10-Q as filed with the SEC on January 15, 2021)
10.30	Amendment to Consulting Agreement dated December 14, 2020 (previously filed on Form 10-Q as filed with the SEC on January 22, 2021)
10.31	Common Stock Warrant Purchase Agreement between MJ Holdings, Inc. and Douglas Brown dated January 11, 2021 (previously filed on Form 10-Q as filed with the SEC on January 22, 2021)
10.32	Letter of Intent between MJ Holdings, Inc. and MJ Distributing, Inc. dated January 11, 2021 (previously filed on Form 10-Q as filed with the SEC on January 22, 2021)
10.33	Debt Conversion and Stock Purchase Agreement entered into between MJ Holdings, Inc. and David Dear dated January 14, 2021 (previously filed on Form 10-Q as filed with the SEC on January 22, 2021)
10.34	Notice of Termination dated January 21, 2021 (previously filed on Form 8-K as filed with the SEC on January 27, 2021)
10.35	Cultivation and Sales Agreement between MJ Holdings, Inc. and MKC Development Group, LLC dated January 22, 2021 (previously filed on Form 8-K as filed with the SEC on February 1, 2021)
10.36	Membership Interest Purchase Agreement of MJ Distributing C202, LLC and MJ Distributing P133, LLC (previously filed on Form 8-K as filed with the SEC on February 23, 2021)
10.37	Promissory Note between MJ Holdings, Inc. and Pyrros One, LLC dated January 12, 2021 (previously filed on Form 10-K as filed with the SEC on April 15, 2021)
10.38	Stock Purchase Agreement between MJ Holdings, Inc. and ATG Holdings, LLC dated February 17, 2020 (previously filed on Form 10-K as filed with the SEC on April 15, 2021)
10.39	Consulting Agreement between MJ Holdings, Inc. and Sylios Corp dated February 25, 2021 (previously filed on Form 10-K as filed with the SEC on April 15, 2021)
10.40	Convertible Promissory Note between GeneRx and MJ Holdings, Inc. dated March 12, 2021 (previously filed on Form 8-K as filed with the SEC on March 19, 2021)
10.41	Termination Agreement between the Company, Blue Sky Companies, LLC and Let’s Roll Nevada, LLC dated March 24, 2021 (previously filed on Form 10-K as filed with the SEC on April 15, 2021)
10.42	Cultivation and Sales Agreement between MJ Holdings, Inc. and Natural Green, LLC dated March 26, 2021 (previously filed on Form 8-K as filed with the SEC on April 12, 2021)
10.43	Cultivation and Sales Agreement between MJ Holdings, Inc. and Green Grow Investments Corporation dated May 7, 2021 (previously filed on Form 10-Q as filed with the SEC on August 25, 2021)
10.44	Cooperation and Release Agreement Richard S. Groberg, RSG Advisors, LLC and MJ Holdings, Inc. dated May 12, 2021 (previously filed on Form 10-Q as filed with the SEC on May 18, 2021)
10.45	Corporate Advisory Agreement (Research & Development) between the Company and GYB, LLC dated May 18, 2021 (previously filed on Form 8-K as filed with the SEC on May 21, 2021)
10.46	Corporate Advisory Agreement (M&A and Funding) between the Company and GYB, LLC dated May 18, 2021 (previously filed on Form 8-K as filed with the SEC on May 21, 2021)
10.47	Cultivation and Sales Agreement between MJ Holdings, Inc. and RK Grow LLC dated June 22, 2021 (previously filed on Form 10-Q as filed with the SEC on August 25, 2021)
10.48	Consulting Agreement between MJ Holdings, Inc. and Wolfpack Consulting, LLC dated June 17, 2021 (previously filed on Form 10-Q as filed with the SEC on August 25, 2021)
10.49	Stipulation and Order for Settlement of Disciplinary Action (previously filed on Form 8-K as filed with the SEC on August 2, 2021)
21.1	Subsidiaries of the Registrant (previously filed on Form 10-K as filed with the SEC on December 10, 2020)
23.1*	Consent of Law Offices of Gary L. Blum
23.2*	Consent of Sadler, Gibb & Associates, LLC

*	Filed herewith.

**	Furnished herewith.

+	Denotes a management compensatory plan, contract or arrangement

82

Item 17. Undertakings.

The undersigned Company hereby undertakes to:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we have duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada, on September 16, 2021.

MJ HOLDINGS, INC.

By:	/s/ Roger Bloss
Roger Bloss
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Roger Bloss and Bernard Moyle, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement on Form S-1, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger Bloss	Chief Executive Officer and Director	September 16, 2021
Roger Bloss	(Principal Executive Officer)

/s/ Bernard Moyle	Chief Financial Officer	September 16, 2021
Bernard Moyle	(Principal Financial Officer and Principal Accounting Officer)

/s/ Paris Balaouras	Chief Cultivation Officer and Chairman of the Board of Directors	September 16, 2021
Paris Balaouras

/s/ David Dear	Director	September 16, 2021
David Dear

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